As filed with the Securities and Exchange Commission on June 8, 2006

                                                     Registration No. 333-133028

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                 AMENDMENT NO. 2
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                      SLC STUDENT LOAN RECEIVABLES I, INC.
             (Exact name of registrant as specified in its charters)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   04-3598719
                      (I.R.S. Employer Identification No.)

             750 Washington Boulevard, 9th Floor, Stamford, CT 06901
                                 (203) 975-6923
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  Daniel McHugh
                             Chief Financial Officer
                      SLC Student Loan Receivables I, Inc.
             750 Washington Boulevard, 9th Floor, Stamford, CT 06901
                                 (203) 975-6923
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   COPIES TO:

      Malcolm P. Wattman, Esq.                Richard L. Fried, Esq.
  Cadwalader, Wickersham & Taft LLP       Stroock & Stroock & Lavan LLP
      1 World Financial Center                   180 Maiden Lane
      New York, New York 10281               New York, New York 10038

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Prospectus Supplement to Prospectus dated ______________, 20__

                                $________________

                         SLC Student Loan Trust ____-__
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

On or about ________, 20__, the issuing entity will issue the following classes of notes:


                 Original
                 Principal                                                             Price to       Underwriting     Proceeds to
  Class           Amount              Interest Rate                  Maturity           Public          Discount      the Depositor
---------      ------------     --------------------------       -----------------     --------       ------------    -------------
A-1 Notes      $___________     [3-month LIBOR plus ____%]       ___________, 20__       100%             ____%           _____%
A-2 Notes      $___________     [3-month LIBOR plus ____%]       ___________, 20__       100%             ____%           _____%
A-3 Notes      $___________     [3-month LIBOR plus ____%]       ___________, 20__       100%             ____%           _____%
A-4 Notes      $___________     [3-month LIBOR plus ____%]       ___________, 20__       100%             ____%           _____%
A-5 Notes      $___________     [3-month LIBOR plus ____%]       ___________, 20__       100%             ____%           _____%
A-6 Notes      $___________              [____%]                 ___________, 20__       100%             ____%           _____%
A-7 Notes      $___________              [____%]                 ___________, 20__       100%             ____%           _____%
B Notes        $___________     [3-month LIBOR plus ____%]       ___________, 20__       100%             ____%           _____%


The issuing entity will make payments quarterly, beginning ________, 20__, primarily from collections on a pool of student loans made under the Federal Family Education Loan Program (FFELP) [some of] [which are consolidation student loans]. Interest and principal will be paid to the applicable noteholders quarterly on the ______ of each _________, _________, _________ and _________, beginning _________, 20__. In general, the issuing entity will pay principal allocable to the class A notes sequentially to the class A-1 through class A-7 notes, in numeric order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the earlier of
(i) the distribution date in ________, 20__ or (ii) the first date on which no class A notes are outstanding. The class B notes will then receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest, and if a class B interest subordination condition is in effect, to principal, on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of [excess interest on the trust student loans,] subordination of the class B notes to the class A notes, the reserve account and until the distribution date in ________, 20__, the capitalized interest account. The Class A-1 through A-5 and Class B notes are LIBOR-based notes. The class A-6 and A-7 notes are reset rate notes; their respective initial reset dates are ________, 20__ and________, 20__. A description of how LIBOR is determined appears under "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the prospectus and "Description of the Notes--Determination of LIBOR" in this prospectus supplement.


We are offering the notes through the underwriters at the prices shown above, when and if issued. [Application will be made to the Irish Stock Exchange for the class A notes to be admitted to the Daily Official List. There can be no assurance that such a listing will be obtained.]

We expect the proceeds to the depositor from the sale of the notes to be $______________, before deducting expenses payable by the depositor estimated to be $______________.

You should consider carefully the risk factors beginning on page S-28 of this supplement and on page 17 of the prospectus. The notes are asset-backed securities and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates. The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

                                  [UNDERWRITER]

                                 ________, 20__

                                TABLE OF CONTENTS


SUMMARY OF TERMS...........................................................S-6
   Principal Parties.......................................................S-6
   The Notes...............................................................S-6
   Dates...................................................................S-7
   Information About the Notes.............................................S-7
   LIBOR-Based Notes.......................................................S-8
   Reset Rate Notes........................................................S-8
   All Notes..............................................................S-12
   Indenture Trustee......................................................S-15
   Eligible Lender Trustee................................................S-15
   Remarketing Agents.....................................................S-15
   Indenture Administrator and Paying Agent...............................S-15
   Administrator and Sub-administrator....................................S-15
   Servicer and Sub-servicer..............................................S-15
   Owner Trustee..........................................................S-15
   [Irish Listing Agent and Paying Agent..................................S-16
   Information About the Issuing Entity...................................S-16
   Capitalization of the Trust............................................S-21
   Administration of the Trust............................................S-21
   Transfer of the Assets to the Trust....................................S-23
   Termination of the Trust...............................................S-24
   Initial Interest Rate Swap Agreement...................................S-25
   [Interest Rate Cap.....................................................S-25
   Trust Certificateholder................................................S-26
   Certain U.S. Federal Income Tax Considerations.........................S-26
   Certain ERISA Considerations...........................................S-26
   Ratings of the Notes...................................................S-26
   [Listing Information...................................................S-26
   Risk Factors...........................................................S-26
   Identification Numbers.................................................S-27
   CUSIP Numbers..........................................................S-27
   European Common Codes..................................................S-27
   International Securities Identification Numbers (ISIN).................S-27
RISK FACTORS..............................................................S-28
DEFINED TERMS.............................................................S-30
FORMATION OF THE TRUST....................................................S-30
   The Trust..............................................................S-30
   Eligible Lender Trustee................................................S-32
ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES.................S-33
   Indenture Trustee......................................................S-33
   Sub-servicer...........................................................S-33
USE OF PROCEEDS...........................................................S-33
THE TRUST STUDENT LOAN POOL...............................................S-33
   General................................................................S-33
   Eligible Trust Student Loans...........................................S-34
   Characteristics of the Initial Trust Student Loans.....................S-34
   Insurance of Trust Student Loans; Guarantors of Trust Student Loans....S-43
   Cure Period for Trust Student Loans....................................S-45
   Consolidation of Federal Benefit Billings and Receipts and Guarantor
      Claims with Other Trusts............................................S-46
DESCRIPTION OF THE NOTES..................................................S-47
   General................................................................S-47
   Determination of LIBOR.................................................S-50
   The Reset Rate Notes...................................................S-50
   Notice of Interest Rates...............................................S-58
   Additional Information Concerning Accounts and Eligible Investments....S-58
   Supplemental Purchase Period...........................................S-58
   Consolidation Loan Add-on Period.......................................S-59

   Servicing Compensation.................................................S-59
   Additional Information Concerning Servicing Procedures.................S-60
   Additional Information Concerning Payments on Student Loans............S-60
   Additional Information Concerning Servicer Covenants...................S-60
   Distributions..........................................................S-60
   Distributions Following an Event of Default and Acceleration of the
      Maturity of the Notes...............................................S-63
   Voting Rights and Remedies.............................................S-64
   Credit Enhancement.....................................................S-64
   Trust Fees.............................................................S-66
   Determination of Indices...............................................S-66
   Optional Purchase......................................................S-66
   Auction of Trust Assets................................................S-66
STATIC POOLS..............................................................S-67
   Prepayments, Extensions, Weighted Average Lives and Expected
      Maturities of the Notes.............................................S-67
   Initial Interest Rate Swap Agreements..................................S-90
   [Interest Rate Cap.....................................................S-93
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS............................S-94
[EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME...............S-95
CERTAIN ERISA CONSIDERATIONS..............................................S-95
REPORTS TO NOTEHOLDERS....................................................S-96
UNDERWRITING..............................................................S-96
[LISTING AND GENERAL INFORMATION..........................................S-98
LEGAL PROCEEDINGS.........................................................S-99
RATINGS OF THE NOTES......................................................S-99
LEGAL MATTERS.............................................................S-99
GLOSSARY FOR PROSPECTUS SUPPLEMENT.......................................S-100

                  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

   o the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes; and

   o this prospectus supplement, which describes the specific terms of the notes being offered.

   We have not authorized anyone to provide you with different information. You should read both the prospectus and the prospectus supplement to fully understand the notes.

   For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Tables of Contents on page S-2 of this prospectus supplement and on pages 3-5 of the prospectus provide the pages on which you can find these captions.

   Affiliates of the issuing entity expect to enter into market-making transactions in the notes and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

                               NOTICE TO INVESTORS

   [IN CONNECTION WITH THIS ISSUE, ______________ WILL ACT AS STABILIZING MANAGER IN RESPECT OF THE CLASS A-_ NOTES. THE STABILIZING MANAGER (OR ANY PERSON ACTING FOR THE STABILIZING MANAGER) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF LISTED CLASS A-_ NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL FOR A LIMITED PERIOD. HOWEVER, THERE MAY BE NO OBLIGATION ON THE STABILIZING MANAGER (OR ANY AGENT OF THE STABILIZING MANAGER) TO DO THIS. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND MUST BE BROUGHT TO AN END AFTER A LIMITED PERIOD. SUCH STABILIZING WILL BE IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES.]

                             ----------------------

   [The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.]

                        [IRISH STOCK EXCHANGE INFORMATION

   In connection with the proposed listing of the class A notes on the Daily Official List of the Irish Stock Exchange, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Ireland pursuant to Regulation 13 of the European Community (Stock Exchange) Regulations, 1984 of Ireland.

   In addition, in connection with the proposed listing of the class A notes on the Daily Official List of the Irish Stock Exchange, the depositor accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of the knowledge and belief of the depositor the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

   Reference in this prospectus supplement and the accompanying prospectus to any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus filed with the Irish Stock Exchange in connection with the listing of the class A notes.]

                      SUMMARY OF PARTIES TO THE TRANSACTION

   This chart provides only a simplified overview of the relations between the principal parties to the transaction. Refer to this prospectus supplement for a further description.

                                     [CHART]


Affiliations, Certain Relationships and Related Transactions

    o The depositor is a wholly-owned, special-purpose subsidiary of the sponsor;

    o The sponsor, seller, servicer and administrator are the same entity and an 80% owned indirect subsidiary of Citigroup, Inc., and are affiliates of the eligible lender trustee, indenture administrator and sub-servicer;

    o The sub-servicer is an indirect wholly owned subsidiary of Citigroup, Inc., the parent of the sponsor;

    o   The sub-administrator is an affiliate of the sponsor and the depositor;

    o [The eligible lender trustee and the indenture administrator are the same entity and own 80% of the outstanding common stock of the sponsor; and]

    o [The remarketing agent is an affiliate of the sponsor and the depositor.]

      There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm's length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the prospectus between or among the sponsor and the issuing entity and any other principal party.




                          PAYMENT FLOWS AND DELIVERIES

                                     [CHART]

                                SUMMARY OF TERMS

   This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus. You should read the full description of this information appearing elsewhere in this prospectus supplement and in the prospectus to understand all of the terms of the offering of the notes.

Principal Parties

      Issuing Entity

      SLC Student Loan Trust _____-___

      Depositor

      SLC Student Loan Receivables I, Inc.

      Sponsor, Seller, Servicer and Administrator

      The Student Loan Corporation

      Sub-servicer

      Citibank USA, National Association

      Sub-administrator

      CitiMortgage, Inc.

      Indenture Trustee

      ----------------------

      Eligible Lender Trustee

      ----------------------


      Indenture Administrator

      ----------------------


      Owner Trustee

      ----------------------

The Notes

   The issuing entity is offering the following classes of notes:

   Class A Notes:

   o Floating Rate Class A-1 Student Loan Asset-Backed Notes in the amount of $_____________;

   o Floating Rate Class A-2 Student Loan Asset-Backed Notes in the amount of $_____________;

   o Floating Rate Class A-3 Student Loan Asset-Backed Notes in the amount of $_____________;

   o Floating Rate Class A-4 Student Loan Asset-Backed Notes in the amount of $_____________;

   o Floating Rate Class A-5 Student Loan Asset-Backed Notes in the amount of $_____________;

   o Reset Rate Class A-6 Student Loan Asset-Backed Notes in the amount of $______________; and

   o Reset Rate Class A-7 Student Loan Asset-Backed Notes in the amount of $______________.

   Class B Notes:

   o Floating Rate Class B Student Loan Asset-Backed Notes in the amount of $_____________.

   We refer to the class A-6 notes and the class A-7 notes, collectively, as the reset rate notes. We sometimes refer to the class A-1, A-2, A-3, A-4 and A-5 notes and the reset rate notes, collectively, as the class A notes, and to the class A notes and the class B notes, collectively, as the notes.

Dates

   The closing date for this offering is anticipated to be ________, 20__.

   The information about the trust student loans in this prospectus supplement is calculated and presented as of ________, 20__. We refer to this date as the statistical cutoff date.


   The cutoff date for the pool of initial trust student loans will be the closing date after which time the issuing entity will be entitled to receive all collections and proceeds on the trust student loans.

The cutoff date for any additional trust student loans will be the date those loans are purchased by the issuing entity. The issuing entity will be entitled to receive all collections and proceeds on the additional trust student loans on and after their respective subsequent cutoff dates.


   A distribution date for each class of notes is the _____ of each ___________, ___________, ___________ and ___________, beginning ______, 20__. If any such date is not a business day, the distribution date will be the next business day.

   Interest and principal will be payable to holders of record as of the close of business on the record date, which is the business day before the related distribution date.

Information About the Notes

   The notes are debt obligations of the issuing entity only. The notes will receive payments primarily from collections on the initial trust student loans acquired by the issuing entity on the closing date and any additional trust student loans acquired by the issuing entity from time to time during the period commencing on the closing date and ending [ten] business days later on ______, 20__. We refer to this period as the supplemental purchase period.

   We refer to the pool of student loans purchased by the issuing entity on the closing date as the initial trust student loans; we refer to any student loans purchased by the issuing entity during the supplemental purchase period as the additional trust student loans; and we refer to the initial trust student loans and the additional trust student loans, collectively, as the trust student loans.


   The issuing entity may acquire additional trust student loans during the supplemental purchase period from amounts on deposit in the supplemental purchase account. All amounts remaining in the supplemental purchase account after the supplemental purchase period will be transferred to the collection account and distributed as described under "Description of the Notes--Distributions and Payments.


   In addition, from the closing date through ______, 20__, which we refer to as the consolidation loan add-on period, the trust student loans may be supplemented by add-on consolidation loans. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following origination of the consolidation loan. Add-on consolidation loans require additional disbursements by the issuing entity, pursuant to which additional eligible education loans that were not originally included in a borrower's consolidation loan are added to an existing trust student loan, thereby increasing its principal balance. Only amounts on deposit in the add-on consolidation loan account, as described below, may be used by the issuing entity to fund the acquisition of such add-on consolidation loans.

LIBOR-Based Notes

   The class A-1 through class A-5 notes and the class B notes are LIBOR-based notes. Interest will accrue on the outstanding principal balances of the LIBOR-based notes during each accrual period and will be paid on the related distribution date.

   Each accrual period for the LIBOR-based notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the LIBOR-based notes, however, will begin on the closing date and end on ______, 20__, the day before the first distribution date.

   Interest Rates. Except for the first accrual period, each class of LIBOR-based notes will bear interest at a rate equal to three-month LIBOR plus the applicable spread listed in the table below:

                            Class              Spread
                        ---------------  -------------
                        A-1 Notes......        ______%
                        A-2 Notes......        ______%
                        A-3 Notes......        ______%
                        A-4 Notes......        ______%
                        A-5 Notes......        ______%
                        B Notes........        ______%

   See "Description of the Notes--The Notes--The Class A Notes--Distributions of Interest" in this prospectus supplement for a description of how LIBOR is determined for the first accrual period.

   The administrator will determine LIBOR as specified under "Description of the Notes--Determination of LIBOR" in this prospectus supplement and "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the prospectus. The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.

Reset Rate Notes

   Interest. During their respective initial reset periods, the class A-6 notes and the class A-7 notes will be denominated in U.S. Dollars. The class A-6 notes and the class A-7 notes will bear interest during their respective initial reset periods on their outstanding principal balances at [a fixed rate of interest equal to ___%] [or] [a floating rate of interest equal to three-month LIBOR plus ___%; provided that for the first accrual period, LIBOR will be determined using the same formula as for the LIBOR-based notes.]

   During each initial reset period, interest generally will be paid quarterly to the reset rate noteholders on each distribution date commencing on ______, 20__.

   Interest will accrue on the outstanding principal balance of the reset rate notes during the applicable accrual periods.

   Except for the initial accrual period, generally an accrual period for any class of reset rate notes:

   o if bearing a floating rate of interest, will begin on a distribution date and ends on the day before the next distribution date for that class; or

   o if bearing a fixed rate of interest, will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the current distribution date.

   The initial accrual period for the class A-6 notes will begin on the closing date and end on ______, 20__. The initial accrual period for the class A-7 notes will begin on the closing date and end on ______, 20__.

   Until the related initial reset date, if the class A-6 notes or the class A-7 notes bear interest at a fixed rate, interest on such notes will be calculated based on twelve 30-day months and a 360-day year, except for the initial accrual period.

   The actual number of days in the initial accrual period for the class A-6 notes and the class A-7 notes will be ____ days.

   Until the related initial reset date, if the class A-6 notes or the class A-7 notes bear interest at a floating rate, interest on such notes will be calculated based on the actual number of days elapsed in each accrual period and a 360-day year.

   For each subsequent reset period, the currency, interest rate mode, accrual period, any changes in relative priorities with respect to the right to receive payments of principal if both classes of reset rate notes are successfully remarketed on the same reset date and applicable distribution dates for the applicable class of reset rate notes will be specified on the related remarketing terms determination date, and the interest rate will be specified on the related spread determination date.

   Reset Dates. The initial reset dates for the class A-6 notes and class A-7 notes are ______, 20__ and ______, 20__, respectively. We refer to these dates, together with each later date on which either class of reset rate notes may be reset with respect to the currency, interest rate mode and other factors described above, as reset dates. We refer to the periods between reset dates as reset periods.

   Remarketing Procedures. At least eight business days prior to each reset date for a class of reset rate notes, the remarketing agents, in consultation with the administrator, will determine the proposed terms of the remarketing for that class including, among other things:

   o  the applicable currency;

   o  the applicable interest rate mode;

   o whether principal will be paid periodically or at the end of the related reset period;

   o if both classes of reset rate notes are successfully remarketed on the same reset date, any change in their relative priorities with respect to the right to receive payments of principal;

   o  the index, if applicable;

   o  the all-hold rate, if applicable;

   o the length of the reset period for that class and the applicable distribution dates; and

   o  the identity of potential swap counterparties.

   The all-hold rate will be the interest rate applicable for the next reset period if all holders of a class of reset rate notes choose not to tender their notes to the remarketing agents for remarketing. The all-hold rate will be applicable only if that class of reset rate notes is denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. See "Description of the Notes--The Reset Rate Notes" in this prospectus supplement. See "Glossary for Prospectus Supplement--All-Hold Rate" in this prospectus supplement for a more detailed definition.

   The interest rate mode for each class of reset rate notes during any reset period after its initial reset period may be based on a floating rate index or may be a fixed rate. The floating rate may be based on EURIBOR, GBP-LIBOR or another non-U.S. Dollar currency based rate, LIBOR, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require each rating agency then rating the notes to confirm its then-current rating of each class of the notes. If required during a reset period, the administrator will calculate the interest rate applicable to the related class of reset rate notes as specified under "Certain Information Regarding the Notes--Determination of Indices" in the prospectus.

   Each reset date will occur on a distribution date. The related reset period will always end on the day before a distribution date and may not extend beyond the day before the maturity date of the reset rate notes.

   Absent a failed remarketing, holders of a class of reset rate notes that wish to sell their notes on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. Tender is not mandatory if a class of reset rate notes is denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. In all other situations, tender is mandatory, and the holders of the applicable class of reset rate notes will be deemed to have tendered their notes pursuant to the remarketing process. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will be required to retain their notes during the immediately following reset period, absent any separate secondary market trades, and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

   Principal. During any reset period, a class of reset rate notes may be structured not to receive a payment of principal until the end of its related reset period, other than as described under "--Termination of the Issuing Entity" below. If a class of reset rate notes is structured in this manner, generally all amounts that otherwise would have been paid to the holders of that class of reset rate notes as principal will instead be deposited into an accumulation account for that class. In that case, those funds will remain in the accumulation account until the next reset date, unless there occurs prior to that reset date an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee. On each reset date, the issuing entity will pay all amounts, less any investment earnings, on deposit in the related accumulation account, including amounts deposited on that reset date, to the holders of that class of reset rate notes or the related swap counterparty for payment to the holders of that class of reset rate notes if that class is denominated in a currency other than U.S. Dollars, as a distribution of principal.

   Distributions of principal in respect of a reset rate note will be paid on or before the related maturity date at par.

   Interest Rate Swap Agreements. If the class A-6 notes or the class A-7 notes are structured to bear interest at a fixed rate during the applicable initial reset period, then, on the closing date, the issuing entity will enter into one or more initial interest rate swap agreements with one or more eligible swap counterparties, to hedge the basis risk that results from the payment of a fixed rate of interest to the class A-6 noteholders or the class A-7 noteholders, as applicable.

   In addition to any initial interest rate swap agreement, if, on any reset date, a class of reset rate notes is reset to or continues to bear interest at a fixed rate, the issuing entity will enter into one or more interest rate swap agreements, to be effective until the next related reset date, with eligible swap counterparties.

   Under any interest rate swap agreement with respect to reset rate notes bearing a fixed rate of interest, the related swap counterparty will be obligated to pay the issuing entity the fixed rate of interest for the related class and the issuing entity will be obligated to pay to that swap counterparty an amount based on LIBOR plus or minus a spread. See "Description of the Notes--The Reset Rate Notes--Fixed Rate Mode" in this prospectus supplement.

   Each interest rate swap agreement will terminate, generally, on the first to occur of:

   o  the next succeeding reset date for the related class; or

   o the distribution date on which the outstanding principal balance of the related class is reduced to zero, excluding for this purpose all sums on deposit in a related accumulation account.

   See "Initial Interest Rate Swap Agreements" in this prospectus supplement.

   If the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the issuing entity based on then-current market conditions, during any reset period when the related class of reset rate notes will bear a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the issuing entity will also enter into one or more interest rate swap agreements with eligible swap counterparties to hedge against some or all of the basis risk for that class of reset rate notes.

   Other than any initial interest rate swap agreement, the issuing entity may not enter into additional interest rate swap agreements with respect to the reset rate notes unless each rating agency then rating any of the notes confirms its then-current ratings of the notes.

   Currency Swap Agreements. If, on any reset date, a class of reset rate notes is reset to a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements to be effective until the next related reset date. See "Description of the Notes--The Reset Rate Notes--Foreign Exchange Mode" in this prospectus supplement.

   The issuing entity may not enter into swap agreements with respect to either class of reset rate notes unless each rating agency then rating the notes confirms its then-current ratings of each class of notes then outstanding and certain additional criteria are satisfied. For a description of these criteria, see "Description of the Notes--The Reset Rate Notes--Foreign Exchange Mode", "--Floating Rate Mode" and "--Fixed Rate Mode" in this prospectus supplement.

   Spread Determination Date. The spread or the applicable fixed rate will be determined by the remarketing agents three business days prior to the related reset date as the lowest spread or fixed rate, not less than the all-hold rate, if applicable, that would permit all of the related notes tendered for remarketing to be purchased by investors at a price equal to 100% of the outstanding principal balance of that class.

   Failed Remarketing.   There will be a failed remarketing if:

   o the remarketing agents cannot determine the applicable required reset terms at least eight business days prior to the related reset date;

   o the remarketing agents cannot establish the required spread or fixed rate at least three business days prior to the related reset date;

   o either sufficient committed purchasers cannot be obtained for all of the tendered notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations and the remarketing agents choose not to purchase the related reset rate notes themselves;

   o one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable; or

   o any rating agency then rating the notes has not confirmed or upgraded its then-current rating of any class of notes, if confirmation is required.

   See "Description of the Notes--The Reset Rate Notes--Remarketing Procedures" in this prospectus supplement.

   In the event a failed remarketing is declared with respect to either class of reset rate notes at a time when those notes are then denominated in U.S.
Dollars:

   o all holders of that class will retain their reset rate notes, including in all deemed mandatory tender situations;

   o the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus ___ %; and

   o  the related reset period will be three months.

   In the event a failed remarketing is declared with respect to either class of reset rate notes at a time when those notes are then denominated in a currency other than U.S. Dollars:

   o  all holders of that class will retain their notes;

   o  that class will remain denominated in the then-current currency;

   o each related currency swap counterparty will be entitled to receive quarterly payments from the issuing entity at an increased LIBOR-based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this prospectus supplement as the extension rate;

   o the issuing entity will be entitled to receive from each related currency swap counterparty, for payment to the related noteholders, quarterly floating rate payments at the specified failed remarketing rate; and

   o  the related reset period will be three months.

   Call Option. SLC will have the option to purchase each class of reset rate notes in its entirety as of the related reset date. SLC has the right to assign this option to certain of its subsidiaries. If this right is exercised, the interest rate for the related class of reset rate notes will be:

   o if that class had no related swap agreement in effect during the previous reset period, the interest rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

   o if that class had one or more related swap agreements in effect during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the issuing entity was required to pay to the related swap counterparties hedging the currency and/or the basis risk for that class during the preceding reset period.

   This rate will continue to apply for each reset period while the call holder retains that class of reset rate notes. In either case, the next reset date will occur on the next distribution date. See "Description of the Notes--The Reset Rate Notes--Call Option" in this prospectus supplement.

   The administrator will notify the Irish Stock Exchange of any exercise of the call option.

All Notes

   Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

   Principal Payments. Principal will be payable or allocable on each distribution date in an amount generally equal to:

   o  the principal distribution amount for that distribution date, plus

   o any shortfall in the payment of principal as of the preceding distribution date.

   Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the next business day and included as part of the available funds for the initial distribution date. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the next business day and will also be included as available funds on the initial distribution date.

   Priority of Principal Payments. Prior to an event of default, we will pay or allocate principal on each distribution date:

   o first, the class A noteholders' principal distribution amount, sequentially to the class A-1 through class A-5 notes, in that order, until their respective principal balances are reduced to zero; and

   o second, any remaining class A noteholders' principal distribution amount, first to the class A-6 notes until their principal balance is reduced to zero and then to the class A-7 notes, until their principal balance is reduced to zero; provided, that either (a) if a class of reset rate notes is then denominated in a currency other than U.S. Dollars, those payments will be made to the related currency swap counterparty or (b) if that class is then structured not to receive a payment of principal until the end of the related reset period, those payments will be allocated to the related accumulation account; and

   o third, the class B noteholders' principal distribution amount, to the class B notes, until their principal balances are reduced to zero.

   For purposes of priority second above:

   o if a class of reset rate notes is then structured not to receive a payment of principal until the end of the related reset period, the principal payments will be allocated to the related accumulation account until amounts on deposit in that account, less any investment earnings, are sufficient to reduce the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, to zero; and

   o on any reset date on which both classes of reset rate notes are successfully remarketed, the principal payment priorities of these classes may be changed from a sequential to a pro rata allocation or vice versa, and that allocation may not be changed again until the next reset date on which both of these classes are successfully remarketed.

   Amounts received by the issuing entity in a non-U.S. Dollar currency from a swap counterparty with respect to principal will be paid or allocated to the applicable reset rate noteholders from the related currency account described under "Information About the Issuing Entity--Its Assets--Currency Accounts" below on the related distribution date.

   Principal will not be paid to either class of reset rate notes on any distribution date if that class is then structured not to receive a payment of principal until the end of the related reset period, unless that distribution date is also a reset date. Instead, principal will be allocated to that class of notes and set aside in the related accumulation account.

   Amounts on deposit in an accumulation account, exclusive of investment earnings, will generally be distributed to the reset rate noteholders or the related swap counterparty, as applicable, only on the related reset date.

   See "Description of the Notes--Distributions" in this prospectus supplement for a more detailed description of principal payments and for a description of the effects of a termination of any currency swap agreement.

   Until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

   The class A noteholders' principal distribution amount is equal to the principal distribution amount multiplied by the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders' principal distribution amount is equal to the principal distribution amount multiplied by the class B percentage.

   The class B percentage is zero prior to the stepdown date and on any other distribution date if a trigger event is in effect. On each other distribution date, it is the percentage obtained by dividing:

   o  the aggregate principal balance of the class B notes, by

   o the aggregate principal balance, or U.S. Dollar equivalent, of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in any accumulation account, in each case determined immediately prior to that distribution date.

   The stepdown date will be the earlier of:

   o  the distribution date in _____, 20__, or

   o  the first date on which no class A notes remain outstanding.

   A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less any amounts on deposit in any accumulation account, exclusive of any investment earnings and after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

   See "Description of the Notes--Distributions" in this prospectus supplement for a more detailed description of principal payments. See also "Description of the Notes--Distributions Following an Event of Default and

Acceleration of the Maturity of the Notes" in this prospectus supplement for a description of the cash flows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.

   Maturity Dates. Each class of notes will mature no later than the date set forth in the table below for that class:

   o  The class A-1 notes will mature no later than ___________, 20__;

   o  the class A-2 notes will mature no later than ___________, 20__;

   o  the class A-3 notes will mature no later than ___________, 20__;

   o  the class A-4 notes will mature no later than ___________, 20__;

   o  the class A-5 notes will mature no later than ___________, 20__;

   o  the class A-6 notes will mature no later than ___________, 20__;

   o  the class A-7 notes will mature no later than ___________, 20__; and

   o  the class B notes will mature no later than ___________, 20__.

   The actual maturity of any class of notes could occur earlier if, for example,

   o  there are prepayments on the trust student loans;

   o the servicer exercises its option to purchase all remaining trust student loans (which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance); or

   o a third-party financial advisor, on behalf of the indenture administrator, auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance).

   The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

   Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes. The projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes under various assumed prepayment scenarios may be found under "Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes" [in this prospectus supplement] [to be included as an exhibit to the term sheet to be distributed to potential investors prior to the pricing of this transaction].

   Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payment of interest, and if a class B interest subordination condition is in effect, to the payment of principal, on the class A notes and to certain trust swap payments due to any swap counterparty and any deposits required to be made into any supplemental interest account or any investment reserve account. Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes. See "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.




   Losses and Shortfalls. If and to the extent that any losses in collections on the trust student loan assets are not covered or offset by credit enhancement, such losses may result in shortfalls of distributions to the noteholders and other payees in the order of priority of distributions. See "Description of the Notes--Distributions--Distributions from the Collection Account" in this prospectus supplement.


   Denominations. The notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream and Euroclear. You will not receive a certificate representing your notes except in very limited circumstances.

   Security for the Notes. The notes will be secured by the assets of the issuing entity, primarily the trust student loans.

Indenture Trustee

   The issuing entity will issue the notes under an indenture to be dated as of ________, 20__. Under the indenture, _______________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders.

Eligible Lender Trustee

   ______________ will be the eligible lender trustee under the eligible lender trust agreements. It will hold legal title to the assets of the issuing entity for the benefit of the issuing entity.

Remarketing Agents

   The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of either class of reset rate notes from amounts on deposit in the remarketing fee account. The issuing entity will also be obligated to reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each reset date.

Indenture Administrator and Paying Agent

   ______________ will be the indenture administrator and the paying agent for the notes.

Administrator and Sub-administrator

   The Student Loan Corporation, also referred to herein as "SLC", will act as the administrator of the issuing entity under an administration agreement. SLC may transfer or subcontract some or all of its obligations as administrator and has transferred or subcontracted many of its obligations to CitiMortgage, Inc. See "Servicing and Administration--Administration Agreement" in the prospectus.

Servicer and Sub-servicer

   Under the servicing agreement, SLC will service the trust student loans on behalf of the issuing entity. Under the circumstances described in the prospectus, the servicer may transfer or subcontract its obligations to other entities. See "Servicing and Administration" in the prospectus.

   Under the subservicing agreement, Citibank USA, National Association will sub-service the trust student loans on behalf of the issuing entity. SLC has outsourced a substantial portion of its operations, including the origination and servicing of its student loan portfolio, to Citibank USA, National Association. Citibank USA, National Association has a facility located in Sioux Falls, South Dakota. Employees located at this facility assist with the origination and servicing of student loans and also provide credit card services to Citigroup customers. This arrangement with Citibank USA, National Association allows SLC to utilize the substantial employee base that Citibank USA, National Association has in place to service its credit card customers and creates certain operational and personnel line-balancing efficiencies that would not otherwise be afforded by SLC if SLC's loan portfolio were originated and serviced by its own employees. As of ________, 20__, Citibank USA, National Association and its affiliates had approximately _____ employees located at the Sioux Falls facility. More than ___ employees located at the Sioux Falls facility or other facilities service student loans on behalf of SLC. As of ________, 20__, Citibank USA, National Association serviced approximately $_________ in student loans.

   Citibank USA, National Association is an indirect wholly-owned subsidiary of Citigroup. Another affiliate of Citigroup, Citibank, N.A., owns 80% of the outstanding common stock of SLC. A number of significant transactions are carried out between SLC, Citigroup and Citigroup's affiliates, including cash management, data processing, income tax payments, loan servicing, employee benefits, payroll administration and facilities management.

Owner Trustee

   __________________ will be the owner trustee under the trust agreement.

[Irish Listing Agent and Paying Agent

   _________ will act as the Irish listing agent and _________ will act as the paying agent in Ireland for the class A notes. The depositor will at all times maintain an Irish paying agent with a specific office in _________. The Irish paying agent will make no representations as to the validity or sufficiency of the class A notes, the trust student loans, this prospectus supplement, the accompanying prospectus or other related documents.]

Information About the Issuing Entity

   Formation of the Trust

   The issuing entity is a Delaware statutory trust created under a trust agreement dated as of ________, 20__. We sometimes refer to the issuing entity as a "trust" in this prospectus supplement.

   The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any swap agreements [and the interest rate cap agreement] described below, and making payments thereunder, and other related activities. See "Formation of the Trust--The Trust" in this prospectus supplement. The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to deliver to the indenture trustee and each rating agency, within 90 days after the end of each fiscal year of the trust (commencing with the fiscal year ending ________, 20__), a certificate of the administrator on behalf of the trust stating that
(i) a review of the activities of the trust during that year and of performance under the indenture has been made under the administrator's supervision, and
(ii) to the best of the administrator's knowledge, based on that review, the trust has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to the administrator and the nature and status of that default.

   The depositor is SLC Student Loan Receivables I, Inc., a Delaware corporation and a bankruptcy remote, wholly-owned special purpose subsidiary of SLC. On the closing date, the depositor will acquire the student loans from SLC and will sell them to the trust. __________________, as eligible lender trustee, will hold legal title to the student loans for the benefit of the depositor pursuant to an eligible lender trust agreement.

   The depositor will acquire any additional trust student loans from SLC under additional purchase agreements and will sell them to the trust from time to time during the supplemental purchase period, provided there are sufficient funds on deposit in the supplemental purchase account.

   Its Assets

   The assets of the trust will include:

   o  the trust student loans;

   o  collections and other payments on the trust student loans;

   o funds it will hold from time to time in its trust accounts[, including a collection account; a reserve account; an add-on consolidation loan account; a supplemental purchase account; a capitalized interest account; a remarketing fee account; any accumulation account; any supplemental interest account; any investment reserve account; any investment premium purchase account; and, if either class of reset rate notes is denominated in a currency other than U.S. Dollars, a related currency account];

   o  its rights under each swap agreement entered into from time to time; and

   o [its rights under the interest rate cap agreement, as described under "Description of the Notes--Interest Rate Cap" in this prospectus supplement.]

   The rest of this section describes the trust student loans and trust accounts more fully.

   Trust Student Loans. The trust student loans (including the initial trust student loans, any additional trust student loans [and any add-on consolidation loans]) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP. [Approximately ___% of the trust student loans by principal balance are Stafford loans, ___% are PLUS loans and ___% are consolidation loans.] [All of the trust student loans are consolidation loans.] See "Appendix A-Federal Family Education Loan Program" to the prospectus for a description of each type of FFELP student loan.

   [Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.]

   [The trust student loans had an initial pool balance of approximately $_________ as of the statistical cutoff date.]

   As of the statistical cutoff date, the weighted average annual borrower stated interest rate of the trust student loans was approximately ____% and their weighted average remaining term to scheduled maturity was approximately ____ months.

   Initial Trust Student Loans. SLC originated or acquired the initial trust student loans in the ordinary course of its student loan financing business. The depositor will acquire the initial trust student loans from SLC on or prior to the closing date.

   The guarantee agencies described in this prospectus supplement guarantee all of the initial trust student loans. See "The Trust Student Loan Pool--Insurance of Trust Student Loans; Guarantors of Trust Student Loans" in this prospectus supplement. The trust student loans are also reinsured by the U.S. Department of Education.

   The trust student loans have been selected from the [consolidation] student loans owned by SLC based on the criteria established by the depositor, as described in this prospectus supplement and the prospectus.

   Any special allowance payments on the initial trust student loans are based on the three-month financial commercial paper rate [as to approximately ___% of the initial trust student loans by principal balance and the 91-day treasury bill rate as to the remainder of the initial trust student loans].

   Significant Guarantors

   ___________________, which guarantees ___% of the initial trust student loans;

   ___________________, which guarantees ___% of the initial trust student loans. See "The Trust Student Loan Pool--Insurance of Trust Student Loans; Guarantors of Trust Student Loans" in this prospectus supplement.

   Additional Trust Student Loans. From time to time during the supplemental purchase period, the depositor will acquire additional trust student loans from SLC to the extent that the trust has sufficient funds on deposit in the supplemental purchase account for the purchase of such additional trust student loans.

   Each applicable seller will have the right from time to time under the related purchase agreement to sell additional trust student loans to the depositor during the supplemental purchase period. All additional trust student loans purchased by the depositor are required under the sale agreement to be immediately sold to the trust, provided there are sufficient funds on deposit in the supplemental purchase account.

   All additional trust student loans will also be guaranteed by guarantee agencies and reinsured by the U.S. Department of Education.

   [Add-on Consolidation Loans. From time to time through ________, 20__, the trust may fund add-on consolidation loans to the extent that the trust has sufficient funds on deposit in the add-on consolidation loan account.

   The principal balance of the applicable add-on consolidation loan will serve to increase the principal balance of the related trust student loan by that amount.]

   Collection Account. The indenture administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. [The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date. The deposit will be in cash or eligible investments equal to approximately $__________ plus the excess, if any, of the pool balance as of the cutoff date for the initial trust student loans over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account. See "Servicing and Administration--Accounts" in the prospectus for a more complete description of eligible investments. The indenture administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments, and amounts received from SLC in respect of borrower benefits, into the collection account, as described in this prospectus supplement and the prospectus.

   Excess Interest. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the available funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. See "Description of the Notes--Credit Enhancement--Excess Interest" in this prospectus supplement.

   Supplemental Purchase Account. On the closing date, the administrator will establish and maintain a pre-funding account in the form of a supplemental purchase account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the supplemental purchase account on the closing date. The deposit will be in cash or eligible investments in an amount equal up to $__________, which amount will constitute ____% of the pool balance as of the statistical cutoff date and ___% of the outstanding principal balance of the notes. The amount on deposit in the supplemental purchase account will be reduced by the amount used from that account to purchase additional trust student loans from time to time during the supplemental purchase period.


   All additional trust student loans will be sold to the trust at a price equal to 100% of the outstanding principal balance of each additional trust student loan, plus accrued interest to be capitalized.

   All additional trust student loans purchased by the trust will be required to satisfy certain eligibility criteria as described under "The Trust Student Loan Pool" in this prospectus supplement. We sometimes refer to additional student loans which satisfy the required eligibility criteria as eligible student loans in this prospectus supplement.

   Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the next business day and included as part of available funds on the initial distribution date.


   Add-on Consolidation Loan Account. On the closing date, the administrator will establish and maintain a pre-funding account in the form of an add-on consolidation loan account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account on the closing date. The deposit will be in cash or eligible investments in an amount equal up to $__________, which amount will constitute ____% of the pool balance as of the statistical cutoff date and ____% of the outstanding principal balance of the notes. The amount on deposit in the add-on consolidation loan account will be reduced by the amount used from that account to fund add-on consolidation loans from time to time during the consolidation loan add-on period.


   All add-on consolidation loans will be added to the trust at a price equal to 100% of the outstanding principal balance of each add-on consolidation loan, plus accrued and unpaid interest, if any.

   Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the next business day and included as part of available funds on the next distribution date.

   Reserve Account. The indenture administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account on the closing date. The initial deposit will be in cash or eligible investments equal to $_________.

   Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See "Description of the Notes--Distributions" in this prospectus supplement.

   Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after the payments described below, will be deposited into the collection account for distribution on that distribution date.

   The specified reserve account balance is the amount required to be maintained in the reserve account.

   The specified reserve account balance for any distribution date will be equal to the greater of:

   o ____% of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account, each as of the end of the related collection period; and

   o  $_________.

   A collection period is the three-month period ending on the last day of _________, _________, _________or _________, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through ________, 20__.

   The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes, less all amount then on deposit, exclusive of any investment earnings, in any accumulation account.

   The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the class A noteholders' interest distribution amount and, as long as a class B interest subordination condition is not in effect, the class B noteholders' interest distribution amount, payments owed to any swap counterparty with respect to interest, and certain swap termination payments.

   In addition, the reserve account will be available:

   o on the maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders' principal and accrued interest; and

   o on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest and to pay the servicer any carryover servicing fee, any remaining swap termination payments and remarketing fees and expenses.

   The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

   If the market value of the reserve account, together with amounts on deposit in the reserve account and any supplemental interest account on any distribution date, is sufficient to pay the remaining principal--for this purpose, as reduced by all amounts, other than investment earnings, on deposit in any accumulation account--interest accrued on the notes and any carryover servicing fee, amounts on deposit in those accounts will be so applied on that distribution date. See "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

   Capitalized Interest Account. The indenture administrator will establish and maintain the capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $_________.

   On or prior to the _________, 20__ distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to each swap counterparty, other than any termination payments, pursuant to any swap agreement then in effect and, after that, if there is no class B interest subordination condition, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account. Funds in the capitalized interest account will not be replenished. All remaining funds on deposit in the capitalized interest account on the _________, 20__ distribution date will be transferred to the collection account and included in available funds on that distribution date.

   The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the _________, 20__ distribution date. Because it will not be replenished, in certain circumstances the capitalized interest account could be depleted. This depletion could result in shortfalls in interest distributions to noteholders.

   Remarketing Fee Account. The administrator will establish and maintain a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders. Beginning on the distribution date that is one year prior to a reset date for a class of reset rate notes, and through that reset date, the trust will be required to deposit into the remarketing fee account, available funds, up to the related quarterly required amount on each related distribution date, until the balance on deposit in the remarketing fee account in respect of that class reaches the targeted level for the related reset date, prior to the payment of interest on the notes.

   Investment earnings on deposit in the remarketing fee account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date. In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes available funds would not be sufficient to reduce the principal balance of that class to zero, the amount of that class A note interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes. See "Description of the Notes--The Reset Rate Notes--Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

   Accumulation Accounts. The administrator will establish and maintain in the name of the indenture trustee an accumulation account for the benefit of each class of reset rate notes, generally, whenever that class bears interest at a fixed rate or bears interest at a floating rate but is structured not to receive a payment of principal until the end of the related reset period. With respect to each related class for the related reset period, on each distribution date, the indenture trustee will deposit any payments of principal allocated to that class, in U.S. Dollars, into the related accumulation account. All sums on deposit in the related accumulation account, including any amounts deposited into that accumulation account on the related distribution date, but less any investment earnings, will be paid either:

   o if the applicable class of reset rate notes is then denominated in U.S. Dollars, on the next related reset date to the noteholders of that class, after all other required distributions have been made on that reset date; or

   o if the applicable class of reset rate notes is then denominated in a currency other than U.S. Dollars, on or about the next related reset date to the related currency swap counterparty or counterparties, which will in turn pay the applicable currency equivalent of those amounts to the trust, for payment to the noteholders of that class on the second business day following that reset date, after all other required distributions have been made on that reset date.

   Amounts, exclusive of investment earnings, on deposit in an accumulation account may be used only to pay principal on the related class of reset rate notes or to the related currency swap counterparty or counterparties and for no other purpose. Investment earnings on deposit in an accumulation account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.

   Amounts on deposit in an accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium. Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the related investment premium purchase account described below to pay the amount of the purchase price in excess of par.

   Investment Premium Purchase Accounts. If required on a reset date, the administrator will establish and maintain in the name of the indenture trustee one or more investment premium purchase accounts. On each distribution date when funds are deposited into an accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to ___% of the amount deposited into that accumulation account into a related investment premium purchase account, together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full.

   Amounts on deposit in an investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the related accumulation account. Amounts not used to pay those premium purchase amounts will become available funds on future distribution dates pursuant to a formula set forth in the administration agreement.

   Investment Reserve Accounts. If required on a reset date, the administrator will establish and maintain in the name of the indenture trustee one or more investment reserve accounts. On any distribution date and to the extent of available funds, if the ratings of any eligible investments in an accumulation account have been downgraded by one or more rating agencies, the indenture trustee will deposit into a related investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition, that amount not to exceed the amount of the unrealized loss on the related eligible investments. On each distribution date, all amounts on deposit in an investment reserve account either will be withdrawn from that investment reserve account and deposited into the related accumulation account in an amount required to offset any realized losses on eligible investments related to that accumulation account, or will be deposited into the collection account to be used as available funds on that distribution date.

   Supplemental Interest Accounts. If required on a reset date, the administrator will establish and maintain in the name of the indenture trustee a supplemental interest account related to any accumulation account.

   On each distribution date when amounts are deposited into or are on deposit in an accumulation account, the indenture trustee, subject to sufficient available funds, will deposit into the related supplemental interest account an amount sufficient to pay either to the related reset rate noteholders or to each related swap counterparty, as applicable, the floating rate payments due to those noteholders or the swap counterparty, as applicable, through the next related distribution date at the related LIBOR-based floating rate on all amounts on deposit in the related accumulation account, after giving effect to an assumed rate of investment earnings on that account.

   All amounts on deposit in a supplemental interest account will be withdrawn on or before each distribution date, deposited into the collection account and included in available funds for that distribution date.

   Currency Accounts. If either class of reset rate notes is denominated in a currency other than U.S. Dollars during any reset period and the administrator has not previously established a currency account for the applicable currency, then the administrator will establish and maintain a currency account for that currency in the name of the indenture trustee, for the benefit of the holders of the related reset rate notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into that currency account as described in this prospectus supplement.

      Capitalization of the Trust

   As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

                         Class                 Capitalization
                    -----------------          --------------
                    A-1 Notes........            $_________
                    A-2 Notes........            $_________
                    A-3 Notes........            $_________
                    A-4 Notes........            $_________
                    A-5 Notes........            $_________
                    A-6 Notes........            $_________
                    A-7 Notes........            $_________
                    B Notes..........            $_________
                      Total..........            $_________

Administration of the Trust

   Distributions

   The administrator will instruct the indenture administrator to withdraw funds on deposit in the collection account and, to the extent required, the various accounts described above. These funds will be applied monthly to the payment of the primary servicing fee and on each applicable distribution date, first to pay or reimburse the indenture trustee and the indenture administrator for all amounts due to it under the indenture for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the eligible lender trust agreements for the related distribution date (these amounts payable to the indenture administrator, the indenture trustee, the owner trustee and the eligible lender trustee not to exceed $_________ per annum in the aggregate), and then generally as shown in the chart below. See "Description of Note--Distributions" in this prospectus supplement.


                                                    ------------------------------------------
                                                                COLLECTION ACCOUNT
                                                    ------------------------------------------
                                                                           |
                                                                          \/
                                                    ------------------------------------------
                             1st                                     SERVICER
                                                              (Primary Servicing Fee)
                                                    ------------------------------------------
                                                                           |
                                                                          \/
                                                    ------------------------------------------
                             2nd                              REMARKETING FEE ACCOUNT
                             -----------------------            (Quarterly Funding             ---------------------
                             |                                    Amount, if any)                                   |
                             |                      ------------------------------------------                      |
                             |                                             |                                        |
                             |                                            \/                                        |
                            \/                      ------------------------------------------                     \/
              -----------------------------                     SWAP COUNTERPARTIES                 -------------------------------
3rd                CLASS A NOTEHOLDERS                      (Trust Swap Payments, if any)                 SWAP COUNTERPARTIES
(pro rata)    (Class A Noteholders Interest         ------------------------------------------         (Certain Swap Termination
                   Distribution Amount)                                    |                                 Payments, if any)
              -----------------------------                                \/                       -------------------------------
                             |                      ------------------------------------------                      |
4th                          |                                  CLASS B NOTEHOLDERS                                 |
(if the Class B Interest     |--------------------->           (Class B Noteholders           <---------------------|
Subordination Condition is                                   Interest Distribution Amount)
not in effect)                                      ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
5th                        |                                   CLASS A NOTEHOLDERS
(first, to class           |                                  (Class A Noteholders'
A-1 until paid in          |--------------------->         Principal Distribution Amount)
full, then to class                                 ------------------------------------------
A-2 until paid in                                                          |
full, then to class                                                        |
A-3 until paid in                                                          |
full, then to class                                                        |
A-4 until paid in                                                          |
full, then to class                                                        |
A-5 until paid in                                                          |
full and then,                                                             |
subject to certain                                                         |
amounts being                                                              |
deposited into any                                                         |
related                                                                    |
accumulation                                                               |
account, to the                                                            |
class A-6 notes (or                                                        |
to any applicable                                                          |
swap                                                                       |
counterparties),                                                           |
until paid in full,                                                        |
and then to the                                                            |
Class A-7 notes (or                                                        |
to any applicable                                                          |
swap                                                                       |
counterparties),                                                          \/
until paid in full)
                                                    ------------------------------------------
                                                               SUPPLEMENTAL INTEREST
                             6th                                     ACCOUNTS
                                                      (Supplemental Interest Account Deposit
                                                                  Amount, if any)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                                                            INVESTMENT RESERVE ACCOUNTS
                             7th                       (Investment Reserve Account Required
                                                                  Amount, if any)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                            |                                   CLASS B NOTEHOLDERS
8th                         |                                  (Class B Noteholders'
(if the Class B Interest    |--------------------->       Interest Distribution Amount)
Subordination Condition                             ------------------------------------------
is in effect)                                                             |
                                                                          |
                                                                         \/
                                                    ------------------------------------------
                                                                CLASS B NOTEHOLDERS
9th                               |                           (Class B Noteholders'
((i) on or after the Stepdown     |                       Principal Distribution Amount)
Date and (ii) provided that       |---------------> -----------------------------------------
(x) if a Trigger Event has                                                 |
occurred and is continuing and                                             |
(y) any class A notes are                                                  |
outstanding, then the                                                      |
remaining Available Funds will                                             |
be distributed sequentially to                                             |
the class A-1, class A-2,                                                  |
class A-3, class A-4, class                                                |
A-5, class A-6 and class A-7                                               |
noteholders, in that order,                                                |
until each such class is paid                                              |
in full)                                                                   |
                                                                           \/
                                                    ------------------------------------------
                                                                    RESERVE ACCOUNT
                                                    (Amount, if any, necessary to reinstate the
                             10th                    Reserve Account balance to the Specified
                                                             Reserve Account Balance)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                                                                INVESTMENT PREMIUM
                             11th                                PURCHASE ACCOUNTS
                                                       (Investment Premium Purchase Account
                                                              Deposit Amount, if any)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                                                                     SERVICER
                             12th                        (Carryover Servicing Fee, if any)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
13th                              |                             INDENTURE ADMINISTRATOR
(pro rata, for all amounts due    |                        INDENTURE TRUSTEE OWNER TRUSTEE
to them and not previously        |--------------->         ELIGIBLE LENDER TRUSTEE IRISH
paid for the related                                     PAYING AGENT IRISH STOCK EXCHANGE
distribution date)                                  ------------------------------------------
                                                                           |
                                                                           |
                                                                          \/
                                                    ------------------------------------------
                             14th                               SWAP COUNTERPARTIES
                                                            (Remaining Swap Termination
                                                                 Payments, if any)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                                                                REMARKETING AGENTS
                             15th                    (Any amounts with respect to remarketing
                                                       fees not paid from amounts on deposit
                                                            in remarketing fee account)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                                                               REMARKETING AGENTS OR
                             16th                                  ADMINISTRATOR
                                                   (Certain expenses related to the remarketing
                                                          of a class of reset rate notes)
                                                    ------------------------------------------
                                                                           |
                                                                           \/
                                                    ------------------------------------------
                                                            HOLDER OF TRUST CERTIFICATE
                             17th                             (any remaining amounts)
                                                    ------------------------------------------

Transfer of the Assets to the Trust

   Under a sale agreement, the depositor will sell the trust student loans to the trust. Additional trust student loans, if any, will be sold to the trust under additional sale agreements, each of which will be executed pursuant to the terms of the original sale agreement. The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

   If the depositor breaches a representation under the initial sale agreement regarding an initial trust student loan or an additional sale agreement regarding an additional trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

   SLC will have similar obligations under the purchase agreement. See "Transfer Agreements--Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in the prospectus.

   Amounts withdrawn from the add-on consolidation loan account will be remitted by the servicer or the indenture trustee, as applicable, to the applicable lender in repayment of the related student loan, the amount of which will be added to the existing trust student loan.

   Servicing of the Assets

   Under a servicing agreement, The Student Loan Corporation, as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the U.S. Department of Education. See "Servicing and Administration--Servicing Procedures" and "Servicing and Administration--Administration Agreement" in the prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration--Certain Matters Regarding the Servicer" in the prospectus.

   If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "Servicing and Administration--Servicer Covenants" in the prospectus.

   Under a subservicing agreement, Citibank USA, National Association, as sub-servicer, will agree to perform some or most of the servicer's obligations under the servicing agreement on the trust student loans, and the servicer will compensate Citibank USA, National Association, out of its own account.

   In 2003, SLC was designated as an Exceptional Performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans. As a result, instead of receiving the standard rate of 98%, SLC currently receives 100% reimbursement on all eligible FFELP default claims filed for reimbursement on loans that SLC services including the trust student loans, causing SLC and the trust not to be subject to the 2% risk-sharing loss for eligible claims. However, this 100% reimbursement rate is reduced to 99% for FFELP student loans disbursed on or after July 1, 2006 and could be reduced as a result of a variety of factors, including further changes in FFELP or in SLC's servicing performance. See "Risk Factors--Changes in Law May Affect Student Loans and May Adversely Affect Your Notes" in this prospectus supplement.

   Compensation of the Servicer

   The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

   The primary servicing fee for any month is equal to ___ of ___% of the outstanding principal amount of the trust student loans calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. The servicer will pay the administrator an administration fee as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses. The administrator will be solely responsible for the payment of fees due to the sub-administrator.

   The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the ___ of each month, or if the ___ is not a business day, then on the next business day, beginning in ______, 20__. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

   The carryover servicing fee will be payable to the servicer on each distribution date out of available funds in the order and priority described above.

   The carryover servicing fee is the sum of:

   o  the amount of specified increases in the costs incurred by the servicer;

   o  the amount of specified conversion, transfer and removal fees;

   o any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

   o  interest on any unpaid amounts.

   See "Description of the Notes --Distributions" and "--Servicing Compensation" in this prospectus supplement.

Termination of the Trust

   The trust will terminate upon:

   o the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

   o  the payment of all amounts required to be paid to the noteholders.

   See "The Student Loan Pools--Termination" in the prospectus.

   Optional Purchase

   The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the remaining notes including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

   This prescribed minimum purchase amount is the amount that would be sufficient to:

   o  pay to noteholders the interest payable on the related distribution date;
      and

   o reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero.

   See "Description of the Notes--Optional Purchase" in this prospectus supplement.

   Auction of Trust Assets

   If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the pool balance is 10% or less of the initial pool balance, the indenture administrator will engage a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the trust. Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date. The trust auction date will be the ____ business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee, the indenture trustee and the indenture administrator, in writing, that it intends to exercise its purchase option before the financial advisor, on behalf of the indenture administrator, accepts a bid to purchase the trust student loans.

   If at least two bids are received, the financial advisor, on behalf of the indenture administrator, will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The financial advisor, on behalf of the indenture administrator, will accept the highest of the remaining bids if it equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

   If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the financial advisor will not complete the sale. The indenture administrator and the financial advisor will be entitled to the reimbursement of all of their and their respective agents' fees, expenses and costs whether or not such auction sale is consummated.

   The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

   If the sale is not completed as described above, the financial advisor, on behalf of the indenture administrator, will continue to solicit and re-solicit bids for sale of the trust student loans upon the same terms described above, including the servicer's waiver of its option to purchase the remaining trust student loans, until the financial advisor has received at least one bid that equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

   The financial advisor may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

   If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture administrator to distribute the amount of the excess as accelerated payments of note principal.

   Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided under "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

Initial Interest Rate Swap Agreement

   If during the applicable initial reset period, the class A-6 notes or the class A-7 notes bear interest at a fixed rate, then, on the closing date, the trust will enter into one or more initial interest rate swaps with one or more eligible swap counterparties to hedge the basis risk that results from the payment of a fixed rate of interest on the applicable class of reset rate notes. [Any interest rate swap counterparty or counterparties will be identified in the final prospectus supplement.] See "Initial Interest Rate Swap Agreements" in this prospectus supplement.

[Interest Rate Cap

   On the closing date, the trust will purchase an interest rate cap from one or more eligible swap counterparties [,which may be an affiliate of SLC,] as cap counterparty. [The cap counterparty or counterparties will be identified in the final prospectus supplement.] Under the interest rate cap agreement, on the ____ business day before each distribution date to and including the _______, 20___ distribution date, the cap counterparty will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (1) three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2) ____%,
(b) a notional amount equal to $________ and (c) the actual numbers of days elapsed for such period based on a year of 360 days. LIBOR will be calculated in the same manner as for the notes. The interest rate cap will terminate, generally, on the ______, 20__ distribution date.

   See "Description of the Notes--Interest Rate Cap" in this prospectus supplement.]

Trust Certificateholder

   Under the sale agreement between the trust and the depositor, the trust will issue a trust certificate to the depositor. This trust certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

Certain U.S. Federal Income Tax Considerations

   Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under "Certain U.S. Federal Income Tax Considerations" in the prospectus.

Certain ERISA Considerations

   If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangement, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "Certain ERISA Considerations" in the prospectus, and only if an exemption from the prohibited transaction rules applies. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to the purchase and holding of the notes by the plan.

   See "Certain ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

Ratings of the Notes

   The notes are required to be rated as follows:

                                                Rating Agency
                             Class          (Moody's / S&P / Fitch)
                        ---------------    -------------------------
                        A-1 Notes               ____/____/____
                        A-2 Notes               ____/____/____
                        A-3 Notes               ____/____/____
                        A-4 Notes               ____/____/____
                        A-5 Notes               ____/____/____
                        A-6 Notes               ____/____/____
                        A-7 Notes               ____/____/____
                        B Notes                 ____/____/____

   See "Ratings of the Notes" in this prospectus supplement.


[Listing Information

   Application will be made to the Irish Stock Exchange for the class A notes to be admitted to the Daily Official List. There can be no assurance that such a listing will be obtained. You may consult with the Irish listing agent to determine their status. You can contact the listing agent at _____________________________________, Ireland.]

   The notes have been accepted for clearance and settlement by Clearstream and Euroclear.

Risk Factors

   Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the prospectus under "Risk Factors."

      Identification Numbers

   The notes will have the following CUSIP numbers, European Common Codes and
ISINs:

CUSIP Numbers

   o  Class A-1 notes: ____________

   o  Class A-2 notes: ____________

   o  Class A-3 notes: ____________

   o  Class A-4 notes: ____________

   o  Class A-5 notes: ____________

   o  Class A-6 notes: ____________

   o  Class A-7 notes: ____________

   o  Class B notes: ____________

European Common Codes

   o  Class A-1 notes: ____________

   o  Class A-2 notes: ____________

   o  Class A-3 notes: ____________

   o  Class A-4 notes: ____________

   o  Class A-5 notes: ____________

   o  Class A-6 notes: ____________

   o  Class A-7 notes: ____________

   o  Class B notes: ____________

International Securities Identification Numbers (ISIN)

   o  Class A-1 notes: ____________

   o  Class A-2 notes: ____________

   o  Class A-3 notes: ____________

   o  Class A-4 notes: ____________

   o  Class A-5 notes: ____________

   o  Class A-6 notes: ____________

   o  Class A-7 notes: ____________

   o  Class B notes: ____________

                                  RISK FACTORS

   You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 17 of the prospectus. These risk factors could affect your investment in or return on the notes.

   Subordination of the Class B Notes and Sequential Payment of the Notes May Result in a Greater Risk of Loss

   Class B noteholders and, to lesser extent, holder of class A notes with higher numerical designations, bear a greater risk of loss than holders of class A notes with lower numerical designations because:

   o On each distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest and, if class B interest subordination condition is in effect, to the payment of principal on the class A notes and distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;

   o No principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full; and

   o No principal will be paid to any class A noteholders until each class of the class A notes having lower numerical designation has been paid in full.

   Holders of later maturing class A notes bear a greater risk of loss than do holders of earlier maturing class A notes because, prior to an event of default, no principal will be paid to any class A noteholders until each class of the class A notes having an earlier maturity has been paid in full.

   Investors in the Class B Notes Bear Greater Risk of Loss Because the Priority of Payment of Interest and the Timing of Principal Payments on the Class B Notes May Change Due to the Variability of Cash Flows

   Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account), in the add-on consolidation loan account and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, less amounts, other than investment earnings, then on deposit in any accumulation account, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

   Principal on the class B notes will not begin to be paid until the stepdown date. However, if a trigger event is in effect on any distribution date, the class B notes will not receive any payments of principal on any distribution date occurring on or after the stepdown date unless the class A notes have been paid in full.

   Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

   [Certain Credit Enhancement Features Are Limited and if They Are Depleted, There May Be Shortfalls in Distributions to Noteholders

   Certain credit enhancement features, including the reserve account, consist of a limited amount of funds. In certain circumstances, for example, if there is a shortfall in available funds, such amounts may be depleted. This depletion could result in shortfalls in distributions to noteholders.]

   The Characteristics of the Trust Student Loans May Change

   The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date. The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

   However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the initial trust student loans presented in this prospectus supplement as of the statistical cutoff date.

   Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this prospectus supplement due to the acquisition of additional trust student loans during the supplemental purchase period and the addition of add-on consolidation loans during the consolidation loan add-on period.

   Because the Initial Principal Balance of the Notes Exceeds the Trust Assets, You May Be Adversely Affected by a High Rate of Prepayments

   The pool balance as of the statistical cutoff date plus the initial balances of the capitalized interest account, the reserve account and the add-on consolidation loan account is approximately ____% of the aggregate principal balance of the notes. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing trustee and administration fees, amounts, if any, necessary to fund the remarketing fee account to its targeted level and interest payable on the notes or to the swap counterparties, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Prepayments may increase when borrowers further consolidate or reconsolidate their student loans (which tends to occur more frequently when interest rates are lower than when such student loans were originated or initially consolidated), from borrower defaults and from voluntary full or partial prepayments among other things. Characteristics of the trust student loans on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

   You May Incur Losses or Delays in Payments on Your Notes if Borrowers Default on the Student Loans

   SLC, which was designated as an Exceptional Performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans, currently receives 100% reimbursement, instead of the current standard rate of 98%, on all eligible FFELP default claims filed for reimbursement on loans that SLC services. Due to the enactment of the Higher Education Reconciliation Act of 2005, this 100% reimbursement rate will be reduced to a 99% rate for all eligible FFELP default claims filed by SLC, as an Exceptional Performer, on or after July 1, 2006. This rate could be further reduced as a result of a variety of factors, including further changes to FFELP or in SLC's servicing performance. If this 100% or 99% reimbursement rate is so further reduced, the student loans owned by the trust will be guaranteed at a level less than 100% or 99%, respectively. If a borrower defaults on a student loan that is guaranteed at a level less than 100% or 99%, as the case may be, the related trust will experience a loss of difference between 100% or 99%, respectively, of the outstanding principal and interest with respect to the defaulted FFELP student loan, and the reimbursement amount for FFELP claims received by servicers who are not designated as exceptional performers. Non-exceptional performers are currently reimbursed at a percentage rate level of 98% for loans made prior to July 1, 2006 and at the 97% level for loans made on or after July 1, 2006. If defaults occur on the trust student loans and the credit enhancement described in this prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

   Your Notes May Have a Degree of Basis Risk, Which Could Compromise the Trust's Ability to Pay Principal and Interest on Your Notes

   There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the effective interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of a different indices or do not adjust at all. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

   Changes in Law May Affect Student Loans and May Adversely Affect Your Notes

   The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors.

   The provisions of the Higher Education Act expire if they are not periodically reauthorized by Congress. The Higher Education Reconciliation Act of 2005 extended the current provisions of FFELP through 2012. Under this Act, a number of changes to the Higher Education Act, including changing loan limits, changing interest rate provisions and decreasing origination fees, were made. The House of Representatives recently passed its Higher Education Act reauthorization bill (H.R. 609), the College Access and Opportunity Act. It is anticipated that the Senate will act on its version of the bill in the near future.

   In the past, when the Higher Education Act has been subject to reauthorization, amendments to its provisions have been common. Amendments or modifications to the Higher Education Act or other laws that affect student loans could result in adjustments from time to time to the level of guarantee payments. Future changes could affect the ability of the SLC, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted when the Higher Education Act becomes subject to reauthorization or at any other time or, if adopted, what impact those changes would have on the trust or the securities that it issues.

                                  DEFINED TERMS

   In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

                               FORMATION OF THE TRUST

The Trust

   The SLC Student Loan Trust _____-___ is a statutory trust newly formed under Delaware law and under a short-form trust agreement dated as of _________, 200__, between the depositor and the owner trustee. The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement dated ______, 20__ among the depositor and the owner trustee.

   After its formation, the trust will not engage in any activity other than:

   o acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

   o  issuing the notes;

   o  making payments on the notes;

   o entering into swap agreements from time to time with respect to the reset rate notes and making the required payments set forth therein;

   o  [purchasing the interest rate cap;] and

   o engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

   The net proceeds from the sale of the notes will be used by the trust to make the initial deposits into the collection account, the capitalized interest account, the reserve account, the supplemental purchase account and the add-on consolidation account, [to make the upfront payment on the interest rate cap,] and to purchase, on behalf of the trust, the trust student loans. The trust will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. The trust will purchase any additional trust student loans under one or more additional sale agreements to be entered into with the depositor pursuant to the terms of the initial sale agreement. On the closing date, the depositor will use the net proceeds it receives from the sale of the trust student loans to the trust to pay to SLC the respective purchase prices for the trust student loans acquired from them under the purchase agreements between the depositor and SLC. Additional trust student loans may be purchased by the depositor from SLC during the supplemental purchase period only to the extent there are sufficient funds on deposit in the supplemental purchase account.

   With respect to add-on consolidation loans, the servicer, or the indenture trustee at the direction of the servicer, as applicable, will transfer from the add-on consolidation loan account (but only to the extent of available funds on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related student loan, and the principal balance of the related trust student loan will be increased by the same amount.

   The property of the trust will consist of:

   o the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;


   o all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the initial or the respective subsequent cutoff date;


   o all moneys and investments from time to time on deposit in the trust accounts;

   o its rights under any and all swap agreements entered into from time to time and the related documents;

   o its rights under the transfer agreements and the servicing agreements, including the right to require SLC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions;

   o [its rights under the interest rate cap agreement and the related documents;] and

   o  its rights under the guarantee agreements with guarantors.

   The Sections "Transfer Agreements", "Servicing and Administration" and "Description of the Notes" in the prospectus contain descriptions of the material provisions of the transaction documents.

   The notes will be secured by the property of the trust. The collection account will be maintained by the indenture administrator in the name of the indenture trustee for the benefit of the noteholders. The reserve account and the capitalized interest account will be maintained in the name of the indenture trustee for the benefit of the noteholders. The collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account, any accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency account will be maintained by the indenture administrator in the name of the indenture trustee for the benefit of the noteholders. The remarketing fee account will be maintained by the indenture administrator in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

   The trust's principal offices are in ____________, in care of ____________, as owner trustee.

   Other than issuing the notes, the trust will not be permitted to borrow money or make loans to other persons. The permitted activities of the trust may be amended only with the consent of a majority of all of the noteholders;

however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

   The trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement. The servicer will be responsible for the servicing and collection of the trust student loans pursuant to the servicing agreement. See "Servicing and Administration" in the prospectus.

   The trust will not own any other assets. The fiscal year of the trust will be a calendar year.

   [The trust certificate will represent the ownership of the residual interest in the trust. Under the related purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.]

   Non-Petition. Each transaction agreement will contain "non-petition" covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the trust, as applicable, by any of the transaction parties or by the noteholders.

   Security Interest. We have structured the transactions described in this prospectus supplement to assure that each transfer of trust student loans to the depositor constitutes a "true sale" of those trust student loans. If the transfer constitutes a "true sale", the trust student loans and related proceeds would not be property of the applicable seller should that seller become subject to any insolvency law. Although each of the seller[s] and the depositor will express its intent to treat the conveyance of the trust student loans as a sale, each of them will also grant to the eligible lender trustee on behalf of the trust, a security interest in the trust student loans. This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller's or the depositor's transfer of the trust student loans as a borrowing secured by a pledge of the trust student loans. In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the eligible lender trustee. Each of the seller[s] and the depositor have agreed to take any actions that are necessary to maintain the security interest granted to the eligible lender trustee as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, as necessary. This security interest will be assigned to the indenture trustee for the benefit of the noteholders.

Eligible Lender Trustee

   ____________ is the eligible lender trustee for the trust under the trust agreement. ____________ is a [national banking association] [corporation organized under the laws of ____________]. The eligible lender trustee will acquire on behalf of the trust legal title to all the initial trust student loans acquired under the sale agreement on the closing date and any additional trust student loans purchased during the supplemental purchase period. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and U.S. Department of Education payments on the trust student loans. See "Appendix A--Federal Family Education Loan Program--Eligible Lenders, Students and Educational Institutions" in the prospectus. [Disclosure regarding the particular eligible lender trustee's prior experience to be provided by the applicable trustee, and included in the applicable prospectus supplement.]

   The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement. See "Description of the Notes" in this prospectus supplement and "Transfer Agreements" in the prospectus.

   Affiliates of the depositor maintain customary banking relations on arm's-length terms with the eligible lender trustee. [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

   The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.

   The depositor's obligations after issuance of the notes include (i) the sale to the trust of any trust student loans to be purchased with amounts on deposit in the supplemental purchase account and delivery of certain related documents and instruments, (ii) repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, (iii) providing tax-related information to the eligible lender trustee, and (iv) maintaining the eligible lender trustee's first priority perfected security interest in the assets of the trust.

            ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES

Indenture Trustee

   The trust will issue the notes under an indenture to be dated as of _________, 20__. Under the indenture, ___________________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. ___________________ is a [national banking association] [corporation organized under the laws of _______________]. [Disclosure regarding the particular indenture trustee's prior experience to be provided by the applicable trustee and included in the applicable prospectus supplement.]

   Affiliates of the depositor maintain customary banking relations on arm's-length terms with the indenture trustee. [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

   The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

   To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

   The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cash flow on the trust student loans prior to any amounts being distributed to the noteholders.

Sub-servicer

   [Disclosure regarding the particular sub-servicer's prior experience to be provided by the applicable sub-servicer and included in the applicable prospectus supplement.]

                                 USE OF PROCEEDS

   The trust will use the net proceeds of $____________ from the sale of the notes to make the initial deposits into the collection account, reserve account, the capitalized interest account, supplemental purchase account, the add-on consolidation loan account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement and to make the upfront payment on the interest rate cap. The depositor will then use the proceeds paid to the depositor by the trust to pay to SLC the respective purchase prices due to SLC for the initial trust student loans purchased by the depositor. Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. [Such expenses are not paid from proceeds of the sale of the notes. Expenses to be paid by the depositor are estimated to be $_________.]

                           THE TRUST STUDENT LOAN POOL

General

    The eligible lender trustee, on behalf of the trust, will purchase the pool of the initial trust student loans from the depositor under the sale agreement on the closing date, and the trust will be entitled to collections on and proceeds of the initial trust student loans on and after that date. Unless otherwise specified, all information with respect to the trust student loans is presented herein as of ________, 20__, which is the statistical cutoff date.

      Eligible Trust Student Loans

   The depositor will purchase the initial trust student loans from SLC under the purchase agreement. SLC originated or acquired the trust student loans.

   The initial trust student loans were selected from SLC's portfolio of FFELP student loans [some of][which are consolidation loans] owned by SLC or one of its affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

   o is a [FFELP student] [consolidation] loan that is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the U.S. Department of Education in accordance with FFELP;

   o contains terms in accordance with those required by FFELP, the guarantee agreements and other applicable requirements;

   o  [is more than 180 days past the final disbursement];

   o  is not more than [210] days past due;

   o does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

   o has special allowance payments, if any, based on the three-month financial commercial paper rate or the 91-day Treasury bill rate.

   Each additional trust student loan will be selected from portfolios of student loans owned by SLC or an affiliate by employing the criteria listed above (as of the related subsequent cutoff date).

   No trust student loan as of the statistical cutoff date was subject to any prior obligation to sell that loan to a third party.

   The depositor expects that any additional trust student loans, acquired by the trust following the closing date and prior to the end of the supplemental purchase period, will have been sold to the depositor by SLC, and such student loans will be owned by SLC or one of their affiliates, and will be student loans that are eligible to be sold to the trust. Concurrently with the acquisition of any eligible student loans from SLC, the depositor will sell those loans directly to the trust. During the supplemental purchase period, the purchase of eligible student loans by the depositor and in turn by the trust will be funded by means of a transfer of amounts on deposit in the supplemental purchase account as described in this prospectus supplement.

   The addition of any add-on consolidation loans will not be a sale of a new loan to the trust; rather, such addition will merely serve to increase the principal balance of the existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller will be required to repurchase the entire trust student loan, including the portion attributable to the add-on consolidation loan.

Characteristics of the Initial Trust Student Loans

   Unless otherwise specified, all information with respect to the initial trust student loans is as of _________, 20__, which is the statistical cutoff date.

   Following the transfer of additional trust student loans to the eligible lender trustee, on behalf of the trust, and the addition of any add-on consolidation loans, the aggregate characteristics of the entire pool of trust student loans may vary from those shown below.

   The following tables provide a description of certain characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $_______________ as of the statistical cutoff date.

   The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans. Moreover, the information below about the weighted average remaining terms to maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of any of the initial trust student loans as a result of prepayments or the granting of deferral and forbearance periods on any of the initial trust student loans.

   The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans.

   Percentages and dollar amounts in any table may not total 100% or the initial trust student loan balance, as applicable, due to rounding.



                            COMPOSITION OF THE INITIAL TRUST STUDENT LOANS
                                  AS OF THE STATISTICAL CUTOFF DATE
Aggregate Outstanding Principal Balance.........................................       $____________
[Aggregate Outstanding Principal Balance - Treasury Bill........................       $___________]
[Aggregate Outstanding Principal Balance - Commercial Paper.....................       $___________]
Number of Borrowers.............................................................        ____________
Average Outstanding Principal Balance Per Borrower..............................       $____________
Number of Loans.................................................................       _____________
Range of Outstanding Principal Balances
[Average Outstanding Principal Balance Per Loan - Treasury Bill.................      $____________]
Percentage of Loans indexed to Treasury Bill                                                   ____%
Average Outstanding Principal Balance Per Loan - Commercial Paper...............      $_____________
Percentage of Loans indexed to Commercial Paper                                                ____%
Range of Remaining Terms to Scheduled Maturity                                         _____________
Weighted Average Remaining Term to Scheduled Maturity...........................         ____ months
Range of Annual Borrower Interest Rates                                                _____________
Weighted Average Annual Borrower Stated Interest Rate...........................               ____%
[Weighted Average Margin - Treasury Bill........................................              ____%]
Weighted Average Margin - Commercial Paper......................................               ____%
[Percent of Stafford Loans]                                                                    ____%
[Percent of PLUS Loans]                                                                        ____%
[Percent of Consolidation Loans]                                                               ____%
[Aggregate Outstanding Principal Balance - Stafford]                                  $_____________
[Aggregate Outstanding Principal Balance - PLUS]                                      $_____________
[Aggregate Outstanding Principal Balance - Consolidation]                             $_____________

   We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the prospectus.

   The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was ____% as of the statistical cutoff date.

   The weighted average spread, including special allowance payments, to the three-month commercial paper rate was ____% as of the statistical cutoff date. See "Federal Family Education Loan Program--Special Allowance Payments" in Appendix A to the prospectus.

   For this purpose, the three-month financial commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

                 DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
                    BY ANNUAL BORROWER STATED INTEREST RATES
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                                                                 Percent of Pool
                                                                                                Aggregate         by Outstanding
                                                                                               Outstanding          Principal
                      Stated Interest Rates                            Number of Loans      Principal Balance        Balance
--------------------------------------------------------------         ---------------     ------------------    ---------------
Less than ____%...............................................              ________       $       ________               ______%
____% to ____%................................................              ________               ________               ______%
____% to ____%................................................              ________               ________               ______%
____% to ____%................................................              ________               ________               ______%
____% to ____%................................................              ________               ________               ______%
____% to ____%................................................              ________               ________               ______%
Greater than or equal to ____%................................                                                                  %
                                                                       ---------------     ------------------    ---------------
     Total....................................................                             $                              100.00%
                                                                       ===============     ==================    ================

   We determined the interest rates shown in the table above using the interest rates applicable to the initial trust student loans as of the statistical cutoff date. Because most of the initial trust student loans bear interest at variable rates of interest that reset [annually] effective as of ________ of each year, and because initial trust student loans remain applicable to the initial trust student loans in the future. See Appendix A to the base prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Financing Business" in the prospectus.


                 DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
                  BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                                                                 Percent of Pool
                                                                                                Aggregate         by Outstanding
                       Range of Outstanding                               Number of            Outstanding          Principal
                        Principal Balance                                 Borrowers         Principal Balance        Balance
--------------------------------------------------------------         ---------------     ------------------    ---------------
Less than $500.00..............................................             ________       $       ________             ________%
$500.00 - $999.99..............................................             ________               ________             ________%
$1,000.00 - $1,999.99..........................................             ________               ________             ________%
$2,000.00 - $2,999.99..........................................             ________               ________             ________%
$3,000.00 - $3,999.99..........................................             ________               ________             ________%
$4,000.00 - $5,999.99..........................................             ________               ________             ________%
$6,000.00 - $7,999.99..........................................             ________               ________             ________%
$8,000.00 - $9,999.99..........................................             ________               ________             ________%
$10,000.00 - $14,999.99........................................             ________               ________             ________%
$15,000.00 - $19,999.99........................................             ________               ________             ________%
$20,000.00 - $24,999.99........................................             ________               ________             ________%
$25,000.00 - $29,999.99........................................             ________               ________             ________%
$30,000.00 - $34,999.99........................................             ________               ________             ________%
$35,000.00 - $39,999.99........................................             ________               ________             ________%
$40,000.00 - $49,999.99........................................             ________               ________             ________%
$50,000.00 - $59,999.99........................................             ________               ________             ________%
$60,000.00 - $69,999.99........................................             ________               ________             ________%
$70,000.00 - $79,999.99........................................             ________               ________             ________%
$80,000.00 - $89,999.99........................................             ________               ________             ________%
$90,000.00 - $99,999.99........................................             ________               ________             ________%
$100,000.00 - $109,999.99......................................             ________               ________             ________%
$110,000.00 - $119,999.99......................................             ________               ________             ________%
$120,000.00 - $129,999.99......................................             ________               ________             ________%
$130,000.00 - $139,999.99......................................             ________               ________             ________%
$140,000.00 - $149,999.99......................................             ________               ________             ________%
$150,000.00 and greater........................................                                                                 %
                                                                       ---------------     ------------------    ---------------
     Total.....................................................                            $                              100.00%
                                                                       ===============     ==================    ===============

                 DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
    BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE


                                                                                                                   Percent of
                                                                                                                     Pool by
                                                                                                Aggregate          Outstanding
                    Number of Months Remaining                                                 Outstanding          Principal
                      to Scheduled Maturity                            Number of Loans      Principal Balance        Balance
--------------------------------------------------------------         ---------------      ------------------   ---------------
0 to 24.......................................................              ________        $       ________            ________%
25 to 36......................................................              ________                ________            ________%
37 to 48......................................................              ________                ________            ________%
49 to 60......................................................              ________                ________            ________%
61 to 72......................................................              ________                ________            ________%
73 to 84......................................................              ________                ________            ________%
85 to 96......................................................              ________                ________            ________%
97 to 108.....................................................              ________                ________            ________%
109 to 120....................................................              ________                ________            ________%
121 to 132....................................................              ________                ________            ________%
133 to 144....................................................              ________                ________            ________%
145 to 156....................................................              ________                ________            ________%
157 to 168....................................................              ________                ________            ________%
169 to 180....................................................              ________                ________            ________%
181 to 192....................................................              ________                ________            ________%
193 to 220....................................................              ________                ________            ________%
221 to 260....................................................              ________                ________            ________%
261 to 300....................................................              ________                ________            ________%
301 to 330....................................................              ________                ________            ________%
331 to 360....................................................                                                                  %
                                                                       ---------------     ------------------    ---------------
     Total....................................................                              $                             100.00%
                                                                       ===============     ==================    ===============

   We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the prospectus. Also, see "Risk Factors--You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control" in the prospectus.


                 DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
      BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE


                                                                                                                    Percent of Pool
                                                                                           Aggregate Outstanding     by Outstanding
                   Current Borrower Payment Status                     Number of Loans       Principal Balance     Principal Balance
-----------------------------------------------------------------      ---------------     ---------------------   -----------------
Deferral.........................................................           ________       $       ________               ________%
Forbearance......................................................           ________               ________               ________%
Repayment........................................................           ________               ________               ________%
    First year in repayment......................................           ________               ________               ________%
    Second year in repayment.....................................           ________               ________               ________%
    Third year in repayment......................................           ________               ________               ________%
    More than 3 years in repayment...............................                                                                 %
                                                                       ---------------     --------------------    ---------------
      Total......................................................                          $                                100.00%
                                                                       ===============     ====================    ===============

   Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date. The borrower:

   o may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

   o  may be currently required to repay the loan--repayment.

   See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the prospectus.

   The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately ____, calculated as the term to scheduled maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

          SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE
         INITIAL TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                              Scheduled Months in Status
                                                                 ----------------------------------------------------
              Current Borrower Payment Status                        Deferral          Forbearance       Repayment(1)
--------------------------------------------------------         ----------------   ----------------  ---------------
Deferral................................................             ________           ________           ________
Forbearance.............................................             ________           ________           ________
Repayment...............................................             ________           ________           ________

-------------
(1) Scheduled months shown in the table were determined without giving effect to any current deferral or forbearance periods or deferral or forbearance periods that may be granted in the future.

   We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future. Of the $___________ aggregate outstanding principal balance of the initial trust student loans in deferral as of the statistical cutoff date, $_________ or approximately ___% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferrals or forbearances at the end of their current deferral periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferral and forbearance periods as well as the likelihood of future deferral and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the prospectus.

                     GEOGRAPHIC DISTRIBUTION OF THE INITIAL
              TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

                                                                                                 Aggregate         Percent of Pool
                                                                                                Outstanding         by Outstanding
                       Geographic Distribution                         Number of Loans       Principal Balance    Principal Balance
--------------------------------------------------------------------   ---------------     -------------------    -----------------
Alabama.............................................................        ________       $       ________              ________%
Alaska..............................................................        ________               ________              ________%
Arizona.............................................................        ________               ________              ________%
Arkansas............................................................        ________               ________              ________%
California..........................................................        ________               ________              ________%
Colorado............................................................        ________               ________              ________%
Connecticut.........................................................        ________               ________              ________%
Delaware............................................................        ________               ________              ________%
District of Columbia................................................        ________               ________              ________%
Florida.............................................................        ________               ________              ________%
Georgia.............................................................        ________               ________              ________%
Guam................................................................        ________               ________              ________%
Hawaii..............................................................        ________               ________              ________%
Idaho...............................................................        ________               ________              ________%
Illinois............................................................        ________               ________              ________%
Indiana.............................................................        ________               ________              ________%
Iowa................................................................        ________               ________              ________%
Kansas..............................................................        ________               ________              ________%
Kentucky............................................................        ________               ________              ________%
Louisiana...........................................................        ________               ________              ________%
Maine...............................................................        ________               ________              ________%
Maryland............................................................        ________               ________              ________%
Massachusetts.......................................................        ________               ________              ________%
Michigan............................................................        ________               ________              ________%
Minnesota...........................................................        ________               ________              ________%
Mississippi.........................................................        ________               ________              ________%
Missouri............................................................        ________               ________              ________%
Montana.............................................................        ________               ________              ________%
Nebraska............................................................        ________               ________              ________%
Nevada..............................................................        ________               ________              ________%
New Hampshire.......................................................        ________               ________              ________%
New Jersey..........................................................        ________               ________              ________%
New Mexico..........................................................        ________               ________              ________%
New York............................................................        ________               ________              ________%
North Carolina......................................................        ________               ________              ________%
North Dakota........................................................        ________               ________              ________%
Ohio................................................................        ________               ________              ________%
Oklahoma............................................................        ________               ________              ________%
Oregon..............................................................        ________               ________              ________%
Pennsylvania........................................................        ________               ________              ________%
Puerto Rico.........................................................        ________               ________              ________%
Rhode Island........................................................        ________               ________              ________%
South Carolina......................................................        ________               ________              ________%
South Dakota........................................................        ________               ________              ________%
Tennessee...........................................................        ________               ________              ________%
Texas...............................................................        ________               ________              ________%
Utah................................................................        ________               ________              ________%
Vermont.............................................................        ________               ________              ________%
Virgin Islands......................................................        ________               ________              ________%
Virginia............................................................        ________               ________              ________%
Washington..........................................................        ________               ________              ________%
West Virginia.......................................................        ________               ________              ________%
Wisconsin...........................................................        ________               ________              ________%
Wyoming.............................................................        ________               ________              ________%
Other...............................................................                                                             %
                                                                       ---------------     -------------------    ---------------
     Total........................................................                         $                               100.00%
                                                                       ===============     ===================    ===============

   We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the initial trust student loans shown on the servicer's records as of the statistical cutoff date.

   Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

   In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

   SLC currently offers two incentive programs to borrowers of student loans it holds. One incentive program allows for a 0.25% interest rate reduction to borrowers who elect to have their installments deducted automatically from their bank accounts. Another incentive program provides a 1.00% interest rate reduction to borrowers who pay a specified number of consecutive installments on time, starting with their first installment. This benefit is lost if a borrower is delinquent with respect to any subsequent installment. If any such incentive programs not required by the Higher Education Act are in effect for the trust student loans on any distribution date on or after the ________, 20__ distribution date when the outstanding principal balance of the notes exceeds the Adjusted Pool Balance, the seller either will contribute funds to the collection account in an amount equal to the interest that otherwise would have been paid on such trust student loans in the absence of the borrower incentive programs or terminate the borrower incentive programs.

   In addition, through the servicer, SLC makes payment terms available to borrowers of student loans it holds that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by SLC provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase-in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. SLC also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower's income, and an extended repayment plan, under which certain borrowers may extend their repayment term up to [30] years.

   The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.

                        DISTRIBUTION OF THE INITIAL TRUST
          STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                                                                               Aggregate         Percent of Pool by
                                                                                              Outstanding           Outstanding
                              Loan Type                                Number of Loans     Principal Balance     Principal Balance
---------------------------------------------------------------        ---------------    ------------------     ------------------
Subsidized [(Consolidated)]....................................              ________     $       ________             ________%
Unsubsidized [(Consolidated)]..................................                                                                %
                                                                       ---------------    ------------------     --------------
    Total......................................................                           $                              100.00%
                                                                       ===============    ==================     ==============

                        DISTRIBUTION OF THE INITIAL TRUST
       STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE


                                                                                               Aggregate         Percent of Pool by
                                                                                              Outstanding           Outstanding
                         Loan Repayment Terms                          Number of Loans     Principal Balance     Principal Balance
------------------------------------------------------------------     ---------------    ------------------     ------------------
Level Repayment[(1)]..............................................           ________     $       ________             ________%
Other Repayment Options(2)........................................                                                             %
                                                                       ---------------    ------------------     --------------
    Total.........................................................                        $                              100.00%
                                                                       ===============    ==================     ==============

-------------
(1) [Also includes in-school and in-grace loans.]
(2) Includes, among others, graduated repayment, income-sensitive and interest-only period loans. Includes, among others, graduated repayment, income-sensitive and interest-only period loans.

   The servicer, at the request of SLC and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

   The following table provides information about the initial trust student loans regarding date of disbursement.

                        DISTRIBUTION OF THE INITIAL TRUST
     STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL CUTOFF DATE


                                                                                                                 Percent of Pool by
                                                                                        Aggregate Outstanding       Outstanding
                          Disbursement Date                          Number of Loans      Principal Balance      Principal Balance
------------------------------------------------------------------   ---------------    ---------------------    ------------------
Pre-October 1, 1993...............................................         ________     $       ________                ________%
October 1, 1993 to July 1, 2006 ..................................         ________             ________                ________%
July 1, 2006 and thereafter.......................................                                                              %
                                                                     ---------------    ---------------------    ---------------
    Total.........................................................                      $                                 100.00%
                                                                     ===============    =====================    ===============

                       DISTRIBUTION OF THE INITIAL TRUST
STUDENT LOANS BY NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE



                                                                                                                  Percent of Pool by
                                                                                         Aggregate Outstanding       Outstanding
                           Days Delinquent                            Number of Loans      Principal Balance      Principal Balance
------------------------------------------------------------------   ---------------    ---------------------    ------------------
0-30..............................................................         ________     $       ________                 ________%
31-60.............................................................         ________             ________                 ________%
61-90.............................................................         ________             ________                 ________%
91-120............................................................         ________             ________                 ________%
121-150...........................................................         ________             ________                 ________%
151-180...........................................................         ________             ________                 ________%
181-209...........................................................                                                               %
                                                                     ---------------    ---------------------     ---------------
    Total.........................................................                      $                                  100.00%
                                                                     ===============    =====================     ===============

[The following table provides information about the initial trust student loans regarding distribution by school type:]



    [DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY SCHOOL TYPE AS OF THE
                            STATISTICAL CUTOFF DATE]


                                                                        Aggregate Outstanding              Percent of Pool by
         School Type                         Number of Loans              Principal Balance          Outstanding Principal Balance
------------------------------------       -------------------         -----------------------       -----------------------------
4-year Institutions.................               ________            $            ________                         ________%
2-year Institutions.................               ________                         ________                         ________%
Proprietary/Vocational..............               ________                         ________                         ________%
Unidentified........................                                                                                         %
                                           -------------------         -----------------------             ------------------
   Total............................                                   $                                               100.00%
                                           ===================         =======================             ==================

Insurance of Trust Student Loans; Guarantors of Trust Student Loans

   General. Each trust student loan is currently required to be guaranteed as to at least 98% (97% for loans disbursed on or after July 1, 2006) of the outstanding principal and interest accrued under the loan at the time of the making of a claim by one of the guarantee agencies described below and reinsured by the U.S. Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the U.S. Department of Education.

   Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the U.S. Department of Education. As a general rule, student loans disbursed on or after October 1, 1993 and prior to July 1, 2006 are 98% guaranteed (and 97% guaranteed for student loans disbursed on or after July 1, 2006) by the applicable guarantor, and reinsured against default by the U.S. Department of Education. However, SLC, which was designated as an Exceptional Performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans, currently receives 100% for all eligible FFELP default claims filed by SLC for student loans that SLC services. This level of reimbursement will be reduced to a 99% level for eligible FFELP default claims filed by SLC, as servicer, on or after July 1, 2006. See "Risk Factors--You May Incur Losses or Delays in Payments on Your Notes if Borrowers Default on the Student Loans" in this prospectus supplement and "Appendix A--Federal Family Education Loan Program--Guarantee Agencies under the FFELP" in the prospectus.

   No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the U.S. Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

   Guarantee Agencies for the Trust Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

   Under the Higher Education Amendments of 1992, if the U.S. Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the U.S. Department of Education and the U.S. Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the U.S. Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the U.S. Department of Education making the determination referred to above. We cannot assure you that the U.S. Department of Education would ever make that determination with respect to a guarantee agency or, if that determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Appendix A--Federal Family Education Loan Program--Guarantee Agencies under the FFELP" in the prospectus.

   The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:

               DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
               GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE

                                                                                         Aggregate        Percent of Pool
                                                                                        Outstanding        by Outstanding
                             Guarantee Agency                    Number of Loans     Principal Balance   Principal Balance
-----------------------------------------------------------     -----------------   ------------------   -----------------
------------------------------------------.................           --------      $       --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................           --------              --------            --------%
------------------------------------------.................                                                             %
                                                                -----------------   ------------------   ---------------
   Total...................................................                         $                             100.00%
                                                                =================   ==================   ===============

   Some historical information about each of the guarantee agencies that guarantees initial trust student loans comprising at least 10% of the initial Pool Balance is provided below. For purposes of the following tables we refer to these guarantee agencies as the "Significant Guarantors." The information shown for the Significant Guarantors relates to all student loans, including but not limited to initial trust student loans, guaranteed by the Significant Guarantor.

   We obtained the information in these tables from various sources, including from the Significant Guarantors themselves or, if not available from the Significant Guarantors, from U.S. Department of Education publications and data. None of the depositor, SLC or the underwriters have audited or independently verified this information for accuracy or completeness.

   Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by the Significant Guarantors in each of the five federal fiscal years shown:

                                                                              Loans Guaranteed
                                           ---------------------------------------------------------------------------------------
                                                                             Federal Fiscal Year
                                           ---------------------------------------------------------------------------------------
        Name of Guarantee Agency             20__                20__               20__                20__               20__
-----------------------------------        ---------          ---------           ---------          ---------           ---------
--------------------................       $________          $________           $________          $________           $________

   Reserve Ratio. A Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

   o Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the U.S. Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

   o The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the guarantor from other guarantors.

   The following table shows the Significant Guarantors' reserve ratios for the last five federal fiscal years:

                                                                                 Reserve Ratio as of Close of
                                                                                      Federal Fiscal Year

                           Guarantors                              20__           20__          20__           20__          20__
--------------------------------------------------------         --------      --------       --------      --------      --------
----------------------------------------................         _______%      _______%       _______%      _______%      _______%
----------------------------------------................         _______%      _______%       _______%      _______%      _______%
----------------------------------------................         _______%      _______%       _______%      _______%      _______%

   Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for the Significant Guarantors for the last five federal fiscal years for which information is available:

                                                                                         Recovery Rate
                                                                                      Federal Fiscal Year

                           Guarantors                              20__          20__          20__           20__          20__
--------------------------------------------------------         --------      --------       --------      --------      --------
---------------------------------------.................         _______%      _______%       _______%      _______%      _______%
---------------------------------------.................         _______%      _______%       _______%      _______%      _______%
---------------------------------------.................         _______%      _______%       _______%      _______%      _______%

   Claims Rate. The following table shows the claims rates of the Significant Guarantors for the last five federal fiscal years:

                                                                                           Claims Rate
                                                                                       Federal Fiscal Year

                           Guarantors                               20__          20__          20__           20__          20__
---------------------------------------------------------         --------      --------       --------      --------      --------
--------------------------------------...................         _______%      _______%       _______%      _______%      _______%
--------------------------------------...................         _______%      _______%       _______%      _______%      _______%
--------------------------------------...................         _______%      _______%       _______%      _______%      _______%

   The U.S. Department of Education is required to make reinsurance payments to guarantors with respect to FFELP student loans in default. This requirement is subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP student loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See "Appendix A--Federal Family Education Loan Program" to the prospectus.

   Each guarantee agency's guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

   o the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

   o the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

   o the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

   Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

   Prospective investors may consult the U.S. Department of Education Data Books for further information concerning the guarantors.

   Cure Period for Trust Student Loans

   SLC, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans, the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

   Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the owner trustee or the indenture trustee, such affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See "Servicing and Administration--Servicer Covenants" and "Transfer Agreements--Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor" and "--Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

   Due to a U.S. Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the U.S. Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the U.S. Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the U.S. Department of Education in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

   In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

   The U.S. Department of Education regards the eligible lender trustee as the party primarily responsible to the U.S. Department of Education for any liabilities owed to the U.S. Department of Education or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the U.S. Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the U.S. Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the U.S. Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

   In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the U.S. Department of Education on the loans in the other trusts, resulting in the consolidated payment from the U.S. Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the U.S. Department of Education on the loans in the trust for that quarter.

   The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the U.S. Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust's behalf.

                            DESCRIPTION OF THE NOTES

General

   The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates. The issuance of the notes was authorized by a resolution of the Board of Directors of the Depositor. The following summary describes some terms of the notes, [the interest rate cap,] the indenture, the trust agreement and any initial interest rate swap agreements. The prospectus describes other terms of the notes. See "Description of the Notes" and "Certain Information Regarding the Notes" in the prospectus. The following summary presents only brief descriptions of the material terms of these transaction documents and is subject to actual provisions of the notes, the indenture, the trust agreement, the swap agreements and the interest rate cap agreement.

   The Notes

   The Class A Notes.

   Distributions of Interest. Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions" and "--Credit Enhancement" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

   The interest rate for each class of class A notes for each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus the following applicable spread:

                        Class of Notes                      Spread
       ---------------------------------------------    --------------
       Class A-1....................................             ____%
       Class A-2....................................             ____%
       Class A-3....................................             ____%
       Class A-4....................................             ____%
       Class A-5....................................             ____%

   LIBOR for the first accrual period for all classes of LIBOR-based notes and for the class A-6 notes and/or the class A-7 notes, to the extent applicable, will be determined by the following formula:

   x

   + [   /  x (y --x)]

   where:

   x

   =  -month LIBOR, and

   y

   =  -month LIBOR.

   The interest rate for the class A-6 notes for each accrual period that ends before the related initial reset date will be:

   o [a fixed rate equal to ___%, calculated on the basis of twelve 30-day months and a 360-day year, except that the initial accrual period will consist of ___ days] [or]

   o [except for the first accrual period, a floating rate equal to the sum of three-month LIBOR and 0._%,]

   The interest rate for the class A-7 notes for each accrual period that ends before the related initial reset date will be:

   o [a fixed rate equal to ___%, calculated on the basis of twelve 30-day months and a 360-day year, except that the initial accrual period will consist of ___ days] [or]

   o [except for the first accrual period, a floating rate equal to the sum of three-month LIBOR and 0._ %,]

   The interest rate for each class of reset rate notes will be reset on each applicable reset date. See "--The Reset Rate Notes" below.

   The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under "--Determination of LIBOR" below.

   Distributions of Principal. Principal payments will be made [or allocated] to the class A noteholders and each applicable swap counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount multiplied by the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero (taking into account, if applicable, funds on deposit (less any investment earnings) in any accumulation account that, if distributed, would reduce the outstanding principal amount of each class of reset rate notes to zero). Principal payments on the class A notes and to each applicable swap counterparty will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions", "--Credit Enhancement" and "--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and each applicable swap counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

   Principal payments will be applied on each distribution date in the priorities set forth under "--Distributions" below.

   However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to the applicable swap counterparties will be made pro rata, without preference or priority, except that amounts on deposit in any accumulation account will be applied only to the payment of principal of the related class of reset rate notes.

   The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in "You Will Bear Prepayment and Extension Risk Due to Actions Taken by Individual Borrowers and Other Variables Beyond Our Control" under "Risk Factors" in the prospectus.

   In addition, on the next business day after the end of the supplemental purchase period, all amounts remaining on deposit in the supplemental purchase account will be transferred to the collection account and included as part of Available Funds on the initial distribution date. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will also be transferred to the collection account on the next business day and included as part of Available Funds on the initial distribution date.

   The Class B Notes.

   Distributions of Interest. Interest will accrue on the principal balance of the class B notes at the class B interest rate. Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions", "--Credit Enhancement--Reserve Account" and "--The Class B Notes--Subordination of the Class B Notes" below.

   The interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR plus ____%, except for the first accrual period. The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the LIBOR-based class A notes.

   Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See "--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

   The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

   Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes and amounts, if any, due to a swap counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes, amounts, if any, due to a swap counterparty for trust swap payments and any required deposits into any supplemental interest account and any investment reserve account.

   Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee, required deposits to the remarketing fee account and, through the , 20__ distribution date, amounts on deposit in the capitalized interest account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the applicable Class A Noteholders' Principal Distribution Amount. In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in any accumulation account to pay the outstanding principal amount in full of the related class of reset rate notes), the Class B Noteholders' Principal Distribution Amount will be subordinated to the payment of any required deposits into any supplemental interest account and any investment reserve account.

   Notwithstanding the foregoing, if

   (1) on any distribution date following distributions under clauses (a) through (e) under "--Distributions--Distributions from the Collection Account" below to be made on that distribution date, the outstanding principal balance of the class A notes, [less amounts, other than investment earnings, on deposit in any accumulation account,] would be in excess of:

   o the outstanding principal balance of the trust student loans as of the last day of the related collection period plus

   o any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

   o the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (c)(1), (c)(2) and (d) (or clauses (c)(1) and (c)(2) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" below plus

   o the balance of the add-on consolidation loan account on such distribution date plus

   o the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (e)
      "--Distributions--Distributions from the Collection Account" below minus


   o the Specified Reserve Account Balance and any Supplemental Interest Account Deposit Amount for that distribution date, or

   (2) an event of default relating to payment or bankruptcy under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount and any Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.

Determination of LIBOR

   LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR Determination Date. If no rate is so reported on the related LIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks, The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

   For this purpose:

   o "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

   o "Reference Banks" means four major banks in the London interbank market selected by the administrator.

   For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

The Reset Rate Notes

   General. The applicable currency and interest rate for each class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below and in more detail in the prospectus under "Certain Information Regarding the Notes--Reset Rate Notes."

   During their initial reset period, the class A-6 notes will be denominated in U.S. Dollars and will bear [a fixed rate of interest] [a floating rate of interest] as described above. During their initial reset period, the class A-7 notes will be denominated in U.S. Dollars and will bear [a fixed rate of interest] [a floating rate of interest] as described above.

   Interest. Interest on each class of reset rate notes, during any reset period when that class bears interest at a floating rate based on LIBOR, EURIBOR, GBP-LIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described under "Certain Information Regarding the Notes--Determination of Indices" in the prospectus. Interest on each class of reset rate notes during each reset period when that class bears a fixed rate of interest will accrue daily and will be computed based on:

   o if that class is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

   o if that class is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in "--Determination of Indices" below or another day-count convention as will be set forth on the related Remarketing Terms Determination Date.

   Interest on each class of reset rate notes during any reset period when that class bears a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

   Except for the initial accrual period, an accrual period during any reset period when a class of reset rate notes bears interest at a floating rate, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on a distribution date and end on the day before the next related distribution date. [The initial accrual period for [the class A-6 notes] [the class A-7 notes] will begin on the closing date and end on _________, 20__, the day before the first distribution date, and thereafter each related accrual period during the applicable initial reset period will begin on a distribution date and end, with respect to each applicable class of reset rate notes, on the day before the next related distribution date.] An accrual period during any reset period when a class of reset rate notes is denominated in U.S. Dollars and bears a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date. [The initial accrual period for [the class A-6 notes] [the class A-7 notes] will begin on the closing date and end on _________, 20__.] An accrual period during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars and bears a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date. Accrual periods and the distribution dates for payments of interest for that class may be monthly, quarterly, semi-annual or annual, as specified on the related Remarketing Terms Determination Date as described under "Certain Information Regarding the Notes--The Reset Rate Notes--Reset Periods" in the prospectus. Interest and principal will be payable or allocated, as applicable, on each applicable distribution date.

   However, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars, if a distribution date for that class of reset rate notes coincides with a reset date, payments will be paid to the applicable reset rate noteholders on the second business day following that distribution date (which we sometimes refer to as the "special reset payment date" in this prospectus supplement), together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes (as described below), payments of interest and principal to that class of reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

   Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date as described above. If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when it is then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever that class bears a fixed rate of interest), principal generally will be allocated to that class of reset rate notes and deposited into the related accumulation account until the next reset date for that class of reset rate notes, when such amounts will be distributed to the applicable reset rate noteholders or to the related swap counterparty as applicable, on or about that reset date. See "Certain Information Regarding the Notes--The Reset Rate Notes--Principal" in the prospectus.

   Reset Periods. The initial reset date for the class A-6 notes will be _________, 20__. The initial reset date for the class A-7 notes will be
_________, 20__. We refer to these dates, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a "reset date" and each period in between the reset dates for the same class as a "reset period." All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the maturity date for the reset rate notes.

   The applicable currency, interest rate and the frequency and, if applicable, priority of principal payments on each class of reset rate notes will be reset as of each related reset date as determined by:

   o the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Euros, Pounds Sterling or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, any change in relative priorities with respect to the right to receive payments of principal (if applicable) and the related All-Hold Rate (if applicable); and

   o the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.

   In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars (including during its initial reset period), that class is said to be in foreign exchange mode. In that case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the applicable reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See "Certain Information Regarding the Notes--The Reset Rate Notes--Foreign Exchange Mode" in the prospectus.

   In the event that a class of reset rate notes is reset to bear (or continues to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on that class of reset rate notes and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See "Certain Information Regarding the Notes--The Reset Rate Notes--Fixed Rate Mode" in the prospectus. In the event that a class of reset rate notes is reset to bear (or continues to bear) a floating rate of interest the Spread will be determined in the manner described below for each reset period. See also "Certain Information Regarding the Notes--The Reset Rate Notes--Spread Determination Date" in the prospectus.

   Each reset period will be no less than three months and will always end on the day before a distribution date. Each distribution date when the applicable reset rate noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.

   Absent a Failed Remarketing, reset rate noteholders that wish to be repaid on a related reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process; provided that tender is deemed mandatory when those reset rate notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed under "Certain Information Regarding the Notes--The Reset Rate Notes--Tender of Reset Rate Notes; Remarketing Procedures" in the prospectus. If there is a Failed Remarketing of a class of reset rate notes, however, the related reset rate noteholders will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date, as described under "Certain Information Regarding the Notes--The Reset Rate Notes--Failed Remarketing" in the prospectus.

   Interest on each class of reset rate notes during each reset period after the related initial reset period will accrue and be payable either:

   o at a floating interest rate, in which case those reset rate notes are said to be in floating rate mode, or

   o at a fixed interest rate, in which case those reset rate notes are said to be in fixed rate mode,

   in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

   Remarketing Terms Determination Date. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the "Remarketing Terms Determination Date", unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the applicable reset rate noteholders whether tender is deemed mandatory or optional. Additionally, in consultation with the administrator, the remarketing agents will establish the following terms for the applicable class of reset rate notes by the Remarketing Terms Determination Date, which terms will be applicable during the upcoming reset period:

   o the weighted average life of that class of reset rate notes under several assumed prepayment scenarios;

   o  the name and contact information of the remarketing agents;

   o  the next reset date and reset period;

   o  the applicable minimum denomination and additional increments;

   o if both classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

   o  the interest rate mode (i.e., fixed rate or floating rate);

   o  the applicable currency;

   o if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

   o if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the applicable reset rate noteholders, if other than quarterly;

   o whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case, generally, but not exclusively, whenever that class bears a fixed rate of interest);

   o  if in floating rate mode, the applicable interest rate index;

   o  if in floating rate mode, the interval between interest rate change dates;

   o  if in floating rate mode, the applicable interest rate determination date;

   o  if in fixed rate mode, the applicable fixed rate pricing benchmark;

   o if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

   o if in floating rate mode, whether there will be a related swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;

   o  the applicable interest rate day-count basis; and

   o  the related All-Hold Rate, if applicable.

   Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.

   The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, as applicable, to the applicable reset rate noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.

   If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on the Remarketing Terms Determination Date, the remarketing agents, in consultation with the administrator, will establish the related All-Hold Rate. In this event, on or before the Notice Date, the applicable reset rate noteholders will have the option to deliver a Hold Notice, in the absence of which their reset rate notes will be deemed to have been tendered. See "--Tender of Reset Rate Notes; Remarketing Procedures" below. If a class of reset rate notes either is in foreign exchange mode during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the applicable reset rate noteholders will be deemed to have tendered their reset rate notes on the related reset date (including on each initial reset date), regardless of any desire by those reset rate noteholders to retain their ownership, and no All-Hold Rate will be applicable.

   If applicable, the All-Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period. In the event some but not all of the applicable reset rate noteholders elect to hold their reset rate notes for the next reset period and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All-Hold Rate, all noteholders who delivered a Hold Notice agreeing to be subject to the All-Hold Rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the applicable reset rate noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the All-Hold Rate.

   If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date as described under "Certain Information Regarding the Notes--The Reset Rate Notes--Spread Determination Date" and "--Failed Remarketing" in the prospectus.

   Call Option. Each class of reset rate notes will be subject, as of each related reset date, to a call option, held by SLC or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related reset rate noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date. The call option may be exercised by SLC or one of its subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date. Once notice is given, the holder of the call option may not rescind its exercise of the call option. If the call option is exercised with respect to a class of reset rate notes, the interest rate on those reset rate notes will be the Call Rate and the applicable currency will be U.S. Dollars. In that event, a reset period of three months will be established, at the end of which the holder of the call option may either remarket that class of reset rate notes pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing Call Rate. See "Certain Information Regarding the Notes--The Reset Rate Notes--Call Option" in the prospectus.

   Spread Determination Date. On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if the related class of reset rate notes will be in floating rate mode during the next reset period) or applicable fixed rate of interest (if the related class of reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the related class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into one or more swap agreements to hedge basis and/or currency risks for the next related reset period. Furthermore, if either class of reset rate notes is to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the related currency swap counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained. See "Certain Information Regarding the Notes--The Reset Rate Notes--Spread Determination Date" in the prospectus.

   Timeline. The following chart shows a timeline of the remarketing process:

         TIMING                                           EVENT
         ------                                           -----
                         -----------------------------------------------------------------------
   Thirty to Fifteen
 Calendar Days Prior to    (Administrator to provide notice to clearing agencies specifying the
   Remarketing Terms       identity of the remarketing agents and whether lender of the related
   Determination Date                        notes is voluntary or mandatory)
                         -----------------------------------------------------------------------

                         -----------------------------------------------------------------------
                                           REMARKETING TERMS DETERMINATION DATE
                           (Notices sent to reset rate noteholders stating the new terms of the
At Least Eight Business        reset rate notices, including the related all hold rate, if
Days Prior to Reset Date                               applicable)
                         -----------------------------------------------------------------------

                         -----------------------------------------------------------------------
                                                       NOTICE DATE
                           (Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing
Six Business Days Prior     agents determine the amount of remarketed reset rate notes available
    to Reset Date                                       for sale)
                         -----------------------------------------------------------------------

         TIMING                                           EVENT
         ------                                           -----
                         -----------------------------------------------------------------------
                                                SPREAD DETERMINATION DATE
                          (Based on market conditions the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and if in foreign exchange mode, the outstanding principal balance of the related class of reset rate notes in the related
                           non-U.S. Dollar currency, the applicable currency exchange rate, the
  Three Business Days       related extension rate and the related failed remarketing rate for
  Prior to Reset Date                   the next reset period will be determined)
                         -----------------------------------------------------------------------

                         -----------------------------------------------------------------------
                                                        RESET DATE
                           (New terms of the remarketed reset rate notes become effective; swap agreement for previous reset period terminates; new swap agreement for next reset period becomes effective; payments are made to tendering noteholders of U.S. Dollar denominated notes; any interest
       Reset Date            rate swap agreements for the previous resent period terminates)
                         -----------------------------------------------------------------------

                         -----------------------------------------------------------------------
                                                SPECIAL RESET PAYMENT DATE
                            (Payments to tendering noteholders of non-U.S. Dollar denominated
Two Business Days After     notes; any currency swap agreement for the previous reset period
       Reset Date                                      terminates)
                         -----------------------------------------------------------------------

   Foreign Exchange Mode. If a class of reset rate notes is to be reset in foreign exchange mode on the related reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with Eligible Swap Counterparties:

   o to facilitate the trust's ability to pay principal and interest in the applicable currency;

   o to pay additional interest at the applicable interest rate and in the applicable currency on the related class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

   o to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

   See "Certain  Information  Regarding the Notes--The Reset Rate Notes--Foreign

Exchange Mode" in the prospectus.

   Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.

   The terms of all currency swap agreements must satisfy the Rating Agency Condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

   If a class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, those notes will be deemed tendered mandatorily by the holders thereof on the related reset date. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase their reset rate notes through the remarketing agents. Those reset rate noteholders may not be allocated their desired amount of reset rate notes as part of the remarketing process. Holders of a class of reset rate notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust as well as payment of any outstanding principal amount payable as a result of the remarketing process on or about the second business day following the reset date as a result of the required delay in payment through Euroclear and Clearstream.

   Floating Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.

   In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition. In the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR, the remarketing agents, in consultation with the administrator, generally will use the procedures set forth under "--Foreign Exchange Mode" above and "Certain Information Regarding the Notes--The Reset Rate Notes--Foreign Exchange Mode" in the prospectus.

   Fixed Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:

   o the applicable spread as determined by the remarketing agents on the Spread Determination Date; and

   o the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish that fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, that fixed rate of interest will in no event be lower than the related All-Hold Rate, if applicable.

   Interest on a class of reset rate notes during any reset period when it bears a fixed rate of interest and is denominated in U.S. Dollars generally will be computed on the basis of a 360-day year of twelve 30-day months. Interest on a class of reset rate notes during any reset period when it bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under "Certain Information Regarding the Notes--Determination of Indices" in the prospectus, or another day-count convention as is established on the related Remarketing Terms Determination Date. This interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.

   In addition, if either class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate, and this interest rate swap will be made as part of any required currency swap agreement as described in "Certain Information Regarding the Notes--The Reset Rate Notes--Foreign Exchange Mode" in the prospectus. Each of these interest rate swap agreements will terminate, generally, on the earliest to occur of:

   o the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if the related class of reset rate notes is then in foreign exchange mode;

   o  the related reset date for which the related call option is exercised;

   o the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

   o  the maturity date of the related class of reset rate notes.

   See "Certain Information Regarding the Notes--The Reset Rate Notes--Fixed Rate Mode" in the prospectus.

   Allocation of Principal to Accumulation Account. If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when it is then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever that class bears a fixed rate of interest), principal generally will be allocated to that class of reset rate notes and deposited into the related accumulation account. Those principal amounts will remain in the related accumulation account until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee. On that reset date, all amounts (less any investment earnings) then on deposit in the related accumulation account, including any allocation of principal made on that distribution date, will be distributed to the applicable reset rate noteholders, as of the related record date, in reduction of principal (or if in foreign exchange mode, on or about that reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable reset rate noteholders on or about that reset date).

   However, in the event that on any distribution date the amount (less any investment earnings) on deposit in the related accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the applicable class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the applicable reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the related currency swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable reset rate noteholders on or about that reset date). On that reset date the outstanding principal balance of that class of reset rate notes will be reduced to zero. Amounts (less any investment earnings) on deposit in the related accumulation account may be used only to pay principal on the applicable class of reset rate notes (or to make payments to the related currency swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement) and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

   The indenture trustee, subject to sufficient available funds therefor, will deposit into the related supplemental interest account the related Supplemental Interest Account Deposit Amount as described under "--Distributions" below.


   Tender of Reset Rate Notes; Remarketing Procedures. On the closing date, the trust, the administrator and the remarketing agents will enter into a remarketing agreement for the remarketing of each class of reset rate notes by the remarketing agents. Pursuant to the remarketing agreement, __________ and ___________ have each agreed to act as remarketing agents. [____________ is an affiliate of the depositor.] The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for a class of reset rate notes for any reset period at any time on or before the related Remarketing Terms Determination Date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a Remarketing Terms Determination Date.


   On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related Spread Determination Date (unless a Failed Remarketing is declared, 100% of the related reset rate noteholders have delivered a Hold Notice, or an exercise of the call option has occurred), that remarketing agency agreement will be supplemented to include all other required terms of the related remarketing. See "Certain Information Regarding the Notes--The Reset Rate Notes--Tender of Reset Rate Notes; Remarketing Procedures" in the prospectus for a description of the remarketing procedures applicable to the reset rate notes.

   Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, the excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date. Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of that class to zero, the amount of the Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes.

Notice of Interest Rates

   Information concerning the past and current LIBOR, any other applicable index, and the interest rates applicable to the notes will be available on SLC's website at http://www.studentloan.com or by telephoning the administrator at [(800) 967-2400] between the hours of 9 a.m. and 4 p.m., Eastern time, on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of notes is listed on the Irish Stock Exchange, the administrator will also notify the Irish paying agent, and will cause the Irish Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.

Additional Information Concerning Accounts and Eligible Investments

   The indenture administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited. The indenture administrator will also establish the following accounts in the name of the indenture trustee:

   o the reserve account, the capitalized interest account, the add-on consolidation loan account, the supplemental purchase account, any accumulation account, any supplemental interest account, any investment premium purchase account and any investment reserve account, for the benefit of the noteholders;

   o the remarketing fee account for the benefit of the remarketing agents and the class A noteholders; and

   o any currency account for the benefit of the applicable reset rate noteholders.

   The indenture administrator will invest funds in the collection account, the supplemental purchase account, the add-on consolidation loan account, the reserve account, any investment premium purchase account, any investment reserve account, any accumulation account, any supplemental interest account, the remarketing fee account and the capitalized interest account in eligible investments as provided in the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed notes) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that with respect to funds on deposit in any accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the applicable class of reset rate notes. See "Servicing and Administration--Accounts" in the prospectus for a more complete description of eligible investments.

   The administrator will direct the related swap counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any currency swap agreement into the applicable currency account.

Supplemental Purchase Period


   During the supplemental purchase period, which is the period beginning on the closing date and ending [ten] business days later on ____________, 20__, the eligible lender trustee, on behalf of the trust, will be permitted to purchase certain trust student loans, to the extent that: (1) they are eligible student loans, (2) they are purchased by the depositor from SLC, and (3) there are sufficient amounts on deposit in the supplemental purchase account. The supplemental purchase account will be created with an initial deposit by the trust on the closing date of cash or eligible investments. The initial deposit amount will be $ __________, which amount will constitute ___% of the Pool Balance as of the statistical cutoff date and ____% of the outstanding principal balance of the notes. This account will not be replenished.


   Subject to the availability of eligible student loans, the applicable seller will have the right to sell to the depositor certain trust student loans, and subject to the availability of funds in the supplemental purchase account, the depositor will purchase such certain trust student loans, to be sold to the trust, at a price equal to 100% of the sum of (i) the outstanding principal balance of each certain trust student loan and (ii) all accrued interest to be capitalized.

   As a condition to any sale, all of the certain trust student loans will be required to satisfy certain eligibility criteria as described above under "The Trust Student Loan Pool" in this prospectus supplement.

   The eligible lender trustee, on behalf of the trust, will purchase from the depositor and the depositor will purchase and sell to the eligible lender trustee, on behalf of the trust, all certain trust student loans purchased from the applicable seller immediately following the purchase of such loans.

   Any amounts remaining on deposit in the supplemental purchase account as of the end of the supplemental purchase period will be transferred to the collection account on the next business day and included as part of Available Funds on the initial distribution date.

Consolidation Loan Add-on Period

   The Higher Education Act permits borrowers to add certain eligible education loans to an existing consolidation loan up to 180 days after the origination of such consolidation loan. If the borrower of a trust student loan wanted to include an certain student loan in that borrower's existing consolidation loan and if the trust could not fund such certain student loan, the related trust student loan would have to be removed from the trust and treated as having been prepaid in full. To mitigate this effect, during the consolidation loan add-on period, which is the period from the closing date through ____________, 20___, the trust will be permitted to acquire add-on consolidation loans, which would increase the outstanding principal balance of an existing trust student loan, but only to the extent of funds on deposit in the add-on consolidation loan account.


   On the closing date, the depositor will fund the add-on consolidation loan account with proceeds from the sale of the notes in an amount of $ _________, which amount will constitute ______% of the Pool Balance as of the statistical cutoff date and ____% of the outstanding principal amount of the notes. No certain deposits will be made into the add-on consolidation loan account. Amounts may be withdrawn from time to time during the consolidation loan add-on period to acquire add-on consolidation loans and for no other purposes. Add-on consolidation loans will be added to the trust at a price equal to their outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following such acquisition, the outstanding principal balance of the related trust student loan will be increased by an identical amount. To the extent any funds remain on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period, all such amounts will be transferred to the collection account on the next business day and included as part of Available Funds on the initial distribution date.


Servicing Compensation

   The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (g) under "--Distributions--Distributions from the Collection Account" in this prospectus supplement. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates. The servicer will be solely responsible for the payment of fees due to the sub-servicer and the administrator.

Additional Information Concerning Servicing Procedures

   The servicer will keep ongoing records on the trust student loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act. It will also furnish periodic statements to the indenture trustee, the eligible lender trustee and the noteholders. See "Servicing and Administration--Statements to Indenture Trustee, Indenture Administrator and Trust" in the prospectus.

Additional Information Concerning Payments on Student Loans

   The servicing agreement will not require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Additional Information Concerning Servicer Covenants

   The servicer will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest-only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act. See "Servicing and Administration--Servicer Covenants" in the prospectus.

   All expenses related to the resignation or removal for cause of the servicer or any successor servicer will be paid solely by the servicer being replaced.

Distributions

   Deposits into the Collection Account. On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $___________ plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, to the extent such excess amount is not deposited into the supplemental purchase account. On or before the third business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture administrator with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased by SLC, the depositor or the servicer.

   Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt. [All payments received by the trust from the cap counterparty in respect of the interest rate cap will be deposited into the collection account within two business days of receipt.]

   Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture administrator to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

      On or before each distribution date, the administrator will instruct the indenture administrator to first pay or reimburse itself and the indenture trustee for all amounts due to it and the indenture trustee under the indenture for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the eligible lender trust agreements for the related distribution date (these amounts payable to the indenture administrator, the indenture trustee, the owner trustee and the eligible lender trustee not to exceed $_____ per annum in the aggregate) and then make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" and "--The Notes--The Class A Notes--Distributions of Principal", to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the _______, 20__ distribution date with respect to clauses
(c)(1), (c)(2) and (d) (or clauses (c)(1) and (c)(2)
below if a Class B Interest Subordination Condition is in effect) for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

      (a) to the servicer, the primary servicing fee due on that distribution date;

      (b) [to the remarketing fee account, any Quarterly Funding Amount for that distribution date;

      (c) pro rata, based on amounts due and owing:

         (1) to the class A noteholders (other than any class of reset rate noteholders if a swap agreement with respect to interest payments to be made to those noteholders is then in effect), the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount;

         (2) if a swap agreement is then in effect for any class of reset rate notes with respect to interest payments to be made to those noteholders, to each applicable swap counterparty, the amount of interest at the related floating rate of interest due to each applicable swap counterparty under the related swap agreement; and

         (3) if applicable, to each swap counterparty (other than the cap counterparty) the amount of any swap termination payment due to that swap counterparty under the related swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;

      (d) if the Class B Interest Subordination Condition is not in effect, to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

      (e) (1) sequentially, to the class A-1, class A-2, class A-3, class A-4 and class A-5 noteholders, in that order, until each such class is paid in full, the Class A Noteholders' Principal Distribution Amount; and

            (2) any remaining Class A Noteholders' Principal Distribution Amount, sequentially to the class A-6 and class A-7 noteholders, in that order, until the principal balance of each of those classes is paid in full; provided however, that

               (A) if either class of reset rate notes is then denominated in
            U.S. Dollars and is then structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,

               (B) if either class of reset rate notes is then denominated in a currency other than U.S. Dollars, principal payments either will be made to the related currency swap counterparty or will be allocated to the related accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of that class has been distributed to the related currency swap counterparty or allocated to the related accumulation account,

               (C) for purposes of this clause (e)(2), the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in any related accumulation account, and

               (D) on any reset date on which both classes of reset rate notes are successfully remarketed, the priority set forth in this clause
            (e)(2) may be changed from a sequential to a pro rata allocation (or vice versa), and that allocation may not be changed again until the next reset date on which both classes of reset rate notes are successfully remarketed;

      (f) to any supplemental interest account, the Supplemental Interest Account Deposit Amount, if any, for that distribution date;

      (g) to any investment reserve account, the amount, if any, required to fund that account to the applicable Investment Reserve Account Required Amount;

      (h) if the Class B Interest Subordination Condition is in effect, to the class B noteholders, the Class B Noteholders' Interest Amount;

      (i) on each distribution date after the Stepdown Date, to the class B noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount; provided that (x) if a Trigger Event has occurred and is continuing and (y) any class A notes are outstanding, then the remaining Available Funds will be distributed or allocated sequentially to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 noteholders, in that order, until each such class is paid in full;

      (j) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

      (k) to any investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

      (l) to the servicer, the aggregate unpaid amount of the carryover servicing fees, if any;

      (m) to the indenture administrator, the indenture trustee, the owner trustee, the eligible lender trustee, the Irish paying agent and the Irish Stock Exchange in respect of its, pro rata, for all amounts due to each and not previously paid for the related distribution date;

      (n) if applicable, to any swap counterparty or counterparties, pro rata, the amount of any swap termination payments due to the swap counterparty or counterparties, as the case may be, not payable in clause (c)(3) above;

      (o) if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;

      (p) if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of a class of reset rate notes on that distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

      (q) to the holder of the trust certificate (initially, the depositor or an affiliate thereof), any remaining amounts after application of the preceding clauses.

   Amounts that would be paid to each swap counterparty pursuant to clauses (c),
(e) or (n) above with respect to a class of reset rate notes, will be paid by the trust to the related swap counterparty on or about the third business day preceding each distribution date.

   In the event that a swap termination payment is owed by the trust to any swap counterparty and a replacement swap agreement is procured by the trust under which the replacement swap counterparty makes a payment to the trust, the trust will pay that amount directly to the original swap counterparty to the extent that a payment is owed by the trust to that counterparty. If after making that payment, the original swap counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (n) above.

   The trust certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

   For a discussion of the ramifications of a termination of a swap agreement meant to hedge currency risk, see "--Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode" below.

   Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode. On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the applicable currency account to the related class of reset rate notes if then in foreign exchange mode. If a currency swap agreement terminates, amounts that would have otherwise been paid to the related swap counterparty under that currency swap agreement will be used to make payments to the related class of reset rate notes, in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related swap counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the related class of reset rate notes. If the then-current exchange rate of U.S. Dollars for the applicable non-U.S. Dollar currency is less favorable than under the applicable currency swap agreement or if the then-current spread to LIBOR for another applicable index or a fixed rate is less favorable than under the applicable currency swap agreement, the trust will use more U.S. Dollars to pay the related class of reset rate noteholders than it would have paid to the related swap counterparty. As a result, amounts paid pursuant to clauses (c)(1) and (e) above, as applicable, under "--Distributions from the Collection Account" above could be higher if a currency swap agreement terminates.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

   Following the occurrence of an event of default and an acceleration of the notes, as described under "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default" in the prospectus, the priority of distributions on each distribution date shown above under "--Distributions--Distributions from the Collection Account" will be made in the following order of priority:

   first,

   (1) to the applicable noteholders of each class of reset rate notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for such reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding principal amount of such reset rate notes until they are paid in full; and/or

   (2) to the related currency swap counterparty if any class of reset rate notes then in foreign exchange mode is structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for such reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding principal amount of such reset rate notes until they are paid in full;

   second, to the indenture trustee for amounts due the indenture trustee for fees and expenses (but only to the extent not paid by the administrator or the depositor);

   third, to the servicer for due and unpaid primary servicing fees;

   fourth, pro rata, based on amounts due and owing:

   (1) to the class A noteholders (other than the noteholders of any class of reset rate notes if a swap agreement with respect to interest payments to be made to such noteholders is then in effect), for amounts due and unpaid on the class A notes for interest at the applicable rate of interest on such notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

   (2) if a swap agreement is then in effect for any class of reset rate noteholders with respect to interest payments to be made to such noteholders, to each swap counterparty, the amount of any swap interest payments due and payable by the issuer (other than as paid to that swap counterparty under priority first); and

   (3) if any swap agreement with respect to any class of reset rate notes has been terminated, to the related swap counterparty, the amount of any swap termination payments due to such swap counterparty due to a termination event or event of default (as defined in the related swap agreement) resulting solely from a payment default under the related swap agreement by the trust, a non-rescindable, non-waivable acceleration of the notes, or the bankruptcy or insolvency of the trust;

   fifth,

   (1) if any class of reset rate notes is in foreign exchange mode, pro rata
      (1) to the class A noteholders (other than the holders of any such class of reset rate notes then in foreign exchange mode), ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero, and (2) to the applicable currency swap counterparties an amount sufficient to reduce the U.S. Dollar equivalent of the outstanding principal amount of each class of reset rate notes then in foreign exchange mode to zero; or

   (2) if all classes of reset rate notes are then denominated in U.S. Dollars, pro rata to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero;

   sixth, to the class B noteholders for amounts due and unpaid on the class B notes for interest at the applicable rate of interest on such notes;

   seventh, to the class B noteholders, an amount sufficient to reduce the outstanding principal amount of the class B notes to zero;

   eighth, to the servicer, for any unpaid carryover servicing fees;

   ninth, to any swap counterparties (including any interest rate cap swap counterparty), pro rata, the amount of any swap termination payments due to such swap counterparties by the issuer and not payable pursuant to priority fifth (3) above;

   tenth, to the remarketing agents, any due and unpaid remarketing fees payable by the trust to the extent not previously paid from amounts on deposit in the remarketing fee account;

   eleventh, sequentially, first to the remarketing agents, and second to the administrator for any advances made on behalf of the trust, in each case, for payment of certain costs and expenses as set forth in the remarketing agreement in connection with the remarketing of any class of reset rate notes not previously reimbursed by the trust; and

   twelfth, to the trust certificateholder, any remaining funds.

   If the trust has entered into a currency swap agreement and such currency swap agreement terminates, amounts that would have otherwise been paid to the related currency swap counterparty (other than amounts payable as a termination payment thereunder) will be used to make payments to the related class of reset rate noteholders in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related currency swap counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency on the open market in order to make distributions on the applicable class of reset rate notes.

Voting Rights and Remedies

   Noteholders will have the voting rights and remedies described in the prospectus. See "Transfer Agreements--Amendments to Transfer Agreements", "Servicing and Administration--Servicer Default", "Servicing and Administration--Rights upon Servicer Default", "Servicing and Administration--Waiver of Past Defaults", "Servicing and Administration--Administrator Default", "Servicing and Administration--Rights upon Administrator Default", "Description of the Notes--The Indenture--Modification of Indenture", "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default" and "Certain Information Regarding the Notes--Definitive Notes" in the prospectus.

Credit Enhancement


   Excess Interest. Excess interest is created when interest collections received on the trust student loans during a collection period and related investment earnings exceed the interest on the note at the related note interest rates and certain fees and expenses of the trust. Excess interest with respect to the trust student loans is intended to provide "first loss" protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the trust certificateholder and will not be available on subsequent distribution dates to make payments on any class of the notes.


   Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $______. The reserve account may be replenished on each distribution date, by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under "--Distributions--Distributions from the Collection Account" in this prospectus supplement above.

   If the market value of securities and cash in the reserve account together with amounts on deposit in any supplemental interest account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

   If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture administrator to deposit the amount of the excess into the collection account for distribution on that distribution date.

   Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (b)
(c)(1), (c)(2) and (d) under "--Distributions--Distributions from the Collection Account" above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (e) and (i) and, in the case of the final distribution upon termination of the trust, clause (l) under "--Distributions--Distributions from the Collection Account" above. These funds will be paid from the reserve account to the persons and in the order of priority specified above for distributions out of the collection account in clauses (a) through (b), (c)(1), (c)(2) and (d) (if a Class B Interest Subordination Condition is not in effect), clause (e), and clauses (l) through
(o), as applicable.

   The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

   Capitalized Interest Account. The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $________. The initial deposit will not be replenished.

   Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date through the ________, 20__ distribution date, the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (c)(1), (c)(2) and (d) (or clauses (c)(1) and (c)(2) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture administrator to cover such shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under "--Distributions--Distributions from the Collection Account" above.

   All remaining funds on deposit in the capitalized interest account on the ________, 20__ distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

   The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the ________, 20__ distribution date.

   Priority of the Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.

      Trust Fees

   The table below sets forth the fees payable by or on behalf of the trust.

            Party                                            Amount
------------------------------- ------------------------------------------------------------------
Servicer(1)...............      The primary servicing fee for any month is equal to 1/12th of an amount not to exceed ___% of the outstanding principal amount of the trust student loans, plus the amount of any carryover
                                servicing fee.
Indenture Trustee(2)......      [$___ per annum,] [___% per annum of the [Note] [Adjusted Pool
                                Balance,] payable quarterly

Eligible Lender Trustee(3)      [$___ per annum] [___% per annum of the [Note] [Adjusted Pool
                                Balance,] payable quarterly
Remarketing Agents........      [Remarketing fee, which is an amount not to exceed ___% of the maximum principal balance of the class of reset rate notes that could be remarketed on a reset date.]

------------

(1) To be paid before any amounts are distributed to the noteholders.
(2) To be paid by the depositor pursuant to a separate agreement with the indenture trustee.
(3) To be paid by the depositor pursuant to a separate agreement with the eligible lender trustee.

Determination of Indices

   For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for a class of notes, see "Certain Information Regarding the Notes--Determination of Indices" in the prospectus.

Optional Purchase

   The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance.

   The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

   This prescribed minimum purchase amount is the amount that would be sufficient to:

   o  pay to noteholders the interest payable on the related distribution date;
      and

   o reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.

   See "The Student Loan Pools--Termination" in the prospectus.

   For these purposes, if either class of reset rate notes:

   o is then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of that class of reset rate notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

   o is then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of that class of reset rate notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

Auction of Trust Assets

   The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

   The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

   If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

   o the minimum purchase amount described under "--Optional Purchase" above (plus any amounts owed to the servicer as carryover servicing fees); or

   o the fair market value of the trust student loans as of the end of the related collection period.

   If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered.

   The net proceeds of any auction sale, plus all amounts, less any investment earnings, then on deposit in any accumulation account, will be used to retire any outstanding notes on the related distribution date.

   If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer's waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

   If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

   See "The Student Loan Pools--Termination" in the prospectus.

                                  STATIC POOLS

   Information concerning the static pool performance data of previous FFELP student loan securitizations of the sponsor is available on the sponsor's website at http://________________. This website presents the static pool performance data of the sponsor's previous securitizations involving student loans in the form of published charts. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or the related registration statement. We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

   The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below. Therefore, payments on the notes could occur significantly earlier than expected. Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected. Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans. Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case, where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period. See "Transfer Agreements--Purchase of Student Loans by the Depositor; Representations and Warranties of Sellers" and "Servicing and Administration--Servicer Covenants" in the prospectus. See also "Summary--Termination of the Trust" in this prospectus supplement regarding the servicer's option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Pool Balance and the auction of the trust student loans if the servicer does not exercise such option.

   On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans. These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the notes could occur significantly later than expected. Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto. In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

   The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

   The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

   [The following information describes two models (CLR and CPR), one of which will be used to calculate the weighted average lives and expected maturities of the notes in the relevant prospectus supplement.]

   Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is the consolidation loan ramp (or "CLR") model. The CLR model assumes that:

   o Student loans will prepay at an annual rate of 1/___th of 1.0% in the first month after origination;

   o The prepayment rate will increase by an annual rate of 1/___th of 1.0% per month up to the ___th month after origination; and

   o The monthly prepayment rate will be constant at ___% per annum in the ____th month after origination and in all subsequent months.

   This assumption is called "100% CLR." For example, at 100% CLR, student loans with a loan age of three months (student loans in the fourth month after origination) are assumed to prepay at an annual rate of 4/___ths of 1.0%. "0% CLR" assumes no prepayments; "50% CLR" assumes prepayment rates equal to 0.50 times 100% CLR; "200% CLR" assumes prepayment rates equal to 2.00 times 100% CLR; and so forth.

   The CLR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

   This model shows the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CLR scenarios. For purposes of calculating the information contained in here, it is assumed, among other things, that:

   o  the cutoff date for the initial trust student loans is as of _________;

   o all trust student loans are in repayment with interest to be capitalized added to principal balance;

   o  no trust student loan moves from repayment to any other status;

   o no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

   o consolidation rebate fees are paid one month in arrears based on the current month's ending principal balance;

   o there are government payment delays of 60 days for special allowance payments;

   o  index levels for calculation of borrower and government payments are:

   o  91-day Treasury bill rate of ____%; and

   o  three-month commercial paper rate of ____%;

   o distributions begin on ___________, and occur quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

   o the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all distribution dates will be equal to:

   o  Class A-1 notes: ______%;

   o  Class A-2 notes: ______%;

   o  Class A-3 notes: ______%;

   o  Class A-4 notes: ______%;

   o  Class A-5 notes: ______%;

   o  Class A-6 notes: ______%;

   o  Class A-7 notes: ______%;

   o  Class B notes: ______%;

   o the Class A-6 and class A-7 notes are successfully reset on each applicable reset date and will continue to bear the same rate of interest as during the initial reset period;

   o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

   o the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;

   o the collection account has an initial current balance equal to $0 and the remarketing fee account has an initial balance equal to $0;

   o  prepayments on the trust student loans:

   o are applied monthly in accordance with CLR as described above and the weighted average number of months since origination is ____ months;

   o are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable distribution date;

   o [there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

   o collections are reinvested in eligible investments until the day before the applicable distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period;

   o  no funds in the remarketing fee account are included in Available Funds;
      and

   o the pool of trust student loans consists of representative loans ("rep lines"), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term. Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

   The models have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                          At Various CLR Percentages(1)

 Weighted Average Life (years)(2)       [0%]       [50%]       [100%]       [150%]      [200%]
---------------------------------    ----------  ----------  ----------   ----------  ---------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes ..................      ________    ________    ________     ________    ________


    Expected Maturity Date
---------------------------------    ----------  ----------  ----------   ----------  ---------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________

------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                          At Various CLR Percentages(1)

 Weighted Average Life (years)(2)       [0%]       [50%]       [100%]       [150%]      [200%]
---------------------------------    ---------   ---------   ---------    ---------   --------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________


      Expected Maturity Date
---------------------------------    ---------   ---------   ---------    ---------   --------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________

------------

(1) Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-6 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-7 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                  Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CLR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

   The following table contains information concerning the weighted average lives and expected maturity dates of the notes. The information presented in the table is based on the below assumptions.

   Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant percentage rate ("CPR"). The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period. The CPR assumes that student loans will prepay in each month according to the following formula:

   Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

   Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for various CPR examples:

CPR            0%
                            5%
                                         7%
                                                       12%
                                                                             15%

Monthly           $0.00
Prepayment

                               $4.27
                                            $6.03

                                                        $10.60

                                                                          $13.45

   The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

   The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios. For purposes of calculating the information presented below, it is assumed, among other things, that:

    o   the cutoff date for the initial trust student loans is as of _________;

    o [all trust student loans are in repayment with interest to be capitalized added to principal balance; ]

    o   [no trust student loan moves from repayment to any other status;]

    o no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

    o [consolidation rebate fees are paid one month in arrears based on the current month's ending principal balance;]

    o there are government payment delays of 60 days for special allowance payments;

    o   index levels for calculation of borrower and government payments are:

    o   91-day Treasury bill rate of ____%; and

    o   three-month commercial paper rate of ____%;

    o distributions begin on ___________, and occur on each monthly allocation date and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

    o the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all distribution dates will be equal to:

    o   Class A-1 notes: ______%;

    o   Class A-2 notes: ______%;

    o   Class A-3 notes: ______%;

    o   Class A-4 notes: ______%;

    o   Class A-5 notes: ______%;

    o   Class A-6 notes: ______%;

    o   Class A-7 notes: ______%; and

    o   Class B notes: ______%;

    o the class A-6 and class A-7 notes are successfully reset on each applicable reset date and will continue to bear the same rate of interest as during the initial reset period;

    o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

    o the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;

    o the collection account has an initial current balance equal to $0 [and the remarketing fee account has an initial balance equal to $0;]

    o   prepayments on the trust student loans:

    o are applied monthly in accordance with the CPR as described above [and the weighted average number of months since origination is ____ months]; and

    o are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable distribution date;

    o [there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

    o collections are reinvested in eligible investments until the day before the applicable distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period;

    o [no funds in the remarketing fee account are included in Available Funds; and]

    o the pool of trust student loans consists of representative loans ("rep lines"), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term. Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

   These models have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                               at Various CPRs(1)


 Weighted Average Life (years)(2)       [0%]        [5%]        [7%]        [10%]       [12%]
---------------------------------     --------    --------    --------     --------    --------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________


      Expected Maturity Date
---------------------------------     --------    --------    --------     --------    --------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________

------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                               at Various CPRs(1)

 Weighted Average Life (years)(2)       [0%]        [5%]        [7%]        [10%]       [12%]
---------------------------------     --------    --------    --------     --------    --------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________


      Expected Maturity Date
---------------------------------     --------    --------    --------     --------    --------
Class A-1 notes.................      ________    ________    ________     ________    ________
Class A-2 notes.................      ________    ________    ________     ________    ________
Class A-3 notes.................      ________    ________    ________     ________    ________
Class A-4 notes.................      ________    ________    ________     ________    ________
Class A-5 notes.................      ________    ________    ________     ________    ________
Class A-6 notes.................      ________    ________    ________     ________    ________
Class A-7 notes.................      ________    ________    ________     ________    ________
Class B notes...................      ________    ________    ________     ________    ________

------------

(1) Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-6 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-7 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                  Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
                       Dates at Various CPR Percentages(1)


 Distribution Date       0%          50%        100%        150%        200%
------------------    ---------   ---------   ---------   ---------   ---------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------
(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Initial Interest Rate Swap Agreements

   If during the applicable initial reset period, the class A-6 notes or the class A-7 notes bear interest at a fixed rate, then, on the closing date, the trust will enter into one or more initial interest rate swaps with one or more Eligible Swap Counterparties to hedge the basis risk that results from the payment of a fixed rate of interest on the applicable class of reset rate notes. [Any interest rate swap counterparty or counterparties will be identified in the final prospectus supplement.]

   The Significance Percentage of any initial interest rate swap agreement will be [less than 10%] [at least 10% but less than 20%].

   Any initial interest rate swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to any such swap agreements as the "initial interest rate swap agreements."

   Under any initial interest rate swap agreement, the related initial interest rate swap counterparty will be obligated to pay to the trust, on or before the third business day preceding each distribution date, while that interest rate swap agreement is still in effect, an amount equal to the product of:

    o   a fixed rate of interest with respect to the applicable class of notes;

    o the outstanding principal balance of such class of notes immediately following the preceding distribution date (or with respect to the first distribution date, the closing date); and

    o a fraction, the numerator of which is 90 (or, with respect to the initial distribution date, ________) and the denominator of which is 360.

   All amounts received from each initial interest rate swap counterparty will be deposited into the collection account and will become part of Available Funds on the next distribution date.

   In exchange for the payments made by each initial interest rate swap counterparty, on or before the third business day preceding each distribution date while the related initial interest rate swap agreement is still in effect, the initial interest rate swap counterparty will be entitled to a payment from the trust, from Available Funds and, if necessary, the capitalized interest account and the reserve account, pari passu with interest payments to the class A notes, in an amount equal to the product of:

    o a LIBOR-based floating rate of interest (provided that LIBOR for the first accrual period will be determined using the same formula that applies to the LIBOR-based notes);

    o the outstanding principal balance of the related class of notes immediately following the preceding distribution date (or with respect to the first distribution date, the closing date); and

    o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360.

   The payment obligations of the trust and each initial interest rate swap counterparty under the related initial interest rate swap agreement will be netted.

   Termination Dates. Unless a termination event has occurred, any initial interest rate swap agreement will terminate, generally, on the initial reset date for the related class of notes.

   Modifications and Amendment of an Initial Interest Rate Swap Agreement. The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to any initial interest rate swap agreement for either class of reset rate notes to cure any ambiguity in, or correct or supplement any provision of, that initial interest rate swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that an amendment will not materially and adversely affect the interest of the noteholders and the Rating Agency Condition is satisfied.

   Conditions Precedent. The obligation of the trust to pay amounts due under any initial interest rate swap agreement for either class of reset rate notes will be subject to the conditions that:

    o no event of default by the related initial interest rate swap counterparty has occurred and is continuing under such initial interest rate swap agreement; and

    o no event that with the giving of notice or lapse of time or both would become an event of default by the related initial interest rate swap counterparty under the related initial interest rate swap agreement has occurred and is continuing.

   Each initial interest rate swap counterparty's obligation under each related initial interest rate swap agreement for either class of reset rate notes to pay amounts it owes will not be subject to any condition precedent, other than where an early termination under the related initial interest rate swap agreement has occurred or been designated.

   Default Under an Initial Interest Rate Swap Agreement. Events of default under any initial interest rate swap agreement for either class of reset rate notes will be limited to:

    o the failure of the trust (subject to the trust having sufficient Available Funds) or an initial interest rate swap counterparty to pay any amount when due under the related initial interest rate swap agreement after giving effect to the applicable grace period,

    o the occurrence of events of insolvency or bankruptcy of the trust or the related initial interest rate swap counterparty,

    o an acceleration of the principal of the notes following an event of default under the indenture,

    o a default by the related initial interest rate swap counterparty's credit support provider, if applicable,

    o a "Cross-Default", as described in Section 5(a)(vi) of the 1992 ISDA Master Agreement. However, this event of default is not applicable to the trust, and

    o a "Merger Without Assumption", as described in Section 5(a)(viii) of the 1992 ISDA Master Agreement. However, this event of default is not applicable to the trust.

   Termination Events. Any initial interest rate swap agreement will contain usual and customary termination events and will also include an additional termination event relating to withdrawal or downgrade of the related initial interest rate swap counterparty's credit rating. This additional termination event will occur if:

    o (1) the short-term debt rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "___" (or in the absence of a short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below "___") by S&P or any successor rating agency; (2) (a) the long-term senior debt rating or counterparty rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "___" or put on watch for downgrade by Moody's or any successor rating agency below "___" where the related initial interest rate swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either the long-term senior debt rating or the short-term debt rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded by Moody's or any successor rating agency below "___" or "___", respectively, or put on watch for downgrade when rated at such level by Moody's, where the related initial interest rate swap counterparty or its credit support provider, as the case may be, has both long-term and short- term debt ratings, or (3) the short-term debt rating or counterparty rating of the related initial interest rate swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "___" or "___" by Fitch or any successor rating agency; and

    o the related initial interest rate swap counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

   For purposes of this additional termination event:

   A "collateral arrangement" means any of:

    o a collateral agreement executed between the parties naming a third-party collateral agent, provided for the collateralization of the related initial interest rate swap counterparty's obligations under the related initial interest rate swap agreement as measured by the net present value of the related initial interest rate swap counterparty's marked-to-market obligations, together with a rating reaffirmation from the applicable rating agency; or

    o a letter of credit, guaranty or surety bond or insurance policy covering the related initial interest rate swap counterparty's obligations under the related initial interest rate swap agreement from a bank, guarantor or insurer having a short-term debt, long-term debt, counterparty or claims paying rating equal to or above the ratings set forth above.

   A "replacement transaction" means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the related initial interest rate swap counterparty's position under the related initial interest rate swap agreement on substantially the same terms or with those other amendments to the terms of the related initial interest rate swap agreement as may be approved by the parties and each of the rating agencies.

   A "rating affirmation" means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.

   Early Termination of an Initial Interest Rate Swap Agreement. Upon the occurrence of any swap default under each initial interest rate swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

   Upon any early termination of an initial interest rate swap agreement, either the trust or the related initial interest rate swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that a termination payment will be based on the value of the swap transaction under the related initial interest rate swap agreement computed in accordance with the procedures in the related initial interest rate swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust or an insolvency event with respect to the trust, the payment will be payable pari passu with the Class A Noteholders' Interest Distribution Amount. However, in the event that termination payment is owed to the related initial interest rate swap counterparty following any other swap default by the trust, a swap default resulting from a default of the related initial interest rate swap counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to deposits into any investment premium purchase account, and to the payment of any carryover servicing fee.

   Upon termination of any initial interest rate swap agreement the administrator, on behalf of the trust will attempt to enter into a replacement interest rate swap agreement on substantially the same terms as the original interest rate swap agreement. However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

   Initial Interest Rate Swap Counterparties. [Each of the initial interest rate swap counterparties will be identified in the final prospectus supplement and applicable disclosure regarding each initial interest rate swap counterparty's name, organizational form, the general character of such initial interest rate swap counterparty's business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

[Interest Rate Cap

   On the closing date, the trust will purchase an interest rate cap [from _____________, as cap counterparty]. [The cap counterparty will be identified in the final prospectus supplement.]

   The interest rate cap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

   The Significance Percentage of any interest rate cap will be [less than 10%] [at least 10% but less than 20%].

   The interest rate cap will terminate on the ________, 20___ distribution date. It may terminate earlier if a termination event or an event of default occurs under the master agreement.

   Under the terms of the interest rate cap agreement, the trust will pay the cap counterparty, from the net proceeds from the sale of the notes an upfront payment of $_____. On or before the ____ business day immediately preceding each distribution date to and including the _______, 20___ distribution date, the cap counterparty will pay to the trust for deposit into the collection account an amount, calculated on each distribution date, equal to the product of:

    o the excess, if any, of (1) three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2) ____%;

    o   a notional amount equal to $_________; and

    o   Actual/360.

   LIBOR for the first accrual period will be determined using the same formula as applies to the notes. Three-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the notes, as described in "Description of the Notes--Determination of LIBOR" in this prospectus supplement.

   Modifications and Amendment to the Interest Rate Cap Agreement. The trust agreement and the indenture will contain provisions permitting the owner trustee, with the consent of the indenture trustee, to enter into an amendment to the interest rate cap to cure any ambiguity in, or correct or supplement any provision of, the interest rate cap, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders, and provided, further, that the Rating Agency Condition is satisfied.

   Default Under the Interest Rate Cap Agreement. Events of default under the interest rate cap, or defaults, are limited to:

    o the failure of the cap counterparty to pay any amount when due under the interest rate cap after giving effect to the applicable grace period,

    o the occurrence of events of insolvency or bankruptcy of the trust or the cap counterparty,

    o an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable,

    o an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans, and

    o the following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Default under Specified Transaction" (not applicable to the trust), "Cross-Default" (not applicable to the trust except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

   Termination Events. The interest rate cap agreement will contain usual and customary termination events and will also include an additional termination event relating to the withdrawal or downgrade of the credit rating of the cap counterparty or its credit support provider, if applicable, below the specified credit rating. This additional termination event is in most respects the same as that which would apply to any initial interest rate swap agreements, except that the rating thresholds with respect to the cap counterparty will be lower than those with respect to any initial interest rate swap counterparties. See "--Initial Interest Rate Swap Agreements--Termination Events" above.

   Early Termination of the Interest Rate Cap. Upon the occurrence of any default under the interest rate cap or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

   Upon an early termination of the interest rate cap, either the trust or the cap counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the interest rate cap agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the reserve account to the Specified Reserve Account Balance, to deposits into any investment premium purchase account, and to the payment of any carryover servicing fee.

   Upon termination of the interest rate cap agreement the administrator, on behalf of the trust will attempt to enter into a replacement interest rate cap agreement on substantially the same terms as the original interest rate cap agreement. However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

   Interest Rate Cap Counterparty. The interest rate cap counterparty will be identified in the [final] prospectus supplement and applicable disclosure regarding the cap counterparty's name, organizational form, general character of the cap counterparty's business and any required financial disclosure (depending on the applicable Significance Percentage) will be included in the [final] prospectus supplement.]

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

   Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under "Certain U.S. Federal Income Tax Considerations" in the prospectus.

          [EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

   On June 3, 2003, the European Council of Economics and Finance Ministers (ECOFIN) agreed on proposals under which Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The proposals are expected to take effect from July 1, 2005.

   The Directive has been enacted into Irish legislation. Since January 1, 2004, where any person in the course of a business or profession carried on in Ireland makes an interest payment to, or secures an interest payment for the immediate benefit of, the beneficial owner of that interest, where that beneficial owner is an individual, that person must, in accordance with the methods prescribed in the legislation, establish the identity and residence of that beneficial owner. Where such a person makes such a payment to a "residual entity" then that interest payment is a "deemed interest payment" of the "residual entity" for the purpose of this legislation. A "residual entity", in relation to "deemed interest payments", must, in accordance with the methods prescribed in the legislation, establish the identity and residence of the beneficial owners of the interest payments received that are comprised in the "deemed interest payments."

   "Residual entity" means a person or undertaking established in Ireland or in another Member State or in an "associated territory" to which an interest payment is made for the benefit of a beneficial owner that is an individual, unless that person or undertaking is within the charge to corporation tax or a tax corresponding to corporation tax, or it has, in the prescribed format for the purposes of this legislation, elected to be treated in the same manner as an undertaking for collective investment in transferable securities within the meaning of the UCITS Directive 85/611/EEC, or it is such an entity or it is an equivalent entity established in an "associated territory", or it is a legal person (not being an individual) other than certain Finish or Swedish legal persons that are excluded from the exemption from this definition in the European Union Directive on the Taxation of Savings Income.

   Procedures relating to the reporting of details of payments of interest (or similar income) made by any person in the course of a business or profession carried on in Ireland, to beneficial owners that are individuals or to residual entities resident in another Member State or an "associated territory" and procedures relating to the reporting of details of deemed interest payments made by residual entities where the beneficial owner is an individual resident in another Member State or an "associated territory", will apply from a date not earlier than July 1, 2005 to be specified by the Minister for Finance of Ireland. For the purposes of these paragraphs "associated territory" means Andorra, Aruba, Netherlands Antilles, Jersey, Gibraltar, Guernsey, Isle of Man, Anguilla, British Virgin Islands, Cayman Islands, Montserrat, Leichtenstein, Monaco, San Marino, the Swiss Confederation, and Turks and Caicos Islands.]

   Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

                          CERTAIN ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan's investment in the entities (including certain insurance company general accounts) (collectively, "Plans").

   ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code ("Parties in Interest"). Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or excise tax) imposed pursuant to ERISA or the Code unless a statutory or administrative exemption is available.

   Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulations, as further described in the prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section

4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust or any owner of an equity interest therein or the seller is a Party in Interest. Accordingly, before making an investment in the notes, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan, will be deemed to have represented that, the Plan's purchase and holding of the notes will not constitute or otherwise result in a prohibited transaction in violation of
Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus.

   Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

    o   whether the fiduciary has the authority to make the investment;

    o   the diversification by type of asset of the Plan's portfolio;

    o   the Plan's funding objectives; and

    o whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable Similar Law.

                             REPORTS TO NOTEHOLDERS

   Quarterly distribution reports and annual servicing and administration reports concerning the trust will be delivered to noteholders. See "Reports to Noteholders" in the prospectus. These reports will be available at the office of the Irish paying agent or Irish listing agent. The first quarterly distribution report is expected to be available on or about ________, 20__.

   Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See "Certain Information Regarding the Notes--Book-Entry Registration" in the prospectus.

                                  UNDERWRITING

   The notes listed below are offered [severally] by the underwriter[s], subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC[, Clearstream and the Euroclear System], on or about ________, 20__, against payment in immediately available funds.

   Subject to the terms and conditions in the underwriting agreement dated ________, 20__, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

                   Class A-1    Class A-2   Class A-3    Class A-4   Class A-5    Class A-6    Class A-7    Class B
  Underwriter        Notes        Notes       Notes        Notes       Notes        Notes        Notes       Notes
--------------    ----------   ----------   ---------   ----------   ---------   ----------   ----------   ---------
                  $            $            $           $            $           $            $            $

   Total......    $            $            $           $            $           $            $            $

   The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.


                                  Initial Public    Underwriting      Proceeds to
                                  Offering Price      Discount       The Depositor     Concession       Reallowance
                                  --------------    ------------    --------------     -----------      -----------
Per Class A-1 Note............         100%                    %                %                %                %
Per Class A-2 Note............         100%                    %                %                %                %
Per Class A-3 Note............         100%                    %                %                %                %
Per Class A-4 Note............         100%                    %                %                %                %
Per Class A-5 Note............         100%                    %                %                %                %
Per Class A-6 Note............         100%                    %                %                %                %
Per Class A-7 Note............         100%                    %                %                %                %
Per Class B Note..............         100%                    %                %                %                %
                                  --------------    ------------     -------------     -----------      -----------
   Total......................    $                 $                $
                                  ==============    ============     =============     ===========      ===========

    The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $__________ payable by the depositor.

   The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

   [The underwriter is an affiliate of SLC.] Affiliates of the trust expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

   In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

   The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

   During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

   The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

   In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

   In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

   Each underwriter has represented and agreed that:

    o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

    o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

    o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

   No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, [this prospectus supplement] [the initial free writing prospectus] (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

   The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                        [LISTING AND GENERAL INFORMATION

   Application will be made to the Irish Stock Exchange for the class A notes to be admitted to the Daily Official List. There can be no assurances that such listing will be granted. In connection with the listing of the class A notes on the Irish Stock Exchange, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies of Ireland pursuant to Regulation 13 of the European Communities (Stock Exchange) Regulations, 1984 of Ireland.

   For so long as the class A notes are listed on the Irish Stock Exchange from the date of this prospectus supplement, all of the material contracts referred to herein and in the accompanying prospectus, including the indenture, the sale agreement, the purchase agreement, the servicing agreement, the administration agreement, any initial interest rate swap agreements and other basic documents will be made available for inspection at the registered offices of the Irish paying agent in Dublin, Ireland and at the registered office of the depositor, where copies thereof may be obtained upon request. Once the notes have been listed, trading may be effected on the Irish Stock Exchange. The Irish Stock Exchange will also be advised if any class of notes is delisted.

   The notes, the indenture, [the interest rate cap,] the sale agreement, the purchase agreement, the servicing agreement, the administration agreement and any initial interest rate swap agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. [The interest rate cap agreement contains provisions under which the parties to those agreements agree to the non-exclusive jurisdiction of the New York courts.]

   As of the date of this prospectus supplement, none of the trust, the eligible lender trustee, the indenture trustee or the indenture administrator is involved in any governmental, litigation or arbitration proceeding relating to the issuance of the notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

   The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLC and the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

   The depositor confirms that there has been no material adverse change in the assets of the trust since ________, 20__, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.]

                                LEGAL PROCEEDINGS

   [TO BE INSERTED IF APPLICABLE] As of the date of this prospectus supplement, the following legal proceedings against [the depositor, the sponsor, the servicer, the administrator, each seller, the indenture trustee and the eligible lender trustee] could be considered to be material to the noteholders:

   [____________________]


                                RATINGS OF THE NOTES

   The notes are required to be rated as follows:


                                         Rating Agency
                          Class     (Moody's / S&P / Fitch)
                        ---------   -----------------------
                        A-1 Notes      _____/_____/_____
                        A-2 Notes      _____/_____/_____
                        A-3 Notes      _____/_____/_____
                        A-4 Notes      _____/_____/_____
                        A-5 Notes      _____/_____/_____
                        A-6 Notes      _____/_____/_____
                        A-7 Notes      _____/_____/_____
                        B Notes        _____/_____/_____

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  LEGAL MATTERS

   Cadwalader, Wickersham & Taft LLP, as counsel to the trust, SLC, the servicer, the depositor and the administrator, will give opinions on specified legal matters for the trust, SLC, the depositor, the servicer and the administrator. Cadwalader, Wickersham & Taft LLP will give an opinion on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give an opinion on specified legal matters for the trust. Stroock & Stroock & Lavan LLP also will give opinions on specified legal matters for the underwriters.

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

      "Actual/360" means, with respect to an accrual period, the actual number of days elapsed in such period based on a year of 360 days.

      "Adjusted Pool Balance" means, for any distribution date, (i) if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, the Capitalized Interest Account Balance, the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account relating to the initial distribution date) and the Specified Reserve Account Balance for that distribution date, or (ii) if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, the sum of that Pool Balance and the Capitalized Interest Account Balance.

      "All-Hold Rate" means, if a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if that class is in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if that class is in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the holders of that class of reset rate notes choose to hold their reset rate notes for the upcoming reset period. The All-Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, and in their good faith determination, believe would result in the remarketing of the entire applicable class of reset rate notes at a price equal to 100% of the outstanding principal balance thereof.

      "Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

      o all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

            (a) any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

            (b) amounts required by the Higher Education Act to be paid to the U.S. Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, if any;

      o any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

      o all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

      o the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

      o the aggregate purchase amounts received during that collection period for those trust student loans purchased by SLC;

      o the aggregate amounts, if any, received from any of SLC, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

      o amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

      o any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date;

      o investment earnings for that distribution date earned on amounts on deposit in each trust account (other than any accumulation account and any currency account);

      o investment earnings actually received by the trust for that distribution date earned on amounts on deposit in any accumulation account;

      o amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;

      o     payments received under the interest rate cap agreement;

      o amounts received by the trust from SLC in respect of borrower benefits;

      o amounts transferred from any investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;

      o all amounts on deposit in any investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;

      o     all amounts on deposit in any supplemental interest account;

      o on the ________, 20__ distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date;

      o all amounts received by the trust from any swap counterparty for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date;

      o on the initial distribution date, the collection account initial deposit and any amounts transferred into the collection account from the supplemental purchase account following the end of the supplemental purchase period;

      o on the initial distribution date, any amounts transferred from the add-on consolidation loan account following the end of the consolidation loan add-on period;

      o amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date; [and]

      o [as to the first distribution date, the collection account initial deposit].

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (d) (or, if a Class B Interest Subordination Condition is in effect, clauses (a) through (c) from the capitalized interest account and clauses (a), (b), (c), (e) and (f) from the reserve account) under "Description of the Notes--Distributions--Distributions from the Collection Account", then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

      "Call Rate" means, if the call option has been exercised with respect to a class of reset rate notes, the rate of interest that is either:

      o if that class did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

      o if that class had one or more related swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related swap counterparties from the trust during the previous reset period.

   The Call Rate will continue to apply for each reset period while the call holder retains that class of reset rate notes.

      "Capitalized Interest Account Balance" means, for any distribution date through and including the ________, 20__ distribution date:

      o if neither of conditions (1) and (2) described under "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" above are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (c)(1), (c)(2) and (d) (or clauses (c)(1) and (c)(2) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" above; or

      o if either of conditions (1) or (2) described under "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (c)(1) and (c)(2) under "--Distributions--Distributions from the Collection Account" above over (y) the Class B Noteholders' Interest Distribution Amount.

      "Class A Note Interest Shortfall" means, for any distribution date, the excess of:

      o the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over

      o the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

      "Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

      o the Class A Noteholders' Principal Distribution Amount on that distribution date, over

      o the amount of principal actually distributed or allocated to the class A noteholders or deposited into any accumulation account on that distribution date.

   "Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that distribution date.

      "Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

      o the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date, and

      o     the Class A Note Interest Shortfall for that distribution date.

   "Class A Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount multiplied by the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A

Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in any related accumulation account. In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

      "Class A Percentage" means 100% minus the Class B Percentage.

      "Class B Interest Subordination Condition" means, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon as of the last day of the related collection period, and amounts then on deposit in the reserve account in excess of the Specified Reserve Account Balance as of such distribution date, would be less than the outstanding principal balance of the class A notes.

      "Class B Note Interest Shortfall" means, for any distribution date, the excess of:

      o the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

      o the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

      "Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

      o the Class B Noteholders' Principal Distribution Amount on that distribution date, over

      o the amount of principal actually distributed to the class B noteholders on that distribution date.

      "Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that distribution date.

      "Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

      o the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

      o     the Class B Note Interest Shortfall for that distribution date.

   "Class B Noteholders Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount multiplied by the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B notes. In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

   "Class B Percentage" means, with respect to any distribution date:

      o prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

      o on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, immediately prior to that distribution date.

      "DTC" means The Depository Trust Company, or any successor thereto.

      "Eligible Swap Counterparty" means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

      "Extension Rate" means, for each quarterly distribution date following a Failed Remarketing with respect to a class of reset rate notes then in foreign exchange mode, the rate of interest payable to the related currency swap counterparty, generally not to exceed three-month LIBOR plus %, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that in each case the Rating Agency Condition is satisfied.

      "Failed Remarketing" means, on any reset date for a class of reset rate notes, the situation where:

      o the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,

      o the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,

      o the remarketing agents are unable to remarket some or all of the tendered notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase those notes themselves,

      o the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

      o certain conditions specified in the remarketing agreement are not satisfied, or

      o     any applicable Rating Agency Condition has not been satisfied.

   "Failed Remarketing Rate" means, for any reset period when any class of reset rate notes is then denominated in U.S. Dollars, three-month LIBOR plus %; and when any class of reset rate notes is in foreign exchange mode during a reset period, as will be determined on the related Spread Determination Date pursuant to the terms of the related currency swap agreement.

      "Fitch" means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

      "Hold Notice" means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of reset rate notes denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that the holder desires to hold its reset rate notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All-Hold Rate during that reset period.

      "Initial Pool Balance" means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

      "Investment Premium Purchase Account Deposit Amount" means, with respect to each distribution date when funds are deposited into an accumulation account, an amount generally equal to % of the amount deposited into that accumulation account.

      "Investment Reserve Account Required Amount" means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in an accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (that amount not to exceed the amount of the unrealized loss on the related eligible investments).

      "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

      "Notice Date" means, for each class of reset rate notes, 12:00 p.m.
(noon), New York City time, on the sixth business day prior to the reset date for that class.

      "Pool Balance" means, for any date, the aggregate principal balance of the trust student loans as of the close of business on that date, including accrued interest that is expected to be capitalized.

      "Principal Distribution Amount" means, (i) as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance as of the end of the initial collection period, and (ii) as to each subsequent distribution date, [the sum of (1)] the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date [and (2) any amounts received under the interest rate cap for that distribution date].

      "Quarterly Funding Amount" means, for each class of reset rate notes, for any distribution date that is (1) more than one year before the next related reset date, zero; and (2) one year or less before the next related reset date, an amount to be deposited in the remarketing fee account so that the amount therein in respect of that class equals the Quarterly Required Amount for that class; provided, however, that if on any distribution date that is not a reset date, the amount on deposit in the remarketing fee account in respect of that class is greater than the Quarterly Required Amount for that class, the excess will be transferred to the collection account and included in Available Funds for that distribution date.

      "Quarterly Required Amount" means, for each class of reset rate notes, (1) on any related reset date, the Reset Period Target Amount for that class or (2) on a distribution date that is one year or less before the next related reset date (x) the Reset Period Target Amount for that class multiplied by (y) five minus the number of distribution dates remaining until the next reset date for that class (excluding the current distribution date and including the next reset date), divided by (z) five.

      "Rating Agency Condition" means, with respect to any intended action, that each rating agency then rating a class of notes shall have been given 10 days' prior written notice thereof and that each such rating agency shall have notified the administrator, the servicer, the eligible lender trustee, the indenture trustee and the indenture administrator in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then-current rating of any class of notes.

      "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

      "Remarketing Terms Determination Date" means, for a class of reset rate notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.

      "Reset Period Target Amount" means, for each class of reset rate notes, for any distribution date that is (1) more than one year before the next related reset date, zero, and (2) one year or less before the next related reset date, the highest remarketing fee payable to the remarketing agents for that class of reset rate notes (not to exceed % of the maximum principal balance of that class of reset rate notes that could be remarketed) on the next related reset date as determined by the administrator based on the assumed weighted average life of that class of reset rate notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as that schedule may be amended from time to time.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

      "Significance Estimate" with respect to any derivative instrument and as of the closing date, means the reasonable, good faith estimate of the maximum probable exposure of the trust to the related swap counterparty, which estimate is made in the same manner as that utilized in the sponsor's internal risk management process for similar instruments.

      "Significant Guarantors" means the guarantee agencies that each guarantee trust student loans comprising at least 10% of the initial Pool Balance.

      "Significance Percentage" means as of the closing date the percentage that the Significance Estimate represents of the Pool Balance plus all amounts on deposit in the accounts.

      "Specified Reserve Account Balance" means, for any distribution date, the greater of:

      (a) ___ % of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such accounts relating to the initial distribution date), each as of the close of business on the last day of the related collection period; and

      (b) $_____;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, as to a class of reset rate notes that is not then structured to receive a payment of principal until the end of the related reset period, the outstanding principal balance of that class (or its U.S. Dollar equivalent, if applicable) will be reduced by any amounts (less any investment earnings) on deposit in the related accumulation account.

      "Spread" means the percentage determined by the remarketing agents with respect to a class of reset rate notes that is to bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to that class during any reset period after the initial reset period so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered notes of that class to be remarketed by the remarketing agents at 100% of the principal balance thereof, as described under "Description of the Notes--The Reset Rate Notes--Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

      "Spread Determination Date" means 3:00 p.m., New York City time, on the third business day prior to the related reset date.

      "Stepdown Date" means the earlier to occur of (1) the _________, 20___ distribution date or (2) the first date on which no class A notes remain outstanding. For this purpose, the outstanding principal balance of the reset rate notes will be deemed reduced by any amounts (other than investment earnings) on deposit in any accumulation account.

      "Supplemental Interest Account Deposit Amount" means, with respect to any distribution date during a reset period when a class of reset rate notes is then structured not to receive a payment of principal until the end of the related reset period, the lesser of:

      o     the product of:

      (1) the difference between (a) the weighted average of the LIBOR- based rates (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to any related swap counterparties on the next distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to the related noteholders on the next distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

      (2) the amount on deposit in the related accumulation account immediately after that distribution date, and

      (3) the actual number of days from that distribution date to the next reset date for that class, divided by 360; and

      o     an amount that satisfies the Rating Agency Condition.

      "Trigger Event" means, on any distribution date (i) while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts on deposit in any accumulation account (other than investment earnings) after giving effect to distributions to be made on that distribution date, exceeds the Pool Balance plus the reserve account balance as of the end of the related collection period or (ii) if there has not been an optional purchase or sale of the trust student loans through an auction after the Pool Balance falls below 10% of the initial Pool Balance.

                                PRINCIPAL OFFICES

                                    DEPOSITOR

                      SLC Student Loan Receivables I, Inc.
                       750 Washington Boulevard, 9th Floor
                           Stamford, Connecticut 06901

                           ADMINISTRATOR AND SERVICER

                          The Student Loan Corporation
                       750 Washington Boulevard, 9th Floor
                           Stamford, Connecticut 06901

                        SLC STUDENT LOAN TRUST _____ ___

--------------------------,  -----------------------, -------------------------,
as Eligible Lender Trustee    as Indenture Trustee    as Indenture Administrator
         [Address]                  [Address]                 [Address]

                              [IRISH PAYING AGENT]

                        _________________________________
                                    [Address]

                              [IRISH LISTING AGENT]

                        _________________________________
                                    [Address]

 LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE ADMINISTRATOR AND THE SERVICER

                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                         Richards, Layton & Finger, P.A.
                                 920 King Street
                           Wilmington, Delaware 19801

                         LEGAL ADVISORS TO UNDERWRITERS

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038

                                  UNDERWRITERS

                          ____________________________.
                                    [Address]

                              $___________________

                        SLC Student Loan Trust _____ ___
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

               --------------------------------------------------
                    P R O S P E C T U S  S U P P L E M E N T
               --------------------------------------------------


                                  [UNDERWRITER]



                                 ________, 20__

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering notes in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

      Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         Prospectus Supplement to Prospectus dated ______________, 20__
                                 $______________
                  SLC Private Credit Student Loan Trust ____-__
                                 Issuing Entity
                      SLC Student Loan Receivables I, Inc.
                                    Depositor
                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes

On or about ________, 20__, the issuing entity will issue the following classes of notes:


             Original                                                                             Proceeds to
             Principal                                                  Price to   Underwriting       the
  Class       Amount          Interest Rate             Maturity         Public      Discount      Depositor
------------------------------------------------------------------------------------------------------------
A-1 Notes   $_________   [3-month LIBOR plus ____%]   ___________, 20__   100%         ____%        _____%
A-2 Notes   $_________   [3-month LIBOR plus ____%]   ___________, 20__   100%         ____%        _____%
A-3 Notes   $_________   [3-month LIBOR plus ____%]   ___________, 20__   100%         ____%        _____%
A-4 Notes   $_________   [3-month LIBOR plus ____%]   ___________, 20__   100%         ____%        _____%
A-5 Notes   $_________   [3-month LIBOR plus ____%]   ___________, 20__   100%         ____%        _____%
A-6 Notes   $_________          Auction Rate          ___________, 20__   100%         ____%         ____%
A-7 Notes   $_________          Auction Rate          ___________, 20__   100%         ____%         ____%
B Notes     $_________   [3-month LIBOR plus ____%]   ___________, 20__   100%         ____%        _____%



The issuing entity will make payments primarily from collections on a pool of private credit student loans. Private credit student loans are education loans to students and parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program, also known as FFELP, or any other federal student loan program. Interest and principal on the floating rate notes will be paid to the applicable noteholders quarterly on the ______ of each _________, _________, _________ and _________, beginning _________, 20__.
Interest and principal on the auction rate notes will be paid to the applicable noteholders on the auction rate distribution date as described in this prospectus supplement. In general, the issuing entity will pay principal allocable to the class A notes sequentially to the class A-1 through class A-7 notes, in numeric order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the earlier of
(i) the distribution date in ________, 20__ or (ii) the first date on which no class A notes are outstanding. The class B notes will then receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest, and if a class B interest subordination condition is in effect, to principal, on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes will include overcollateralization, cash on deposit in a reserve account, the subordination of the class B notes to the class A notes [and insurance on the trust student loans], as described in this prospectus supplement. The trust will also enter into two basis swap agreements [and an interest rate cap agreement] and will make a deposit into a cash capitalization account, which will be available for a limited period of time.


The Class A-1 through A-5 and Class B notes are floating rate notes. The class A-6 and A-7 notes are auction rate notes. A description of how LIBOR is determined appears under "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the prospectus and "Description of the Notes--Determination of LIBOR" in this prospectus supplement.

We are offering the notes through the underwriters at the prices shown above, when and if issued. [Application will be made to the Irish Stock Exchange for the class A-1 through class A-5 notes to be admitted to the Daily
Official List. There can be no assurance that such a listing will be obtained.]

We expect the proceeds to the depositor from the sale of the notes to be $______________, before deducting expenses payable by the depositor estimated to be $______________.

You should consider carefully the risk factors beginning on page S-22 of this supplement and on page 17 of the prospectus. The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.
They are not obligations of or interests in The Student Loan Corporation, the depositor, [, any unaffiliated seller] or any of their affiliates. The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

                                  [UNDERWRITER]

                                 ________, 20__

                                TABLE OF CONTENTS

SUMMARY OF TERMS...........................................................S-6
   Principal Parties.......................................................S-6
   The Notes...............................................................S-6
   Dates...................................................................S-7
   Information About the Notes.............................................S-7
   Floating Rate Notes.....................................................S-7
   Auction Rate Notes......................................................S-8
   All Notes...............................................................S-9
   Indenture Trustee......................................................S-11
   Owner Trustee..........................................................S-11
   Auction Agent..........................................................S-11
   Indenture Administrator and Paying Agent...............................S-11
   Administrator and Sub-administrator....................................S-11
   Servicer and Sub-servicer..............................................S-11
   [Irish Listing Agent and Paying Agent..................................S-12
   Information About the Issuing Entity...................................S-12
   Capitalization of the Trust............................................S-15
   Administration of the Trust............................................S-15
   Termination of the Trust...............................................S-19
   Interest Rate Swap Agreement...........................................S-20
   [Interest Rate Cap.....................................................S-21
   Trust Certificateholder................................................S-21
   Certain U.S. Federal Income Tax Considerations.........................S-21
   Certain ERISA Considerations...........................................S-21
   Ratings of the Notes...................................................S-21
   [Listing Information...................................................S-22
   Risk Factors...........................................................S-22
   Identification Numbers.................................................S-22
   CUSIP Numbers..........................................................S-22
   European Common Codes..................................................S-22
   International Securities Identification Numbers (ISIN).................S-22
RISK FACTORS..............................................................S-24
DEFINED TERMS.............................................................S-26
FORMATION OF THE TRUST....................................................S-26
   The Trust..............................................................S-26
ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES.................S-28
   [Unaffiliated Seller...................................................S-28
   Indenture Trustee......................................................S-28
   Sub-servicer...........................................................S-29
THE SELLER[S].............................................................S-29
   [Non-SLC Originated Loans..............................................S-30
STUDENT LOAN PROGRAMS.....................................................S-31
USE OF PROCEEDS...........................................................S-31
THE TRUST STUDENT LOAN POOL...............................................S-31
   General................................................................S-31
   Eligible Trust Student Loans...........................................S-31
   Characteristics of Trust Student Loans.................................S-32
   [Insurance of Trust Student Loans......................................S-41
   Cure Period for Trust Student Loans....................................S-41
DESCRIPTION OF THE NOTES..................................................S-42
   General................................................................S-42
   The Notes..............................................................S-42
   Determination of LIBOR.................................................S-45
   Notice of Interest Rates...............................................S-45
   The Auction Rate Notes.................................................S-45
   Additional Information Concerning Accounts and Eligible Investments....S-48
   Servicing Compensation.................................................S-48

   Additional Information Concerning Servicing Procedures.................S-48
   Additional Information Concerning Payments on Student Loans............S-48
   Additional Information Concerning Servicer Covenants...................S-48
   Distributions..........................................................S-49
   Priority of Payments Following Certain Events of Default Under the
      Indenture...........................................................S-51
   Voting Rights and Remedies.............................................S-51
   Cash Capitalization Account............................................S-52
   Credit Enhancement.....................................................S-53
   Trust Fees.............................................................S-54
   Optional Purchase......................................................S-54
   Auction of Trust Assets................................................S-54
STATIC POOLS..............................................................S-55
   Prepayments, Extensions, Weighted Average Lives and Expected
      Maturities of the Notes.............................................S-55
   Derivative Instruments.................................................S-77
   [Interest Rate Cap.....................................................S-80
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS............................S-82
[EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME...............S-82
CERTAIN ERISA CONSIDERATIONS..............................................S-82
REPORTS TO NOTEHOLDERS....................................................S-83
[LISTING AND GENERAL INFORMATION..........................................S-85
LEGAL PROCEEDINGS.........................................................S-86
RATINGS OF THE NOTES......................................................S-86
LEGAL MATTERS.............................................................S-86
GLOSSARY FOR PROSPECTUS SUPPLEMENT........................................S-87

                  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

      o the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes; and

      o this prospectus supplement, which describes the specific terms of the notes being offered.

      We have not authorized anyone to provide you with different information. You should read both the prospectus and the prospectus supplement to fully understand the notes.

      For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Tables of Contents on page S-2 of this prospectus supplement and on pages 3-5 of the prospectus provide the pages on which you can find these captions.

      Affiliates of the issuing entity expect to enter into market-making transactions in the notes and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

                               NOTICE TO INVESTORS

      [IN CONNECTION WITH THIS ISSUE, ______________ WILL ACT AS STABILIZING MANAGER IN RESPECT OF THE CLASS A-_ NOTES. THE STABILIZING MANAGER (OR ANY PERSON ACTING FOR THE STABILIZING MANAGER) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF LISTED CLASS A-_ NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL FOR A LIMITED PERIOD. HOWEVER, THERE MAY BE NO OBLIGATION ON THE STABILIZING MANAGER (OR ANY AGENT OF THE STABILIZING MANAGER) TO DO THIS. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND MUST BE BROUGHT TO AN END AFTER A LIMITED PERIOD. SUCH STABILIZING WILL BE IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES.]

                               -------------------

      [The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.]

                        [IRISH STOCK EXCHANGE INFORMATION

      In connection with the proposed listing of the class A-1 through A-5 notes on the Daily Official List of the Irish Stock Exchange, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Ireland pursuant to Regulation 13 of the European Community (Stock Exchange) Regulations, 1984 of Ireland.

      In addition, in connection with the proposed listing of the class A notes on the Daily Official List of the Irish Stock Exchange, the depositor accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of the knowledge and belief of the depositor the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

      Reference in this prospectus supplement and the accompanying prospectus to any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus filed with the Irish Stock Exchange in connection with the listing of the class A-1 through A-5 notes.]

                      SUMMARY OF PARTIES TO THE TRANSACTION

      This chart provides only a simplified overview of the relations between the principal parties to the transaction. Refer to this prospectus supplement for a further description.

                                     [CHART]



Affiliations, Certain Relationships and Related Transactions

   o The depositor is a wholly-owned, special-purpose subsidiary of the sponsor;

   o The sponsor, seller, servicer and administrator are the same entity and an 80% owned indirect subsidiary of Citigroup, Inc., and are affiliates of the eligible lender trustee, indenture administrator and sub-servicer;

   o The sub-servicer is an indirect wholly owned subsidiary of Citigroup, Inc., the parent of the sponsor;

   o  The sub-administrator is an affiliate of the sponsor and the depositor;

   There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm's length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the prospectus between or among the sponsor and the issuing entity and any other principal party.



                          PAYMENT FLOWS AND DELIVERIES

                                     [CHART]

                                SUMMARY OF TERMS

      This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus. You should read the full description of this information appearing elsewhere in this prospectus supplement and in the prospectus to understand all of the terms of the offering of the notes.

Principal Parties

      Issuing Entity

      SLC Private Credit Student Loan Trust _____-___

      Depositor

      SLC Student Loan Receivables I, Inc.

      Sponsor, Seller, Servicer and Administrator

      The Student Loan Corporation

      Sub-servicer

      Citibank, USA, National Association

      Sub-administrator

      CitiMortgage, Inc.

      Indenture Trustee

      ______________________


      Indenture Administrator

      ______________________


      [Unaffiliated Sellers

      ______________________]

      Owner Trustee

      ______________________

The Notes

      The issuing entity is offering the following classes of notes:

      Class A Notes:

      o Floating Rate Class A-1 Student Loan Asset-Backed Notes in the amount of $_____________;

      o Floating Rate Class A-2 Student Loan Asset-Backed Notes in the amount of $_____________;

      o Floating Rate Class A-3 Student Loan Asset-Backed Notes in the amount of $_____________;

      o Floating Rate Class A-4 Student Loan Asset-Backed Notes in the amount of $_____________;

      o Floating Rate Class A-5 Student Loan Asset-Backed Notes in the amount of $_____________;

      o Auction Rate Class A-6 Student Loan Asset-Backed Notes in the amount of $______________; and

      o Auction Rate Class A-7 Student Loan Asset-Backed Notes in the amount of $______________.

      Class B Notes:

      o Floating Rate Class B Student Loan Asset-Backed Notes in the amount of $______________.

      The floating rate notes consist of the classes A-1, A-2, A-3, A-4, A-5 and the class B notes. The auction rate notes consist of class A-6 notes and the class A-7 notes. We sometimes refer to the class A-1, A-2, A-3, A-4 and A-5 notes and the auction rate notes, collectively, as the class A notes, and to the class A notes and the class B notes, collectively, as the notes.

Dates

      The closing date for this offering is anticipated to be ________, 20__.

      The information about the trust student loans in this prospectus supplement is calculated and presented as of ________, 20__. We refer to this date as the statistical cutoff date.


      The cutoff date for the trust student loans will be the closing date, after which time the issuing entity will be entitled to receive all collections and proceeds on the trust student loans.


      The issuing entity will be entitled to receive all collections and proceeds on the trust student loans on or after the closing date.

      A distribution date for the floating rate notes is the _____ of each ___________, ___________, ___________ and ___________, beginning ______, 20__.
If any such date is not a business day, the distribution date will be the next business day. We sometimes refer to these distribution dates as quarterly distribution dates.

      A distribution date for a class of auction rate notes is (a) the business day following the end of each auction period for that class of auction rate notes and (b) for a class of auction rate notes with an auction period in excess of 90 days, in addition to the days referred to in clause (a), the quarterly distribution dates referred to above. We sometimes refer to a distribution date for auction rate notes as an auction rate distribution date.

      Interest and principal will be payable to holders of record as of the close of business on the record date, which is the business day before the related distribution date.

Information About the Notes

      The notes are debt obligations of the issuing entity only. The notes will receive payments primarily from a pool of trust student loans.

      We refer to the pool of student loans purchased by the issuing entity as the trust student loans.

Floating Rate Notes

      The class A-1 through class A-5 notes and the class B notes are floating rate notes. Interest will accrue generally on the outstanding principal balances of the floating rate notes during each accrual period and will be paid on each quarterly distribution date.

      Each accrual period for the floating rate notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date. The first accrual period for the floating rate notes, however, will begin on the closing date and end on ______, 20__, the day before the first quarterly distribution date.

      Interest Rates. Except for the first accrual period, each class of floating rate notes will bear interest at a rate equal to three-month LIBOR plus the applicable spread listed in the table below:

  Class     Spread
---------   -------
A-1 Notes   ______%
A-2 Notes   ______%
A-3 Notes   ______%
A-4 Notes   ______%
A-5 Notes   ______%
B Notes     ______%

      See "Description of the Notes--The Notes--The Class A Notes--Distributions of Interest" in this prospectus supplement for a description of how LIBOR is determined for the first accrual period.

      The administrator will determine LIBOR as specified under "Description of the Notes--Determination of LIBOR" in this prospectus supplement and "Certain Information Regarding the Notes--Determination of Indices--LIBOR" in the prospectus. The administrator will calculate interest on the floating rate notes based on the actual number of days elapsed in each accrual period divided by 360.

Auction Rate Notes

      The class A-6 and the class A-7 notes are auction rate notes. Interest will accrue generally on the principal balances of the auction rate notes during the related accrual period and will be paid on the related distribution date.

      An accrual period for a class of auction rate notes begins on a distribution date for that class and ends on the day before the next distribution date for that class. The first accrual period for a class of auction rate notes, however, will begin on the closing date and end on the initial auction date for that class.

      Interest Rates. The interest rate for each class of auction rate notes is determined at auction. The initial interest rate on the auction rate notes will be determined on the second business day before the closing date. The initial auction date and the initial rate adjustment date occurring after the closing date for each class of auction rate notes are set forth below:

               Initial         Initial Rate
  Class      Auction Date    Adjustment Date
---------   --------------   ---------------
A-6 Notes   _________,20__   _________, 20__
A-7 Notes   _________,20__   _________, 20__

      For each auction period, the interest rate for the auction rate notes will equal the least of:

      (1) the rate determined pursuant to the auction procedures described under "Description of the Notes--The Auction Rate Notes" in this prospectus supplement and "Certain Information Regarding the Notes--The Auction Rate Notes" in the prospectus; and

      (2) a maximum rate, equal to the least of:

      o LIBOR for a period comparable to the auction period plus a margin generally expected to be ___% to ___%, depending upon the ratings of the auction rate notes;

      o     ___%;

      o     the maximum rate permitted by law; and

      o the auction student loan rate, which is the weighted average interest rate of the trust student loans minus administrative expenses.

      For the auction rate notes, we will calculate interest based on the actual number of days elapsed in each accrual period divided by 360.

      After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period or the auction date for any class of auction rate notes may change as described under "Description of the Notes--The Auction Rate Notes" in this prospectus supplement.

      If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the accrual period will be the non-payment rate, which is one-month LIBOR plus ___%.

      If, in any auction, all the auction rate notes subject to the auction are subject to hold orders, the interest rate for that accrual period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less ___%.

All Notes

      Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

   Principal Payments. Principal will be payable or allocable to the notes on each quarterly distribution date in an amount generally equal to the principal distribution amount for that quarterly distribution date plus any shortfall in the payment of principal as of the preceding distribution date. Principal will not be paid to a class of auction rate notes on a quarterly distribution date unless it is also a distribution date for that class. Instead, principal will be allocable to the applicable class. Principal allocable but not payable to the auction rate notes on a quarterly distribution date will be set aside in the future distribution account and then paid on the applicable auction rate distribution date.

      Unless the principal balances of the classes A-1, A-2, A-3, A-4, A-5, A-6 and A-7 notes have been reduced to zero, the class B notes will not be entitled to any payments of principal until the __________, 20__ quarterly distribution date or during any period thereafter in which cumulative realized losses on the trust student loans exceed specified levels. During these periods, in general, principal will be paid or allocated only to the class A-1 notes until their balance is reduced to zero, then to the class A-2 notes until their balance is reduced to zero, then to the class A-3 notes until their balance is reduced to zero, then to the class A-4 notes until their balance is reduced to zero, then to the class A-5 notes until their balance is reduced to zero and then, pro rata, in lots of $50,000, to the class A-6 and class A-7 notes until their balances are reduced to zero.

      In general, on and after the _________, 20__ quarterly distribution date and so long as cumulative realized losses on the trust student loans do not exceed specified levels, principal on the notes will be paid or allocated sequentially on each quarterly distribution date:

      o first, to the class A-1 notes until their share of the principal distribution amount is paid in full;

      o second, to the class A-2 notes until their share of the principal distribution amount is paid in full;

      o third, to the class A-3 notes until their share of the principal distribution amount is paid in full;

      o fourth, to the class A-4 notes until their share of the principal distribution amount is paid in full;

      o fifth, to the class A-5 notes until their share of the principal distribution amount is paid in full;

      o sixth, pro rata in lots of $50,000, to the class A-6 and class A-7 until their share of the principal distribution amount is paid in full; and

      o seventh, to the class B notes until their share of the principal distribution amount is paid in full.

      On each quarterly distribution date described in the preceding paragraph, the class A and class B notes generally will be allocated a share of the principal distribution amount sufficient to cause the principal balances of the class A and class B notes, as applicable, to equal specified percentages of the asset balance. See "Description of the Notes--Distributions" and "--Principal Distributions" in this prospectus supplement for a more detailed description of principal payments.

      Maturity Dates. Each class of notes will mature no later than the date set forth in the table below for that class:

      o     The class A-1 notes will mature no later than ___________, 20__;

      o     the class A-2 notes will mature no later than ___________, 20__;

      o     the class A-3 notes will mature no later than ___________, 20__;

      o     the class A-4 notes will mature no later than ___________, 20__;

      o     the class A-5 notes will mature no later than ___________, 20__;

      o     the class A-6 notes will mature no later than ___________, 20__;

      o     the class A-7 notes will mature no later than ___________, 20__; and

      o     the class B notes will mature no later than ___________, 20__.

      The actual maturity of any class of notes could occur earlier if, for example,

      o     there are prepayments on the trust student loans;

      o the servicer exercises its option to purchase all remaining trust student loans (which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance); or

      o a third-party financial advisor, on behalf of the indenture administrator, auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance).

      The initial pool balance is equal to the pool balance as of the closing date.

      Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes. The projected weighted average life, expected maturity date and percentage of remaining principal balance of each class of notes under various assumed prepayment scenarios may be found under "Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes" [in this prospectus supplement][to be included as an exhibit to the term sheet to be distributed to potential investors prior to the pricing of this transaction].

      Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payment of interest, and if a class B interest subordination condition is in effect, to the payment of principal, on the class A notes. Payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes. "Description of the Notes--The Class B Notes--Subordination of the Class B Notes", "Description of the Notes--Credit Enhancement--Subordination" and "--Priority of the Notes" in this prospectus supplement.

      Overcollateralization. On the closing date, the asset balance of the trust (which does not give effect to the reserve account described below but includes the amount deposited into the cash capitalization account on the closing date) will be approximately % of the aggregate balance of the notes. Overcollateralization is intended to provide credit enhancement for the notes. The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest and of certain insurance fees and the incurrence of losses on the trust student loans. In general, overcollateralization will not exceed the specified overcollateralization amount. See "Description of the Notes--Credit Enhancement--Overcollateralization" in this prospectus supplement.


      Losses and Shortfalls. If and to the extent that any losses in collections on the trust student loan assets are not covered or offset by credit enhancement, such losses may result in shortfalls of distributions to the noteholders and other payees in the order of priority of distributions. See "Description of the Notes--Distributions--Distributions from the Collection Account" in this prospectus supplement.


      Denominations. The floating rate notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The auction rate notes will be available for purchase in minimum denominations of $100,000 and additional increments of $50,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream and Euroclear. You will not receive a certificate representing your notes except in very limited circumstances.

      Security for the Notes. The notes will be secured by the assets of the issuing entity, primarily the trust student loans.

Indenture Trustee

      The issuing entity will issue the notes under an indenture to be dated as of ________, 20__. Under the indenture, _______________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders.

Owner Trustee

      __________________ will be the owner trustee under the trust agreement.

Auction Agent

__________________________ will act as auction agent with respect to the auction rate notes.

Indenture Administrator and Paying Agent

      ______________ will be the indenture administrator and the paying agent for the notes.

Administrator and Sub-administrator

      The Student Loan Corporation, also referred to herein as "SLC", will act as the administrator of the issuing entity under an administration agreement. SLC may transfer or subcontract some or all of its obligations as administrator and has transferred or subcontracted many of its obligations to CitiMortgage, Inc. See "Servicing and Administration--Administration Agreement" in the prospectus.

Servicer and Sub-servicer

      Under the servicing agreement, SLC will service the trust student loans on behalf of the issuing entity. Under the circumstances described in the prospectus, the servicer may transfer or subcontract its obligations to other entities. See "Servicing and Administration" in the prospectus.

      Under the subservicing agreement, Citibank USA, National Association will sub-service the trust student loans on behalf of the issuing entity. SLC has outsourced a substantial portion of its operations, including the origination and servicing of its student loan portfolio, to Citibank USA, National Association. Citibank USA, National Association has a facility located in Sioux Falls, South Dakota. Employees located at this facility assist with the origination and servicing of student loans and also provide credit card services to Citigroup customers. This arrangement with Citibank USA, National Association allows SLC to utilize the substantial employee base that Citibank USA, National Association has in place to service its credit card customers and creates certain operational and personnel line-balancing efficiencies that would not otherwise be afforded by SLC if SLC's loan portfolio were originated and serviced by its own employees. As of ________, 20__, Citibank USA, National Association and its affiliates had approximately _____ employees located at the Sioux Falls facility. More than ___ employees located at the Sioux Falls facility or other facilities service student loans on behalf of SLC. As of ________, 20__, Citibank USA, National Association serviced approximately $_________ in student loans.

      Citibank USA, National Association is an indirect wholly-owned subsidiary of Citigroup. Another affiliate of Citigroup, Citibank, N.A., owns 80% of the outstanding common stock of SLC. A number of significant transactions are carried out between SLC, Citigroup and Citigroup's affiliates, including cash management, data processing, income tax payments, loan servicing, employee benefits, payroll administration and facilities management.

[Irish Listing Agent and Paying Agent

   _________ will act as the Irish listing agent and _________ will act as the paying agent in Ireland for the class A-1 through class A-5 notes. The depositor will at all times maintain an Irish paying agent with a specific office in _________. The Irish paying agent will make no representations as to the validity or sufficiency of the class A-1 through class A-5 notes, the trust student loans, this prospectus supplement, the accompanying prospectus or other related documents.]

Information About the Issuing Entity

      Formation of the Trust

      The issuing entity is a Delaware statutory trust created under a trust agreement dated as of ________, 20__. We sometimes refer to the issuing entity as a "trust" in this prospectus supplement.

      The only activities of the issuing entity are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into the swap agreements [and the interest rate cap agreement] described below[, and making payments thereunder,] and other related activities. See "Formation of the Trust--The Trust" in this prospectus supplement. The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to deliver to the indenture trustee and each rating agency, within 90 days after the end of each fiscal year of the trust (commencing with the fiscal year ending ________, 20__), a certificate of the administrator on behalf of the trust stating that (i) a review of the activities of the trust during that year and of performance under the indenture has been made under the administrator's supervision, and (ii) to the best of the administrator's knowledge, based on that review, the trust has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to the administrator and the nature and status of that default.

      The depositor is SLC Student Loan Receivables I, Inc., a Delaware corporation and a bankruptcy remote, wholly-owned special purpose subsidiary of SLC. On the closing date, the depositor will acquire the private credit student loans from [SLC] [and] [unaffiliated sellers] under separate purchase agreements and will sell them to the trust under a sale agreement.

      [Approximately ___% of the outstanding principal balance of the trust student loans, as of the statistical cutoff date, was originated by ______________, an entity unaffiliated with the depositor, which we sometimes refer to as the unaffiliated seller. See "The Trust Student Loan Pool--The Non-SLC Originated Loans" in this prospectus supplement for a description of these trust student loans and "Additional Information Concerning Other Principal Parties--Unaffiliated Seller" for a description of the unaffiliated seller.]

      Its Assets

      The assets of the trust will include:

      o the trust student loans, which consist of private credit student loans (education loans made to students or parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program, also known as FFELP, or under any other federal student loan program);

      o     collections and other payments on the trust student loans;

      o funds it will hold in its trust accounts, including a collection account, a cash capitalization account, a future distribution account and a reserve account;

      o its rights under the swap agreements described under "--Swap Agreements" below; and

      o [its rights under the interest rate cap agreement described under "--Interest Rate Cap" below].

The rest of this section describes the trust student loans and trust accounts more fully.

      Trust Student Loans. All of the trust student loans are private credit student loans made to students and parents of students that are not guaranteed or reinsured under FFELP or any other federal student loan program. The loan programs under which these education loans were made and underwritten are described under "Student Loan Programs."

      The trust student loans had an initial pool balance of approximately $_________ as of the statistical cutoff date.

      As of the statistical cutoff date, the weighted average annual stated interest rate of the trust student loans was approximately ____% and their weighted average remaining term to scheduled maturity was approximately ____ months.

      [SLC] [and] [unaffiliated sellers] originated or acquired the trust student loans in the ordinary course of its student loan financing business. The depositor will acquire the trust student loans from [SLC] [and] [unaffiliated sellers] on or prior to the closing date.


      The trust student loans are also not guaranteed, insured or reinsured by the U.S. Department of Education or any state-sponsored guarantee agency [or private insurer] [Approximately ______% of the outstanding principal balance of the trust student loans are insured by __________, a private insurer. [The private insurance covers losses of principal [and interest] on up to $____________ of the insured trust student loans and is part of the credit enhancement for the notes. If and to the extent that any losses in collections on the trust student loan assets are not covered or offset by the insurance and other credit enhancement, such losses may result in shortfalls of distributions to the noteholders and other payees in the order of priority of distributions.] [ALTERNATIVE SITUATION - These loans were originated between _____________ and _____________. Since then, the claims paying ability of this insurer has declined to below investment grade. Therefore, the guidelines used by the rating agencies in rating the notes assume that no claims will be paid by the insurer. The insurance policy, therefore, should not be deemed to provide any credit enhancement for the notes and in making an investment decision, potential investors should assume that no payments are to be received under the insurance policy.] See "The Trust Student Loan Pool-- Insurance of Trust Student Loans" in this prospectus supplement.]


      The trust student loans have been selected from the private credit student loans owned by [SLC] [and] [unaffiliated sellers] based on the criteria established by the depositor, as described "The Trust Student Loan Pool" in this prospectus supplement. [In the event that any originator or group of affiliated originators, that is unaffiliated with the sponsor or its affiliates, originated or is expected to originate 10% or more (or 20% or more, as the case may be) of the trust student loan pool assets, the identity (and further information, as the case may be) of such originator(s) will be provided in this summary section and such originator(s) will be described in this prospectus supplement under "The Trust Student Loan Pool."]

      Collection Account. The indenture administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. [The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date. The deposit will be in cash or eligible investments equal to approximately $__________ plus the excess, if any, of the pool balance as of the cutoff date over the pool balance as of the closing date.] The indenture administrator will deposit collections on the trust student loans, and any payments received from the swap counterparties described below into the collection account, as described in this prospectus supplement and the prospectus. See "Servicing and Administration--Accounts" in the prospectus for a more complete description of eligible investments.

      Cash Capitalization Account. The indenture administrator will establish and maintain the cash capitalization account as an asset of the trust in the name of the indenture trustee as an asset of the trust. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the cash capitalization account. The deposit will be in cash or eligible investments equal to $__________.

      SLC, as administrator, will instruct the indenture trustee to withdraw funds on deposit in the cash capitalization account to cover shortfalls, if any, in payments described in the ______ through ______ items in the chart on page S-___ of this prospectus supplement. Funds in the cash capitalization account will not be replenished. To the extent funds are available in the cash capitalization account, they will be drawn prior to drawing on the reserve account as described below.

      Part of the funds in the cash capitalization account may be released to the collection account starting on the _________, 20__ quarterly distribution date if certain conditions are met, as described under "Description of the Notes--Cash Capitalization Account" in this prospectus supplement.

      All remaining funds in the cash capitalization account on the ________, 20__ quarterly distribution date will be deposited in the collection account and distributed as part of available funds.

      The cash capitalization account enhances the likelihood of timely interest payments and certain principal payments to noteholders through the , 20__ quarterly distribution date. Because it will not be replenished, in some circumstances the cash capitalization account could be depleted before that date. This depletion could result in shortfalls in interest and certain principal distributions to noteholders. See "Description of the Notes--Cash Capitalization Account" in this prospectus supplement.

      Future Distribution Account. The administrator will establish and maintain the future distribution account as an asset of the trust in the name of the indenture trustee. The indenture trustee will deposit specified amounts on deposit in the collection account into the future distribution account as set forth under "--Administration of the Trust" in this prospectus supplement.

      Reserve Account. The indenture administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account on the closing date. The initial deposit will be in cash or eligible investments equal to $_________.

      Funds in the reserve account may be replenished on each quarterly distribution date by additional funds available after all prior required distributions have been made. See "Description of the Notes--Distributions" in this prospectus supplement.

      Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after the payments described below, will be deposited into the collection account for distribution on that distribution date.

      The specified reserve account balance is the amount required to be maintained in the reserve account.

      The specified reserve account balance for any distribution date will be equal to the greater of:

      o ____% of the pool balance of the end of the related collection period; and

      o     $_________.

      A collection period is the three month period ending on the last day of _________, _________, _________or _________, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through ________, 20__.

      The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes, less all amount then on deposit, exclusive of any investment earnings, in any accumulation account.

      The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the class A noteholders' interest distribution amount and, as long as a class B interest subordination condition is not in effect, the class B noteholders' interest distribution amount, payments owed to any swap counterparty with respect to interest, and certain swap termination payments.

      In addition, the reserve account will be available:

      o on the maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders' principal and accrued interest; and

      o on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest and to pay the servicer any carryover servicing fee, and any remaining swap termination payments.

      The administrator will instruct the indenture trustee to withdraw funds from the reserve account to cover (a) shortfalls, if any, in the payments described in the _______________ items in the chart on page S-__ of this prospectus supplement, to the extent such shortfalls are not covered by amounts on deposit in the cash capitalization account or in the collection account, and
(b) the _______________ items in the chart on page S-__ of this prospectus supplement on the respective maturity dates of each class of notes, to cover the unpaid principal balance of the maturing class of notes to the extent such principal payment is not covered by amounts on deposit in the cash capitalization account or in the collection account.

      The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

      If the market value of the reserve account, on any quarterly distribution date is sufficient, when taken together with amounts on deposit in the collection account, to pay the remaining principal balance on the notes and the interest accrued on the notes, any payment owing to the swap counterparties and any unpaid servicing fees, amounts on deposit in the reserve account will be so applied on that quarterly distribution date. See "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

Capitalization of the Trust

      As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

                         Class        Capitalization
                       ---------      --------------
                       A-1 Notes        $_________
                       A-2 Notes        $_________
                       A-3 Notes        $_________
                       A-4 Notes        $_________
                       A-5 Notes        $_________
                       A-6 Notes        $_________
                       A-7 Notes        $_________
                       B Notes          $_________
                       Total            $_________

Administration of the Trust

      Distributions

      On or prior to the fifth business day of each month, the administrator will instruct the indenture trustee to make the following allocations on or before the fifteenth calendar day of the same month with funds on deposit in the collection account:

      o first, deposit into the future distribution account for the servicer and administrator, pro rata, the amounts of the servicing fee that will accrue for the related calendar month plus previously accrued and unpaid or set aside amounts;

      o second, deposit into the future distribution account, pro rata, for the auction agent and the broker-dealers, an amount equal to their auction fees expected to be payable from the calendar day after the current calendar month's quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts;

      o third, deposit into the future distribution account, for the swap counterparties, an amount equal to swap payments to the swap counterparties expected to accrue from the calendar day after the current calendar month's quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts net of payments expected to accrue for this period from the swap counterparties; and

      o     fourth, deposit into the future distribution account, pro rata, for
            (a) each class of class A notes an amount equal to interest expected to accrue on the class A notes from the calendar day after the current calendar month's quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts and (b) the swap counterparties certain swap termination payments due.

      The administrator will instruct the indenture administrator to withdraw funds on deposit in the collection account and, to the extent required, the reserve account and the cash capitalization account. These funds will be applied on each applicable distribution date generally as shown in the chart below, and funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee and on each quarterly distribution date generally as shown in the chart below. To the extent a class of auction rate notes does not have a distribution date on a quarterly distribution date, it will not be allocated or paid interest payments on the quarterly distribution date.

      On each auction rate distribution date that is not a quarterly distribution date, the indenture trustee will make the following distributions:

      o first, from amounts deposited in the future distribution account that were allocated to the auction agent and the broker-dealers, and then from amounts on deposit in the collection account, pro rata, to the auction agent and the broker-dealers, the auction fees of the auction agent and the broker-dealers, and

      o second, from amounts deposited in the future distribution account that were allocated to the auction rate notes with a distribution date on this auction rate distribution date, and then from amounts on deposit in the collection account, pro rata, to the auction rate notes with a distribution date on this auction rate distribution date, an amount equal to interest payable thereon.

      On each quarterly distribution date that is not a distribution date for one or more classes of auction rate notes, in lieu of making payments on that date of principal and carryover amounts to these classes of auction rate notes, these amounts will be deposited into the future distribution account.

      Amounts on deposit in the future distribution account with respect to principal and carryover amounts allocated to the auction rate notes will be paid to the auction rate notes on their auction rate distribution dates.

      See "Description of Note--Distributions" in this prospectus supplement.


                                                --------------------------------------

                                                         COLLECTION ACCOUNT

                                                --------------------------------------
                                                                  |
                                                                  \/
                                                --------------------------------------
                                  1st                         SERVICER
                                      -----------      (Primary Servicing Fee)        ----------
                                      |        --------------------------------------          |
                                      |                                                        |
                                     \/                                                       \/
                       -----------------------------                       --------------------------------------
                2nd             AUCTION AGENT                                         BROKER-DEALERS
            (pro rata)         (Auction Fees)                                         (Auction Fees)
                       -----------------------------                       --------------------------------------
                                      |                                                        |
                                      |        ------------------------------------            |
                3rd                   ---------------->  SWAP COUNTERPARTIES <-----------------
            (pro rata)                ----------------- (Trust Swap Payments)------------------
                                      |        ------------------------------------            |
                                     \/                                                       \/
                         -----------------------------                       --------------------------------------
                4th           CLASS A NOTEHOLDERS                                     SWAP COUNTERPARTIES
            (pro rata)       (Class A Noteholders'                           (Certain Swap Termination Payments, if
                         Interest Distribution Amount)                                        any)
                         -----------------------------                       --------------------------------------
                                      |                                                        |
                                      |         ------------------------------------           |
                5th                   ---------------->  CLASS B NOTEHOLDERS <-----------------
            (if the Class B Interest                    (Class B Noteholders'
             Subordination Condition                Interest Distribution Amount)
             is not in effect)                  ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                6th                                      CLASS A NOTEHOLDERS
(sequentially, first to class    ----------------->     (Class A Noteholders'
A-1, then to class A-2, then                       Principal Distribution Amount)
to class A-3, then to Class                     ------------------------------------
A-4, then to class A-5 notes                                      |
and then, pro rata, to the                                        |
class A-6 notes and class A-7,                                    |
until each such class is paid                                     |
in full; provided, however,                                       |
that the Class A Noteholders'                                     |
Principal Distribution Amount                                     |
will be distributed (or with                                      |
respect to the auction rate                                       |
notes, allocated) pro rata to                                     |
the class A-1, class A-2,                                         |
class A-3, class A-4, class                                       |
A-5, class A-6 (in lots of                                        |
$50,000) and class A-7 (in                                        |
lots of $50,000) notes)                                          \/
                                                ------------------------------------
                                  7th                    CLASS B NOTEHOLDERS
(if the Class B Interest         ----------------->     (Class B Noteholders'
Subordination Condition is in                       Interest Distribution Amount)
effect)                                         ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                                  8th                    CLASS B NOTEHOLDERS
((i) on and after the Stepdown   ----------------->     (Class B Noteholders'
Date and (ii) provided that                        Principal Distribution Amount)
(x) if a Trigger Event has                      ------------------------------------
occurred and is continuing and                                    |
(y) any class A notes are                                         |
outstanding, then the                                             |
remaining Available Funds will                                    |
be distributed sequentially to                                    |
the class A-1, class A-2,                                         |
class A-3, class A-4, class                                       |
A-5 notes and, pro rata, class                                    |
A-6 (in lots of $50,000) and                                      |
class A-7 in lots of $50,000),                                    |
in that order, until each such                                    |
class is paid in full)                                           \/
                                                ------------------------------------
                                  9th                      RESERVE ACCOUNT
                                               (Amount, if any, necessary to reinstate
                                                 the Reserve Account balance to the
                                                 Specified Reserve Account Balance)
                                                ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                                  10th                        SERVICER
                                                  (Carryover Servicing Fee, if any)
                                                ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                                  11th                AUCTION RATE NOTEHOLDERS
                                                     (Carryover Amounts, if any)
                                                ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                                  12th                 INDENTURE ADMINISTRATOR
(pro rata, for all amounts due   ----------------->       INDENTURE TRUSTEE
to them and not previously                                 OWNER TRUSTEE
paid for the related                                   ELIGIBLE LENDER TRUSTEE
distribution date)                                      IRISH PAYING AGREEMENT
                                                        IRISH STOCK EXCHANGE
                                                ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                                  13th                   SWAP COUNTERPARTIES
                                                     (Remaining Swap Termination
                                                          Payments, if any)
                                                ------------------------------------
                                                                  |
                                                                  \/
                                                ------------------------------------
                                  14th               HOLDER OF TRUST CERTIFICATE
                                                       (any remaining amounts)
                                                ------------------------------------

      A collection period is a three-month period ending on the last day of ________, ________, _______ or ________, in each case for the quarterly distribution date in the following month. However, the first collection period will be the period from the cutoff date through _____________, 20__.

      Amounts deposited in the principal distribution account, as shown on the previous page, will be distributed as described under "Description of the Notes--Principal Distributions" in this prospectus supplement.

      Transfer of the Assets to the Trust

      Under separate purchase agreements, the depositor will purchase the trust student loans from [SLC] [and] [unaffiliated sellers].

      If either [SLC] [or] [unaffiliated sellers] breach a representation under the related purchase agreement regarding a trust student loan, generally it will have to cure the breach, repurchase or replace that trust student loan or reimburse the depositor for losses resulting from the breach.

      Under a sale agreement, the depositor will sell the trust student loans to the trust.

      If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

      Servicing of the Assets

      Under a servicing agreement, The Student Loan Corporation, as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. See "Servicing and Administration--Servicing Procedures" and "Servicing and Administration--Administration Agreement" in the prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration--Certain Matters Regarding the Servicer" in the prospectus.

      If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "Servicing and Administration--Servicer Covenants" in the prospectus.

      Under a subservicing agreement, Citibank USA, National Association, as sub-servicer, will agree to perform some or most all of the servicer's obligations under the servicing agreement on the trust student loans, and the servicer will compensate Citibank USA, National Association, out of its own account.

      Compensation of the Servicer

      The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

      The primary servicing fee for any month is equal to ___ of ___% of the outstanding principal amount of the trust student loans calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. The servicer will pay the administrator an administration fee as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses. The administrator will be solely responsible for the payment of fees due to the sub-administrator.

      The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the collection account, the cash capitalization account, the future distribution account and the reserve account on the ___ of each month, or if the ___ is not a business day, then on the next business day, beginning in ______, 20__. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

      The carryover servicing fee will be payable to the servicer on each quarterly distribution date out of available funds in the order and priority described above.

      The carryover servicing fee is the sum of:

      o the amount of specified increases in the costs incurred by the servicer;

      o     the amount of specified conversion, transfer and removal fees;

      o any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

      o     interest on any unpaid amounts.

      See "Description of the Notes--Distributions" and "--Servicing Compensation" in this prospectus supplement.

Termination of the Trust

      The trust will terminate upon:

      o the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

      o     the payment of all amounts required to be paid to the noteholders.

      See "The Student Loan Pools--Termination" in the prospectus.

      Optional Purchase

      The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the remaining notes as of that quarterly distribution date. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount described below [plus any amount owing to the swap counterparties].

      This prescribed minimum purchase amount is the amount that would be sufficient to:

      o reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero;

      o pay to noteholders the interest payable on the related distribution date; and

      o in the case of the auction rate notes, pay any carryover amounts and interest on any carryover amounts.

      See "Description of the Notes--Optional Purchase" in this prospectus supplement.

      Auction of Trust Assets

      If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the pool balance is 10% or less of the initial pool balance, the indenture administrator will engage a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the trust. Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date. The trust auction date will be the ____ business day before the related quarterly distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the issuing entity, the indenture trustee and the indenture administrator, in writing, that it intends to exercise its purchase option before the financial advisor, on behalf of the indenture administrator, accepts a bid to purchase the trust student loans.

      If at least two bids are received, the financial advisor, on behalf of the indenture administrator, will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The financial advisor, on behalf of the indenture administrator, will accept the highest of the remaining bids if it equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

      If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the financial advisor will not complete the sale. The indenture administrator and the financial advisor will be entitled to the reimbursement of all of their and their respective agents' fees, expenses and costs whether or not such auction sale is consummated.

      The net proceeds of any auction sale will be used to retire any outstanding notes on the related quarterly distribution date.

      If the sale is not completed as described above, the financial advisor, on behalf of the indenture administrator, will continue to solicit and re-solicit bids for sale of the trust student loans upon the same terms described above, including the servicer's waiver of its option to purchase the remaining trust student loans, until the financial advisor has received at least one bid that equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

      The financial advisor may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

      If the trust student loans are not sold as described above, on each subsequent quarterly distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture administrator to distribute the amount of the excess as accelerated payments of note principal.

      Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided under "Description of the Notes--Credit Enhancement--Reserve Account" in this prospectus supplement.

Interest Rate Swap Agreement

      The trust will enter into two basis swaps as of the closing date with one or more eligible swap counterparties. [The swap counterparty or counterparties will be identified in the final prospectus supplement.]

      Under each basis swap, the swap counterparty will pay to the trust, on [or before the third business day preceding] each quarterly distribution date, an amount based upon LIBOR, determined in the same manner as applies to the notes.

      For each quarterly distribution date, the trust will pay the swap counterparty or counterparties from the collection account and, if necessary, the cash capitalization account and the reserve account, prior to interest payments on the class A notes, an amount based upon:

      o in the case of the first basis swap, the prime rate for the applicable quarter minus _____%; or

      o in the case of the second basis swap, the weighted average of the prime rates for each of the three months in the applicable quarter minus _____%.

      The notional amount for each basis swap will be the aggregate principal balance, as of the last day of the collection period preceding the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon prime rate and that reset quarterly (in the case of the first basis swap) or monthly (in the case of the second basis swap). The notional amount of the first basis swap initially will be $ and the notional amount of the second basis swap initially will be $ . However, at no time shall the combined notional balances of both basis swaps exceed the aggregate balance of the notes outstanding as of the end of the first day of the related accrual period.

      The basis swaps are scheduled to terminate on the _______________, 20__ distribution date.

      See "Derivative Instruments--Interest Rate Swap Agreements" in this prospectus supplement.

[Interest Rate Cap

      On the closing date, the trust will purchase an interest rate cap from one or more eligible swap counterparties[, which may be an affiliate of SLC,] as cap counterparty. [The cap counterparty or counterparties will be identified in the final prospectus supplement.] Under the interest rate cap agreement, on the ____ business day before each distribution date to and including the _______, 20___ distribution date, the cap counterparty will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (1) three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2) ____%,
(b) a notional amount equal to $________ and (c) the actual numbers of days elapsed for such period based on a year of 360 days. LIBOR will be calculated in the same manner as for the notes. The interest rate cap will terminate, generally, on the _______, 20__ distribution date.

      See "Description of the Notes--Interest Rate Cap" in this prospectus supplement.]

Trust Certificateholder

      Under the sale agreement between the trust and the depositor, the trust will issue a trust certificate to the depositor. This trust certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and [SLC][and][unaffiliated sellers], the depositor will transfer the trust certificate to [SLC][and][unaffiliated sellers]as part of the consideration for the sale of the trust student loans being sold to the depositor by [SLC][and][unaffiliated sellers] under the related purchase agreement.

Certain U.S. Federal Income Tax Considerations

      Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under "Certain U.S. Federal Income Tax Considerations" in the prospectus.

Certain ERISA Considerations

      If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangement, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "Certain ERISA Considerations" in the prospectus, and only if an exemption from the prohibited transaction rules applies. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to the purchase and holding of the notes by the plan.

      See "Certain ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

Ratings of the Notes

      The notes are required to be rated as follows:

                                  Rating Agency
                                 (Moody's / S&P /
                       Class          Fitch)
                     ---------   ----------------
                     A-1 Notes    ____/____/____
                     A-2 Notes    ____/____/____
                     A-3 Notes    ____/____/____
                     A-4 Notes    ____/____/____
                     A-5 Notes    ____/____/____
                     A-6 Notes    ____/____/____
                     A-7 Notes    ____/____/____
                     B Notes      ____/____/____

      See "Ratings of the Notes" in this prospectus supplement.

      [Listing Information

      Application will be made to the Irish Stock Exchange for the class A-1 through class A-5 notes to be admitted to the Daily Official List. There can be no assurance that such a listing will be obtained. You may consult with the Irish listing agent to determine their status. You can contact the listing agent at _______________, Ireland.

      The notes have been accepted for clearance and settlement by Clearstream and Euroclear.]

Risk Factors

      Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the prospectus under "Risk Factors."

Identification Numbers

      The notes will have the following CUSIP numbers, European Common Codes and
ISINs:

CUSIP Numbers

   o  Class A-1 notes: ____________

   o  Class A-2 notes: ____________

   o  Class A-3 notes: ____________

   o  Class A-4 notes: ____________

   o  Class A-5 notes: ____________

   o  Class A-6 notes: ____________

   o  Class A-7 notes: ____________

   o  Class B notes: ____________

European Common Codes

   o  Class A-1 notes: ____________

   o  Class A-2 notes: ____________

   o  Class A-3 notes: ____________

   o  Class A-4 notes: ____________

   o  Class A-5 notes: ____________

   o  Class A-6 notes: ____________

   o  Class A-7 notes: ____________

   o  Class B notes: ____________

International Securities Identification Numbers (ISIN)

   o  Class A-1 notes: ____________

   o  Class A-2 notes: ____________

   o  Class A-3 notes: ____________

   o  Class A-4 notes: ____________

   o  Class A-5 notes: ____________

   o  Class A-6 notes: ____________

   o  Class A-7 notes: ____________

   o  Class B notes: ____________

                                  RISK FACTORS

      You should carefully consider the following risk factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 17 of the prospectus. These risk factors could affect your investment in or return on the notes.

      Subordination of the Class B Notes and Sequential Payment of the Notes May Result in a Greater Risk of Loss

      Class B noteholders and, to lesser extent, holder of class A notes with higher numerical designations, bear a greater risk of loss than holders of class A notes with lower numerical designations because:

      o On each distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest, and if a class B interest subordination condition is in effect, to the payment of principal, on the class A notes and distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;

      o No principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full; and

      o No principal will be paid to any class A noteholders until each class of the class A notes having lower numerical designation has been paid in full.

      Holders of later maturing class A notes bear a greater risk of loss than do holders of earlier maturing class A notes because, prior to an event of default, no principal will be paid to any class A noteholders until each class of the class A notes having an earlier maturity has been paid in full.

      Investors in the Class B Notes Bear Greater Risk of Loss Because the Priority of Payment of Interest and the Timing of Principal Payments on the Class B Notes May Change Due to the Variability of Cash Flows

      Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account) and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, less amounts, other than investment earnings, then on deposit in any accumulation account, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

      Principal on the class B notes will not begin to be paid until the stepdown date. However, if a trigger event is in effect on any distribution date, the class B notes will not receive any payments of principal on any distribution date occurring on or after the stepdown date unless the class A notes have been paid in full.

      Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

      [Certain Credit Enhancement Features Are Limited and if They Are Depleted, There May Be Shortfalls in Distributions to Noteholders

      Certain credit enhancement features, including the reserve account, consist of a limited amount of funds. In certain circumstances, for example, if there is a shortfall in available funds, such amounts may be depleted. This depletion could result in shortfalls in distributions to noteholders.]

      The Characteristics of the Trust Student Loans May Change

      The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date. The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.

      However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the trust student loans presented in this prospectus supplement as of the statistical cutoff date.

      Because the Initial Principal Balance of the Notes Exceeds the Trust Assets, You May Be Adversely Affected by a High Rate of Prepayments

      The pool balance as of the statistical cutoff date plus the initial balances of the reserve account is approximately ____% of the aggregate principal balance of the notes. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing, trustee fees, and interest payable on the notes or to the swap counterparties, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Characteristics of the trust student loans on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date.


      The Trust Will Not Have the Benefit of Any Federal or State Guarantees or Insurance [or Private Insurance] on the Trust Student Loans

      The trust student loans are not guaranteed, insured or reinsured by the United States or any state sponsored guarantee agency [or private insurer or by any other insurance or external credit enhancement]. [Potential investors should assume that no payments are to be received under the private insurance policy with ____________.] The amount of credit enhancement is limited and can be depleted over time. In this event, you may suffer a loss.


      Your Notes Will Have Basis Risk and the Swap Agreements Do Not Eliminate All of This Basis Risk

      The trust will enter into the swap agreements with the swap counterparties. Each swap is intended to mitigate some of the basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans either adjust on the basis of certain indexes or are fixed and the notes may adjust on the basis of different indexes or are set at auction. See "The Trust Student Loan Pool--Characteristics of the Trust Student Loans" which specifies the percentages of trust student loans that adjust based on reference to the prime rate or the 91-day Treasury bill rate, as applicable.

      The notional amount of each swap will equal the lesser of (i) the outstanding balance of the notes and (ii) the aggregate principal balance of the prime rate-based trust student loans. The notional amounts do not include the principal balances of the fixed rate or T-bill rate-based trust student loans. Consequently you must rely on other forms of credit enhancement, to the extent available, to mitigate that portion of the basis risk not covered by the swap agreements.

      Each swap agreement is scheduled to terminate, by its terms, on the ___________, 20__ quarterly distribution date. In addition, an early termination of a swap agreement may occur in the event that either the trust or the swap counterparty fails to make a required payment within three business days of the date that payment was due; or the swap counterparty fails, within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, to:

      o obtain a replacement swap agreement with terms substantially the same as the swap agreement;

      o     obtain a rating reaffirmation on the notes; or

      o establish a collateral arrangement or any other arrangement satisfactory to the trust and the applicable rating agencies.

      Upon the early termination of either swap agreement, you cannot be certain that the trust will be able to enter into a substitute swap agreement. The trust will not enter into any substitute swap agreement after the swap agreements terminate on the _________, 20__ quarterly distribution date. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the basis risk associated with the notes. In addition, if a payment is due to the trust under either swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust's ability to pay principal and interest on the notes.

      Risk of Bankruptcy Discharge of Private Credit Student Loans

      Private credit student loans are generally not dischargeable by a borrower in bankruptcy; however, private credit student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor's dependents. If you own any notes, you will bear any risk of loss resulting from the discharge of any borrower of a private credit student loan to the extent the amount of the default is not covered by the trust's credit enhancement.

      The Interest Rates on the Auction Rate Notes are Subject to Limitations Which Could Reduce Your Yield

      The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (generally, % per annum) or, in certain circumstances, the auction student loan rate (which is based on the rates of return on the trust student loans, less specified administrative costs). If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

      For a distribution date on which the interest rate for a class of auction rate notes is equal to the auction student loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate over (b) the auction student loan rate will become a carryover amount, and will be allocated to the applicable auction rate notes on succeeding quarterly distribution dates (and paid on the succeeding auction rate distribution date), but only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carryover amount may never be paid. Any carryover amount not paid at the time of redemption of an auction rate note will be extinguished. See "Description of the Notes--The Notes--The Auction Rate Notes--Maximum Auction Rate and Interest Carryovers" in this prospectus supplement.

                                  DEFINED TERMS

      In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

FORMATION OF THE TRUST

      The Trust

      The SLC Private Credit Student Loan Trust ____-___ is a statutory trust newly formed under Delaware law and under a short-form trust agreement dated as of _________, 20__, between the depositor and the owner trustee. The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement dated ______, 20__ among the depositor and the owner trustee.

      After its formation, the trust will not engage in any activity other than:

      o acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

      o     issuing the notes;

      o     making payments on the notes;

      o entering into swap agreements and making the required payments set forth therein;

      o     [entering into the interest rate cap agreement;] and

      o engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

      The net proceeds from the sale of the notes will be used by the trust to make the initial deposits into the collection account, cash capitalization account and the reserve account, [to make the upfront payment on the interest rate cap,] and to purchase, on behalf of the trust, the trust student loans. The trust will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, between the depositor and the trust. On the closing date, the depositor will use the net proceeds it receives from the sale of the trust student loans to the trust to pay to [SLC] [and] [unaffiliated sellers] the respective purchase prices for the trust student loans acquired from them under the purchase agreements between the depositor and [SLC] [and] [unaffiliated sellers].

      The property of the trust will consist of:

      o     the pool of trust student loans;

      o all funds collected on trust student loans on or after the cutoff date;

      o all moneys and investments on deposit in the collection account, the cash capitalization account, the future distribution account and the reserve account;

      o     its rights under the swap agreements and the related documents;

      o its rights under the transfer agreements and the servicing agreements, including the right to require SLC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

      o [its rights under the interest rate cap agreement and the related documents];

      The Sections "Transfer Agreements", "Servicing and Administration" and "Description of the Notes" in the prospectus contain descriptions of the material provisions of the transaction documents.

      The notes will be secured by the property of the trust. The collection account, the cash capitalization account, the future distribution account and the reserve account will be established and maintained by the indenture administrator in the name of the indenture trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

      The trust's principal offices are in ____________, in care of ____________, as owner trustee.

      Other than issuing the notes, the trust will not be permitted to borrow money or make loans to other persons. The permitted activities of the trust may be amended only with the consent of a majority of all of the noteholders; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

      The trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement. The servicer will be responsible for the servicing and collection of the trust student loans pursuant to the servicing agreement. See "Servicing and Administration" in the prospectus.

      The trust will not own any other assets. The fiscal year of the trust will be a calendar year.

      The trust certificate will represent the ownership of the residual interest in the trust. Under the related purchase agreement between the depositor and SLC, the depositor will transfer the trust certificate to SLC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLC under the related purchase agreement.

      Non-Petition. Each transaction agreement will contain "non-petition" covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the trust, as applicable, by any of the transaction parties or by the noteholders.

      Security Interest. We have structured the transactions described in this prospectus supplement to assure that each transfer of trust student loans to the depositor constitutes a "true sale" of those trust student loans. If the transfer constitutes a "true sale", the trust student loans and related proceeds would not be property of the applicable seller should that seller become subject to any insolvency law. Although each of the seller[s] and the depositor will express its intent to treat the conveyance of the trust student loans as a sale, each of them will also grant to the trust a security interest in the trust student loans. This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller's or the depositor's transfer of the trust student loans as a borrowing secured by a pledge of the trust student loans. In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the trust. Each of the seller[s] and the depositor have agreed to take any actions that are necessary to maintain the security interest granted to the trust as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, as necessary. This security interest will be assigned to the indenture trustee for the benefit of the noteholders.

            ADDITIONAL INFORMATION CONCERNING OTHER PRINCIPAL PARTIES

[Unaffiliated Seller

      __________ is a __________ corporation and has been originating private credit student loans since ______, and as of ________, 20__ has originated approximately $_______ of private credit student loans.] [Disclosure regarding such unaffiliated seller and its origination experience will be included in the applicable prospectus supplement.]

      [The non-SLC originated loans were not originated in connection with the loan programs nor underwritten to the standards set forth in the prospectus under "The Student Loan Corporation's Student Loan Financing Business--Private Credit Student Loans" and "--Underwriting of Private Credit Student Loans."]

      [Disclosure regarding the applicable unaffiliated seller's loan program and underwriting standards for such non-SLC originated loans will be included in the applicable prospectus supplement.]]

Indenture Trustee

      The trust will issue the notes under an indenture to be dated as of _________, 20__. Under the indenture, ___________________ will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. ___________________ is a [national banking association] [corporation organized under the laws of ____________]. [Disclosure regarding the particular indenture trustee's prior experience to be provided by the applicable trustee and included in the applicable prospectus supplement.]

      Affiliates of the depositor maintain customary banking relations on arm's-length terms with the indenture trustee. [Each prospectus supplement will provide the approximate dollar amount if the amount is material.]

      The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

      To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

      The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cash flow on the trust student loans prior to any amounts being distributed to the noteholders.

Sub-servicer

      [Disclosure regarding the particular sub-servicer's prior experience to be provided by the applicable sub-servicer and included in the applicable prospectus supplement.]

                                  THE SELLER[S]

      [The following two tables contain information concerning the managed private credit student loans of The Student Loan Corporation and its consolidated subsidiaries. The following table shows the consolidated loan loss allowance activity of SLC for the fiscal years ended December 31, 20__, 20__, 20__, 20__ and 20__ and for the months ended , 20__.

                          [THE STUDENT LOAN CORPORATION
                      Managed Private Credit Student Loans
                              Loan Loss Experience
                     (dollars in thousands, except as noted)
                                   (Unaudited)


                                                                                   Years ended December 31,
                                                                      --------------------------------------------------
                                                          Months
                                                          ended
                                                       _____, 20__    , 20__    , 20__     , 20__     , 20__     , 20__
---------------------------------------------------    -----------   -------   --------   --------   --------   --------
Gross charge-offs, managed(1)...................         $______     $______   $______    $______    $______    $______
Recoveries, managed(2)..........................
Total charge-offs, net of recoveries(3).........         $______     $______   $______    $______    $______    $______

Average managed private education loans (in
    millions)...................................         $______     _____%      _____%     _____%     _____%     _____%

Net charge-offs as a percentage of average managed
    private education loans.....................          _____%     $______   $______    $______    $______    $______
Ending managed private education loans in repayment
    (in millions)(4)............................         $______     _____%    _____%     _____%     _____%     _____%

Net charge-offs as a percentage of ending managed
    private education loans in repayment(4).....          _____%     $______   $______    $______    $______    $______


------------------

(1) Represents the unpaid principal balance and accrued interest of loans at least 180 days past due recorded in the period when SLC's management has deemed, in accordance with its practices and procedures in effect for such period, any further collections to be unlikely.

(2) Represents the amount of cash collected during the period on previously charged-off loans without giving effect to any collection costs. Also represents the outstanding principal balance of previously charged-off loans that were rehabilitated (generally, loans brought current during the period in which the sixth consecutive on-time payment was received).

(3) An amount equal to gross charge-offs less recoveries during the reporting period.

(4) Excludes loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation. Excludes loans for borrowers who have requested an extension of a grace period during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing procedures and policies.

      The following table shows the loan status and delinquency history of SLC's consolidated managed private credit student loan portfolio as of December 31, 20__, 20__, 20__ and 20__ and as of , 20__.

                          THE STUDENT LOAN CORPORATION
                      Managed Private Credit Student Loans
                           Loan Status and Delinquency
                              (dollars in millions)
                                   (Unaudited)


                                                                                           As of December 31,
                                                                       ------------------------------------------------------
                                                   As of _____, 20__         20__               20__               20__


                                                    Balance     %      Balance     %      Balance     %      Balance     %
Loans in-school/grace/ deferment(1).............    $_____    _____%   $_____    _____%   $_____    _____%   $_____    _____%

Loans in forbearance(2).........................     _____    _____     _____    _____     _____    _____     _____    _____

Loans in repayment and percentage of each status:    _____    _____     _____    _____     _____    _____     _____    _____

Loans current...................................     _____    _____     _____    _____     _____    _____     _____    _____

Loans delinquent 30 days(3).....................     _____    _____     _____    _____     _____    _____     _____    _____

Total private credit student loans in repayment.     _____    _____     _____    _____     _____    _____     _____    _____

Total private credit student loans, gross.......     _____    _____     _____    _____     _____    _____     _____    _____
Private credit student loans unamortized
     (discount)/premium.........................     _____    _____     _____    _____     _____    _____     _____    _____

Total private credit student loans..............     _____    _____     _____    _____     _____    _____     _____    _____
Private credit student loan allowance for losses
Private credit student loans, net...............    $              %   $              %   $              %   $              %
                                                     =====    =====     =====    =====     =====    =====     =====    =====



                                                            As of December 31,
                                                   -----------------------------------
                                                         20__               20__


                                                   Balance     %      Balance     %
Loans in-school/grace/ deferment(1).............   $_____    _____%   $_____    _____%

Loans in forbearance(2).........................    _____    _____     _____    _____

Loans in repayment and percentage of each status:   _____    _____     _____    _____

Loans current...................................    _____    _____     _____    _____

Loans delinquent 30 Days........................    _____    _____     _____    _____

Total private credit student loans in repayment.    _____    _____     _____    _____

Total private credit student loans, gross.......    _____    _____     _____    _____
Private credit student loans unamortized
     (discount)/premium.........................    _____    _____     _____    _____

Total private credit student loans..............    _____    _____     _____    _____
Private credit student loan allowance for losses
Private credit student loans, net...............   $              %   $              %
                                                    =====    =====     =====    =====



------------------

(1) Loans for borrowers who still may be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation.

(2) Loans for borrowers who have requested extension of grace period during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with the established loan program servicing policies and procedures.

(3) The period of delinquency is based on the number of days scheduled payments are contractually past due.

      The foregoing two tables are for all active private credit student loans of SLC and its consolidated subsidiaries and may not be representative or indicative of the loss or delinquency performance of the trust student loans. SLC owns private credit student loans that differ from the trust student loans. Loan losses, loan status and delinquency status experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond our control. We cannot assure you that actual loan losses, loan status and delinquency status of the trust student loans will be similar to that set forth above.

      In addition, the percentages in the tables above have not been adjusted to eliminate the effect of the rapid growth of SLC's private credit student loans. Accordingly, actual loan loss, loan status and delinquency status percentages may be higher than those shown in those tables if a group of loans were isolated at a period in time and the loan loss, loan status and delinquency status data showed the activity only for that isolated group over the periods indicated.]

[Non-SLC Originated Loans

      Approximately ___% of the trust student loans, by outstanding principal balance as of the statistical cutoff date, was originated by _____________, which we sometimes refer to as the unaffiliated seller. [Disclosure regarding the particular non-SLC originated loans to be provided by the applicable sub-servicer and included in the applicable prospectus supplement.]]

                              STUDENT LOAN PROGRAMS

      [Disclosure regarding each applicable private credit student loan program will be included in the applicable prospectus supplement.]

                                 USE OF PROCEEDS

      The trust will use the net proceeds of $____________ from the sale of the notes to make the initial deposits into the collection account, reserve account and the cash capitalization account and to purchase the trust student loans from the depositor on the closing date and to make the upfront payment on the interest rate cap. The depositor will then use the proceeds paid to the depositor by the trust to pay to [SLC] [and] [unaffiliated sellers] the respective purchase prices due to [SLC] [and] [unaffiliated sellers] for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. [Such expenses are not paid from proceeds of the sale of the notes. Expenses to be paid by the depositor are estimated to be $_________.]

                           THE TRUST STUDENT LOAN POOL

General

      The trust will purchase the pool of the trust student loans from the depositor under the sale agreement on the closing date, and the trust will be entitled to collections on and proceeds of the trust student loans on and after that date. Unless otherwise specified, all information with respect to the trust student loans is presented herein as of ________, 20__, which is the statistical cutoff date.

Eligible Trust Student Loans


      The depositor will purchase the trust student loans from [SLC] [and] [unaffiliated sellers] under the purchase agreement[s]. [SLC] [and] [unaffiliated sellers] originated or acquired the trust student loans.


      The trust student loans were selected from a portfolio of private credit student loans owned by [SLC] [and] [unaffiliated sellers] or one of its affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

      o contains terms in accordance with those required by the loan program under which it was originated, the loan purchase agreements, and other applicable requirements;

      o     [is more than 180 days past the final disbursement];

      o     is not [30] days or more past due; and

      o does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.

      No trust student loan, as of the statistical cutoff date, was subject to any prior obligation to sell that loan to a third party.

      To the extent the loan programs apply underwriting standards different from those of the depositor and its affiliates, the performance of the student loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described below and in the prospectus may be made in the event that compensating factors are demonstrated by a borrower.

      Each additional trust student loan will be selected from portfolios of student loans owned by one of the sellers or an affiliate by employing the criteria listed above (as of the related subsequent cutoff date).

      No trust student loan as of the statistical cutoff date was subject to any prior obligation to sell that loan to a third party.

Characteristics of Trust Student Loans

      Unless otherwise specified, all information with respect to the trust student loans is as of _________, 20__, which is the statistical cutoff date.

      The following tables provide a description of certain characteristics of the trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the trust student loans in each of the tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $_______________ as of the statistical cutoff date.

      The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans. Moreover, the information below about the weighted average remaining terms to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual terms to maturity of any of the trust student loans as a result of default or prepayments or the granting of deferral and forbearance periods.

      The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.

      Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                        AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance................  $____________
[Aggregate Outstanding Principal Balance - Treasury Bill $___________] [Aggregate Outstanding Principal Balance - Commercial $___________]
  Paper................................................
Number of Borrowers....................................   ____________
Average Outstanding Principal Balance Per Borrower.....  $____________
Number of Loans........................................   ____________
Range of Outstanding Principal Balances
[Average Outstanding Principal Balance Per Loan -        $___________]
  Treasury Bill........................................
Percentage of Loans indexed to Treasury Bill                     ____%
Average Outstanding Principal Balance Per Loan -         $____________
  Commercial Paper.....................................
Percentage of Loans indexed to Commercial Paper                  ____%
Range of Remaining Terms to Scheduled Maturity           _____________
Weighted Average Remaining Term to Scheduled Maturity..    ____ months
Range of Annual Borrower Interest Rates                  _____________
Weighted Average Annual Borrower Stated Interest Rate..          ____%
[Weighted Average Margin - Treasury Bill...............         ____%]
Weighted Average Margin - Commercial Paper.............          ____%

   We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student Loan Business" in the prospectus.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
   BY ANNUAL BORROWER STATED INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE


                                                                   Percent
                                                      Aggregate   of Pool by
                                                     Outstanding  Outstanding
                                         Number of    Principal   Principal
         Stated Interest Rates             Loans       Balance     Balance
-----------------------------------------------------------------------------
Less than ____%.....................     ________    $ ________     ______%
____% to ____%......................     ________      ________     ______%
____% to ____%......................     ________      ________     ______%
____% to ____%......................     ________      ________     ______%
____% to ____%......................     ________      ________     ______%
____% to ____%......................     ________      ________     ______%
Greater than or equal to ____%......                                      %
                                        ----------   -----------   --------
   Total............................                 $              100.00%
                                        ==========   ===========   ========

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
                  BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                   Percent
                                                      Aggregate   of Pool by
                                                     Outstanding  Outstanding
         Range of Outstanding            Number of    Principal   Principal
           Principal Balance             Borrowers     Balance     Balance
-----------------------------------------------------------------------------
Less than $500.00....................    ________    $________    ________%
$500.00 - $999.99....................    ________     ________    ________%
$1,000.00 - $1,999.99................    ________     ________    ________%
$2,000.00 - $2,999.99................    ________     ________    ________%
$3,000.00 - $3,999.99................    ________     ________    ________%
$4,000.00 - $5,999.99................    ________     ________    ________%
$6,000.00 - $7,999.99................    ________     ________    ________%
$8,000.00 - $9,999.99................    ________     ________    ________%
$10,000.00 - $14,999.99..............    ________     ________    ________%
$15,000.00 - $19,999.99..............    ________     ________    ________%
$20,000.00 - $24,999.99..............    ________     ________    ________%
$25,000.00 - $29,999.99..............    ________     ________    ________%
$30,000.00 - $34,999.99..............    ________     ________    ________%
$35,000.00 - $39,999.99..............    ________     ________    ________%
$40,000.00 - $49,999.99..............    ________     ________    ________%
$50,000.00 - $59,999.99..............    ________     ________    ________%
$60,000.00 - $69,999.99..............    ________     ________    ________%
$70,000.00 - $79,999.99..............    ________     ________    ________%
$80,000.00 - $89,999.99..............    ________     ________    ________%
$90,000.00 - $99,999.99..............    ________     ________    ________%
$100,000.00 - $109,999.99............    ________     ________    ________%
$110,000.00 - $119,999.99............    ________     ________    ________%
$120,000.00 - $129,999.99............    ________     ________    ________%
$130,000.00 - $139,999.99............    ________     ________    ________%
$140,000.00 - $149,999.99............    ________     ________    ________%
$150,000.00 and greater..............                                     %
                                        ----------   -----------  ---------
   Total.............................                $              100.00%
                                        ==========   ===========  =========

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
    BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE


                                                                     Percent
                                                       Aggregate   of Pool by
                                                      Outstanding  Outstanding
      Number of Months Remaining          Number of    Principal   Principal
         to Scheduled Maturity              Loans       Balance     Balance
------------------------------------------------------------------------------
0 to 24..............................    ________     $________    ________%
25 to 36.............................    ________      ________    ________%
37 to 48.............................    ________      ________    ________%
49 to 60.............................    ________      ________    ________%
61 to 72.............................    ________      ________    ________%
73 to 84.............................    ________      ________    ________%
85 to 96.............................    ________      ________    ________%
97 to 108............................    ________      ________    ________%
109 to 120...........................    ________      ________    ________%
121 to 132...........................    ________      ________    ________%
133 to 144...........................    ________      ________    ________%
145 to 156...........................    ________      ________    ________%
157 to 168...........................    ________      ________    ________%
169 to 180...........................    ________      ________    ________%
181 to 192...........................    ________      ________    ________%
193 to 220...........................    ________      ________    ________%
221 to 260...........................    ________      ________    ________%
261 to 300...........................    ________      ________    ________%
301 to 330...........................    ________      ________    ________%
331 to 360...........................                                      %
                                        ----------   -----------  ---------
   Total.............................                $              100.00%
                                        ==========   ===========  =========

      We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See "Risk Factors--You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers and Other Variables Beyond Our Control" in the prospectus.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
        BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                                                      Percent of
                                                         Aggregate     Pool by
                                                        Outstanding  Outstanding
                                           Number of     Principal    Principal
     Current Borrower Payment Status         Loans        Balance      Balance
--------------------------------------------------------------------------------
In-school.............................      ________    $________     ________%
Grace.................................      ________     ________     ________%
Deferral..............................      ________     ________     ________%
Forbearance...........................      ________     ________     ________%
Repayment.............................      ________     ________     ________%
  First year in repayment.............      ________     ________     ________%
  Second year in repayment............      ________     ________     ________%
  Third year in repayment.............      ________     ________     ________%
  More than 3 years in repayment......                                        %
                                           ----------   -----------  ---------
   Total.............................                   $              100.00%
                                           ==========   ===========  =========

      Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical cutoff date. The borrower:

      o     may still be attending school--in-school;

      o may be in a grace period after completing school and prior to repayment commencing--grace;

      o may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

      o     may be currently required to repay the loan--repayment.

      The weighted average number of months in repayment for all trust student loans currently in repayment is approximately ____, calculated as the term to scheduled maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

   SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT
                    LOANS BY CURRENT BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                        Scheduled Months in Status
                           -----------------------------------------------------
Current Borrower Payment                                               Repayment
         Status            In-School   Grace     Deferral  Forbearance   (1)
--------------------------------------------------------------------------------
In-school.............     ________   ________   ________   ________   ________
Grace.................     ________   ________   ________   ________   ________
Deferral..............     ________   ________   ________   ________   ________
Forbearance...........     ________   ________   ________   ________   ________
Repayment.............     ________   ________   ________   ________   ________

------------------

(1) Scheduled months shown in the table were determined without giving effect to any current deferral or forbearance periods or deferral or forbearance periods that may be granted in the future.

               GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                     Percent of
                                                        Aggregate     Pool by
                                                       Outstanding  Outstanding
                                           Number of    Principal    Principal
         Geographic Distribution             Loans       Balance      Balance
-------------------------------------------------------------------------------
Alabama.................................   ________    $________      ________%
Alaska..................................   ________     ________      ________%
Arizona.................................   ________     ________      ________%
Arkansas................................   ________     ________      ________%
California..............................   ________     ________      ________%
Colorado................................   ________     ________      ________%
Connecticut.............................   ________     ________      ________%
Delaware................................   ________     ________      ________%
District of Columbia....................   ________     ________      ________%
Florida.................................   ________     ________      ________%
Georgia.................................   ________     ________      ________%
Guam....................................   ________     ________      ________%
Hawaii..................................   ________     ________      ________%
Idaho...................................   ________     ________      ________%
Illinois................................   ________     ________      ________%
Indiana.................................   ________     ________      ________%
Iowa....................................   ________     ________      ________%
Kansas..................................   ________     ________      ________%
Kentucky................................   ________     ________      ________%
Louisiana...............................   ________     ________      ________%
Maine...................................   ________     ________      ________%
Maryland................................   ________     ________      ________%
Massachusetts...........................   ________     ________      ________%
Michigan................................   ________     ________      ________%
Minnesota...............................   ________     ________      ________%
Mississippi.............................   ________     ________      ________%
Missouri................................   ________     ________      ________%
Montana.................................   ________     ________      ________%
Nebraska................................   ________     ________      ________%
Nevada..................................   ________     ________      ________%
New Hampshire...........................   ________     ________      ________%
New Jersey..............................   ________     ________      ________%
New Mexico..............................   ________     ________      ________%
New York................................   ________     ________      ________%
North Carolina..........................   ________     ________      ________%
North Dakota............................   ________     ________      ________%
Ohio....................................   ________     ________      ________%
Oklahoma................................   ________     ________      ________%
Oregon..................................   ________     ________      ________%
Pennsylvania............................   ________     ________      ________%
Puerto Rico.............................   ________     ________      ________%
Rhode Island............................   ________     ________      ________%
South Carolina..........................   ________     ________      ________%
South Dakota............................   ________     ________      ________%
Tennessee...............................   ________     ________      ________%
Texas...................................   ________     ________      ________%
Utah....................................   ________     ________      ________%
Vermont.................................   ________     ________      ________%
Virgin Islands..........................   ________     ________      ________%
Virginia................................   ________     ________      ________%
Washington..............................   ________     ________      ________%
West Virginia...........................   ________     ________      ________%
Wisconsin...............................   ________     ________      ________%
Wyoming.................................   ________     ________      ________%
Other...................................                                      %
                                          ----------   -----------    ---------
   Total.............................                  $               100.00%
                                          ==========   ===========    =========

      We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the statistical cutoff date.

      Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

      In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

      [SLC currently offers two incentive programs to borrowers of student loans it holds. One incentive program allows for a 0.25% interest rate reduction to borrowers who elect to have their installments deducted automatically from their bank accounts. Another incentive program provides a 1.00% interest rate reduction to borrowers who pay a specified number of consecutive installments on time, starting with their first installment. This benefit is lost if a borrower is delinquent with respect to any subsequent installment. If any such incentive programs are in effect for the trust student loans on any distribution date on or after the ________, 20__ distribution date when the outstanding principal balance of the notes exceeds the Adjusted Pool Balance, the seller either will contribute funds to the collection account in an amount equal to the interest that otherwise would have been paid on such trust student loans in the absence of the borrower incentive programs or terminate the borrower incentive programs.]

      In addition, through the servicer, SLC makes payment terms available to borrowers of student loans it holds that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by SLC provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase-in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. SLC also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower's income, and an extended repayment plan, under which certain borrowers may extend their repayment term up to [30] years.

      The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

  DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN PROGRAM AS OF THE STATISTICAL
                                   CUTOFF DATE

                                                                    Percent of
                                                       Aggregate     Pool by
                                                      Outstanding  Outstanding
                                           Number of   Principal    Principal
                Loan Type                    Loans      Balance      Balance
------------------------------------------------------------------------------
[Description of specific private credit
  loan program]........................    ________     ________     _______%
[Description of specific private credit
  loan program]........................                                     %
                                          ----------   -----------  ---------
   Total...............................                $              100.00%
                                          ==========   ===========  =========

                            DISTRIBUTION OF THE TRUST
       STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

                                                                    Percent of
                                                       Aggregate     Pool by
                                                      Outstanding  Outstanding
                                           Number of   Principal    Principal
          Loan Repayment Terms               Loans      Balance      Balance
-------------------------------------------------------------------------------
Level Repayment[(1)]...................     ________    $________     _______%
Other Repayment Options(2).............                                      %
  Total................................    ----------   -----------  ---------
                                                        $              100.00%
                                           ==========   ===========  =========

------------------
(1)   [Also includes in-school and in-grace loans.]

(2) Includes, among others, graduated repayment, income-sensitive and interest-only period loans.
Includes, among others, graduated repayment, income-sensitive and interest-only period loans.

      The servicer, at the request of SLC and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the notes could be lengthened.

      The following table provides information about the trust student loans regarding date of disbursement.

                            DISTRIBUTION OF THE TRUST
     STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL CUTOFF DATE

                                                                    Percent of
                                                       Aggregate     Pool by
                                                      Outstanding  Outstanding
                                           Number of   Principal    Principal
            Disbursement Date                Loans      Balance      Balance
------------------------------------------------------------------------------
[Dates]................................    ________   $________     ________%
[Dates]................................    ________   $________     ________%
[Dates]................................                                     %
                                          ----------  ----------   ----------
  Total................................               $               100.00%
                                          ==========  ==========   ==========

                            DISTRIBUTION OF THE TRUST
                 STUDENT LOANS BY NUMBER OF DAYS OF DELINQUENCY
                        AS OF THE STATISTICAL CUTOFF DATE


                                                                    Percent of
                                                       Aggregate     Pool by
                                                      Outstanding  Outstanding
                                          Number of    Principal    Principal
             Days Delinquent                Loans       Balance      Balance
0......................................    ________   $________     ________%
1-30...................................                                     %
                                          ----------  ----------   ----------
  Total................................               $               100.00%
                                          ==========  ==========   ==========


      [The following table provides information about the trust student loans regarding distribution by school type:]

  [DISTRIBUTION OF THE TRUST STUDENT LOANS BY SCHOOL TYPE AS OF THE STATISTICAL
                                  CUTOFF DATE]


                                                                    Percent of
                                                       Aggregate     Pool by
                                                      Outstanding  Outstanding
                                          Number of    Principal    Principal
      School Type                           Loans       Balance      Balance
4-year Institutions....................    ________   $________     ________%
2-year Institutions....................    ________    ________     ________%
Proprietary/Vocational.................    ________    ________     ________%
Unidentified...........................                                     %
                                          ----------  ----------   ----------
  Total................................               $               100.00%
                                          ==========  ==========   ==========

      The following tables provide FICO credit scores for certain trust student loans as of a date near the date of the loan application. FICO credit scores are a statistical credit model developed by Fair Isaac and Company. The score is designed to be a relative measure of the degree of risk a potential borrower represents to a lender based upon credit-related data contained in an applicant's credit bureau reports. FICO scores are influenced by a number of factors and can change over time. There can be no assurance that the FICO scores shown have not changed as of the date of this prospectus supplement or will not change in the future. Where FICO scores for both the borrower and co-borrower of trust student loans are available, the co-borrower's FICO score is used for purposes of the information contained in this prospectus supplement.

                       DISTRIBUTION OF FICO CREDIT SCORES
                     AS OF A DATE NEAR THE LOAN APPLICATION
                        ALL BORROWERS AND CO-BORROWERS(1)

                                                                     Percent of
                                                        Aggregate     Pool by
                                                       Outstanding  Outstanding
                                                        Principal    Principal
                      FICO Score                         Balance      Balance
-------------------------------------------------------------------------------
Less than 630.....................................     $ ________    ________%
630-639...........................................       ________    ________
640-649...........................................       ________    ________
650-659...........................................       ________    ________
660-679...........................................       ________    ________
680-689...........................................       ________    ________
690-699...........................................       ________    ________
670-679...........................................       ________    ________
680-689...........................................       ________    ________
690-699...........................................       ________    ________
700-709...........................................       ________    ________
710-719...........................................       ________    ________
720-729...........................................       ________    ________
730-739...........................................       ________    ________
740-749...........................................       ________    ________
750-759...........................................       ________    ________
760-769...........................................       ________    ________
770-779...........................................       ________    ________
780-789...........................................       ________    ________
790-799...........................................       ________    ________
800-809...........................................       ________    ________
810-819...........................................       ________    ________
820-829...........................................       ________    ________
830-839...........................................       ________    ________
840-849...........................................       ________    ________
850 and greater...................................       ________    ________
Other(2)..........................................
                                                      ------------   ----------
  Total...........................................    $                100.00%
                                                      ============   ==========

------------------

(1)   Co-borrowers include joint and several obligors.

(2) Includes trust student loans, which were underwritten without relying upon FICO scores and loans where no FICO scores are available.

*     Represents a percentage greater than 0% but less than 0.05%.

      The weighted average FICO score for the borrowers and co-borrowers of trust student loans for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was ____. As of __________, 20__, the weighted average FICO score for all borrowers and co-borrowers of trust student loans, for whom FICO scores were available as of that date (which may include some borrowers or co-borrowers whose trust student loans were not originally underwritten using credit scores, was ____. In addition, __________, 20__, approximately ___% of all borrowers and co-borrowers of the trust student loans (by outstanding principal balance of the trust student loans) had FICO scores less than ___. As of __________, 20__,

FICO scores were not available for approximately ___% of the trust student loans (by outstanding principal balance of the trust student loans).

                                CO-BORROWER LOANS

                                                                     Percent of
                                                        Aggregate     Pool by
                                                       Outstanding  Outstanding
                                                        Principal    Principal
                    FICO Score(1)                        Balance      Balance
-------------------------------------------------------------------------------
Less than 630...........................               $ ________    ________%
630-639.................................                 ________    ________
640-649.................................                 ________    ________
650-659.................................                 ________    ________
660-679.................................                 ________    ________
680-689.................................                 ________    ________
690-699.................................                 ________    ________
670-679.................................                 ________    ________
680-689.................................                 ________    ________
690-699.................................                 ________    ________
700-709.................................                 ________    ________
710-719.................................                 ________    ________
720-729.................................                 ________    ________
730-739.................................                 ________    ________
740-749.................................                 ________    ________
750-759.................................                 ________    ________
760-769.................................                 ________    ________
770-779.................................                 ________    ________
780-789.................................                 ________    ________
790-799.................................                 ________    ________
800-809.................................                 ________    ________
810-819.................................                 ________    ________
820-829.................................                 ________    ________
830-839.................................                 ________    ________
840-849.................................                 ________    ________
850 and greater.........................                 ________    ________
Other(2)................................
                                                      ------------   ----------
  Total.................................              $                100.00%
                                                      ============   ==========

------------------

(1)   The FICO scores shown are for the co-borrower on the trust student loan.

(2) Includes student loans which were underwritten without relying upon FICO scores and loans where no FICO scores are available.

*     Represents a percentage greater than 0% but less than 0.05%.

      The weighted average FICO score for co-borrower trust student loans for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was ___. As of __________, 20__, the weighted average FICO score for all trust student loan co-borrowers, for whom FICO scores were available as of that date (which may include some co-borrowers whose trust student loans were not originally underwritten using credit scores), was ___. In addition, as of __________, 20__, approximately ___% of the trust student loan co-borrowers (by outstanding principal balance of co-borrower trust student loans) had FICO scores less than___. As of __________, 20__, FICO scores were not available for approximately ___% of the co-borrowers (by outstanding principal balance of co-borrower trust student loans).

                           LOANS WITHOUT CO-BORROWERS

                                                                    Percent of
                                                        Aggregate     Pool by
                                                       Outstanding  Outstanding
                                                        Principal    Principal
                      FICO Score                         Balance      Balance
-------------------------------------------------------------------------------
Less than 630...........................               $ ________    ________%
630-639.................................                 ________    ________
640-649.................................                 ________    ________
650-659.................................                 ________    ________

                                                                    Percent of
                                                        Aggregate     Pool by
                                                       Outstanding  Outstanding
                                                        Principal    Principal
                      FICO Score                         Balance      Balance
-------------------------------------------------------------------------------
660-679.................................                 ________    ________
680-689.................................                 ________    ________
690-699.................................                 ________    ________
670-679.................................                 ________    ________
680-689.................................                 ________    ________
690-699.................................                 ________    ________
700-709.................................                 ________    ________
710-719.................................                 ________    ________
720-729.................................                 ________    ________
730-739.................................                 ________    ________
740-749.................................                 ________    ________
750-759.................................                 ________    ________
760-769.................................                 ________    ________
770-779.................................                 ________    ________
780-789.................................                 ________    ________
790-799.................................                 ________    ________
800-809.................................                 ________    ________
810-819.................................                 ________    ________
820-829.................................                 ________    ________
830-839.................................                 ________    ________
840-849.................................                 ________    ________
850 and greater.........................                 ________    ________
Other(1)................................
                                                      ------------   ----------
  Total.................................              $                100.00%
                                                      ============   ==========

------------------

(1) Includes trust student loans which were underwritten without relying upon FICO scores and where no FICO scores are available.

*     Represents a percentage greater than 0% but less than 0.05%.

      The weighted average FICO score for trust student loans without co-borrowers for which FICO scores are available as of a date near the date of the loan application on loans which were underwritten in reliance upon credit scores was ___. As of _________, 20__, the weighted average FICO score for all trust student loans without co-borrowers, for which FICO scores were available as of that date (which may include some borrowers whose trust student loans were not originally underwritten using credit scores), was ___. In addition, as of _________, 20__, approximately ___% of borrowers for trust student loans without co-borrowers (by outstanding principal balance of trust student loans without co-borrowers) had FICO scores less than ___. As of _________, 20__, FICO scores were not available for approximately ___% of the borrowers for trust student loans without co-borrowers (by outstanding principal balance of trust student loans without co-borrowers).

[Insurance of Trust Student Loans


      [Approximately ______% of the outstanding principal balance of the trust student loans are insured by __________. The insurance covers losses of principal [and interest] on up to $____________ of the insured trust student loans. If and to the extent that any losses in collections on the trust student loan assets are not covered or offset by the insurance and other credit enhancement, such losses may result in shortfalls of distributions to the noteholders and other payees in the order of priority of distributions. See "Description of the Notes--Distributions--Distributions from the Collection Account" in this prospectus supplement.]

      [ALTERNATIVE SITUATION - Approximately ______% of the outstanding principal balance of the trust student loans are insured by ____________. These loans were originated between _____________ and _____________. Since then, the claims paying ability of this insurer has declined to below investment grade. Therefore, the guidelines used by the rating agencies in rating the notes assume that no claims will be paid by the insurer. The insurance policy, therefore, should not be deemed credit enhancement for the notes and in making an investment decision, potential investors should assume that no payments are to be received under the insurance policy.]


      [Description of Insurance Providers]

      [Financial Information]



Cure Period for Trust Student Loans

      [SLC] [and] [unaffiliated sellers], the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans, the cure period will be [210] days. In each case the cure period begins on the date on which the breach is discovered. The purchase or substitution will be made not later than the end of the [210]-day cure period.

                            DESCRIPTION OF THE NOTES

General

      The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates. The issuance of the notes was authorized by a resolution of the Board of Directors of the Depositor. The following summary describes some terms of the notes, the indenture, the trust agreement, the swap agreements and the interest rate cap agreement. The prospectus describes other terms of the notes. See "Description of the Notes" and "Certain Information Regarding the Notes" in the prospectus. The following summary presents only brief descriptions of the material terms of these transaction documents and is subject to actual provisions of the notes, the indenture, the trust agreement, the swap agreements and the interest rate cap agreement.

The Notes

      The Class A Notes

      Distribution of Interest. Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders entitled to distributions on each applicable distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes entitled to distributions for any applicable distribution date will generally be funded from Available Funds from amounts on deposit in the cash capitalization account and the reserve account to the extent necessary and available; and from the future distribution account for the applicable notes (subject to all prior required distributions). See "--Distributions" and "--Credit Enhancement" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

      The interest rate for the class A-1 through class A-5 notes for each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus the following applicable spread:

                          Class of Notes                 Spread
         ---------------------------------------------   ------
         Class A-1....................................    ____%
         Class A-2....................................    ____%
         Class A-3....................................    ____%
         Class A-4....................................    ____%
         Class A-5....................................    ____%

      LIBOR for the first accrual period for all classes of LIBOR-based notes [and for the class A-6 notes and/or the class A-7 notes, to the extent applicable] will be determined by the following formula:

      x

      + [ / x (y-x)]

      where:

      x

      = -month LIBOR, and

      y

      = -month LIBOR.

      The interest rate for the class A-6 and the class A-7 notes will be determined on each auction date as described under "--The Auction Rate Notes" in this prospectus supplement.

      The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under "--Determination of LIBOR" below.

      Distributions of Principal. Principal payments will be made or allocated to the class A noteholders and each applicable swap counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount multiplied by the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero. Principal payments on the class A notes and to each applicable swap counterparty will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions", "--Credit Enhancement" and "--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and each applicable swap counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

      Principal payments will be applied on each distribution date in the priorities set forth under "--Distributions" below.

      The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in "You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control" under "Risk Factors" in the prospectus.

      The Class B Notes.

      Distributions of Interest. Interest will accrue on the principal balance of the class B notes at the class B interest rate. Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions", "--Credit Enhancement--Reserve Account" and "--The Class B Notes--Subordination of the Class B Notes" below.

      The interest rate for the class B notes with respect to each accrual period will be equal to three month LIBOR plus ____%, except for the first accrual period. The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the floating rate class A notes.

      Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See "--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

      The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

      Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes and amounts, if any, due to a swap counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes, amounts, if any, due to a swap counterparty for trust swap payments and any required deposits into any supplemental interest account and any investment reserve account.

      Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee, will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes have received the applicable Class A Noteholders' Principal Distribution Amount.

      (3) Notwithstanding the foregoing, if

      (1) on any distribution date following distributions under clauses (a) through (f) under "--Distributions--Distributions from the Collection Account" to be made on that distribution date, the outstanding principal balance of the class A notes, would be in excess of:

      o the outstanding principal balance of the trust student loans as of the last day of the related collection period plus

      o any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

      o the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses
            (d)(1) and (e) (or clause (d)(1) if a Class B Interest Subordination Condition is in effect) under "--Distributions--Distributions from the Collection Account" below plus

      o the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) "--Distributions--Distributions from the Collection Account" below minus

      o     the Specified Reserve Account Balance for that distribution date, or

      (2) an event of default relating to payment or bankruptcy under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.

Determination of LIBOR

      LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR Determination Date. If no rate is so reported on the related LIBOR Determination Date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks, The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

      o "Reference Banks" means four major banks in the London interbank market selected by the administrator.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Notice of Interest Rates

      Information concerning the past and current LIBOR, any other applicable index, and the interest rates applicable to the notes will be available on SLC's website at http://www.studentloan.com or by telephoning the administrator at [(800) 967-2400] between the hours of 9 a.m. and 4 p.m., Eastern time, on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of floating rate class A notes is listed on the Irish Stock Exchange, the administrator will also notify the Irish paying agent, and will cause the Irish Stock Exchange to be notified, of the current interest rate for each class of floating rate class A notes listed on the exchange prior to the first day of each accrual period and of the first and last day of each related accrual period.

The Auction Rate Notes

      The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

      Determination of Note Interest Rates. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

      The interest rate on each class of auction rate notes will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. ___________________ will serve as auction agent for the auction rate notes and initially ____________________ and/or other entities that are engaged by the trust will serve as broker-dealers for one or more classes of auction rate notes from time to time. The auction agent fees and broker-dealers fees per year will not exceed the product of % and the outstanding principal balance of the auction rate notes.

      In the auction, the following types of orders may be submitted:

      o "bid/hold orders"--specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

      o "sell orders"--an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

      o "potential bid orders"--specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

      If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

      The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.

      (ii) Assumptions:

   1. Denominations (Units)                           = $50,000
   2. Interest period                                 = 28 days
   3. Principal amount outstanding                    = $50 Million (1000 Units)

      (iii) Summary of all orders received for the auction

 Bid/Hold Orders      Sell Orders     Potential Bid Orders
------------------   --------------   --------------------
 20 Units at 2.90%   100 Units Sell     40 Units at 2.95%
 60 Units at 3.02%   100 Units Sell     60 Units at 3.00%
120 Units at 3.05%   200 Units Sell    100 Units at 3.05%
                     --------------
200 Units at 3.10%   400 Units         100 Units at 3.10%
200 Units at 3.12%                     100 Units at 3.11%
------------------
600 Units                              100 Units at 3.14%
                                       200 Units at 3.15%
                                      --------------------
                                       700 Units

      The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

      (iv) Auction agent organizes orders in ascending order


Order    Number of     Cumulative              Order    Number of    Cumulative
Number    Units      Total (Units)   Percent   Number     Units     Total (Units)   Percent
-------------------------------------------------------------------------------------------
  1.       20(W)          20          2.90%      7.       200(W)         600         3.10%
  2.       40(W)          60          2.95%      8.       100(W)         700         3.10%
  3.       60(W)          120         3.00%      9.       100(W)         800         3.11%
  4.       60(W)          180         3.02%     10.       200(W)        1,000        3.12%
  5.      100(W)          280         3.05%     11.       100(L)                     3.14%
  6.      120(W)          400         3.05%     12.       200(L)                     3.15%


------------------

(W) Winning Order        (L) Losing Order

      Order 10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the lesser of (1) a maximum rate, equal to the least of (a) LIBOR for a comparable period plus a margin ranging from [1.50% to 3.50%] depending upon the ratings of the auction rate notes, (b) 18%, and (c) the maximum rate permitted by law, and (2) the auction student loan rate, which is the weighted average interest rate of the trust student loans minus administrative expenses.

      The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less [0.20%.]

      If a payment default has occurred, the rate will be the non-payment rate, which will be one-month LIBOR plus [1.50%.]

      Maximum Auction Rate And Interest Carryovers. If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

      In such event, if the interest rate for a class of auction rate notes is set at the auction student loan rate, the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate,
(b) over the auction student loan rate, will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class offered for sale in an auction and the interest rate for that class of auction rate notes is set at the auction student loan rate, the excess of the maximum auction rate which would have been applied if the auction student loan rate was not a component of the maximum auction rate over the auction student loan rate will be carried over for that class of auction rate notes. The carryover amount will bear interest calculated at the one-month LIBOR rate, or as otherwise specified in the related prospectus supplement. The ratings of the notes do not address the payment of carryover amounts or interest accrued on carryover amounts.

      The carryover amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a distribution date to the extent funds are available after the application of clauses (a) through (j) under "--Distributions--Distributions from the Collection Account"

on that distribution date. Any carryover amount and interest accrued on the carryover amount so allocated will be paid to the registered owner on the record date with respect to which the carryover amount accrued on the immediately succeeding auction rate distribution date.

      Changes in Auction Period. The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture administrator, the auction agent, each applicable rating agency and the registered owners of the notes at least [10] days prior to the auction date for the auction rate notes. Any adjusted auction period will be at least ___ days but not more than ____ days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

      Changes in the Auction Date. The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least [10] days prior to the proposed changed auction date to the indenture administrator, the auction agent, the trust, each applicable rating agency and the registered owner.

Additional Information Concerning Accounts and Eligible Investments

      The indenture administrator will establish and maintain the collection account, the principal distribution account, the cash capitalization account, the future distribution account and the reserve account for the benefit of the noteholders, in the name of the indenture trustee.

      Funds in the collection account, the reserve account, the future distribution account and the cash capitalization account will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include instruments or other obligations (including asset-backed notes) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee. See "Servicing and Administration--Accounts" in the prospectus for a more complete description of eligible investments.

Servicing Compensation

      The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (i) under "--Distributions--Distributions from the Collection Account" in this prospectus supplement. The carryover servicing fee will be subject to increase agreed to by the administrator, the issuing entity and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations or postal rates. The servicer will be solely responsible for the payment of fees due to the sub-servicer and the administrator.

Additional Information Concerning Servicing Procedures

      The servicer will keep ongoing records on the trust student loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLC and its affiliates. It will also furnish periodic statements to the indenture trustee, the issuing entity and the noteholders. See "Servicing and Administration--Statements to Indenture Trustee, Indenture Administrator and Trust" in the prospectus.


[Detailed description of trust student loans servicing procedures]


Additional Information Concerning Payments on Student Loans

      The servicing agreement will not require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Additional Information Concerning Servicer Covenants

      The servicer will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest-only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLC and its affiliates. See "Servicing and Administration--Servicer Covenants" in the prospectus.

      All expenses related to the resignation or removal for cause of the servicer or any successor servicer will be paid solely by the servicer being replaced.

Distributions

      Deposits into the Collection Account. On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to approximately $___________ plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date. On or before the third business day immediately prior to each quarterly distribution date, the servicer and the administrator will provide the indenture administrator with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans.

      Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. [All payments received by the trust from the cap counterparty in respect of the interest rate cap will be deposited into the collection account within two business days of receipt.]

      Distributions from the Collection Account.

      Future Distribution Account Distributions. On or prior to the fifth business day of each month, the administrator will instruct the indenture administrator to make the following allocations on or before the fifteenth calendar day of the same month with funds on deposit in the collection account:

      o first, deposit into the future distribution account for the servicer, pro rata, the amounts of the servicing fee that will accrue for the related calendar month plus previously accrued and unpaid or set aside amounts,

      o second, deposit into the future distribution account, for the auction agent and the broker-dealers, pro rata, an amount equal to their auction fees expected to be payable from the calendar day after the current calendar month's quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts,

      o third, deposit into the future distribution account for the swap counterparties an amount equal to swap payments to each swap counterparty expected to accrue from the calendar day after the current calendar month's quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts, net of payments expected to accrue for this period from the related swap counterparty, and

      o     fourth, deposit into the future distribution account, pro rata, for
            (a) each class of class A notes an amount equal to interest expected to accrue on the class A notes from the calendar day after the current calendar month's quarterly distribution date or monthly servicing payment date through the following quarterly distribution date or monthly servicing payment date, as the case may be, plus previously accrued and unpaid or set aside amounts and (b) each swap counterparty certain swap termination payments due to that swap counterparty under its swap agreement.

      Monthly Servicing Fee Distributions. On or before each monthly servicing payment date that is not a quarterly distribution date, the administrator will instruct the indenture administrator to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the future distribution account (with respect to the funds allocated to the servicer) and, if amount on deposit therein are insufficient, from the collection account.

      Quarterly Distributions. On each quarterly distribution date, the administrator will instruct the indenture trustee to make the deposits and distributions set forth in clauses (a) through (n) below with respect to notes that have a distribution date on the quarterly distribution date and, in the case of a quarterly distribution date that is not an auction rate distribution date for all auction rate notes, allocations to the future distribution account with respect to these auction rate notes (for principal and any carryover amounts), in the amounts and in the order of priority shown below, except as otherwise provided under "--Principal Distributions." These deposits and distributions will be made to the extent of the Available Funds for that quarterly distribution date (plus funds, if any, deposited into the collection account from the cash capitalization account for payment of clauses
(a) through (h) and funds, if any, deposited into the collection account from the reserve account for payment of clauses (a) through (e) and on the respective maturity date of each class of notes, clauses (f) and (h) to the extent necessary to reduce the outstanding balance of the related class of notes to zero and, as applicable, amounts on deposit in the future distribution account):

            (a) to the servicer, the primary servicing fee due on that distribution date;

            (b) pro rata, to the auction agent its auction fees and the broker-dealers their auction fees;

            (c) to the swap counterparties, any swap payments payable to each swap counterparty by trust under its swap agreement;

            (d) pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment due and payable by the trust to a swap counterparty under this clause (d):

                  (1) to the class A noteholders, the Class A Noteholders' Interest Distribution Amount; and

                  (2) pari passu, to the swap counterparties, the amount of any swap termination payment due to each swap counterparty under its swap agreement due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amount allocable to the class A notes are not needed to pay the Class A Noteholders' Interest Distribution Amount as of such distribution date, such amount will be applied to pay the portion of, if any, of any swap termination payment referred to above remaining unpaid;

            (e) if the Class B Interest Subordination Condition is not in effect, to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

            (f) to the class A noteholders, the Class A Noteholders' Principal Distribution Amount, sequentially, first, to the class A-1 notes, second, to the class A-2 notes, third, to the class A-3 notes, fourth, to the class A-4 notes, fifth, to the class A-5 notes and sixth, pro rata, to the class A-6 notes and class A-7, until each such class is paid in full; provided, however, that the Class A Noteholders' Principal Distribution Amount will be distributed (or with respect to the auction rate notes, allocated) pro rata to the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes, class A-6 notes (in lots of $50,000) and class A-7 notes (in lots of $50,000);

            (g) if the Class B Interest Subordination Condition is in effect, to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

            (h) on each distribution date on and after the Stepdown Date, to the class B noteholders, until paid in full, the Class B Noteholders' Principal Distribution Amount; provided that (x) if a Trigger Event has occurred and is continuing and (y) any class A notes are outstanding , then the remaining Available Funds will be distributed or allocated sequentially to the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes and, pro rata, class A-6 notes (in lots of $50,000) and class A-7 notes (in lots of $50,000), in that order until each such class is paid in full;

            (i) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

            (j) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

            (k) to the auction rate noteholders, any carryover amounts;

            (l) to the indenture administrator, the indenture trustee, the owner trustee, the Irish paying agent and the Irish Stock Exchange in respect of its fees, pro rata, for all amounts due to each and not previously paid for the related distribution date;

            (m) to each swap counterparty, the amount of any swap termination payments owed by the trust to that swap counterparty under its swap agreement and no payable in clause (d) above; and

            (n) to the holder of the trust certificate (initially, the depositor or an affiliate thereof), any remaining amounts after application of the preceding clauses.

      On each quarterly distribution date that is not a distribution date for one or more classes of auction rate notes, in lieu of making payments on that date of principal and carryover amounts to these classes of auction rate notes, these amounts will be deposited into the future distribution account.

      Other Distributions. On each auction rate distribution date that is not a quarterly distribution date, the administrator will instruct the indenture administrator to make the following distributions:

      o first, from amounts deposited in the future distribution account for the benefit of the auction agent and the broker-dealers and then from amounts on deposit in the collection account, pro rata, to the auction agent and the broker-dealers, the auction fees of the auction agent and the broker-dealers, and

      o second, from amounts deposited in the future distribution account for the benefit of the auction rate notes with a distribution date on this auction rate distribution date, and then from amounts on deposit in the collection account, pro rata, to the auction rate notes with a distribution date on this auction rate distribution date, an amount equal to the Class A Noteholders' Interest Distribution Amount for these notes.

      Amounts on deposit in the future distribution account with respect to principal and carryover amounts allocated to the auction rate notes will be paid to the auction rate notes on their auction rate distribution dates in lots of $50,000.

Priority of Payments Following Certain Events of Default Under the Indenture

      After any of the following:

      o an event of default under the indenture relating to the payment of principal on any class at its maturity date or to the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes;

      o an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes; or

      o a liquidation of the trust assets following any event of default under the indenture;

the priority of the payment of the notes changes. In particular, payments on the notes on each distribution date following the acceleration of the notes as provided above will be made after the payments of any of the clauses (a) through
(d) under "--Distributions--Distributions from the Collection Account" above in the following order of priority:

            (a) to the class A noteholders, pro rata, an amount sufficient to reduce their respective balances to zero;

            (b) to the class B noteholders, all accrued and unpaid interest;

            (c) to the class B noteholders, an amount sufficient to reduce their balances to zero; and

            (d) any remaining amounts, to the same persons and in the same order of priority as clauses (j), (k), (m) and (n) above under "--Distributions--Distributions from the Collection Account."

Voting Rights and Remedies

      Noteholders will have the voting rights and remedies described in the prospectus. See "Transfer Agreements--Amendments to Transfer", "Servicing and Administration--Servicer Default", "Servicing and Administration--Rights Upon Servicer Default", "Servicing and Administration--Waiver of Past Defaults", "Servicing and Administration--Administrator Default", "Servicing and Administration--Rights Upon Administrator Default", "Description of the Notes--The Indenture--Modification of Indenture", "Description of the Notes--The Indenture--Events of Default; Rights Upon Event of Default" and "Certain Information Regarding the Notes--Definitive Notes" in the prospectus.

Cash Capitalization Account

      The cash capitalization account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $_________. The cash capitalization account will not be replenished.

      Amounts held from time to time in the cash capitalization account will be held for the benefit of the noteholders. Funds will be withdrawn from the cash capitalization account on any distribution date prior to the _______, 20__ quarterly distribution date to the extent that the amount of Available Funds on the distribution date is insufficient to pay clauses (a) through (h) under "--Distributions--Distributions from the Collection Account" above.

      On each quarterly distribution date from the ______, 20__ quarterly distribution date through the ______, 20__ quarterly distribution date, any amount on deposit in the cash capitalization account (equal to "CI" for such quarterly distribution date in the definition of "Asset Balance" in the Glossary of this prospectus supplement) that is in excess of _____% of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

      o the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding quarterly distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding quarterly distribution date is greater than or equal to $__________ which is the amount of overcollateralization that existed on the closing date; and

      o at least ___% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current quarterly distribution date.

      On each quarterly distribution date from the ______, 20__ quarterly distribution date through the ______, 20__ quarterly distribution date, any amount on deposit in the cash capitalization account (equal to "CI" for such quarterly distribution date in the definition of "Asset Balance" in the Glossary of this prospectus supplement) that is in excess of ____% of the Asset Balance on the closing date will be released to the collection account and treated as Available Funds if:

      o the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding quarterly distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding quarterly distribution date is greater than or equal to $________, which is twice the amount of overcollateralization that existed on the closing date; and

      o at least ___% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current quarterly distribution date.

      On each distribution date from the , 20 distribution date through the , 20 distribution date, any amount on deposit in the cash capitalization account (equal to "CI" for such distribution date in the definition of "Asset Balance" in the Glossary of this prospectus supplement) that is in excess of % of the Asset Balance on the closing date (including the initial deposit into the collection account) will be released to the collection account and treated as Available Funds if:

      o the sum of (1) the Pool Balance as of the last day of the second preceding collection period and (2) the amount on deposit in the cash capitalization account immediately following the preceding quarterly distribution date, minus the aggregate outstanding balance of the notes immediately following the preceding quarterly distribution date, is greater than or equal to $ , which is twice the amount of overcollateralization that existed on the closing date; and

      o at least ___% of the trust student loans by principal balance are in repayment and are not more than 30 days past due as of the end of the collection period for the current quarterly distribution date.

      Any amount remaining on deposit in the cash capitalization account on the _______, 20__ quarterly distribution date will be released to the collection account and treated as Available Funds.

      The cash capitalization account is intended to enhance the likelihood of timely distributions of interest and certain payments of principal to the noteholders through the ______, 20__ quarterly distribution date.

Credit Enhancement

      Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $_________. The reserve account may be replenished on each quarterly distribution date by a deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance, from any Available Funds remaining after payment for that distribution date of clauses (a) through (h) under "--Distributions--Distributions from the Collection Account" above.

      Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from the reserve account on any distribution date or, in the case of the payment of the primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the cash capitalization account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (e) under "--Distributions--Distributions from the Collection Account" above, and on the respective maturity dates of each class of notes, clauses (f) and (h) under "--Distributions--Distributions from the Collection Account" above, to the extent necessary to reduce the balance of that class of notes to zero.

      The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and their payment in full at their maturity dates and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be able to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay unpaid swap termination payments, carryover amounts and the carryover servicing fee on the final distribution date upon termination of the trust. See "Derivative Instruments -- Interest Rate Swap Agreements" in this prospectus supplement.

      Subordination. The class B notes are subordinate to the class A notes as described below. In addition, an event of default under the indenture will occur if the full amount of interest due on the most senior class of notes outstanding at any time is not paid within five days of the related distribution date. The failure to pay interest on any other class of notes will not be an event of default.

      Overcollateralization. On the closing date, the Asset Balance of the trust (including the initial deposit into cash capitalization account) will be approximately ______% of the aggregate balance of the notes. Overcollateralization is intended to provide credit enhancement for the notes. The amount of overcollateralization will vary from time to time depending on the rate and timing of principal payments on the trust student loans, capitalization of interest and of certain insurance fees and the incurrence of losses on the trust student loans. In general, overcollateralization will not exceed the Specified Overcollateralization Amount.

      Priority of the Notes. On any quarterly distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest, and if a Class B Interest Subordination Condition is in effect, to the payment of principal, on the class A notes. Principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes. Consequently, on any quarterly distribution date, Available Funds and amounts on deposit in the cash capitalization account and, in certain circumstances, amounts remaining in the reserve account after payment of the primary servicing fee and the swap payments to the swap counterparties, will be applied to the payment of interest on the class A notes and to the payment of certain swap termination payments to the swap counterparties prior to any payment of interest on the class B notes, and no payments of the principal balance of the class B notes will be made until the class A notes have been paid or allocated the Class A Noteholders' Principal Distribution Amount for such quarterly distribution date. See "Description of the Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.

      [Insurance. Approximately ______% of the outstanding principal balance of the trust student loans are insured by __________, a private insurer. [The private insurance covers losses of principal [and interest] on up to $____________ of the insured trust student loans and is part of the credit enhancement for the notes. If and to the extent that any losses in collections on the trust student loan assets are not covered or offset by the insurance and other credit enhancement, such losses may result in shortfalls of distributions to the noteholders and other payees in the order of priority of distributions.] [ALTERNATIVE SITUATION - These loans were originated between _____________ and _____________. Since then, the claims paying ability of this insurer has declined to below investment grade. Therefore, the guidelines used by the rating agencies in rating the notes assume that no claims will be paid by the insurer. The insurance policy, therefore, should not be deemed to provide any credit enhancement for the notes and in making an investment decision, potential investors should assume that no payments are to be received under the insurance policy.] See "The Trust Student Loan Pool-- Insurance of Trust Student Loans" in this prospectus supplement.]


Trust Fees

   The table below sets forth the fees payable by or on behalf of the trust.

         Party                                   Amount
----------------------   ------------------------------------------------------
Servicer(1)...........   The primary servicing fee for any month is equal to
                         1/12th of an amount not to exceed       % of the
                         outstanding principal amount of the trust student loans, plus the amount of any carryover servicing fee.

Indenture Trustee(2)..   [$___ per annum,]  [___% per annum of the [Note]
                         [Asset] Balance,] payable quarterly


[Administrator........   $___ per quarter]


------------------

(1)   To be paid before any amounts are distributed to the noteholders.

(2) To be paid by the depositor pursuant to a separate agreement with the indenture trustee.

Optional Purchase

      The servicer may purchase or arrange for the purchase of all remaining trust student loans on any quarterly distribution date on or after the first quarterly distribution date when the pool balance is 10% or less of the initial pool balance.

      The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

      This prescribed minimum purchase amount is the amount that would be sufficient to:

      o pay to noteholders the interest payable on the related quarterly distribution date; and

      o reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero, taking into account all amounts then on deposit in any accumulation account.

      See "The Student Loan Pools--Termination" in the prospectus.

Auction of Trust Assets

      The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

      The trust auction date will be the third business day before the related quarterly distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the issuing entity and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

      If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

      o the minimum purchase amount described under "--Optional Purchase" above (plus any amounts owed to the servicer as carryover servicing fees); or

      o the fair market value of the trust student loans as of the end of the related collection period.

      If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered.

      The net proceeds of any auction sale, plus all amounts, less any investment earnings, then on deposit in any accumulation account, will be used to retire any outstanding notes on the related quarterly distribution date.

      If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer's waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

      If the trust student loans are not sold as described above, on each subsequent quarterly distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

      See "The Student Loan Pools--Termination" in the prospectus.

                                  STATIC POOLS

      Information concerning the static pool performance data of previous student loan securitizations of the sponsor is available on the sponsor's website at http://______________. This website presents the static pool performance data of the sponsor's previous securitizations involving student loans in the form of published charts. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or the related registration statement. We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

      The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below. Therefore, payments on the notes could occur significantly earlier than expected. Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected. Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans. Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case, where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period. See "Transfer Agreements--Purchase of Student Loans by the Depositor; Representations and Warranties of Sellers" and "Servicing and Administration--Servicer Covenants" in the prospectus. See also "Summary--Termination of the Trust" in this prospectus supplement regarding the servicer's option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction of the trust student loans if the servicer does not exercise such option.

      On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans. These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the notes could occur significantly later than expected. Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses. In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

      The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

      The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

      [The following information describes two models (CLR and CPR), one of which will be used to calculate the weighted average lives and expected maturities of the notes in the relevant prospectus supplement.]

      Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is the consolidation loan ramp (or "CLR") model. The CLR model assumes that:

      o Student loans will prepay at an annual rate of 1/___th of 1.0% in the first month after origination;

      o The prepayment rate will increase by an annual rate of 1/___th of 1.0% per month up to the ___th month after origination; and

      o The monthly prepayment rate will be constant at ___% per annum in the ____th month after origination and in all subsequent months.

      This assumption is called "100% CLR." For example, at 100% CLR, student loans with a loan age of three months (student loans in the fourth month after origination) are assumed to prepay at an annual rate of 4/___ths of 1.0%. "0% CLR" assumes no prepayments; "50% CLR" assumes prepayment rates equal to 0.50 times 100% CLR; "200% CLR" assumes prepayment rates equal to 2.00 times 100% CLR; and so forth.

      The CLR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

      This model shows the weighted average remaining lives and expected maturity dates of the notes under various CLR scenarios. For purposes of calculating the information contained in here, it is assumed, among other things, that:

      o     the cutoff date for the trust student loans is as of _________;

      o all trust student loans are in repayment with interest to be capitalized added to principal balance;

      o     no trust student loan moves from repayment to any other status;

      o no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

      o index levels for calculation of borrower and government payments are:

      o     91-day Treasury bill rate of ____%; and

      o     three-month commercial paper rate of ____%;

      o distributions begin on ___________, and occur on each monthly allocation date and payments are made on 15th day of every January, April, July and October thereafter, whether or not the 15th is a business day;

      o the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all quarterly distribution dates will be equal to:

      o     Class A-1 notes: ______%;

      o     Class A-2 notes: ______%;

      o     Class A-3 notes: ______%;

      o     Class A-4 notes: ______%;

      o     Class A-5 notes: ______%;

      o     Class A-6 notes: ______%;

      o     Class A-7 notes: ______%;

      o     Class B notes: ______%;

      o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

      o the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;


      o     the collection account has an initial balance equal to $0;


      o     prepayments on the trust student loans:

      o are applied monthly in accordance with CLR as described above and the weighted average number of months since origination is ____ months; and

      o are collected with all other payments on the ___ day of each month and reinvested in eligible investments until the next applicable quarterly distribution date;

      o there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;

      o collections are reinvested in eligible investments until the day before the applicable quarterly distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period; and

      o the pool of trust student loans consists of representative loans ("rep lines"), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term. Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

      The models have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                          At Various CLR Percentages(1)

    Weighted Average Life
         (years)(2)             [0%]      [50%]     [100%]    [150%]    [200%]
-------------------------------------------------------------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes .............   ________   ________  ________  ________  ________

   Expected Maturity Date
---------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.

(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date,
      (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

         Weighted Average Lives and Expected Maturity Dates of the Notes
                          At Various CLR Percentages(1)

    Weighted Average Life
         (years)(2)             [0%]      [50%]     [100%]    [150%]    [200%]
-------------------------------------------------------------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________

   Expected Maturity Date
---------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________

------------------

(1) Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans.

(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date,
      (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

           Percentages of Original Principal of the Notes Remaining at
            Certain Distribution Dates at Various CLR Percentages(1)

 Distribution Date       0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-2 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-3 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date       0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-4 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date       0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-5 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-6 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-7 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                  Class B Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CLR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

      The following table contains information concerning the weighted average lives and expected maturity dates of the notes. The information presented in the table is based on the below assumptions.

      Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant percentage rate ("CPR"). The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period. The CPR assumes that student loans will prepay in each month according to the following formula:

      Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

      Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for various CPR examples:

CPR                    0%
                                    5%
                                                 7%
                                                              12%
                                                                             15%

Monthly Prepayment       $0.00

                                      $4.27
                                                   $6.03
                                                              $10.60
                                                                          $13.45

      The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

      The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios. For purposes of calculating the information presented below, it is assumed, among other things, that:

      o     the cutoff date for the trust student loans is as of _________;

      o [all trust student loans are in repayment with interest to be capitalized added to principal balance; ]

      o     [no trust student loan moves from repayment to any other status;]

      o no delinquencies or defaults occur on any of the trust student loans, and all borrower payments are collected, in full, on the ___ day of each month;

      o [consolidation rebate fees are paid one month in arrears based on the current month's ending principal balance;]

      o there are government payment delays of 60 days for special allowance payments;

      o index levels for calculation of borrower and government payments are:

      o     91-day Treasury bill rate of ____%; and

      o     three-month commercial paper rate of ____%;

      o distributions begin on ___________, and occur on each monthly allocation date and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

      o the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus the applicable spread, which on all distribution dates will be equal to:

      o     Class A-1 notes: ______%;

      o     Class A-2 notes: ______%;

      o     Class A-3 notes: ______%;

      o     Class A-4 notes: ______%;

      o     Class A-5 notes: ______%;

      o     Class A-6 notes: ______%;

      o     Class A-7 notes: ______%; and

      o     Class B notes: ______%;

      o the Class A-6 and class A-7 notes are successfully reset on each applicable reset date and will continue to bear the same rate of interest as during the initial reset period;

      o a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times ____% is paid monthly by the trust to the servicer;

      o the reserve account has an initial balance equal to $_________ and at all times a balance equal to the greater of (1) ____% of the applicable Pool Balance, and (2) $__________;


      o the collection account has an initial balance equal to $0;


      o     prepayments on the trust student loans:

      o are applied monthly in accordance with the CPR as described above [and the weighted average number of months since origination is ____ months]; and

      o are collected with all other payments on the ___th day of each month and reinvested in eligible investments until the next applicable distribution date;

      o [there are no accumulation accounts and no interest rate swaps or interest rate caps entered into by the trust;]

      o collections are reinvested in eligible investments until the day before the applicable distribution date at the assumed reinvestment rate of ____%; reinvestment earnings are available for distribution from the prior collection period; and

      o the pool of trust student loans consists of representative loans ("rep lines"), which have been created from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term. Each rep line containing the relevant characteristics, aggregate totals and weighted averages of the underlying student loans is used for modeling purposes.

      These models have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

         Weighted Average Lives And Expected Maturity Dates of the Notes
                               At Various CPRs(1)

    Weighted Average Life
         (years)(2)             [0%]       [5%]      [7%]      [10%]     [12%]
-------------------------------------------------------------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________


   Expected Maturity Date
--------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the Pool Balance falls below 10% of the initial Pool Balance.

(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and
      (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

         Weighted Average Lives And Expected Maturity Dates of the Notes
                               At Various CPRs(1)

    Weighted Average Life
         (years)(2)             [0%]       [5%]      [7%]      [10%]     [12%]
-------------------------------------------------------------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________

   Expected Maturity Date
---------------------------
Class A-1 notes............   ________   ________  ________  ________  ________
Class A-2 notes............   ________   ________  ________  ________  ________
Class A-3 notes............   ________   ________  ________  ________  ________
Class A-4 notes............   ________   ________  ________  ________  ________
Class A-5 notes............   ________   ________  ________  ________  ________
Class A-6 notes............   ________   ________  ________  ________  ________
Class A-7 notes............   ________   ________  ________  ________  ________
Class B notes..............   ________   ________  ________  ________  ________

------------------

(1) Assuming for purposes of this table that, among other things, the servicer does not exercise its optional purchase right and that there is no successful auction of the remaining trust student loans.

(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 Class A-1 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-2 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-3 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-4 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
--------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-5 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-6 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                 Class A-7 Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
-------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

                                  Class B Notes

       Percentages of Original Principal of the Notes Remaining at Certain
                Distribution Dates at Various CPR Percentages(1)

Distribution Date        0%          50%        100%        150%        200%
--------------------------------------------------------------------------------
Closing Date......    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%
________, 20__....    ________%   ________%   ________%   ________%   ________%

------------------

(1) Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Derivative Instruments

      Interest Rate Swap Agreements. On the closing date, the trust will enter into two basis swaps with one or more Eligible Swap Counterparties. [The swap counterparties will be identified in the final prospectus supplement.]

      The Significance Percentage of each agreement will be [less than 10%.] [at least 10% but less than 20%.]

      Each basis swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to these basis swaps as the "swap agreements." The swap agreements will terminate on the __________, 20__ distribution date. Each swap agreement may terminate earlier than that date if an event of default or termination event occurs.

      Under the swap agreements, the swap counterparties will make the payments described below to the administrator on behalf of the trust, on [or before the third business day preceding] each quarterly distribution date while the applicable swap agreement is still in effect.

      Under the first swap agreement, the related swap counterparty will pay to the trust an amount equal to the product of:

      o three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable quarterly distribution date, over

      o a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset quarterly; and

      o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

      In exchange for the related swap counterparty's payments under the first swap agreement, the trust will pay to that swap counterparty, on or before each quarterly distribution date while such swap agreement is still in effect, prior to interest payments on the class A notes, an amount equal to the product of:

      o the prime rate published in The Wall Street Journal in the "Interest Rates & Bonds" section, "Consumer Rates" table as of the 15th of the immediately preceding [March, June, September or December] (or if The Wall Street Journal is not published on that date the first preceding day for which that rate is published in The Wall Street Journal) minus ___ %;

      o a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset quarterly; and

      o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

      In the event that the prime rate as of any date of determination is less than ___%, the rate payable by the swap counterparty will be correspondingly increased.

      Under the second swap agreement, the related swap counterparty will pay to the trust an amount equal to the product of:

      o three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable quarterly distribution date, over

      o a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset monthly; and

      o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

      In exchange for the related swap counterparty's payments under the second swap agreement, the trust will pay to that swap counterparty, on or before each quarterly distribution date while such swap agreement is still in effect, prior to interest payments on the class A notes, an amount equal to the product of:

      o the weighted average of the prime rates published in The Wall Street Journal in the "Interest Rates & Bonds" section, "Consumer Rates" table as of the second business day before the first calendar day of each of the immediately preceding three months (or if The Wall Street Journal is not published on any such date the first preceding day for which that rate is published in The Wall Street Journal) minus ___%;

      o a notional amount equal to the aggregate principal balance, as of the last day of the collection period preceding the beginning of the related accrual period (or, for the initial distribution date, the closing date), of the trust student loans bearing interest based upon the prime rate, reset monthly; and

      o a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

      In the event that the weighted average of the prime rates as of any date of determination is less than ___ %, the rate payable by the swap counterparty will be correspondingly increased.

      For purposes of the swap agreements, LIBOR for the first accrual period and three-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the notes, as described under "Description of the Notes--Determination of LIBOR" in this prospectus supplement.

      In addition, at no time shall the combined notional balances of both basis swaps exceed the aggregate principal balance of the notes outstanding as of the end of the first day of the related accrual period. If the combined notional balances of the basis swaps are required to be reduced to the aggregate balance of the notes, such reduction will be proportional based on the respective notional balances of each basis swap.

      Modifications and Amendment of the Swap Agreements. The trust agreement and the indenture will contain provisions permitting the issuing entity, with the consent of the indenture trustee, to enter into amendments to the swap agreements to cure any ambiguity in, or correct or supplement any provision of the swap agreements, so long as the trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders.

      Default Under the Swap Agreements. Events of default under each swap agreement are limited to:

      o the failure of the trust or the swap counterparty to pay any amount when due under that swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment;

      o     the occurrence of a bankruptcy of the trust;

      o     an event of insolvency or bankruptcy of the swap counterparty;

      o an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

      o an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans; and

      o the following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Default Under Specified Transaction" (not applicable to the trust), "Cross-Default" (not applicable to the trust, except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

      Termination Events. Termination events under each swap agreement include the following standard events under the 1992 ISDA Master Agreement:
"Illegality", which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event", which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"--not applicable to the trust; "Credit Event Upon Merger"--not applicable to the trust; and the additional termination event described below.

      Each swap agreement will include an additional termination event relating to withdrawal or downgrade of the swap counterparty's credit rating. This additional termination event will occur if the swap counterparty has not, within 30 days of receiving notice of a ratings event, procured (1) a collateral arrangement (and delivered any collateral required to be delivered at that time), (2) a letter of credit or other guaranty of its obligations from an entity whose ratings would make that entity an Eligible Swap Counterparty, (3) a replacement transaction on substantially the same terms or (4) a rating reaffirmation.

      The ratings events that may cause this additional termination event are:
(1) the short-term debt rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "__" (or in the absence of a short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below "__") by S&P, or any successor rating agency; (2) (a) the long-term senior debt rating or counterparty rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded below "__" or put on watch for downgrade by Moody's or any successor rating agency below ___, where the swap counterparty or its credit support provider, as the case may be, has only a long-term debt rating or counterparty rating, or (b) either the long-term senior debt rating or the short-term debt rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn, downgraded by Moody's or any successor rating agency below "__" or "__", respectively, or put on watch for downgrade when rated at such level by Moody's, where the swap counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings; or (3) the short-term debt rating or counterparty rating of the swap counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "__" or "__" by Fitch or any successor rating agency.

      Early Termination of a Swap Agreement. Upon the occurrence of any event of default under a swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

      Upon any early termination of a swap agreement, either the trust or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of that swap transaction as computed in accordance with the procedures in that swap agreement. In the event that the trust is required to make a termination payment following a swap default resulting from a payment default by the trust or an insolvency event with respect to the trust, the payment will be payable pari passu with the Class A Noteholders' Interest Distribution Amount. However, in the event that a termination payment is owed to the swap counterparty following any other swap default by the trust, a swap default resulting from a default of the swap counterparty or a termination event under the swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that quarterly distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance and to the payment of any carryover servicing fee.

      Upon termination of any swap agreement the administrator, on behalf of the trust will attempt to enter into a replacement swap agreement on substantially the same terms as the original swap agreement. However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

      Swap Counterparties. [Each of the swap counterparties will be identified in the final prospectus supplement and applicable disclosure regarding each swap counterparty's name, organizational form, the general character of such swap counterparty's business and any required financial disclosure (depending on the applicable Significance Percentage) will be included.]

[Interest Rate Cap

      On the closing date, the trust will purchase an interest rate cap [from _____________, as cap counterparty]. [The cap counterparty will be identified in the final prospectus supplement.]

      The interest rate cap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

      The Significance Percentage of any interest rate cap will be [less than 10%.] [at least 10% but less than 20%.]

      The interest rate cap will terminate on the ________, 20___ distribution date. It may terminate earlier if a termination event or an event of default occurs under the master agreement.

      Under the terms of the interest rate cap agreement, the trust will pay the cap counterparty, from the net proceeds from the sale of the notes an upfront payment of $_____. On or before the ____ business day immediately preceding each distribution date to and including the _______, 20___ distribution date, the cap counterparty will pay to the trust for deposit into the collection account an amount, calculated on each distribution date, equal to the product of:

      o the excess, if any, of (1) three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2) ____%;

      o     a notional amount equal to $_________; and

      o     Actual/360.

      LIBOR for the first accrual period will be determined using the same formula as applies to the notes. Three-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the notes, as described in "Description of the Notes--Determination of LIBOR" in this prospectus supplement.

      Modifications and Amendment to the Interest Rate Cap Agreement. The trust agreement and the indenture will contain provisions permitting the owner trustee, with the consent of the indenture trustee, to enter into an amendment to the interest rate cap to cure any ambiguity in, or correct or supplement any provision of, the interest rate cap, so long as the issuing entity determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders, and provided further that the Rating Agency Condition is satisfied.

      Default Under the Interest Rate Cap Agreement. Events of default under the interest rate cap, or defaults, are limited to:

      o the failure of the cap counterparty to pay any amount when due under the interest rate cap after giving effect to the applicable grace period,

      o the occurrence of events of insolvency or bankruptcy of the trust or the cap counterparty,

      o an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable,

      o an acceleration of the principal of the notes following an event of default under the indenture for a breach of any covenant or a violation of any representation or warranty which acceleration has become non-rescindable and non-waivable, and pursuant to which the indenture trustee has liquidated the trust student loans, and

      o the following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Default under Specified Transaction" (not applicable to the trust), "Cross-Default" (not applicable to the trust except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

      Termination Events. The interest rate cap agreement will contain usual and customary termination events and will also include an additional termination event relating to the withdrawal or downgrade of the cap counterparty's credit rating. This additional termination event is in most respects the same as that which would apply to any initial interest rate swap agreements, except that the rating thresholds with respect to the cap counterparty will be lower than those with respect to any initial interest rate swap counterparties. See "--Interest Rate Swap Agreements--Termination Events" above.

      Early Termination of the Interest Rate Cap. Upon the occurrence of any default under the interest rate cap or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

      Upon an early termination of the interest rate cap, either the trust or the cap counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the interest rate cap. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the reserve account to the Specified Reserve Account Balance, to deposits into any investment premium purchase account, and to the payment of any carryover servicing fee.

      Upon termination of the interest rate cap agreement the administrator, on behalf of the trust will attempt to enter into a replacement interest rate cap agreement on substantially the same terms as the original interest rate cap agreement. However, no assurance can be given that this will be possible under then existing economic or market conditions or that the trust will have sufficient funds available for this purpose.

      Interest Rate Cap Counterparty. The interest rate cap counterparty will be identified in the [final] prospectus supplement and applicable disclosure regarding the cap counterparty's name, organizational form, general character of the cap counterparty's business and any required financial disclosure (depending on the applicable Significance Percentage) will be included in the [final] prospectus supplement.]

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under "Certain U.S. Federal Income Tax Considerations" in the prospectus.

           [EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

      On June 3, 2003, the European Council of Economics and Finance Ministers (ECOFIN) agreed on proposals under which Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The proposals are expected to take effect from July 1, 2005.

      The Directive has been enacted into Irish legislation. Since January 1, 2004, where any person in the course of a business or profession carried on in Ireland makes an interest payment to, or secures an interest payment for the immediate benefit of, the beneficial owner of that interest, where that beneficial owner is an individual, that person must, in accordance with the methods prescribed in the legislation, establish the identity and residence of that beneficial owner. Where such a person makes such a payment to a "residual entity" then that interest payment is a "deemed interest payment" of the "residual entity" for the purpose of this legislation. A "residual entity", in relation to "deemed interest payments", must, in accordance with the methods prescribed in the legislation, establish the identity and residence of the beneficial owners of the interest payments received that are comprised in the "deemed interest payments."

      "Residual entity" means a person or undertaking established in Ireland or in another Member State or in an "associated territory" to which an interest payment is made for the benefit of a beneficial owner that is an individual, unless that person or undertaking is within the charge to corporation tax or a tax corresponding to corporation tax, or it has, in the prescribed format for the purposes of this legislation, elected to be treated in the same manner as an undertaking for collective investment in transferable securities within the meaning of the UCITS Directive 85/611/EEC, or it is such an entity or it is an equivalent entity established in an "associated territory", or it is a legal person (not being an individual) other than certain Finish or Swedish legal persons that are excluded from the exemption from this definition in the European Union Directive on the Taxation of Savings Income.

      Procedures relating to the reporting of details of payments of interest (or similar income) made by any person in the course of a business or profession carried on in Ireland, to beneficial owners that are individuals or to residual entities resident in another Member State or an "associated territory" and procedures relating to the reporting of details of deemed interest payments made by residual entities where the beneficial owner is an individual resident in another Member State or an "associated territory", will apply from a date not earlier than July 1, 2005 to be specified by the Minister for Finance of Ireland. For the purposes of these paragraphs "associated territory" means Andorra, Aruba, Netherlands Antilles, Jersey, Gibraltar, Guernsey, Isle of Man, Anguilla, British Virgin Islands, Cayman Islands, Montserrat, Leichtenstein, Monaco, San Marino, the Swiss Confederation, and Turks and Caicos Islands.]

      Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

                          CERTAIN ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan's investment in the entities (including certain insurance company general accounts) (collectively, "Plans").

      ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code ("Parties in Interest"). Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or excise tax) imposed pursuant to ERISA or the Code unless a statutory or administrative exemption is available.

      Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulations, as further described in the prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust or any owner of an equity interest therein or the seller is a Party in Interest. Accordingly, before making an investment in the notes, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan, will be deemed to have represented that, the Plan's purchase and holding of the notes will not constitute or otherwise result in a prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus.

      Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

      o     whether the fiduciary has the authority to make the investment;

      o     the diversification by type of asset of the Plan's portfolio;

      o     the Plan's funding objectives; and

      o whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable Similar Law.

                             REPORTS TO NOTEHOLDERS

      Quarterly distribution reports and annual servicing and administration reports concerning the trust will be delivered to noteholders. See "Reports to Noteholders" in the prospectus. These reports will be available at the office of the Irish paying agent or Irish listing agent. The first quarterly distribution report is expected to be available on or about ________, 20__.

      Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See "Certain Information Regarding the Notes--Book-Entry Registration" in the prospectus.

                                  UNDERWRITING

      The notes listed below are offered [severally] by the underwriter[s], subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC[, Clearstream and the Euroclear System], on or about ________, 20__, against payment in immediately available funds.

      Subject to the terms and conditions in the underwriting agreement dated ________, 20__, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:


                   Class A-1    Class A-2   Class A-3    Class A-4   Class A-5    Class A-6    Class A-7    Class B
  Underwriter        Notes        Notes       Notes        Notes       Notes        Notes        Notes       Notes
--------------------------------------------------------------------------------------------------------------------
                  $            $            $           $            $           $            $            $
                  ---------    ---------    ---------   ---------    ---------   ---------    ---------    ---------
   Total......    $            $            $           $            $           $            $            $
                  =========    =========    =========   =========    =========   =========    =========    =========


      The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.


                                  Initial Public    Underwriting      Proceeds to
                                  Offering Price      Discount       The Depositor     Concession       Reallowance
                                  --------------      --------       -------------     ----------       -----------
Per Class A-1 Note............         100%           ________%        ________%        ________%        ________%
Per Class A-2 Note............         100%           ________%        ________%        ________%        ________%
Per Class A-3 Note............         100%           ________%        ________%        ________%        ________%
Per Class A-4 Note............         100%           ________%        ________%        ________%        ________%
Per Class A-5 Note............         100%           ________%        ________%        ________%        ________%
Per Class A-6 Note............         100%           ________%        ________%        ________%        ________%
Per Class A-7 Note............         100%           ________%        ________%        ________%        ________%
Per Class B Note..............         100%           ________%        ________%        ________%        ________%
   Total......................    $                $                $                $                $
                                 ===============  ==============   ==============   ==============   ===============


      The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $__________ payable by the depositor.

      The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

      [The underwriter is an affiliate of SLC.] Affiliates of the trust expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

      In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with [SLC], the depositor and their [respective] affiliates.

      The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

      During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

      The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

      In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

      In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

      Each underwriter has represented and agreed that:

      o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

      o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

      o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

      No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, [this prospectus supplement] [the initial free writing prospectus] collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

      The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                        [LISTING AND GENERAL INFORMATION

      Application will be made to the Irish Stock Exchange for the class A floating rate notes to be admitted to the Daily Official List. There can be no assurances that such listing will be granted. In connection with the listing of the class A-1 through class A-5 notes on the Irish Stock Exchange, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies of Ireland pursuant to Regulation 13 of the European Communities (Stock Exchange) Regulations, 1984 of Ireland.

      For so long as the class A-1 through class A-5 notes are listed on the Irish Stock Exchange from the date of this prospectus supplement, all of the material contracts referred to herein and in the accompanying prospectus, including the indenture, the sale agreement, the purchase agreement, the servicing agreement, the administration agreement and other basic documents will be made available for inspection at the registered offices of the Irish paying agent in Dublin, Ireland and at the registered office of the depositor, where copies thereof may be obtained upon request. Once the notes have been listed, trading may be effected on the Irish Stock Exchange. The Irish Stock Exchange will also be advised if any class of notes is delisted.

      The notes, the indenture, the sale agreement, the purchase agreement, the servicing agreement, the administration agreement, the swap agreements and [the interest rate cap,] are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. [The swap agreements and interest rate cap agreement also contain provisions under which the parties to those agreements agree to the non-exclusive jurisdiction of the New York courts.]

      As of the date of this prospectus supplement, none of the trust, the indenture trustee or the indenture administrator is involved in any governmental, litigation or arbitration proceeding relating to the issuance of the notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

      The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLC and the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

      The depositor confirms that there has been no material adverse change in the assets of the trust since ________, 20__, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.]

                                LEGAL PROCEEDINGS

      [TO BE INSERTED IF APPLICABLE] As of the date of this prospectus supplement, the following legal proceedings against [the depositor, the sponsor, the servicer, the administrator, each seller and the indenture trustee] could be considered to be material to the noteholders:

   [____________________]

                              RATINGS OF THE NOTES

The notes are required to be rated as follows:

                                     Rating Agency
                                    (Moody's / S&P /
                    Class                Fitch)
                  A-1 Notes        _____/_____/_____
                  A-2 Notes        _____/_____/_____
                  A-3 Notes        _____/_____/_____
                  A-4 Notes        _____/_____/_____
                  A-5 Notes        _____/_____/_____
                  A-6 Notes        _____/_____/_____
                  A-7 Notes        _____/_____/_____
                  B Notes          _____/_____/_____

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  LEGAL MATTERS

      Cadwalader, Wickersham & Taft LLP, as counsel to the trust, SLC, the servicer, the depositor and the administrator, will give opinions on specified legal matters for the trust, SLC, the depositor, the servicer and the administrator. Cadwalader, Wickersham & Taft LLP will give an opinion on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give an opinion on specified legal matters for the trust. Stroock & Stroock & Lavan LLP also will give opinions on specified legal matters for the underwriters.

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

      "Actual/360" means, with respect to an accrual period, the actual number of days elapsed in such period based on a year of 360 days.

      "Adjusted Pool Balance" means, for any distribution date, (i) if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance and the Specified Reserve Account Balance for that distribution date, or (ii) if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

      "Asset Balance" means, with respect to any quarterly distribution date, an amount equal to:

      PB + CI - R

      Where:

      CI = the amount on deposit in the cash capitalization account on the last day of the related collection period less the excess for the quarterly distribution date of (i) interest due on the notes plus any primary servicing and administrative fees, any swap payments owed to a swap counterparty by the trust and any swap termination payments owed by the trust that are pari passu with interest payments on the class A notes due, over (ii) Available Funds on deposit in the collection account. In no case shall CI be less than zero;

      PB = the Pool Balance at the last day of the related collection period;
and

      R = the amount to be released from the cash capitalization account on such quarterly distribution date pursuant to the third and fourth paragraphs under "Description of the Notes--Cash Capitalization Account" in this prospectus supplement.

      provided, however, that, as of the closing date, the Asset Balance shall equal $______________ and that, for all quarterly distribution dates occurring on or after the _________, 20__ quarterly distribution date, the Asset Balance will be equal to the Pool Balance as of the last day of the related collection period.

      "Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:


      o all collections on the trust student loans[, including any guarantee and insurance payments received on the trust student loans];


      o all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

      o the aggregate purchase amounts received during that collection period for those trust student loans purchased by SLC;

      o amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

      o any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date;

      o investment earnings for that distribution date earned on amounts on deposit in each trust account;

      o investment earnings actually received by the trust for that distribution date earned on amounts on deposit in any accumulation account;

      o     payments received under the interest rate cap agreement;

      o amounts received by the trust from SLC in respect of borrower benefits;

      o     all amounts on deposit in any supplemental interest account;

      o all amounts received by the trust from any swap counterparty for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date;


      o on the initial distribution date, the collection account initial deposit;


      o amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date; [and]

      o [as to the first distribution date, the collection account initial deposit.]

provided that if on any distribution date there would not be sufficient funds to pay all of the items specified in clauses (a) through (i) under "Description of the Notes--Distributions--Distributions from the Collection Account" in this prospectus supplement, after application of Available Funds, as defined above, and application of (a) amounts available from the cash capitalization account to pay any of the items specified in clauses (a) through (h) under "Description of the Notes--Distributions--Distributions from the Collection Account", in this prospectus supplement, and (b) amounts available from the reserve account to pay any of the items specified in clauses (a) through (e) and on the respective maturity dates of each class of notes, clauses (f) and (h), then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly. In addition, Available Funds on the quarterly distribution dates from __________, 20__ through__________, 20__ shall include all funds released from the cash capitalization account for deposit into the collection account on those dates.

      "Charged-Off Loan" means a trust student loan which is written-off in accordance with the servicer's policies and procedures, but in any event, not later than the date such loan becomes 271 days past due.

      "Class A Note Interest Shortfall" means, for any distribution date, the excess of:

      o the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over

      o the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

      o plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

      "Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

      o the Class A Noteholders' Principal Distribution Amount on that distribution date, over

      o the amount of principal actually distributed or allocated to the class A noteholders or deposited into any accumulation account on that distribution date.

      "Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that distribution date.

      "Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

      o the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date, and

      o     the Class A Note Interest Shortfall for that distribution date.

      "Class A Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount multiplied by the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in any related accumulation account. In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

      "Class A Percentage" means 100% minus the Class B Percentage.

      "Class B Interest Subordination Condition" means, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon as of the last day of the related collection period, and amounts then on deposit in the reserve account in excess of the Specified Reserve Account Balance as of such distribution date, would be less than the outstanding principal balance of the class A notes.

      "Class B Note Interest Shortfall" means, for any distribution date, the excess of:

      o the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

      o the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

      plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

      "Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

      o the Class B Noteholders' Principal Distribution Amount on that distribution date, over

      o the amount of principal actually distributed to the class B noteholders on that distribution date.

      "Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that distribution date.

      "Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

      o the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

      o     the Class B Note Interest Shortfall for that distribution date.

      "Class B Noteholders Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount multiplied by the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B notes. In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

      "Class B Percentage" means, with respect to any distribution date:

      o prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

      o on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, immediately prior to that distribution date.

      "Cumulative Realized Losses Test" is satisfied for any quarterly distribution date on which the cumulative principal amount of Charged-Off Loans, net of Recoveries, is equal to or less than the percentage of the initial Pool Balance set forth below for the specified period:

                                                  Percentage of
                  Distribution Date           Initial Pool Balance
          ---------------------------------   --------------------
          ____________ through ____________          ______%
          ____________ through ____________          ______%
          _____________ and thereafter               ______%

      "DTC" means The Depository Trust Company, or any successor thereto.

      "Eligible Swap Counterparty" means an entity, which may be an affiliate of an underwriter, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

      "Fitch" means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.




      "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

      "Pool Balance" means, for any date, the aggregate principal balance of the trust student loans as of the close of business on that date, including accrued interest that is expected to be capitalized.

      "Principal Distribution Amount" means, (i) as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance as of the end of the initial collection period, and (ii) as to each subsequent distribution date, [the sum of (1)] the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date [and (2) any amounts received under the interest rate cap for that distribution date].

      "Rating Agency Condition" means, with respect to any intended action, that each rating agency then rating a class of notes shall have been given 10 days' prior written notice thereof and that each such rating agency shall have notified the administrator, the servicer, the eligible lender trustee, the indenture trustee and the indenture administrator in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then-current rating of any class of notes.

      "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

      "Recoveries" means, as of any date of determination, all amounts received by the trust in respect of a Charged-Off Loan after such trust student loan became a Charged-Off Loan.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

      "Significance Percentage" means as of the closing date the percentage that the Significance Estimate represents of the Pool Balance plus all amounts on deposit in the accounts.

      "Specified Overcollateralization Amount" means, as of any quarterly distribution date, ____% of the initial Asset Balance.

      "Specified Reserve Account Balance" means the lesser of $_________ and the outstanding balance of the notes.

      "Stepdown Date" means the earlier to occur of (1) the _________, 20___ distribution date or (2) the first date on which no class A notes remain outstanding.

      "Trigger Event" means, on any distribution date (i) while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts on deposit in any accumulation account (other than investment earnings) after giving effect to distributions to be made on that distribution date, exceeds the Pool Balance plus the reserve account balance as of the end of the related collection period or (ii) if there has not been an optional purchase or sale of the trust student loans through an auction after the Pool Balance falls below 10% of the initial Pool Balance.

                                PRINCIPAL OFFICES

                                    DEPOSITOR

                      SLC Student Loan Receivables I, Inc.
                       750 Washington Boulevard, 9th Floor
                           Stamford, Connecticut 06901

                           ADMINISTRATOR AND SERVICER

                          The Student Loan Corporation
                       750 Washington Boulevard, 9th Floor
                           Stamford, Connecticut 06901

                 SLC PRIVATE CREDIT STUDENT LOAN TRUST _____-___


------------------------,  ----------------------,  --------------------------,
     as Owner Trustee        as Indenture Trustee   as Indenture Administrator
         [Address]                 [Address]                [Address]


                              [IRISH PAYING AGENT]



                        ---------------------------------
                                    [Address]



                              [IRISH LISTING AGENT]



                        ---------------------------------
                                    [Address]



 LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE ADMINISTRATOR AND THE SERVICER

                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                         Richards, Layton & Finger, P.A.
                                 920 King Street
                           Wilmington, Delaware 19801

                         LEGAL ADVISORS TO UNDERWRITERS

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038


                                  UNDERWRITERS

                          ____________________________.
                                    [Address]

                              $___________________

                SLC Private Credit Student Loan Trust _____ -___
                                 Issuing Entity

                      SLC Student Loan Receivables I, Inc.
                                    Depositor

                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator

                         Student Loan Asset-Backed Notes


                     ----------------------------------------
                     P R O S P E C T U S  S U P P L E M E N T
                     ----------------------------------------


                                  [UNDERWRITER]


                                 ________, 20__

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering notes in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

      Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

                           The SLC Student Loan Trusts
                   The SLC Private Credit Student Loan Trusts
                                Issuing Entities
                         Student Loan Asset-Backed Notes
                ------------------------------------------------
                      SLC Student Loan Receivables I, Inc.
                                    Depositor
                          The Student Loan Corporation
                   Sponsor, Seller, Servicer and Administrator
                ------------------------------------------------


The Depositor

SLC Student Loan Receivables I, Inc., a Delaware corporation, is the depositor. The depositor is a wholly-owned, special-purpose subsidiary of The Student Loan Corporation.

The Notes

The depositor intends to form trusts periodically to issue student loan asset-backed notes. Each issue will have its own characteristics and series designation. We will sell the notes in amounts, at prices and on terms determined at the time of offering and sale. Each series will include one or more classes of notes secured by the assets of that trust.

A class of notes may:

      o     be senior or subordinate to other classes; and

      o receive payments from one or more forms of credit or liquidity enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Assets of the Issuing Entity

The assets of each issuing entity will include:

      o     education loans to students or parents of students;

      o     specified types of credit enhancement; and

      o other moneys, investments and property, including derivative instruments in some cases.

Each supplement to this prospectus will describe the specific amounts, prices and terms of the notes of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the related issuing entity.

You should consider carefully the risk factors described in this prospectus beginning on page 17 and in the prospectus supplement that accompanies this prospectus.

Each issue of notes represents obligations of, or interests in, the applicable issuing entity only. They do not represent interests in or obligations of The Student Loan Corporation, any other seller, the depositor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                    , 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

   For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:

   o this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and

   o the related prospectus supplement, which describes the specific terms of your series of notes, including:

      o  the timing of interest and principal payments;

      o financial and other information about the student loans and the other assets owned by the trust;

      o  information about credit enhancement;

      o  the ratings; and

      o  the method of selling the notes.

   In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of these documents.

   For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY...........................................................6
   Principal Parties.........................................................6
   The Notes.................................................................7
   Assets of the Issuing Entity..............................................8
   Collection Account........................................................9
   Pre-Funding Account.......................................................9
   Reserve Account...........................................................9
   Capitalized Interest Account.............................................10
   Other Accounts...........................................................10
   Pre-Funding Period.......................................................10
   Revolving Period.........................................................10
   Credit and Liquidity or other Enhancement or Derivative Arrangements.....11
   Purchase Agreements......................................................11
   Sale Agreements..........................................................11
   Servicing Agreements.....................................................11
   Servicing Fee............................................................12
   Administration Agreement.................................................12
   Administration Fee.......................................................12
   Representations and Warranties of the Depositor..........................12
   Representations and Warranties of the Sellers under the Purchase
      Agreements............................................................13
   Covenants of the Servicer................................................13
   Optional Purchase........................................................14
   Call Option and Collateral Call..........................................14
   Auction of Trust Assets..................................................15
   U.S. Federal Income Tax Considerations...................................15
   Certain ERISA Considerations.............................................15
   Ratings..................................................................15
RISK FACTORS................................................................17
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS...........................30
FORMATION OF THE ISSUING ENTITIES...........................................31
   The Issuing Entities.....................................................31
   The Eligible Lender Trustee..............................................31
USE OF PROCEEDS.............................................................32
THE STUDENT LOAN CORPORATION, THE DEPOSITOR, THE SUB-SERVICER AND THE
   SUB-ADMINISTRATOR........................................................32
   The Sponsor, Primary Seller, Servicer and Administrator..................32
   The Depositor............................................................33
   The Sub-Servicer.........................................................34
   The Sub-Administrator....................................................34
THE STUDENT LOAN POOLS......................................................34
   FFELP Delinquencies, Defaults, Claims and Net Losses.....................35
   Static Pool Data.........................................................35
   Prepayments and Yield....................................................36
   Payment of Notes.........................................................36
   Termination..............................................................36
   The Student Loan Corporation's Student Loan Business.....................36
TRANSFER AGREEMENTS.........................................................38
   General..................................................................38
   Purchase of Student Loans by the Depositor; Representations and
      Warranties of the Sellers.............................................38
   Sale of Student Loans to the Issuing Entity; Representations and
      Warranties of the Depositor...........................................39
   Custodian of Promissory Notes............................................40

   Additional Fundings......................................................40
   Amendments to Transfer Agreements........................................40
SERVICING AND ADMINISTRATION................................................41
   General..................................................................41
   Accounts.................................................................41
   Servicing Procedures.....................................................42
   Payments on Student Loans................................................43
   Servicer Covenants.......................................................44
   Servicing Compensation...................................................45
   Net Deposits.............................................................45
   Evidence as to Compliance................................................46
   Certain Matters Regarding the Servicer...................................46
   Servicer Default.........................................................47
   Rights Upon Servicer Default.............................................47
   Waiver of Past Defaults..................................................47
   Administration Agreement.................................................48
   Administrator Default....................................................48
   Rights Upon Administrator Default........................................48
   Statements to Indenture Trustee, Indenture Administrator and Issuing
      Entity................................................................49
   Evidence as to Compliance................................................50
TRADING INFORMATION.........................................................50
   Pool Factors.............................................................51
DESCRIPTION OF THE NOTES....................................................51
   General..................................................................51
   Principal and Interest on the Notes......................................52
   Call Option on the Notes.................................................52
   Collateral Call..........................................................52
   The Indenture............................................................52
CERTAIN INFORMATION REGARDING THE NOTES.....................................56
   Fixed Rate Notes.........................................................56
   Floating Rate Notes......................................................56
   The Auction Rate Notes...................................................57
   The Reset Rate Notes.....................................................59
   Distributions............................................................75
   Credit and Liquidity or other Enhancement or Derivative Arrangements.....76
   Book-Entry Registration..................................................79
   Reset Rate Notes.........................................................81
   Non-U.S. Dollar Denominated Notes........................................83
   Definitive Notes.........................................................84
   List of Noteholders......................................................85
   Reports to Noteholders...................................................85
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS..................................85
   Transfer of Student Loans................................................85
   Consumer Protection Laws.................................................86
   Loan Origination and Servicing Procedures Applicable to Student Loans....86
   Student Loans Generally Not Subject to Discharge in Bankruptcy...........87
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............................87
   General..................................................................87
   Tax Characterization of the Trust........................................88
   Tax Consequences to U.S. Holders.........................................88
   Tax-Exempt Organizations.................................................92
   Tax Treatment of Non-U.S. Holders........................................92
   State, Local And Foreign Taxes...........................................93
CERTAIN ERISA CONSIDERATIONS................................................94
AVAILABLE INFORMATION.......................................................95
REPORTS TO NOTEHOLDERS......................................................95

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................96
THE PLAN OF DISTRIBUTION....................................................96
LEGAL MATTERS...............................................................98

APPENDIX A  Federal Family Education Loan Program..........................A-1
APPENDIX B  Global Clearance, Settlement and Tax Documentation Procedures..B-1

                               PROSPECTUS SUMMARY

   This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular notes.

      Principal Parties

Issuing Entity............... Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor and an owner trustee. We sometimes refer to an issuing entity as a "trust" in this prospectus.

Eligible Lender Trustee...... If the trust student loans include FFELP student loans, for each series of notes, the related prospectus supplement will specify the eligible lender trustee for the related trust. See "Formation of the Issuing Entities--The Eligible Lender Trustee" in this prospectus.

Owner Trustee................ For each series of notes, the related prospectus supplement will specify the owner trustee for the related trust.

Depositor.................... The depositor is SLC Student Loan Receivables I,
                              Inc. The depositor is a wholly-owned, special purpose subsidiary of The Student Loan Corporation, formed to acquire student loans originated or acquired by The Student Loan Corporation and to transfer to, and deposit the student loans in, issuer trusts. For notes backed by FFELP student loans, an eligible lender trustee will be specified in the related prospectus supplement and that eligible lender trustee will hold legal title to the FFELP student loans on our behalf. References to the "depositor" also include the eligible lender trustee where the context involves the holding or transferring of legal title to FFELP student loans.

Sponsor...................... The sponsor is The Student Loan Corporation. We sometimes refer to The Student Loan Corporation as "SLC" in this prospectus.

Servicer..................... The servicer is The Student Loan Corporation or another servicer specified in the prospectus supplement for your notes.

                              Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities. It may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers. Actions described in this prospectus or any prospectus supplement as being taken by the servicer may be taken by the sub-servicer or other servicers on behalf of the servicer. See "Servicing and
                              Administration--Certain Matters Regarding the Servicer" in this prospectus.

Sub-servicer................. For each series of notes, the related prospectus supplement will specify the sub-servicer for your notes.

Other Originators............ To the extent that private credit student loans have been originated by one or more originators not affiliated with SLC or the depositor and those loans constitute a material portion of the related loan pool, the identity of those originators will be disclosed, to the extent known in the related prospectus supplement. The requisite information concerning those originators, to the extent available, will also be provided in the related prospectus supplement.

Indenture Trustee............ For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes. See "Description of the Notes--The Indenture--The Indenture Trustee" in this prospectus.

Indenture Administrator...... For each series of notes, the related prospectus supplement will specify the indenture
                              administrator. See "Description of the Notes--The Indenture--The Indenture Administrator" in this prospectus.

Administrator................ The Student Loan Corporation will act as administrator of each issuing entity. Under the circumstances described in this prospectus, it may transfer its obligations as administrator. See "Servicing and Administration--Administration
                              Agreement" in this prospectus.

Sub-administrator............ The Student Loan Corporation will transfer many of its obligations as administrator to CitiMortgage, Inc. Actions described in this prospectus or any prospectus supplement as being taken by the administrator may be taken by the sub-administrator on behalf of the administrator. See "Servicing and Administration--Administration Agreement" in this prospectus.

The Notes
                              Each series will include one or more classes of student loan asset-backed notes. The notes will be issued under an indenture among the issuing entity, the indenture trustee, the eligible lender trustee, if applicable, and the indenture administrator. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement. The notes will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Notes--Book-Entry Registration" and "--Definitive Notes" in this prospectus.

                              Each class of notes will have a stated principal amount and will bear interest at a specified rate described in the related prospectus supplement. Classes of notes may also have different interest rates. The interest rate may be:

                              o  fixed,

                              o  variable,

                              o  adjustable,

                              o  reset,

                              o  auction-determined, or

                              o  any combination of these rates.

                              The related prospectus supplement will specify:

                              o  the principal amount of each class of notes;
                                 and

                              o the interest rate for each class of notes or the method for determining the interest rate.

                              See "Description of the Notes--Principal and Interest on the Notes" in this prospectus.

                              If a series includes two or more classes of notes:

                              o timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or

                              o payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

                              The related prospectus supplement will provide this information.

Assets of the Issuing Entity

                              The assets of each issuing entity will consist primarily of a pool of student loans. These student loans may be:

                              o  FFELP student loans--education loans to
                                 students or parents of students made under FFELP; or

                              o non-FFELP student loans or "private credit student loans"-- other education loans not made under FFELP.

                              "Student loans", as used in this prospectus or in the related prospectus supplement, refers to FFELP student loans, private credit student loans, or both, as applicable.

                              Student loans owned by a specific trust are called "trust student loans".

                              The assets of the issuing entity will include rights to receive payments made on these student loans and any proceeds related to them.


                              We will purchase the student loans from The
                              Student Loan Corporation or an unaffiliated seller under a purchase agreement. If a seller of the student loans is not described in this prospectus, the related prospectus supplement will describe that seller. The student loans will be selected based on criteria listed in that purchase agreement. We will sell the student loans to the issuing entity under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold as of a specified statistical cutoff date. The property of each issuing entity will also include amounts on deposit in specific trust accounts, including a collection account, any capitalized interest account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the issuing entity. See "Formation of the Issuing Entities--The Issuing Entities."

                              Each FFELP student loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. The applicable guarantee percentage will be set forth in the prospectus supplement for your notes. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the U.S. Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor's claims experience and the year in which the FFELP student loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See "Appendix A--Federal Family Education Loan Program--Guarantee Agencies under FFELP" in this prospectus.

                              Private credit student loans may or may not be insured by a private guarantor or surety. If insured private credit student loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee. If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will either describe the private guarantee or surety or you will be told that the private guarantee or surety was not considered by the rating agencies in the rating of your notes and the private guarantee or surety should not be considered in connection with your investment decision.

                              An issuing entity may also have among its assets various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps and similar financial contracts. These agreements will be described in the prospectus supplement for that issuing entity.

Collection Account
                              For each issuing entity, the indenture
                              administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans. We refer to these accounts collectively as the "collection account". The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.


Pre-Funding Account           The prospectus supplement may indicate that a
                              portion of the net proceeds of the sale of the notes may be kept in a pre-funding account--in the form of a supplemental purchase account or an add-on consolidation loan account--for a period of time and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.


Reserve Account
                              The administrator will establish an account for each series called the reserve account. The reserve account will be in the name of the indenture trustee and will be an asset of the issuing entity. On the relevant closing date, we will make a deposit into the reserve account, as specified in the related prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the amount of these additional deposits.

                              The prospectus supplement for each issuing entity will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Capitalized Interest Account
                              The prospectus supplement may indicate that the indenture administrator will establish and maintain a capitalized interest account as an asset of the issuing entity in the name of the indenture trustee. If established, the related issuing entity will make an initial deposit, in cash or eligible investments, from the net proceeds of the sale of the notes into the capitalized interest account as specified in the related prospectus supplement.

                              Funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect and, after that, shortfalls in payments of interest to subordinate noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Other Accounts
                              The prospectus supplement for your notes will also describe any other accounts established for the related issuing entity. These accounts may include cash collateralization accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts, currency accounts, and for any series that contains reset rate notes, one or more accumulation accounts.


Pre-Funding Period
                              The prospectus supplement for your notes will inform you if there is a pre-funding period and the length of that pre-funding period for the issuing entity to acquire additional student loans with amounts on deposit in the pre-funding account. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes. The additional student loans will have the same general characteristics as the original trust student loans in the related pool.


Revolving Period
                              The prospectus supplement for your notes will inform you if there is a revolving period and the length of that revolving period for the issuing entity to acquire additional student loans with the cash flows from the related pool of trust student loans. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes. The prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Liquidity
 or other Enhancement
  or Derivative
  Arrangements
                              Credit or liquidity enhancement for any series of notes may include one or more items described under "Certain Information Regarding the Notes--Credit and Liquidity or Other Enhancement or Derivative Arrangements--General" in this prospectus.

                              If any credit or liquidity enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or liquidity enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions. See "Certain Information Regarding the Notes--Credit and Liquidity or other Enhancement or Derivative Arrangements" in this prospectus.

Purchase Agreements
                              For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements. The depositor will assign its rights under the purchase agreements related to FFELP student loans to the issuing entity or the eligible lender trustee, on behalf of the issuing entity, as applicable. The issuing entity will further assign these rights to the indenture trustee as collateral for the notes. See "Transfer Agreements" in this prospectus.

Sale Agreements
                              The depositor will sell the trust student loans to the trust under a sale agreement. The eligible lender trustee will hold legal title to those trust student loans that are FFELP student loans. The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See "Transfer Agreements" in this prospectus.

Servicing Agreements
                              The servicer will enter into one or more servicing agreements covering the student loans held by each issuing entity. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, for trust student loans that are FFELP student loans, the servicer will file with the U.S. Department of Education and the guarantors all appropriate claims to collect interest subsidy payments, special allowance payments and guarantee payments owed on those student loans. See "Servicing and Administration" in this prospectus.

                              The servicer will enter into a sub-servicing agreement with the sub-servicer. Under the sub-servicing agreement, the sub-servicer will agree to perform some or most all of the obligations of the servicer under the servicing agreement. The servicing agreement and the sub-servicing agreement are collectively referred to as the "servicing agreements."

Servicing Fee
                              The servicer will receive a servicing fee specified in the related prospectus supplement. The servicer will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement. See "Servicing and Administration--Servicing Compensation" in this prospectus.

Administration Agreement
                              The Student Loan Corporation, in its capacity as administrator, will enter into a separate administration agreement with each issuing entity and the servicer. Under each agreement, The Student Loan Corporation will undertake specific administrative duties for each issuing entity. See "Servicing and Administration--Administration
                              Agreement" in this prospectus.

Administration Fee
                              The administrator will receive an administration fee specified in the related prospectus supplement. It also may receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement. See "Servicing and Administration--Administration Agreement" in this prospectus.

Representations and
Warranties of the
  Depositor
                              Under the sale agreement for each issuing entity, the depositor, as the seller of the student loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans. The depositor will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of these representations or warranties, unless it can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, the depositor may substitute qualified substitute student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by the depositor in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

                              o  principal balance;

                              o  status--in-school, grace, deferment,
                                 forbearance or repayment;

                              o  program type-- FFELP student loans
                                 (Unsubsidized Stafford, Subsidized Stafford,
                                 PLUS, SLS or Consolidation) or private credit student loans;

                              o  school type;

                              o  total return; and

                              o  remaining term to maturity.

                              Any required repurchase or substitution will occur no later than the date the next collection period ends after the applicable cure period has expired.

                              In addition, the depositor will have an obligation to reimburse the issuing entity for:

                              o any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, together with any unamortized premium on the shortfall (based on the percentage premium paid by the depositor for the loans being replaced), and

                              o any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

                              See "Transfer Agreements--Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor" in this prospectus.

Representations and
 Warranties of the
  Sellers under the
  Purchase Agreements
                              In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans covered by that purchase agreement. These representations and warranties will be similar to the representations and warranties made by the depositor under the related sale agreement. The related seller will have repurchase, substitution and reimbursement obligations under the purchase agreement that match those of the depositor under the sale agreement. These obligations may be transferred if certain conditions are satisfied. See "Transfer Agreements--Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in this prospectus.

Covenants of the Servicer
                              The servicer will agree to service the trust student loans in compliance with the servicing agreement and, if applicable, the Higher Education Act. It will have an obligation to purchase from an issuing entity, or substitute qualified substitute student loans for, any trust student loan if the issuing entity is materially and adversely affected by a breach of any covenant of the servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, or the requirements of a guarantor, but that does not affect that guarantor's obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

                              If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made no later than the date the next collection period ends after the applicable cure period has expired, or as described in the related prospectus supplement.

                              In addition, the servicer has an obligation to reimburse the issuing entity for:

                              o any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

                              o any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer's covenants.

                              See "Servicing and Administration--Servicer
                              Covenants" in this prospectus.

Optional Purchase
                              Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in that prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or the lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See "The Student Loan Pools--Termination" in this prospectus.

Call Option and
 Collateral Call
                              If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on that class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See "Description of the Notes--Call Option on the Notes" in this prospectus. Each class of reset rate notes will be subject to a call option as described under "Certain Information Regarding the Notes--

                              The Reset Rate Notes--Call Option." In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes. See "Description of the Notes--Collateral Call" in this prospectus.

Auction of Trust Assets
                              Subject to any limitations described in the related prospectus supplement, the indenture trustee may offer for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or the lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See "The Student Loan Pools--Termination" in this prospectus and "Summary of Terms--Auction of Trust Assets" in the related prospectus supplement.

U.S. Federal Income
 Tax Considerations
                              On each closing date, SLC will receive an opinion of tax counsel that the issuing entity will not be treated as an association (or publicly traded partnership) taxable as a corporation. Unless otherwise specified in the related prospectus supplement, SLC will receive an opinion of tax counsel that the notes will be treated as indebtedness for federal income tax purposes.

                              SLC and the issuing entity will treat the notes as indebtedness for federal income tax purposes. By acquiring a note, you will agree to treat that note as indebtedness for federal income tax purposes.

                              See the discussion under the heading "Certain U.S. Federal Income Tax Considerations" in this prospectus and in the related prospectus supplement.

Certain ERISA Considerations
                              A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan's purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Ratings
                              All of the notes will be rated in at least one of the four highest rating categories by at least two nationally recognized statistical rating organizations. The related prospectus supplement will specify the ratings for the notes being issued.

                                  RISK FACTORS

   You should carefully consider the following risk factors in deciding whether to purchase any notes. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the notes.

Because The Notes May Not Provide Regular or Predictable Payments, You May Not
  Receive The Return on Investment That You Expected

   The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.

The Notes Are Not Suitable Investments For All Investors

   The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

If a Secondary Market For Your Notes Does Not Develop, The Value of Your Notes
  May Diminish

   The notes will be a new issue without an established trading market. While we intend to list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list the notes on any exchange in the United States. We cannot assure you that listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The
  Notes, Which May Result In Losses

   The issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans and the guarantee agreements, and if so provided in the related prospectus supplement, a reserve account, any other accounts established in the issuing entity's name, any derivative contracts and other credit or liquidity enhancements.

   Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and any other credit or liquidity enhancements to repay your notes. If these sources of funds are insufficient to repay your notes, you may experience a loss on your investment.

Private Credit Student Loans May Have Greater Risk Of Default

   Private credit student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private credit student loans typically have already borrowed up to the maximum annual or aggregate limits under FFELP student loans. As a result, borrowers of private credit student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to timely pay the principal and interest on their private credit student loans or an increase in deferrals or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity's ability to pay principal and interest on your notes. In addition, the private credit student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. Consequently, if a borrower defaults on a private credit student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover that default.

Interests Of Other Persons In Private Credit Student Loans Could Be Superior To
  An Issuing Entity's Interest, Which May Result In Reduced Payments On Your
  Notes

   Another person could acquire an interest in a private credit student loan that is superior to an issuing entity's interest in that student loan because the promissory notes evidencing private credit student loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity's interest in the related private credit student loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private credit student loans. If another party purchases (or takes a security interest in) one or more private credit student loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private credit student loans without actual knowledge of the issuing entity's interests, the new purchaser (or secured party) will acquire an interest in those private credit student loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors or Insurers

   If a private guarantor or insurer defaults on its guarantee or surety obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed or insured student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On
  The Student Loans

   Prior to July 1, 2006, servicers designated as "exceptional performers" by the U.S. Department of Education receive 100% reimbursement on FFELP student loans. This 100% reimbursement rate is reduced to 99% on FFELP student loans made on or after that date. Further, if the servicer does not continue to have its "exceptional performance" designation, most FFELP student loans owned by an issuing entity that are made prior to July 1, 2006 are only 98% guaranteed and those made on or after that date are only 97% guaranteed. If a borrower defaults on a trust student loan that is only 99%, 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 1%, 2% or 3%, as applicable, of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Of The FFELP Student Loans Experiences Financial Deterioration Or
  Failure, You May Suffer Delays In Payment Or Losses On Your Notes

   All of the FFELP student loans will be unsecured. As a result, the primary security for payment of a FFELP student loan is the guarantee provided by the applicable guarantor. FFELP student loans acquired by each issuing entity will be subject to guarantee agreements with a number of individual guarantors. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner.

   A FFELP guarantor's financial condition and ability to honor guarantee claims could be adversely affected by a number of other factors including:

   o the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a FFELP student loan;

   o the amount of claims made against that guarantor as a result of borrower defaults;

   o the amount of claims reimbursed to that guarantor from the U.S. Department of Education, which range from 75% to 100% of the guaranteed portion of the loan depending on the date the loan was made and the historical performance of the guarantor; and

   o changes in legislation that may reduce expenditures from the U.S. Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the U.S. Department of Education.

   If the financial condition of a guarantor or surety deteriorates, it may fail to make guarantee payments in a timely manner, or at all. In that event, you may suffer delays in payment or losses on your notes.

The U.S. Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes

   If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the U.S. Department of Education for payment. The U.S. Department of Education's obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the U.S. Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the U.S. Department of Education will not make guarantee payments to the issuing entity. The U.S. Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations. Even if the U.S. Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual
  Borrowers And Other Variables Beyond Our Control

   A borrower may prepay a student loan in whole or in part at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Financing alternatives consist of various loan consolidation programs including, among others, in-school consolidation loans and the Federal Direct Lending Program. The ability of borrowers to consolidate student loans while they are still in school may cause in-school consolidation loans to experience higher rate of prepayment as the borrowers incur additional indebtedness to fund their continuing education. The ability of borrowers to refinance their existing consolidation loans into the Federal Direct Lending Program may also result in increased prepayments. In addition, a issuing entity may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor. Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

   On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

   Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

   The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The
  Notes

   Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral--student loans in this case--and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes.

Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could
  Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

   The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private credit student loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

   o the U.S. Department of Education's refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans that are FFELP student loans; or

   o the guarantors' or sureties' inability or refusal to make guarantee or insurance payments on the trust student loans.

   Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity's ability to pay principal and interest on your notes.

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation
  May Result In Losses On Your Notes

   Under some circumstances, the issuing entity has the right to require the depositor or the servicer to purchase or provide the issuing entity with a substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of we or the servicer, as applicable, has a material adverse effect on the issuing entity and if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or
  Delays In Payment On Those Notes

   Some classes of notes may be subordinate to other classes of the related series. As long as a senior class of notes is outstanding, the failure to pay interest or principal on any classes of notes subordinate to that senior class will not constitute an event of default. Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and the extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The
  Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

   The notes may be repaid before you expect them to be if:

   o  the indenture administrator successfully conducts an auction sale; or

   o the servicer or other applicable entity exercises its option to purchase all the trust student loans.

   Either event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

The Principal Of The Student Loans May Amortize Faster Because Of Incentive
  Programs

   Various incentive programs may be made available to borrowers by the sellers of the student loans. One of SLC's incentive programs allows for a 0.25% interest rate reduction to borrowers who elect to have their installments deducted automatically from their bank accounts. Another of SLC's incentive programs provides a 1.00% interest rate reduction to borrowers who, starting with their first installment, pay a specified number of installments on time and in succession. This benefit is lost if a borrower is delinquent with respect to any subsequent installment. If benefits like these are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.

Payment Offsets By FFELP Student Loan Guarantors Or The U.S. Department Of
  Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes

   The eligible lender trustee may use the same U.S. Department of Education lender identification number for FFELP student loans in an issuing entity as it uses for other FFELP student loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the U.S. Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the U.S. Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

   If the U.S. Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the U.S. Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity's ability to pay you principal and interest on the notes.

   The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A
  Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes

   If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the issuing entity or the eligible lender trustee, as applicable. Only the indenture trustee or the noteholders, and not the issuing entity or the eligible lender trustee, as applicable, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

   o  the cost of the transfer of servicing to the successor,

   o the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or

   o  the servicing fees charged by the successor.

   In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

   Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans and a failure by the servicer to comply with the requirements of the U.S. Department of Education with respect to FFELP student loans could lead to loss of interest and/or the guarantee.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor
  Servicer Or Reduce Payments On Your Notes

    In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur. Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Bankruptcy Of The Depositor Or The Student Loan Corporation Could Delay Or
  Reduce Payments On Your Notes

   We have taken steps to assure that the voluntary or involuntary application for relief by SLC, or any other applicable seller, under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLC or the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

   SLC, any other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If a transfer constitutes a true sale, the student loans and their proceeds would not be property of SLC or any other sellers should any such seller become the subject of any insolvency proceeding.

   If SLC or any other seller were to become subject to an insolvency proceeding, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur. In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

   If the transfer of student loans by SLC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of that seller that arises before the transfer of those student loans to us may have priority over the applicable issuing entity's interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An
  Event Of Default

   Generally, if an event of default occurs under an indenture, the indenture trustee may sell the related trust student loans without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full). However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

The Federal Direct Student Loan Program Could Result In Reduced Revenues For The
  Servicer And The Guarantors

   The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under FFELP. If so, the servicer may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans that are FFELP student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted FFELP student loans. The level of demand currently existing in the secondary market for loans made under FFELP could be reduced, resulting in fewer potential buyers of the FFELP student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under FFELP and result in prepayments of FFELP student loans held by the issuing entity.

Current or Future Changes to the Higher Education Act and Future Legislative
  Actions May Result In Increased Prepayments On, Or Other Adverse Changes To, The FFELP Student Loans

   The provisions of the Higher Education Act governing the Federal Family Education Loan Program are periodically amended and must be reauthorized every five years in order to prevent sunset of the Higher Education Act. The Federal Family Education Loan Program has been recently reauthorized through 2012 by the Higher Education Reconciliation Act of 2005 and various changes have been made including changes to loan limits, interest rates, guarantee percentages and consolidation loans.

   Bills also have been introduced in the House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their FFELP student loans at lower interest rates. Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could increase the rate of prepayments on the financed FFELP student loans. In addition, if any similar legislation is enacted into law, the length of time that the notes are outstanding and their weighted average lives may be shortened significantly.

   Funds for payment of interest subsidies and other payments under FFELP are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under FFELP to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the U.S. Department of Education, and the financial condition of the guarantee agencies.

   It is not possible to predict the effects of the Higher Education Reconciliation Act or any other future legislation on the FFELP student loans.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee's
  Security Interest In Certain FFELP Student Loans

   Beginning for loans disbursed on or after July 1, 1999, a master promissory note may evidence any Federal Stafford student loan made to a borrower under FFELP. The master promissory note may be used for Federal PLUS Loans for loans disbursed beginning on or after July 1, 2003, and must be used for all Federal PLUS Loans for loans disbursed beginning on or after July 1, 2004, or for any Federal PLUS Loan certified on or after July 1, 2004, regardless of the loan period. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent FFELP student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple FFELP student loans to the same student, all the student loans are evidenced by a single promissory note.

   Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other FFELP student loan made under that same master promissory note. Each FFELP student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under FFELP was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

   Federal consolidation loans are not originated with master promissory notes. Each of those loans are made under standard loan applications and promissory notes required by the U.S. Department of Education.

   It is possible that FFELP student loans transferred to a trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the FFELP student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.

A Decline In The Financial Health Of A Derivative Product Provider Could Reduce
  The Amount Of Funds Available To Pay Principal And Interest On Your Notes

   Our ability to make principal and interest payments on the notes may be affected by the ability of a derivative product provider to meet its payment obligation under a derivative product, such as an interest rate cap agreement or a swap. Developing an effective strategy for dealing with movements in interest rates is complex, and no strategy can completely insulate a trust estate from risks associated with interest rate fluctuations. As a result, there can be no assurance that the derivative product agreement will effectively mitigate interest rate exposure.

The Notes May Be Issued Only In Book-Entry Form

   We expect that each class of notes of each series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder for a class or series of the notes, we will so state in the related prospectus supplement. Unless and until definitive notes are issued, holders of the notes will not be recognized by the indenture trustee or the indenture administrator as registered owners as that term is used in the related indenture. Unless and until definitive notes are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Certain Information Regarding the Notes--Book-Entry Registration" in this prospectus.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes

   The prospectus supplement for your notes will specify the minimum required ratings for the notes. The rating of notes is not a recommendation to buy, sell or hold those notes. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise, withdraw or qualify its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

Certain Actions Can Be Taken Without Noteholder Approval

   The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of confirmation from each of the rating agencies then rating the notes that the then current ratings assigned by those rating agencies will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, investors in the notes will be depending on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

The United States Military Build-Up May Result In Delayed Payments From
  Borrowers Called To Active Military Service

   The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act, as amended, or the Relief Act, was signed into law by the President on December 19, 2003 and updates and replaces the Solders' and Sailors' Civil Relief Act of 1940. The Relief Act limits the ability of a lender under FFELP to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. In addition, the U.S. Department of Education has issued guidelines that would extend the in-school status, in school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.

   We do not know how many FFELP student loans have been or may be affected by the application of the Relief Act and the U.S. Department of Education's guidelines. Payments on FFELP student loans acquired by us may be delayed as a result of these requirements, which may reduce the funds available to us to pay principal and interest on the notes.

   The Higher Education Relief Opportunities for Students Act of 2003 (HEROES Act of 2003) authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary to ensure that FFELP student loan borrowers who: are serving on active military duty during a war or other military operation or national emergency, are serving on National Guard duty during a war or other military operation or national emergency, reside or are employed in an area that is declared by any federal, state, or local official to be a disaster area in connection with a national emergency, or suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary, to ensure that such recipients of federal student financial assistance are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in those student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable. The Secretary was given this same authority under Public Law 107-122, signed by the President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with FFELP student loan obligations who are called to active duty.

   The number and aggregate principal balance of FFELP student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by us on financed FFELP student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the financed FFELP student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the financed FFELP student loans and our ability to pay interest in the notes if there are insufficient funds in the reserve account.

Consumer Protection Laws May Affect Enforceability Of Private Credit Student
  Loans

   Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the private credit student loans. In addition, the remedies available to the indenture trustee or the applicable noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk of Bankruptcy Discharge of Private Credit Student Loans

   Student loans are generally not dischargeable by a borrower in bankruptcy; however, they can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor's dependents. If you own any notes issued by an issuing entity relating to private credit student loans that do not have the benefit of a guarantee, you will bear any risk of loss resulting from the discharge of any borrower of those private credit student loans to the extent the amount of the default is not covered by the issuing entity's credit enhancement.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap
  Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty

   To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

   A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.

   If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

   If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of those notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates

   To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:

   o principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and

   o the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

   Among other events, a currency swap agreement may terminate in the event that either:

   o the issuing entity or the related swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

   o within 30 calendar days of the date on which the credit ratings of that swap counterparty fall below the required ratings, the related swap counterparty fails to:

   o obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

   o  obtain a rating affirmation on the notes; or

   o post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the applicable rating agencies.

   Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.

   In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.

   If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

   In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity's ability to pay principal and interest on your class of notes.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May
  Not Be Able To Reinvest In A Comparable Note

   If specified in the related prospectus supplement, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes. If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement. In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes. If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on that distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield

   The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs. If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

   For a distribution date on which the interest rate for a class of auction rate notes is equal to the student loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate over (b) the student loan rate will become a carryover amount, and will be allocated to the applicable notes on succeeding distribution dates, and paid on the succeeding distribution date, only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carryover amount may never be paid. Any carryover amount not paid at the time of redemption of an auction rate note will be extinguished.

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid

   To the extent described in the related prospectus supplement, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered
  Your Reset Rate Notes

   Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents, whether that class of notes is subject to automatic tender on the upcoming reset date, unless a holder elects not to tender its reset rate notes, or whether that class of notes is subject to mandatory tender by all of the holders. The administrator also will request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of those notes.

   Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your
  Notes May Be Downgraded Or You May Suffer A Loss

   During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the indenture. Eligible investments include, among other things, asset-backed securities and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and have an expected maturity at least one business day before the next reset date for the related class of reset rate notes.

   There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An
  Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated

   On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes may be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

   In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed.

   In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option Exercises The Call Option, You May Not Be Able
  To Reinvest In A Comparable Security

   The Student Loan Corporation and any other sellers will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on that distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale
  Through The Secondary Market If You Wish To Sell Your Reset Rate Notes

   In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will
  Receive May Be Less Than The Then-Prevailing Market Rate Of Interest

   If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect to a class of reset rate notes. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar securities and you may suffer a loss in yield.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

   Statements in this prospectus and the prospectus supplement relating to your notes, including those concerning our expectations as to our ability to acquire eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement relating to your notes, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from our expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement relating to your notes.

                        FORMATION OF THE ISSUING ENTITIES

The Issuing Entities

   The depositor will establish a separate issuing entity in the form of a Delaware statutory trust for each series of notes. Each issuing entity will be formed under a trust agreement. It will perform only the following activities:

   o acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

   o  issue the notes;

   o enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

   o  make payments on the notes; and

   o  engage in other incidental or related activities.

   Unless otherwise specified in a related prospectus supplement, the permitted activities of the issuing entity may be modified only by amending the related trust agreement. The trust agreement may be amended without noteholder consent if an opinion of counsel is provided to the effect that such action would not adversely affect in any material respect the interests of any noteholder.

   Each issuing entity will have only nominal initial capital. Each trust or, if applicable, the eligible lender trustee, on behalf of the trust, will use the net proceeds from the sale of the related notes to purchase the trust student loans.

   Following the purchase of the trust student loans, the assets of the issuing entity will include:

   o the trust student loans themselves, legal title to which either the issuing entity or the eligible lender trustee, as applicable, will hold;

   o all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor, surety or U.S. Department of Education payments;


   o all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);


   o all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

   o rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions; and

   o rights under the guarantee or surety agreements with guarantors or insurers.

   The notes will represent indebtedness of the issuing entity secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

The Eligible Lender Trustee

   If the trust student loans for your notes include FFELP student loans, we will specify the eligible lender trustee for that trust in the prospectus supplement for your notes. Each eligible lender trustee for a trust will be the bank or trust company as specified in the related prospectus supplement. It will acquire legal title to all trust student loans that are FFELP student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

   If the trust student loans for your notes include private credit student loans, in lieu of an eligible lender trustee, the trust will acquire legal title to all such trust student loans.

   The liability of the eligible lender trustee in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if that eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.

   The prospectus supplement will specify the principal office of each issuing entity and eligible lender trustee.

                                 USE OF PROCEEDS

   On the closing date specified in the applicable prospectus supplement, the trust or the eligible lender trustee on behalf of the trust will use the net proceeds of the sale of the notes to purchase student loans from us and make an initial deposit into the collection account, the reserve account, any capitalized interest account, any cash collateralization account, any pre-funding account and any other account specified in the related prospectus supplement. The trust or the eligible lender trustee, as applicable, may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or liquidity enhancement specified in the related prospectus supplement.

                  THE STUDENT LOAN CORPORATION, THE DEPOSITOR,
                   THE SUB-SERVICER AND THE SUB-ADMINISTRATOR

The Sponsor, Primary Seller, Servicer and Administrator

   The Student Loan Corporation acts as the sponsor of the depositor's securitization programs, the primary seller, servicer and administrator. SLC is an 80% owned indirect subsidiary of Citigroup, Inc. SLC was incorporated in Delaware on November 4, 1992 and commenced operations on December 22, 1992. For more than 25 years prior to December 22, 1992, SLC operated as a division of Citibank (New York State). On December 22, 1992, the assets of the division were exchanged with CNYS for 20 million shares of SLC's common stock and SLC's agreement to pay approximately $2.8 billion to CNYS and to assume certain obligations of CNYS. On December 23, 1992, CNYS sold four million shares of its holdings of SLC's common stock in an initial public offering, retaining an 80% ownership interest in SLC. In August 2003, CNYS merged with CBNA, and CBNA succeeded CNYS as the principal shareholder of SLC. At the effective date of the merger, CBNA became a party to all intercompany agreements that SLC had previously entered into with CNYS. CBNA succeeded to all of the rights and assumed all of the obligations of CNYS under such intercompany agreements. SLC has a principal executive offices at 750 Washington Boulevard, Stamford, CT 06901. Its telephone number is (203) 975-6851.

   SLC is an affiliate of the depositor and the sub-administrator.

   SLC has sponsored five trusts, including its first student loan securitization in 2002. These sponsored trusts have issued, in both public offerings and private placements, an aggregate principal amount of notes in excess of $6 billion.

   SLC originates, manages and services federally insured student loans through a trust agreement with Citibank, N.A., an indirect wholly owned subsidiary of Citigroup Inc. SLC is one of the nation's leading originators and holders of student loans guaranteed under FFELP, authorized by the U.S. Department of Education under the Higher Education Act. SLC services more than four million in FFELP student loan assets and manages approximately $30.5 billion of FFELP student loans.

   SLC also originates and holds student loans that are not insured under the Higher Education Act, primarily CitiAssist Loans. SLC serves a diverse range of clients that includes over 6,000 educational and financial institutions and state agencies. The private CitiAssist Loan program is designed to assist undergraduate, graduate, health professions students, and others, by providing education financing that is intended to supplement any financial aid that may be available under the FFELP. They are installment loans that are credit based and subject to state laws and federal consumer banking regulations. Most of these loans are insured by private insurers and are not reinsured by the federal government.

   In order to comply with certain legal and regulatory requirements, CitiAssist Loans are originated by Citibank, N.A., SLC's principal shareholder, and are serviced by SLC or a related party servicer in accordance with the provisions of intercompany agreements. Following full disbursement, SLC purchases all qualified CitiAssist Loans at CBNA's carrying value, plus contractual fees.

   As of December 31, 2005, SLC owned approximately $19.6 billion of FFELP student loans and approximately $4.8 billion of private credit student loans, exclusive of deferred fees. SLC originated approximately $3.2 billion of FFELP student loans and was committed to purchase approximately $1.6 billion of private CitiAssist loans during 2005.

   As the sponsor and administrator of the depositor's securitization program, SLC selects portfolios of loans from its own portfolio to securitize. SLC is also responsible for structuring each transaction.

   SLC has been in the business of servicing student loans for almost 50 years and, as of December 31, 2005, employs approximately 550 employees. As of December 31, 2005, SLC and its affiliate serviced approximately $19 billion in student loans. SLC is one of the largest servicers of student loans, servicing more than four million loans.

   SLC provides education loan servicing to schools and other lending institutions. As servicer, SLC may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement. These services include processing loan documents, disbursing loans, reporting and computing loan origination fees and interest including special allowance, preparing and filing the ED Form 799 report, applying customer payments, accounting for loan status changes, performing due diligence according to the U.S. Department of Education rules and regulations, preparing and filing claims, and providing customer service, among other services.

   As administrator, SLC may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve the administrator of liability under the administration agreement.

   The prospectus supplement for a series may contain additional information concerning The Student Loan Corporation as the sponsor, primary seller, servicer or administrator.

The Depositor

   SLC Student Loan Receivables I, Inc., the depositor, is a bankruptcy remote wholly-owned, special purpose subsidiary of The Student Loan Corporation, formed to purchase student loans originated or acquired by The Student Loan Corporation or any other seller of student loans and to transfer these student loans to the issuing entity. The Depositor was incorporated in Delaware on December 20, 2001. Because the depositor is not an institution eligible to hold legal title to FFELP student loans, an eligible lender trustee specified in the related prospectus supplement will hold legal title to the FFELP student loans on behalf of the depositor.

   By forming the depositor to acquire the student loans being transferred to the issuing entity, The Student Loan Corporation has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of The Student Loan Corporation. As a separate, limited-purpose entity, the depositor's incorporation documents contain limitations including:

   o  restrictions on the nature of its business; and

   o a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

   Among other things, the depositor will maintain its separate corporate identity by:

   o  maintaining records and books of accounts separate from those of SLC;

   o  refraining from commingling its assets with the assets of SLC; and

   o refraining from holding itself out as having agreed to pay, or being liable for, the debts of SLC.

   Each transaction agreement will also contain "non-petition" covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

   We have structured the transactions described in this prospectus to assure that the transfer of the student loans by SLC or any other seller to the depositor constitutes a "true sale" of the student loans to the depositor. If the transfer constitutes a "true sale" the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency proceeding.

   Upon each issuance of notes, the transferring depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

   The transferring depositor will also represent and warrant that each transfer of student loans by the depositor to the issuing entity is a valid sale of those loans. The transferring depositor, SLC and each applicable seller will take all actions that are required so the eligible lender trustee or the owner trustee, as applicable, will be treated as the legal owner of the trust student loans while they are held beneficially by either the depositor or the issuing entity.


   The depositor's obligations after issuance of a series of notes include the sale of any trust student loans to the related issuing entity to be purchased with amounts on deposit in any pre-funding account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the eligible lender trustee or owner trustee, as applicable, and maintaining the eligible lender trustee's or owner trustee's first priority perfected security interest in the assets of the related issuing entity.


   The prospectus supplement for a series may contain additional information concerning the depositor.

The Sub-Servicer

   For each series of notes, SLC is expected to contract with a sub-servicer to sub-service the trust student loans on behalf of the related issuing entity. The related prospectus supplement will specify the sub-servicer for your notes.

The Sub-Administrator

   CitiMortgage, Inc. will act as sub-administrator of each issuing entity. CitiMortgage, Inc. will provide various notices and perform other administrative obligations required by the administration agreement and the indenture. These services include directing the indenture administrator to make the required distributions from the trust accounts, preparing and providing, based on periodic data received from the servicer, periodic distribution statements to the owner trustee, the eligible lender trustee, if applicable, the indenture trustee and the indenture administrator and providing any related federal income tax reporting information.

   CitiMortgage, Inc. was incorporated in Delaware in 1979 and began making mortgage loans in 1980. On March 1, 2003, following Citigroup's 2002 acquisition of Golden State Bancorp, First Nationwide Mortgage Corporation, which had been a subsidiary of Golden State Bancorp, was merged into CitiMortgage, Inc. CitiMortgage, Inc. derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges. CitiMortgage, Inc. has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae, and Freddie Mac.

   The prospectus supplement for a series may contain additional information concerning the sub-administrator.

                             THE STUDENT LOAN POOLS

   The depositor will purchase the trust student loans from SLC and any other sellers described in the applicable prospectus supplement out of the portfolio of student loans held by the applicable sellers. Each pool of trust student loans owned by any issuing entity may contain FFELP student loans or private credit student loans, as specified in the related prospectus supplement.

   Unless otherwise specified in the related prospectus supplement for any issuing entity, the trust student loans must meet several criteria, including:

   For each FFELP student loan:

   o The principal and interest of each FFELP student loan is guaranteed by a guarantor and is reinsured by the U.S. Department of Education under FFELP.

   o Each FFELP student loan was originated in the United States, its territories or its possessions in accordance with FFELP.

   o Each FFELP student loan contains terms required by FFELP and the applicable guarantee agreements.

   o Each FFELP student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

   o Each FFELP student loan satisfies any other criteria described in the related prospectus supplement.

   For each private credit student loan:

   o The principal and interest of the private credit student loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.

   o Each private credit student loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

   o Each private credit student loan contains terms required by the program and the applicable guarantee agreements.

   o Each private credit student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

   o Each private credit student loan satisfies any other criteria described in the related prospectus supplement.

   The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

   o  the composition of the pool,

   o the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

   o  the borrowers' states of residence, and

   o the percentages of the student loans guaranteed or insured by the applicable guarantors and insurers.

FFELP Delinquencies, Defaults, Claims and Net Losses

   Information about delinquencies, defaults, guarantee claims and net losses on FFELP student loans is available in the U.S. Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.

Static Pool Data

   If so specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

   Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

   o information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

   o with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

   Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement. Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

   Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Prepayments and Yield

   Prepayments on student loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related trust are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).

   We cannot give any assurance that the prepayment of the trust student loans included in the related trust will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

   The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.

   The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.

Payment of Notes

   Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or owner trustee, as applicable, will succeed to all the rights of the indenture trustee ,on behalf of the holder of the trust certificate.

Termination

   For each issuing entity, the obligations of the depositor, the servicer, the administrator, the indenture trustee and the eligible lender trustee, as applicable, under the transfer and servicing agreements will terminate upon:

   o the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

   o  the payment to the noteholders of all amounts required to be paid to them.

   If the outstanding pool balance is 10% or less than the initial pool balance or otherwise on a date described in the related prospectus supplement, the servicer or another entity specified in the related prospectus supplement may, at its option, purchase, or arrange for the purchase of, or the indenture trustee may auction for sale, all remaining trust student loans. Either of the exercise of the purchase option or the auction will result in the early termination of the notes issued by that trust. The related prospectus supplement will describe the procedures relating to the purchase option and the auction.

The Student Loan Corporation's Student Loan Business

   Student Loan Portfolio. SLC securitizes its own portfolio of student loans. SLC's student loan portfolio is composed of both FFELP student loans and loans originated through alternative programs, such as CitiAssist. SLC is currently eligible to make the following types of FFELP student loans: subsidized Federal Stafford, unsubsidized Federal Stafford, Federal Parent Loans to Undergraduate Students (PLUS) and Federal Consolidation Loans. Subsidized Federal Stafford Loans are generally made to students who pass certain need criteria. Unsubsidized Federal Stafford Loans are designed for students who do not qualify for subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts or whose need exceeds the basic Stafford limit. Federal PLUS Loans are made to parents of students who are dependents. The Federal Consolidation Loan Program allows multiple federal loans, including those of both FFELP and the Federal Direct Student Loan Program, to be combined into one single aggregate insured loan. Federal Consolidation Loans may include government-guaranteed loans formerly held by other lenders. Prior to consolidation, any loan balances that are not already owned by SLC are purchased at face value from other lenders. A Federal Consolidation Loan is allowed an extended repayment term of up to 30 years, depending on the loan balance.

   In addition, SLC's portfolio includes Federal Supplemental Loans for Students (SLS Loans). SLS Loans were originated prior to July 1994, when new loan disbursements through this program were discontinued. Federal SLS Loans include loans to graduate, professional and independent undergraduate students, and, under certain circumstances, dependent undergraduate students. In 1994, the SLS Program was replaced with an expanded unsubsidized Federal Stafford Loan program. SLC also owns a portfolio of Health Education Assistance Loans (HEAL Loans), composed of guaranteed student loans for borrowers in designated health professions under a federally insured loan program administered by the U.S. Department of Health and Human Services. Although no new loans are being originated under this program, SLC has pursued acquisition of HEAL Loans from other holders.

   The Department administers FFELP under Title IV of the Act. In order to comply with the provisions of the Act, all of SLC's FFELP student loans are held, and all new FFELP student loans are originated, by SLC through a trust established solely for the benefit of SLC. An institution, such as SLC, that does not fall within the Act's definition of "eligible lender" may hold and originate FFELP student loans only through a trust or similar arrangement with an eligible lender. SLC's trust agreement is with CBNA, a national banking association and an eligible lender under the provisions of the Act.

   As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by that borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between those federal guarantors specified in the related prospectus supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). See "Appendix A--Federal Family Education Loan Program".

   In addition to the FFELP student loans originated under the Higher Education Act, SLC has developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents and graduate students. SLC's alternative loan programs, such as CitiAssist, are available for students who either do not qualify for government student loan programs or need additional financial assistance beyond that available through government programs. Alternative loans are offered based on the borrower's or co-signer's creditworthiness, in addition to financial need as established by the educational institution. Most are insured by private insurers. The holders of private credit loans are not entitled to receive any federal assistance with respect thereto.

   SLC also participates in the secondary student loan market through purchases of loans that consist of subsidized Federal Stafford Loans, unsubsidized Federal Stafford Loans, PLUS Loans, Federal Consolidation Loans and HEAL Loans. Most Federal Consolidation Loans are generated through third party marketing channels. Loans acquired through these channels generally have lower yields than student loans sourced through school lender lists and other primary channels.

   Each trust may consist of FFELP student loans or private credit student loans. The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan program involved.

   Origination of FFELP Student Loans. SLC is one of the nation's largest originators and holders of student loans guaranteed under FFELP. SLC originated approximately $3.2 billion FFELP student loans during 2005. SLC's student loan volume primarily results from SLC's marketing efforts, repeat borrowers, Internet leads and college fair participants.

   A student must attend an eligible educational institution in order to participate in FFELP. Eligible institutions can be divided into three categories: four-year colleges and universities, two-year institutions and proprietary (vocational) schools. In addition to other criteria, school eligibility is determined by the default rate on guaranteed loans to its students. Under the Act, eligible lenders, subject to certain restrictions, may choose not to make loans to students attending certain schools, defined by school type, geographic location or default experience.

   For Stafford Loans, the student and school complete a Master Promissory Note and send it either to SLC or directly to the guaranty agency (guarantor). For PLUS Loans, the school, parent and student complete a combined application/promissory note. The loan application process is either completed online at www.studentloan.com or through submission of a paper application. Both the guarantor and SLC must approve the loan request. Upon guarantor approval, the guarantor sends a notice of guarantee to SLC. After receiving the notice of guarantee, SLC makes disbursements of the loan directly to the school and sends a disclosure statement to the borrower confirming the terms of the loan.

   SLC also originates loans under "blanket guarantee" agreements with certain guarantors, under which SLC is eligible to retain guarantees on certain loan originations without having to obtain loan approval on each individual loan.

   Origination of CitiAssist Loans. In order to comply with certain legal requirements, CitiAssist Loans are originated by CBNA, SLC `s principal shareholder, and are serviced by SLC or a related party servicer. Expenses incurred by SLC to underwrite, disburse and service CitiAssist Loans for CBNA are charged to CBNA in an origination and servicing fee in accordance with the provisions of an intercompany agreement. Following full disbursement, SLC purchases all qualified CitiAssist Loans at the amount of CBNA's carrying value at the time of purchase, plus contractual fees.

   The CitiAssist Loan program is designed to assist undergraduate, graduate, and health professions students, as well as others, by providing education financing in addition to financial aid available under FFELP. In order to meet the needs of medical students, additional products, such as the CitiAssist Health Professions Loan and the CitiAssist Health Professions Residency Loan are also available. The CitiAssist K-12 Loan program was designed to assist parents in financing their children's private primary or secondary school education. The CitiAssist Bar Study Loan is offered to law students in their final year of law school and for a certain post-graduation period.

   CitiAssist Loans are installment loans that are credit based and subject to state laws and federal consumer banking regulations. Most loans are insured by a private insurer and are not reinsured by the federal government.

   Students and co-signers, if applicable, complete and submit CitiAssist Loan applications either online at www.studentloan.com or by mail. In addition to general eligibility criteria, a certification of enrollment from the school is required and a co-signer may also be necessary. Upon initial credit approval by SLC, most loans are submitted to a private third party insurer, which insures SLC against loss in cases of default, bankruptcy or death of the borrower. These insured loans are subject to risk-sharing losses of 5% - 20% of the default claim amount, depending on the insurer and the type of loan. Some CitiAssist Loans are not insured against loss. However, approximately two-thirds of the carrying amounts of the uninsured CitiAssist Loans are supported by risk-sharing agreements with investment-grade universities. SLC is at risk for the non-insured and non-risk-shared portions of the CitiAssist Loan portfolio. SLC makes the majority of the loan disbursements directly to the school and sends a disclosure statement to the borrower and co-signer confirming the terms of the loan.

                               TRANSFER AGREEMENTS

General

   The following is a summary of the important and material terms of the sale agreements under which the issuing entities will purchase student loans from the depositor, the purchase agreements under which the depositor will acquire the student loans from the sellers. We refer to the purchase agreements and the sale agreements, collectively, as the "transfer agreements." We have filed forms of the transfer agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the transfer agreements.

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

   On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

   In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

   o each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

   o the information provided about the student loans is true and correct as of the cutoff date;

   o each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by FFELP, if applicable, or under any applicable guarantee agreement or insurance agreement; and

   o with respect to FFELP student loans, each loan is guaranteed by the applicable guarantor.

   Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:

   o for any shortfall between the purchase amount of the qualified substitute student loans and the purchase amount of the trust student loans being replaced; and

   o for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

   The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller's repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor

   On the closing date, the depositor will sell to the trust or eligible lender trustee on behalf of the trust, as applicable, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The eligible lender trustee or the trust, as applicable, concurrently with that sale will issue the notes. The issuing entity will apply net proceeds from the sale of the notes to purchase the student loans from the depositor.

   In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related issuing entity for the benefit of noteholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

   Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the issuing entity, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

   The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor's repurchase or substitution and reimbursement obligations are contractual obligations that the issuing entity may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the issuing entity is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the issuing entity being able to enforce the agreement.

   Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related issuing entity (including the expenses of accountants, underwriters and rating agencies) are paid by the depositor. Those expenses are not paid from proceeds from the resale of the related notes.

Custodian of Promissory Notes

   To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor's and the servicer's records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings


   Pre-funding. The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. Each pre-funding account will be in the form of a supplemental purchase account or an add-on consolidation loan account. The prospectus supplement will also indicate:

   o  the amount in the pre-funding account on the closing date,

   o  the length of the funding period,

   o The percentage of the asset pool and the balance of the notes represented by the pre-funding account; and

   o the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.









   With respect to trusts where the trust student loans contain consolidation loans, the related prospectus supplement will also indicate:

   o  the amount in the pre-funding account on the closing date,


   o the length of the funding period (not to exceed the lesser of (i) the maximum number of days from the closing date when borrowers may add additional student loans to an existing consolidation loan pursuant to the terms of the Higher Education Act, or (ii) the maximum permitted pre-funding period), and


   o the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.



   If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.


Amendments to Transfer Agreements

   The parties to the transfer agreements may amend them without the consent of noteholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders. The parties also may amend the transfer agreements with the consent of a majority in interest of noteholders. However, such an amendment may not (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to trust student loans or distributions that shall be required to be made for the benefit of the noteholders or (b) reduce the aforesaid percentage of the outstanding principal balance of the notes, the noteholders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes.

                          SERVICING AND ADMINISTRATION

General

   The following is a summary of the important and material terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts


   For each trust, the indenture administrator will establish one or more collection accounts into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

   For any series of notes, the indenture administrator will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the administration agreement and the indenture. The administrator will instruct the indenture administrator concerning investment decisions.


   In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the notes. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

   Each trust account will be either:

   o a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating as set forth in the indenture or (B) a short-term unsecured debt rating or certificate of deposit rating as set forth in the indenture; or

   o a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

   Eligible investments will be limited to the investments set forth in the definition of "Eligible Investments" in the indenture. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee. Eligible investments may include book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

   o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Loan Marketing Association (Sallie Mae), or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the

      Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Federal National Mortgage Association (Fannie Mae) or the Student Loan Marketing Association (Sallie
      Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the applicable rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;

   o demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of the applicable rating agencies in the highest investment category granted thereby;

   o commercial paper having, at the time of the investment, a rating from each of the applicable rating agencies in the highest investment category granted thereby;

   o investments in money market funds having a rating from each of the rating agencies in the highest investment category granted thereby (including funds for which the indenture trustee, the administrator, the owner trustee or the indenture administrator or any of their respective affiliates is investment manager or advisor);

   o bankers' acceptances issued by any depository institution or trust company referred to in the second bullet point above;

   o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet point above;

   o asset-backed securities, including asset-backed securities issued by affiliates or entities formed by affiliates of SLC, but excluding mortgage-backed securities that, at the time of investment, have a rating in the highest investment category granted by each of the applicable rating agencies, but not at a purchase price in excess of par; and

   o any other investment which would not result in the downgrading or withdrawal of any rating of the notes by any of the applicable rating agencies as affirmed in writing delivered to the indenture trustee.

   The servicer will prepare an account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or any eligible lender trustee.

Servicing Procedures

   Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

   The duties of the servicer include the following:

      o collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

      o     responding to inquiries from borrowers;

      o     attempting to collect delinquent payments; and

      o     sending out statements and payment coupons to borrowers.

   In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act. It will also furnish periodic statements to the indenture trustee, the issuing entity or the eligible lender trustee, as applicable, the indenture administrator and the noteholders in accordance with the servicer's customary practices. See "-Statements to Indenture Trustee, Indenture Administrator and Issuing Entity" below.

   Under the sub-servicing agreement, the sub-servicer will agree to perform some or most all of the obligations of the servicer under the servicing agreement.

   Prior to the purchase of a FFELP student loan by the depositor, the servicer or a third party servicing agent surveys such loan documents for compliance with U.S. Department of Education and guarantor requirements. Once acquired, FFELP student loans are serviced through the servicer or third party servicers, in each case under contractual arrangements with affiliates of the servicer.

   The U.S. Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor's guarantee agreement require strict adherence to these stated due diligence and collection procedures.

   Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the FFELP student loan is deemed to be in default status. During the delinquency period, the holder of the FFELP student loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP student loans are considered to be in default when they become 270 days delinquent. Claims for guarantee payments must be filed with the guarantor no later than 360 days of delinquency to prevent loss of guarantee.

   A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected FFELP student loans may be reinstated by following specified procedures, called "curing the defect". Interest penalties are commonly incurred on loans that are cured. The servicer's recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

   The servicer's internal procedures support compliance with existing U.S. Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. SLC's servicing is heavily dependent on computer-based information and data processing systems. SLC uses a computerized collections system to track the due diligence process and maintain phone call and demand letter history. This collections system automatically generates delinquency mailings based on guarantor and the U.S. Department of Education regulations. The timing of mailing delinquency notices is automatically updated in the collection system based on the number of days a payment is past due. Moreover, the collection system identifies customer accounts that require other due diligence in accordance with the U.S. Department of Education regulations.

   The servicing procedures pertaining to the private credit student loans will be set forth in the related prospectus supplement.

Payments on Student Loans

   The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

   However, for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.

   A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

   The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances as specified in the related prospectus supplement. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

   No servicing agreement will require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Servicer Covenants

   For each trust, the servicer will agree that:

   o it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

   o it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to in writing by the eligible lender trustee, if applicable, and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50 or, with respect to private certs student loans. Such write off is in accordance with established servicing procedure;

   o it will do nothing to impair the rights of the noteholders in the trust student loans; and

   o it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLC and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

   Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loans unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, with respect to FFELP student loans, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan that is a FFELP student loan will not be considered to have a material adverse effect. In addition, a finding by the U.S. Department of Education that the Higher Education Act was violated or that a FFELP student loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

   The purchase price of the trust student loan will equal the unpaid principal amount of that trust student loan plus any accrued interest. If the trust student loan to be purchased is a FFELP student loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act--currently either 98% (97% for trust student loans made on or after July 1, 2006) or 100% (99% for trust student loans made on or after July 1, 2006)--plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the U.S. Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust's interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

      In addition, the servicer will be obligated to reimburse the related trust:

   o  for the shortfall, if any, between

      (1) the purchase amount of any qualified substitute student loans and

      (2) the purchase amount of the trust student loans being replaced; and

   o for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

   The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

   For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

   o  a specified annual percentage of the pool balance;

   o a unit amount based on the number of accounts and other activity or event related fees;

   o  any combination of these; or

   o  any other formulation described in the related prospectus supplement.

   The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the applicable prospectus supplement.

   The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

   o  collecting and posting all payments,

   o  responding to inquiries of borrowers on the trust student loans,

   o  investigating delinquencies,

   o  pursuing, filing and collecting any program payments,

   o  accounting for collections,

   o  furnishing monthly and annual statements to the trustees, and

   o paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

   As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the indenture administrator, the eligible lender trustee, as applicable, and the noteholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

   The administration agreement will provide that a firm of independent public accountants will furnish to the trust, the indenture trustee and the indenture administrator an annual report attesting to the servicer's compliance with the terms of that administration agreement, the servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

   The administration agreement will require the servicer to deliver to the trust, the indenture trustee and the indenture administrator, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and to the eligible lender trustee or the issuing entity, as applicable, notice of servicer defaults under the servicing agreement.

   You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee or issuing entity, as applicable.

Certain Matters Regarding the Servicer

   The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

   Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture administrator or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

   o the successor to the servicer's operations assumes in writing all of the obligations of the servicer,

   o the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

   o the applicable rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

   All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

   Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

   o its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the U.S. Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions, or

   o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

   In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

   Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

   A servicer default under each servicing agreement will consist of:

   o any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee, as applicable, or five business days after discovery of such failure by an officer of the servicer;

   o any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement, or any other agreement to which the servicer is a signatory, that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee or the eligible lender trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the eligible lender trustee, as applicable, by holders of 50% or more of the notes;

   o  the occurrence of an insolvency event involving the servicer; and

   o any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

   An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

   A servicer default does not include any failure of the servicer to service a FFELP student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans that are FFELP student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

   As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes may terminate all the rights and obligations of the servicer, except for the obligation to purchase a trust student loan as a result of a covenant breach or to indemnify under certain circumstances. Only the indenture trustee or the noteholders and not the eligible lender trustee, if applicable, will have the ability to remove the servicer if a default occurs while the notes are outstanding. Following a termination, a successor servicer appointed by the indenture administrator or the indenture administrator itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes. If the indenture administrator is unwilling or legally unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or similar official may have the power to prevent the indenture administrator or the noteholders from effecting the transfer.

Waiver of Past Defaults

   For each trust, the holders of a majority of the outstanding notes in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts (or giving instruction regarding the same) in accordance with the servicing agreement. No waiver will extend to any subsequent default or impair the noteholders' rights as to such subsequent defaults.

Administration Agreement

   The Student Loan Corporation, as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee, if applicable, the indenture trustee and the indenture administrator. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

   o directing the indenture administrator to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

   o preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee or issuing entity, as applicable, and the indenture trustee and the indenture administrator and any related U.S. federal income tax reporting information; and

   o providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

   As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SLC may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SLC's duties under the administration agreement.

   Each administration agreement will provide that SLC may assign its obligations and duties as administrator to an affiliate if the applicable rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

Administrator Default

   An administrator default under the administration agreement will consist of:

   o any failure by the administrator to deliver to the indenture administrator for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

   o any failure by the administrator to direct the indenture administrator to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

   o any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure, requiring the failure to be remedied, is given:

      (1) to the administrator by the indenture trustee, the indenture administrator or the eligible lender trustee or issuing entity, as applicable, or

      (2) to the administrator, the indenture trustee, the indenture administrator and the eligible lender trustee or issuing entity, as applicable, by holders of 50% or more of the notes; and

   o  the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

   As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes, by written notice to the administrator, may terminate all the rights and obligations of the administrator, except for certain indemnification obligations of the administrator pursuant to the administration agreement. In the case of FFELP student loans, only the indenture trustee or the noteholders and not the eligible lender trustee may remove the administrator if an administrator default occurs while the notes are outstanding.

Following the termination of the administrator, a successor administrator appointed by the indenture administrator or the indenture administrator itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement and will be entitled to similar compensation arrangements. The indenture administrator may make arrangements for compensation to be paid, which compensation may not be greater than the compensation to the administrator under the administration agreement unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings on the notes. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or similar official may have the power to prevent the indenture administrator or the noteholders from effecting the transfer. If the indenture administrator is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans.

Statements to Indenture Trustee, Indenture Administrator and Issuing Entity

   Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee, the indenture administrator and the eligible lender trustee or issuing entity, as applicable, as of the end of the preceding collection period. The statement will include:

   o  the amount of principal distributions for each class;

   o the amount of interest distributions for each class and the applicable interest rates;

   o the pool balance at the beginning and at the end of the preceding collection period;

   o the outstanding principal amount and the note pool factor for each class of the notes for that distribution date;

   o  the servicing and the administration fees for that collection period;

   o  the interest rates, if available, for the next period for each class;

   o  the amount of any aggregate realized losses for that collection period;

   o the amount of any note interest shortfall, note principal shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

   o  the amount of any carryover servicing fee for that collection period;

   o the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

   o the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or any seller from the trust in that collection period;

   o the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;

   o  any amounts paid to any credit enhancement provider or swap counterparty;

   o the balance of any reserve account or capitalized interest account, after giving effect to changes in the balance on that distribution date;

   o to the extent applicable, any amount of available credit enhancement drawn upon with respect to that distribution date;

   o any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

   o any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

   o if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

   o amounts distributed to the holders of the trust certificates and the uses of available funds to the extent not otherwise set forth above.

Evidence as to Compliance

   Each administration agreement will provide that a firm of independent public accountants will furnish to the trust, the indenture trustee and the indenture administrator an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

   The administration agreement will require the administrator to deliver to the trust, the indenture trustee and the indenture administrator, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default, the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee, the indenture administrator and the eligible lender trustee or owner trustee, as applicable, notice of administrator defaults under the administration agreement.

   You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee or owner trustee, as applicable.

                               TRADING INFORMATION

   The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

   o  default of the borrower;

   o  the death, bankruptcy or permanent, total disability of the borrower;

   o  closing of the borrower's school prior to the end of the academic period;

   o false certification by the borrower's school of his eligibility for the loan;

   o  an unpaid school refund;

   o liquidation of the student loan or collection of the related guarantee payments; and

   o  purchase of a student loan by the depositor or the servicer.

   All of the student loans are prepayable at any time, in whole or in part, without penalty.

   A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

   On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes. The rate of default also may affect the ability of the guarantors to make guarantee payments.

   Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers may offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers may also offer income-sensitive repayment plans, under which repayments are based on the borrower's income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and reduce the effective yield on student loans included in the trust.

   The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, incentive payment programs or repayment programs currently or in the future made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. We cannot predict how many borrowers will participate in these programs.

   In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

   The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

   o  the original denomination of your note; and

   o  the applicable pool factor.

   Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See "Certain Information Regarding the Notes--Reports to Noteholders" in this prospectus.

                            DESCRIPTION OF THE NOTES

General

   Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

   Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, societe anonyme (known as Clearstream), formerly known as Cedel

Bank, societe anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

   The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, reset, auction-determined rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also "Certain Information Regarding the Notes--Fixed Rate Notes" and "--Floating Rate Notes" in this prospectus. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor's exercising its option to purchase the related trust student loans.

   Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See "Certain Information Regarding the Notes--Distributions" and "--Credit and Liquidity or other Enhancement or Derivative Arrangements" in this prospectus.

   In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

Call Option on the Notes

   If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on that class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. Each class of reset rate notes will be subject to the call option described under "Certain Information Regarding the Notes--The Reset Rate Notes--Call Option."

Collateral Call

   If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition. The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.

The Indenture

   General. The notes will be issued under and secured by an indenture entered into by the issuing entity, the indenture administrator and, if any portion of the trust student loans are FFELP student loans, the eligible lender trustee. If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.

   Modification of Indenture. With the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the eligible lender trustee or the issuing entity, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of the noteholders.

   However, without the consent of the holder of each affected note, no supplemental indenture will:

   o change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

   o change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

   o  change the place of payment or the payment currency for any note;

   o impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

   o reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture, waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

   o modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

   o reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

   o modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

   o modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

   o permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

   The trust, the indenture trustee and the indenture administrator may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as that action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

   Events of Default; Rights Upon Event of Default. An "event of default" under the indenture will consist of the following:

   o a default for five days or more in the due or punctual payment of interest on any note when due, provided that, so long as any senior class of notes is outstanding, the failure to pay interest on any notes subordinate to that senior class of notes will not constitute an event of default;

   o a default in the due or punctual payment of the principal of any note at maturity;

   o a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes; or

   o  the occurrence of an insolvency event involving the trust.

   The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

   If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes. No such rescission shall affect any subsequent default or impair any right of the noteholders as a consequence of such default.

   If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

   o exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture,

   o  sell those properties; or

   o elect to have the eligible lender trustee or issuing entity, as applicable, maintain ownership of the trust student loans that are FFELP student loans and continue to apply collections on them as if there had been no declaration of acceleration.

   However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

   o  the holders of all the outstanding notes consent to the sale,

   o the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale, or

   o the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66?% of the outstanding notes.

   Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

   No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

   o the holder previously has given to the indenture trustee written notice of a continuing event of default,

   o the holders of not less than 25% of the outstanding notes have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

   o the holder or holders have offered the indenture trustee reasonable indemnity,

   o the indenture trustee has for 60 days after receipt of notice, request and offer of indemnity failed to institute the proceeding, and

   o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes.

   In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   The indenture trustee, each seller, the depositor, the administrator, the servicer, the indenture administrator, the eligible lender trustee or the issuing entity, as applicable, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

   Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

   o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

   o the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

   o no default will occur and be continuing immediately after the merger or consolidation,

   o the issuing entity has been advised that the ratings of the notes would not be reduced or withdrawn as a result of the merger or consolidation, and

   o the issuing entity has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.

Each trust will not:

   o except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

   o claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

   o except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

   o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

   o permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

   No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust--The Trust." In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

   Indenture Trustee's Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

   The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture. The indenture trustee may resign at any time, in which event the trust must appoint a successor. Holders of a majority of the outstanding notes may also remove an indenture trustee by notifying the indenture trustee and each applicable rating agency, and appoint a successor. The trust shall remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the trust must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment. To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of those expenses.

   The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the issuing entity) for any loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.

   Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

   The prospectus supplement will specify the principal office of each indenture trustee.

   The Indenture Administrator. The prospectus supplement will specify the indenture administrator for each series. The indenture administrator will act solely as agent for the indenture trustee, including, without limitation, as paying agent for the notes.

                     CERTAIN INFORMATION REGARDING THE NOTES

   Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Notes

   Each class of fixed rate notes will bear interest or return at the annual rate specified in the applicable prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" in this prospectus.

Floating Rate Notes

   Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments. See "-Determination of Indices" below for a more detailed description of potential indices and how they are calculated.

   Floating rate notes also may have either or both of the following:

   o  a maximum limitation, or ceiling, on its interest rate, and

   o  a minimum limitation, or floor, on its interest rate.

   In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

   Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee, if applicable, the indenture trustee or the indenture administrator for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

The Auction Rate Notes

   Each class of auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear the interest of the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of the number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or as otherwise specified in the related prospectus supplement. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each interest period for the auction rate notes.

   Determination of Note Interest Rates. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs and in the related prospectus supplement.

   The interest rate on each class of auction rate notes will be determined periodically by means of a "Dutch Auction." In the Dutch Auction, investors and potential investors submit orders through one or more registered broker-dealers, which have been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. For each series of notes, the related prospectus supplement will specify the auction agent and the broker-dealer(s), unless otherwise specified in the related prospectus supplement. The related prospectus supplement will also set forth the fees of the auction agent and the broker dealers.

   In the auction, the following types of orders may be submitted:

   o "bid/hold orders"--specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

   o "sell orders"--an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

   o "potential bid orders"--specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

   If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received. See the related prospectus supplement for future information on how the auction procedures are used in determining the interest rate on the auction rate notes.

   Regardless of the results of an auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement. If an auction is not completely successful, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%, or as otherwise specified in the related prospectus supplement.

   If a payment default on the notes has occurred (which is a failure to pay interest or principal when due and owing), the rate will be the non-payment rate that will be set forth in the related prospectus supplement.

   Maximum Auction Rate And Interest Carryovers. If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

   In such event, if the interest rate for a class of auction rate notes is set at the student loan rate (which is the weighted average interest rate of the trust student loans minus the rate of administrative expenses), the excess of
(a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, over (b) the student loan rate, will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate notes. The carryover amount will bear interest calculated at the one-month LIBOR rate, or as otherwise specified in the related prospectus supplement. The ratings of the notes do not address the payment of carryover amounts or interest accrued on carryover amounts.

   The carryover amount, and interest accrued thereon, for any class of auction rate notes will be paid on an interest payment date if there are sufficient amounts in the Revenue Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes plus any interest accrued thereon. Any carryover amount, and any interest accrued on the carryover amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that amounts are available. The prospectus supplement for a series of notes will specify whether or not the carryover amount will be included in the redemption price if an auction rate note is redeemed.

   The carryover amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a distribution date to the extent funds are available as described in the prospectus supplement on that distribution date. Any carryover amount and interest accrued on the carryover amount so allocated will be paid to the registered owner on the record date with respect to which the carryover amount accrued on the immediately succeeding auction rate distribution date.

   Changes in the Auction Period. The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture administrator, the auction agent, each applicable rating agency and the registered owners of the notes as described in the prospectus supplement. Any adjusted auction period, unless otherwise set forth in the prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

   Changes in the Auction Date. The applicable broker-dealer, with the written consent of the administrator on behalf of the trust, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If the administrator consents to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture administrator, the auction agent, the trust, each applicable rating agency and the registered owner.

The Reset Rate Notes

   General. The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

   Interest. Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

   o if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

   o if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in "--Determination of Indices" below or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement. See, "--Determination of Indices; Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates" below for a description of potential day-count conventions including Actual/Actual (ISMA).

   Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

   Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under "--Determination of Indices; Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates" below.

   Interest on a class of reset rate notes during any reset period when they bear interest determined pursuant to the auction procedures will be computed as described under "Certain Information Regarding the Notes--Auction Rate Notes."

   Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under "--Reset Periods" below.

   Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of that class, or to the related swap counterparty for payment to the reset rate noteholders of that class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.

   Reset Periods. During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.

   The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:

   o the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

   o the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

   In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See "--Fixed Rate Mode" below. The spread for each reset period will be determined in the manner described under "--Spread Determination Date" below.

   Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

   Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

   Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

   o at a floating interest rate, in which case those reset rate notes are said to be in floating rate mode, or

   o at a fixed interest rate, in which case those reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

   Remarketing Terms Determination Date. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the "remarketing terms determination date," unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under "--Tender of Reset Rate Notes; Remarketing Procedures" below. In consultation with the administrator, the remarketing agents will also establish certain terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be set forth in the related prospectus supplement:

   If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See "--Tender of Reset Rate Notes; Remarketing Procedures" below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by those holders to retain their ownership thereof, and no all-hold rate will be applicable.

   If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under "--Failed Remarketing" below.

   In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under "--Tender of Reset Rate Notes; Remarketing Procedures" below.

   If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.

   Call Option. Each class of reset rate notes will be subject, as of each reset date, to a call option, held by SLC or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by SLC or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to that date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of that call option.

   If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:

   o if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

   o if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

   o a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

   The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.

   In addition, for reset rate notes listed on the Irish Stock Exchange, the administrator will notify the Irish Stock Exchange of the exercise of a call option.

   Spread Determination Date. Three business days prior to the related reset date, which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under "--Reset Rate Notes--Identification Numbers" below.

   Failed Remarketing.  There will be a failed remarketing if:

   o the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

   o the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

   o either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

   o one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "--Foreign Exchange Mode" "--Floating Rate Mode" and "--Fixed Rate Mode" below;

   o the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

   o certain conditions specified in the related remarketing agreement are not satisfied; or

   o any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if that confirmation is required.

   In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when those notes are denominated in U.S. Dollars:

   o all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

   o the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

   o  the related reset period will be three months; and

   o any existing interest rate swap agreement will be terminated in accordance with its terms.

   In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when those notes are denominated in a currency other than U.S. Dollars:

   o  all holders of that class will retain their reset rate notes;

   o that class will remain denominated in the then-current non-U.S. Dollar currency;

   o each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the "extension rate";

   o the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

   o  the related reset period will be three months.

   If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

   Foreign Exchange Mode. A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

   o to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

   o to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

   o to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

   Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

   o on the effective date of that currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of that currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

   o on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars that swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on that date, using the exchange rate established on the applicable effective date of the currency swap agreement;

   o with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

   o on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

   In return, each related swap counterparty will receive from the trust:

   o on the effective date of that currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

   o on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty's pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterparty's pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to those notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

   o on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

   All such currency swap agreements will terminate, generally, on the earliest to occur of:

   o the next succeeding related reset date resulting in a successful remarketing;

   o the purchase of all outstanding notes on a reset date, following the exercise of a call option;

   o the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

   o  the maturity date of the related class of reset rate notes.

   Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

   The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

   The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

   If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes is to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

   If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

   In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

   In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

   In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

   Floating Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

   In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under "--Foreign Exchange Mode" in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

   Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under "--Fixed Rate Mode" below.

   Fixed Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

   o the applicable spread as determined by the remarketing agents on the spread determination date; and

   o the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

   Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under "--Determination of Indices" below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

   Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate noteholders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

   However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

   The related indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

   In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in "--Foreign Exchange Mode" above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

   o the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

   o  the related reset date of an exercise of the call option;

   o the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

   o  the maturity date of the related class of reset rate notes.

   No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under "--Foreign Exchange Mode" in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

   In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

   Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

   Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

   o inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

   o request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

   This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

   On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under "--Remarketing Terms Determination Date" above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under "--Spread Determination Date" above.

   On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

   If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such notes for remarketing by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

   The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

   No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

   Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

   Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.

   Determination of Indices; Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/ 360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

   o "30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

   o "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

   o "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

   o "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

   o "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

   o "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

      o where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

      o where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

         (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

         (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

         where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

   For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR determination dates, as described under "--LIBOR" below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

   LIBOR. LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Money line Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR determination date. If an applicable rate does not appear on Money line Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

   For this purpose:

   o "LIBOR determination date" means, for each accrual period, the second business day before the beginning of that accrual period.

   o "Money line Telerate Page 3750" means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

   o "Reference Banks" means four major banks in the London interbank market selected by the administrator.

   For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

   GBP-LIBOR. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than lb. 1,000,000 are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than lb. 1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period. For any GBP-LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 365-day year.

   EURIBOR. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than EUR1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than EUR1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

   For this purpose:

   o "EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

   o "Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

   o "Telerate Page 248" means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

   o "Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

   For any EURIBOR-based reset rate notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

   Commercial Paper Rate. If the reset rate notes bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

   The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

   o If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Financial".

   The "Bond Equivalent Yield" will be calculated as follows:

                     Bond Equivalent Yield = N x D x 100

                                  360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

   o If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

   o The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

   CMT Rate. If the reset rate notes bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption "Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for:

   o If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

   o If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

   The following procedures will apply if the CMT Rate cannot be determined as described above:

   o If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in (519) or another recognized electronic source for displaying the rate.

   o If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determines to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

   o If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the U.S. Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

   o If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary U.S. government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

   o If three or four but not five leading primary U.S. government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

   o If fewer than three leading primary U.S. government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

   Federal Funds Rate. If any class of notes bears interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal Funds Rate".

   The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

   o If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

   o If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

   o If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

   91-day Treasury Bill Rate. If any class of notes bears interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

   In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

   The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

   Prime Rate. If any class of notes bears interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

   The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

   o If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

   o If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

   o If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

   o If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

   Auction Rate. If any class of notes bears interest based on an auction rate, the auction rate will be determined as described in "Certain Information Regarding the Notes--Auction Rate Notes."

   Other Indices. If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.

Distributions

   Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.

   To the extent specified in the related prospectus supplement, one or more classes of notes of the trust may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

Credit and Liquidity or other Enhancement or Derivative Arrangements

   General. The related prospectus supplement will describe the amounts and types of credit or liquidity enhancement arrangements for each series. If provided in the related prospectus supplement, credit or liquidity enhancement may take the form of:

   o  subordination of one or more classes of notes,

   o  reserve accounts,

   o  capitalized interest accounts,

   o  supplemental interest accounts,

   o  investment premium purchase accounts,

   o  investment reserve accounts,

   o  overcollateralization,

   o  letters of credit, credit or liquidity facilities,

   o  cash capitalization or cash collateral accounts,

   o  pool insurance policies,

   o  financial insurance,

   o  surety bonds,

   o  repurchase bonds,

   o derivative products including interest rate and currency swaps and cap agreements,

   o  interest rate protection agreements, or

   o  any combination of the foregoing.

   The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.


   Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.


   Subordination of Notes. If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes. The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

   Reserve Account. If so provided in the related prospectus supplement, the indenture administrator will establish and maintain a reserve account for one or more series of notes issued by the trust. It may be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of some or all of the amount of collections on the related trust student loans remaining on each distribution date after all other required payments. The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

   Capitalized Interest Account. If so provided in the related prospectus supplement, the indenture administrator will establish and maintain a capitalized interest account for each series of notes. It will be funded by an initial deposit by the trust. Capitalized interest accounts will be available for a specified period of time to provide liquidity requirements resulting from a portion of a trust's assets earning interest below the rate of interest borne by the related notes issued by the trust and transaction costs. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the capitalized interest account.

   Supplemental Interest Account. If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture administrator, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes. Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

   Investment Premium Purchase Account. If specified in the related prospectus supplement and with respect to one or more classes of reset notes, on each applicable payment date, the indenture administrator, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

   Investment Reserve Account. If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account. Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes. If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.

   Overcollateralization. If specified in the prospectus supplement, on the closing date for a trust its assets may exceed the principal amount of notes issued by the trust. Also, excess interest collected on the related trust student loans may be applied to pay principal of one or more classes of notes. This acceleration feature creates overcollateralization, which is the excess of the total assets of the related trust estate over the principal balance of the related class or classes of notes. This acceleration may continue for the life of the related trust, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

   Letters of Credit, Credit or Liquidity Facilities. If so specified in the related prospectus supplement, deficiencies in amounts otherwise payable on the notes or certain series of notes will be covered by one or more letters of credit or by a credit or liquidity facility. The bank or financial institution issuing the letter of credit or party to the credit or liquidity facility will be identified in the related prospectus supplement. Under a letter of credit, credit or liquidity facility the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit, credit or liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit, credit or liquidity facility will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit, credit or liquidity facility and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit, credit or liquidity facility will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

   Cash Capitalization or Cash Collateral Account. If so specified in the related prospectus supplement, the indenture administrator will establish and maintain a cash capitalization or cash collateral account for one or more series of notes issued by the trust, for the purpose of assuring the availability of funds to pay interest on the notes.

The cash capitalization account or the cash collateral account may (i) be funded initially with cash or (ii) may be used to retain some or all of the collections on the collateral until such funds can be invested in other eligible student loans or paid to investors. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the cash capitalization account or cash collateral account.

   Pool Insurance Policies. If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guarantee agency or guarantor. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

   Financial Insurance and Surety Bonds. If so specified in the related prospectus supplement, deficiencies in amounts otherwise payable on one or more series of notes issued by the trust will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

   Repurchase Bonds. If specified in the prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the trust student loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

   Derivative Products. If so provided in the related prospectus supplement, a trust may enter into interest rate swap agreements consisting of interest rate swaps, rate caps and rate ceilings to help minimize the risk of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk of adverse changes in the relevant exchange rates.

   A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical "notional" principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate - such as LIBOR - for a floating rate obligation based on another referenced interest rate - such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

   Derivative products constituting interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party's exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

   Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.

   A trust's obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. A trust will not enter into a derivative product after the closing date unless the indenture trustee and the indenture administrator have received a confirmation from each rating agency providing a rating for the trust's notes that the derivative product will not adversely affect the rating on any of the notes. The related prospectus supplement will describe the terms of any derivatives to be entered into by the trust.

   Interest Rate Protection Agreements. If so provided in the related prospectus supplement, a trust may enter into interest rate protection agreements which, similar to swaps, are designed to help minimize the risk of adverse changes in interest rates on the performance of the trust assets. An interest rate protection agreement is a privately negotiated contract in a form other than the traditional forms used for swaps. The terms and conditions of any interest rate protection agreement will be described in the related prospectus supplement.

Book-Entry Registration

   Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the U.S. or, if so provided in the related prospectus supplement, through Clearstream Banking, societe anonyme (known as Clearstream), formerly known as Cedelbank, societe anonyme, or the Euroclear System in Europe.

   Cede & Co., as nominee for DTC, will hold one or more global notes. Unless the related prospectus supplement provides otherwise, Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the notes, and for information on tax documentation procedures relating to the notes, see Appendix B in this prospectus.

   DTC has advised us that it is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Noteholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Noteholders will receive all distributions of principal and interest from the indenture trustee, the indenture administrator or the eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or noteholders. Noteholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

   Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which noteholders have accounts with respect to the notes are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the notes on behalf of their customers. Accordingly, although noteholders will not possess notes, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited since noteholders will not possess physical certificates for their notes.

   DTC has advised us that it will take any action that a noteholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the notes are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

   Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the notes held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   Clearstream has advised us that it is organized under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V.

   Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

   All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Considerations" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

   Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Reset Rate Notes

   Form and Denomination. Interests in the reset rate notes will be represented by one or more of the following types of global notes:

   o for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a "U.S. global note certificate"); or

   o for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a "non-U.S. global note certificate").

   On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

   o a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

   o one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

   On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent

100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

   At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

   Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or
(2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary.

   Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers' securities accounts in the European clearing systems' respective names on the books of their respective depositaries.

   Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants.

   Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.

   The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Irish Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes.

   On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

   Identification Numbers. Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class or reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

   On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

   Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.

   Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

   Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

   We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream and Euroclear.

   The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

   Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

   The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

   Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

   Except as provided below, owners of beneficial interests in non-U.S. Dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

   We understand that investors that hold their non-U.S. Dollar denominated notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

   We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

   You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

   Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system's rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

   Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

   The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

   o the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

   o the administrator, at its option, elects to terminate the book-entry system through DTC; or

   o after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.

   Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes. When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

   However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

   Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Noteholders

   Three or more noteholders of any series or one or more holders of notes of that series evidencing no less than 25% of the outstanding balance of notes may, by written request to the indenture trustee obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the trust agreement or under the notes.

Reports to Noteholders

   On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Servicing and Administration--Statements to Indenture Trustee, Indenture Administrator and Issuing Entity" in this prospectus. These statements and reports will be included with filings to be made with the SEC in accordance with the Securities Exchange Act and the rules promulgated thereunder. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See "Certain U.S. Federal Income Tax Considerations" in this prospectus.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

   Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the eligible lender trustee or issuing entity, as applicable, on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or issuing entity, as applicable, is deemed to be an assignment of collateral as security, then a security interest in those student loans may be perfected under the provisions of the Higher Education Act, by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

   o A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

   o A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the trust or the eligible lender trustee, as applicable, in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

   If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee's or eligible lender trustee's, as the case may be, interest. A tax or other government lien on property of the seller or the depositor arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the issuing entity or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the issuing entity or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the issuing entity or the eligible lender trustee, as applicable. The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.

   Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the issuing entity or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

   o  purchased the student loans in the ordinary course of its business,

   o  took possession of the student loans, and

   o acquired the student loans for new value and without actual knowledge of the related eligible lender trustee's or issuing entity's interest, as the case may be,

then that purchaser might acquire an interest in the FFELP student loans superior to the interest of the depositor and the issuing entity or the eligible lender trustee, if applicable.

Consumer Protection Laws

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer Agreements--Sale of Student Loans to the Issuing Entity; Representations and Warranties of the Depositor" and "Servicing and Administration--Servicer Covenants" in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

   FFELP Student Loans. The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

   The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the FFELP student loans could result in adverse consequences. Any failure could result in the U.S. Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

   Private Credit Student Loans. If the private credit loans on any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

   The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

   See "The Student Loan Corporation, The Depositor, The Sub-servicer and The Sub-administrator - The Sponsor, Primary Seller, Servicer and Administrator," "Student Loan Corporation's Student Loan Financing Business" and "Servicing and Administration - Servicing Procedures."

Student Loans Generally Not Subject to Discharge in Bankruptcy

   Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

   The following discussion, which is based on the advice of Cadwalader, Wickersham & Taft LLP, federal tax counsel, summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of notes. For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is:

   o an individual who is a citizen or a resident of the United States, for U.S. federal income tax purposes;

   o a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

   o an estate whose income is subject to U.S. federal income taxation regardless of its source; or

   o a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

   For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is:

   o  a nonresident alien individual for U.S. federal income tax purposes;

   o  a foreign corporation for U.S. federal income tax purposes;

   o an estate whose income is not subject to U.S. federal income tax on a net income basis; or

   o a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

   An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

   This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or persons holding the notes in tax-deferred or tax-advantaged accounts; or "controlled foreign corporations" or a "passive foreign investment companies" for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes.

   PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Characterization of the Trust

   In the opinion of federal tax counsel, the trust, which issues one or more classes of notes to investors and all of the equity interests of which are retained by a single beneficial owner, will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with.

   However, if one or more classes of notes are treated as equity rather than indebtedness for federal income tax purposes the trust could be treated as a partnership or publicly traded partnership taxable as a corporation, as described below.

Tax Consequences to U.S. Holders

   Treatment of the Notes as Indebtedness. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of notes with terms substantially the same as the terms of the notes. The Indenture requires the trust and all noteholders to treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes. Based on a number of factors including certain representations of the trust, certain information provided by the underwriters regarding the student loans to be acquired by the trust, and the assumption that the noteholders will in fact treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, unless otherwise provided in a related prospectus supplement, in the opinion of federal tax counsel, the notes will be treated as indebtedness for U.S. federal income tax purposes. However, because no specific authority exists with respect to the characterization for U.S. federal income tax purposes of notes having terms substantially similar to the notes, the Internal Revenue Service (the "IRS") could assert, and a court could ultimately hold, that the notes constitute equity in the trust for U.S. federal income tax purposes. If the notes are treated as equity in, rather than debt of, the trust for U.S. federal tax purposes, the trust could be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the trust would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by student loans. An entity-level tax could result in reduced distributions to noteholders.

   Furthermore, even if the trust is not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to noteholders. For example, income from classes of notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income," individual U.S. Holders might be subject to limitations on their ability to deduct their share of trust expenses, and U.S. Holders would be required to report income from the trust for each of their own taxable years in which the taxable year of the trust ends. In addition, a U.S. Holder that is a cash basis taxpayer would be required to report income with respect to the trust when it accrues, rather than under the cash method of accounting.

   The trust's characterization of the notes as indebtedness for U.S. federal income tax purposes will be binding on U.S. Holders. Except as otherwise indicated, the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal, state and local income and franchise tax purposes.

   Stated Interest. Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the U.S. Holder's method of tax accounting).

   Original Issue Discount. If so provided in a related prospectus supplement, a note may be issued with original issue discount. A debt instrument has original issue discount to the extent its "stated redemption price at maturity" exceeds its "issue price" (each as defined below) by more than a de minimis amount (generally 0.25% of the note's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment). A note's "stated redemption price at maturity" includes all payments thereon other than payments of "qualified stated interest," and its "remaining stated redemption price at maturity" at any time is the sum of all future payments to be made thereon other than payments of "qualified stated interest." Except as otherwise provided in a related prospectus supplement, all stated interest on the notes will be treated as qualified stated interest. The term "issue price" generally means the first price (excluding any pre-issuance accrued interest) at which a substantial portion of such debt instruments is sold to investors other than placement agents, underwriters, brokers, or wholesalers.

   U.S. Holders generally will be required to include non-de minimis original issue discount on the notes in income as it accrues, without regard to the timing of receipt of the cash attributable to such income or to the U.S. Holder's method of accounting. Such discount would accrue under a constant yield method based on the original yield to maturity of the instrument calculated by reference to its issue price. The amount of original issue discount generally includible in income is the sum of the daily portions of original issue discount with respect to a note for each day during the taxable year or portion thereof in which the U.S. Holder holds the note. Special provisions apply to notes on which payments may be accelerated due to prepayments of other obligations securing those notes. Under these provisions, the computation of original issue discount on the notes is determined by taking into account both the prepayment assumption, if any, used in pricing the notes and the actual prepayment experience. As a result of these special provisions, the amount of original issue discount on the notes that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

   If a U.S. Holder is considered to purchase a note issued with original issue discount at a price that exceeds its "adjusted issue price" (as defined below), the U.S. Holder is treated as acquiring the note with "acquisition premium" and may reduce its original issue discount income by the proportion of the aggregate amount of original issue discount remaining to be accrued as of the time of the purchase that is represented by such excess. No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity. The "adjusted issue price" of notes at any time is the sum of their issue price and the amount of previously accrued original issue discount, reduced by the sum of all prior payments of amounts other than qualified stated interest.

   Premium and Market Discount. In the event that a note is treated as purchased by a U.S. Holder at a price greater than its remaining stated redemption price at maturity, the note will be considered to have been purchased with amortizable bond premium. The U.S. Holder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the note. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective U.S. Holders should consult their tax advisors regarding the amortization of bond premium.

   In the event that a note is treated as purchased by a U.S. Holder at a price that is lower than its stated redemption price at maturity, or in the case of notes issued with original issue discount, their adjusted issue price, by more than a de minimis amount (generally 0.25% of their stated redemption price at maturity multiplied by the number of remaining complete years to maturity (or weighted average maturity in the case of notes paying any amounts other than qualified stated interest prior to maturity), the notes will be considered to have "market discount" in the hands of such U.S. Holder. In that event, unless the U.S. Holder elects to include such market discount in income as it accrues, gain realized by the U.S. Holder on the sale or retirement of the notes will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the note unless the U.S. Holder has made an election to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS. In general terms, market discount on notes will accrue ratably over the term of such notes or, at the election of the U.S. Holder, under a constant yield method.

   Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any acquisition premium with respect to the note, as original issue discount on a constant yield method, as described above under "--Original Issue Discount." The election is made for the taxable year in which the U.S. Holder acquired the note, and it may not be revoked without the consent of the IRS. If the election is made with respect to a note having market discount, the U.S. Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If the election made with respect to a note having amortizable bond premium, the U.S. Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. Holder during the year of election or thereafter.

   Auction Rate Notes and Reset Rate Notes. Unless otherwise provided in a related prospectus supplement, we intend to treat all stated interest on auction rate notes and reset rate notes as described above under "--Stated Interest." In addition, solely for purposes of determining OID, we intend to treat auction rate notes and reset rate notes as maturing on each auction date or reset date, as applicable, for an amount equal to the face amount of the notes as determined pursuant to the auction or reset procedure, and reissued on the same date for the same amount. However, there are uncertainties regarding the U.S. federal income tax treatment of auction rate notes and reset rate notes, and other treatments are possible. In this case, the timing and character of U.S. Holders' income, gain, loss, and deduction in respect of such notes could differ from the treatment described above. For example, it is possible that the auction or reset procedures could be treated as modifications of the notes for U.S. federal income tax purposes that cause the notes to be treated as retired and exchanged for new notes on the auction or reset dates. In this case, a U.S. Holder that retains a note over an auction date or reset date may be treated as having sold the note for its fair market value on such date, and may be required to recognize taxable gain, even though the U.S. Holder did not receive any proceeds. See generally "--Sale, Exchange, and Retirement of Notes." Alternatively, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes ("CPDI"). In this case, a U.S. Holder would be required to include in income in each year an amount equal to the "comparable yield" of the notes, which is generally equal to the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to the notes, subject to certain adjustments for the actual payments on the notes. Furthermore, any gain realized on the maturity date or upon an earlier sale or exchange of the notes would generally be treated as ordinary income, and all or a portion of any loss realized on the maturity date or upon a sale or other disposition of the Notes may be treated as capital loss. Other treatments are possible. U.S. Holders should consult their tax advisors as to the U.S. federal income tax consequences to them of auction notes or reset notes, including possible alternative treatments.

   Non-U.S. Dollar Denominated Notes. The following summary applies to "Non-U.S. Dollar Denominated Notes." This summary does not apply to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a currency that is considered "hyperinflationary," are CPDIs or are dual currency notes. Special U.S. federal income tax considerations applicable to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a hyperinflationary currency, are CPDIs, or are dual currency notes will be discussed in the related prospectus supplement.

   The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a Non-U.S. Dollar Denominated Note generally will not result in a taxable gain or loss for a U.S. Holder.

   In general, a U.S. Holder that uses the cash method of accounting and holds a Non-U.S. Dollar Denominated Note will be required to include in income the U.S. dollar value of the interest income received, even if the payment is not received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the interest received is the amount of foreign currency interest received, translated into U.S. dollars at the spot rate on the date received. The U.S. Holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

   A U.S. Holder that uses the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis U.S. Holders may elect to determine the U.S. dollar value of accrued interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the U.S. Holder. Under the second method, the U.S. dollar value of accrued interest is translated at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. The election will apply to all debt instruments held by the U.S. Holder and is irrevocable without the consent of the IRS. An accrual method U.S. Holder will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

   A U.S. Holder accrues OID on a Non-U.S. Dollar Denominated Note in the same manner that an accrual basis U.S. Holder accrues stated interest on a Non-U.S. Dollar Denominated Note, as described in the preceding paragraph. A U.S. Holder will recognize foreign currency gain or loss, as the case may be, on the receipt of amounts representing accrued OID, in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

   A U.S. Holder that does not accrue market discount currently should compute the amount of market discount in the foreign currency and translate that amount into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated
Note is retired or otherwise disposed of. A U.S. Holder that accrues market discount currently is generally required to include in income the U.S. dollar value of the market discount, translated at the average exchange rate in effect during the accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss, as the case may be, with respect to market discount on the date of the retirement or disposition of the Non-U.S. Dollar Denominated
Note in an amount equal to the difference between the U.S. dollar value of the accrued market discount, translated at the spot rate on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note and the U.S. dollar amount of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

   Amortizable bond premium on a Non-U.S. Dollar Denominated Note is determined in the foreign currency and, if the U.S. Holder elects, reduces interest income in the foreign currency. At the time the amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), a U.S. Holder will recognize exchange gain or loss, as the case may be, with respect to amortized bond premium in an amount equal to the difference between the spot rate of the amortizable bond premium at such time and the U.S. dollar value of the amortizable bond premium, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

   A U.S. Holder will recognize foreign currency gain or loss, as the case may be, on the receipt of principal, equal to the difference between the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date received or the date of disposition, and the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired, or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

   Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized only to the extent of total gain or loss on the transaction. Amounts received upon the sale, exchange, retirement or other disposition of a Non-U.S. Dollar Denominated Note will be treated first, as the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, principal.

   Tax Basis. A U.S. Holder's initial tax basis in the notes will equal the purchase price, and generally will be increased by any amounts of original issue discount or market discount includible in income with respect thereto, and reduced by any payments other than qualified stated interest and any amortized premium with respect thereto.

   Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the notes and the U.S. Holder's tax basis in the notes.

   Except as discussed above with respect to market discount, gain or loss recognized by a U.S. Holder in respect of the sale, exchange, redemption or other disposition of notes generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder is treated as having held the notes for more than one year at the time of such disposition. The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

   Waivers and Amendments. An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax-Exempt Organizations

   Except as otherwise provided in a related prospectus supplement, income or gain from the notes held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the notes are not "debt financed" property.

Tax Treatment of Non-U.S. Holders

   Treatment of Interest. A Non-U.S. Holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a note, should not be subject to U.S. federal income or withholding tax in respect of the notes so long as (1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person, (2) the Non-U.S. Holder is not a bank that has purchased the notes in the ordinary course of its trade or business of making loans, as described in section 881(c)(3)(A) of the Code, (3) the Non-U.S. Holder is not a "10-percent shareholder" within the meaning of section 871(h)(3)(B) of the Code or a "related controlled foreign corporation" within the meaning of section 881(c)(3)(C) of the Code with respect to any trust, and (4) interest payable on the notes is not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by the trust or a person related to the trust, within the meaning of section 871(h)(4)(A) of the Code.

      To the extent these conditions are not met, a 30% withholding tax may apply to payments on the notes, unless an income tax treaty reduces or eliminates such tax or the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder should be subject to United States federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers. If such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

      Treatment of Disposition of Notes. In general, the gain realized on the sale, exchange or retirement of the notes by a Non-U.S. Holder should not be subject to U.S. federal income tax with respect to the notes. However, if the amount realized upon the sale, exchange or settlement of a note is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, the Non-U.S. Holder will generally be subject to U.S. federal income tax on any income or gain in respect of the note at the regular rates applicable to U.S. taxpayers, and, for a foreign corporation, possibly branch profits tax, unless an applicable treaty reduces or eliminates such tax. Additionally, if the Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the year the gain is recognized and certain other conditions are satisfied, the Non-U.S. Holder generally will be subject to tax at a rate of 30% on the amount by which the gains derived from the sale, exchange or settlement that are from U.S. sources exceed capital losses allocable to U.S. sources.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

   The Notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the Notes at the time of his or her death. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.

Information Reporting and Backup Withholding

   Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" unless, in general, the noteholder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally would be refunded by the IRS or allowed as a credit against the noteholder's federal income tax, provided the noteholder makes a timely filing of an appropriate tax return or refund claim.

   Reports will be made to the IRS and to noteholders that are not excepted from the reporting requirements.

State, Local And Foreign Taxes

   The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer's operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.

   The above discussion is only a summary of the U.S. federal tax considerations in respect of an investment in the notes. We may modify or supplement this discussion in a related prospectus supplement.

   THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

   The investment in a note by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the trust formed for that series of notes. The DOL has promulgated regulations set forth at 29 CFR ss. 2510.3-101 (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

   Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do both (a) Plans and (b) employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code, in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the registered owners at any time, there can be no assurance that the notes will qualify for this exemption.

   The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as otherwise specified with respect to a series in the related prospectus supplement, the notes are intended to represent debt of each relevant trust for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a class of notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of each trust that issues notes will not be characterized as "plan assets" under the Regulations. The related prospectus supplement will set forth whether any class of notes may be purchased by Plans or governmental or church plans subject to Similar Law.

   Unless described differently in the related prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in that entity. The purchase of a certificate could result in the assets of that trust that issues certificates being deemed "plan assets" for purposes of ERISA and the Code, and certain transactions involving that trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a Plan to purchase certificates. If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation or administrative exemption issued by the DOL, the exception will be discussed in the related prospectus supplement.

   Without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if a trust or any owner of an equity interest therein is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that a trust or any owner of an equity interest therein will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers). By its purchase of notes, the purchaser of notes will be deemed to have represented and warranted that either: (A) the purchaser is not acquiring the notes directly or indirectly for, or on behalf of, a Plan or any entity whose underlying assets are deemed to be plan assets of such Plan, or (B) the acquisition and holding of the notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or another applicable exemption.

   Any ERISA Plan fiduciary considering whether to purchase notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code. Fiduciaries of plans subject to Similar Law should make a similar determination.

                              AVAILABLE INFORMATION

   SLC Student Loan Receivables I, Inc., as the originator of each trust and the depositor, has filed with the SEC a registration statement for the notes under the Securities Act of 1933 as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

   o  100 F Street, N.E., Washington, D.C. 20549;

and at the SEC's regional offices at

   o  175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

   o  233 Broadway, New York, New York 10279.

   In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330.

   The registration statement may also be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC's website located at http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS

   The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the notes. However, these reports may be viewed at the sponsor's website: http://studentloan.citibank.com/slcsite/fr_about.htm. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

   The issuing entity will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended. The reports concerning the issuing entity are required to be delivered to the holders of the notes. These reports include, but are not limited to:

   o Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

   o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

   o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

   o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act.

   Each trust will have a separate Central Index Key assigned by the SEC for the trust. Reports filed with respect to a trust with the SEC after the prospectus supplement is filed will be available under that trust's Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

   At such time as may be required under relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet website. If the depositor decides to provide such information through an Internet website, the applicable prospectus supplement accompanying this prospectus will disclose the specific website address where such information is posted.

   We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

   Written requests for copies should be directed to SLC Student Loan Receivables I, Inc., 750 Washington Boulevard, 9th Floor, Stamford, Connecticut 06901. Telephone requests for copies should be directed to (203) 975-6923.

                            THE PLAN OF DISTRIBUTION

   The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series. Under the underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

   The underwriters will agree, subject to the terms and conditions of their underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.

   The underwriters or other offerors may offer the notes to potential investors in person, by telephone, over the Internet or by other means.

   Each prospectus supplement will either:

   o show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

   o specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

   After the initial public offering of any notes, the offering prices and concessions may be changed.

   Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

   If an underwriter creates a short position in the notes in connection with the offering--that is, if it sells more notes than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing notes in the open market.

   An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters' short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

   Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

   The underwriters may assist in resales of the notes but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the notes offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

   This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by SLC or its affiliate after its exercise of the related call option with respect to that class.

   In connection with any remarketing of a class of reset rate notes, unless the all hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

   If SLC or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

   If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

   Each underwriting agreement will provide that the depositor and SLC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

   Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.

   Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

   The place and time of delivery for the notes will appear in the related prospectus supplement.

                                  LEGAL MATTERS

   The validity of the notes will be passed upon by Cadwalader, Wickersham & Taft LLP as counsel to each trust, the depositor and SLC.

   Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters, any other sellers and specific U.S. federal and Delaware state income tax matters.

                                                                      APPENDIX A

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

   The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the FFELP student loans is guaranteed by a state or not-for-profit guarantee agency against:

   o  default of the borrower;

   o  the death, bankruptcy or permanent, total disability of the borrower;

   o  closing of the borrower's school prior to the end of the academic period;

   o false certification by the borrower's school of his eligibility for the loan; and

   o  an unpaid school refund.

   In addition to the guarantee payments, the holder of FFELP student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

   Special allowance payments raise the interest rate of return to FFELP student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the U.S. Department of Education for between 75% and 100% of the amount of each guarantee payment.

   Four types of FFELP student loans are currently authorized under the Higher Education Act:

   o Subsidized Stafford Loans to students who demonstrate requisite financial need;

   o Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;


   o PLUS Loans to parents of dependent undergraduate students and, after July 1, 2006, to graduate and professional students whose estimated costs of attending school exceed other available financial aid; and


   o Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

   Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.



   This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters


   FFELP is subject to comprehensive reauthorization every 5 years and to frequent statutory and regulatory changes. The most recent amendments to the Higher Education Act are contained in the Higher Education Reconciliation Act of 2005 (Public Law 109-171). Before then, The Higher Education Act of 1965 (Pub.
L. No. 89-329) was reauthorized in 1968, 1972, 1976, 1980, 1986, 1992 and 1998.
Furthermore, The Higher Education Act was amended by Public Law 106-170 in 1999, Public Law 106-554 in 2001, Public Law 107-139 in 2002 and Public Law 108-366 in 2004.


   In 1993 Congress created the William D. Ford Federal Direct Loan Program ("FDLP") pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under FFELP.


   The 2005 amendments extended the principal provisions of FFELP and FDLP to October 1, 2012. The 2005 legislation lowers the percentages of FFELP student loan guarantees from 100% to 99% for loans made by "exceptional performance" lenders on or after July 1, 2006 and from 98% to 97% for any other loan which is made on or after July 1, 2006. It also increases the fixed rate on PLUS loans made on or after July 1, 2006 to 8.5%.


   The 1998 reauthorization, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

   The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP student loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP student loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP student loans.

   The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

   The 2002 act amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rate of 6.8% on Stafford loans made on or after July 1, 2006, and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

Eligible Lenders, Students and Educational Institutions

   Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A FFELP student loan may be made to, or on behalf of, a "qualified student." A "qualified student" is an individual who:

   o  is a United States citizen, national or permanent resident;

   o has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

   o is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

   o  meets the financial need requirements for the particular loan program.

   Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the U.S. Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

   Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

   The Higher Education Act provides for quarterly special allowance payments to be made by the U.S. Department of Education to holders of FFELP student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

   The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

   For FFELP student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

      (1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

      (2)   subtracting the applicable borrower interest rate;

      (3) adding the applicable special allowance margin described in the table below; and

      (4)   dividing the resultant percentage by 4.

   If the result is negative, the special allowance payment is zero.

    Date of First Disbursement                Special Allowance Margin
----------------------------------  --------------------------------------------

Before 10/17/86...................  3.50%

From 10/17/86 through 09/30/92....  3.25%

From 10/01/92 through 06/30/95....  3.10%

From 07/01/95 through 06/30/98....  2.50% for Stafford Loans that are in
                                    In-School, Grace or Deferment

                                    3.10% for Stafford Loans that are in
                                    Repayment and all other loans

From 07/01/98 through 12/31/99....  2.20% for Stafford Loans that are in
                                    In-School, Grace or Deferment

                                    2.80% for Stafford Loans that are in
                                    Repayment and Forbearance

                                    3.10% for PLUS, SLS and Consolidation Loans

   For FFELP student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

      (1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

      (2)   subtracting the applicable borrower interest rate;

      (3) adding the applicable special allowance margin described in the table below; and

      (4)   dividing the resultant percentage by 4.

   If the result is negative, the special allowance payment is zero.

  Date of First Disbursement               Special Allowance Margin
--------------------------------    --------------------------------------------

From 01/01/00.....................  1.74% for Stafford Loans that are in
                                    In-School, Grace or Deferment

                                    2.34% for Stafford Loans that are in
                                    Repayment and Forbearance

                                    2.64% for PLUS and Consolidation Loans

   Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

   For Stafford Loans, the Higher Education Act provides for:

   o federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

   o federal interest subsidy payments on Subsidized Stafford Loans paid by the U.S. Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

   o special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

   We refer to all three types of assistance as "federal assistance".

   Interest. The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

                                                 Maximum        Interest Rate
      Trigger Date          Borrower Rate     Borrower Rate        Margin
      ------------          -------------     -------------     -------------

Before 10/01/81............       7%               N/A               N/A

From 01/01/81 through
  09/12/83.................       9%               N/A               N/A

From 09/13/83 through
  06/30/88.................       8%               N/A               N/A

From 07/01/88 through      8% for 48 months;    8% for 48      3.25% for loans
  09/30/92.................  thereafter,         months,         made before
                           91-day Treasury +     then 10%      7/23/92 and for
                           Interest Rate Margin                 loans made on or
                                                                before 10/1/92
                                                                to new student
                                                                borrowers;

                                                               3.10% for loans
                                                                 made after
                                                                 7/23/92 and
                                                                before 7/1/94 to
                                                                borrowers with
                                                                outstanding
                                                                FFELP student
                                                                loans

From 10/01/92 through      91-day Treasury +         9%              3.10%
  06/30/94.................  Interest Rate
                                 Margin

From 07/01/94 through      91-day Treasury +       8.25%             3.10%
  06/30/95.................  Interest Rate
                                 Margin

From 07/01/95 through      91-day Treasury +       8.25%       2.50% (In-School,
  06/30/98................. Interest Margin                      Grace or
                                  Rate                           Deferment);
                                                               3.10% (Repayment)

From 07/01/98 through      91-day Treasury +       8.25%       1.70% (In-School,
  06/30/06.................  Interest Rate                       Grace or
                                 Margin                          Deferment);
                                                               2.30% (Repayment)

From 07/01/06..............      6.8%              N/A              N/A

   The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

   o  the applicable maximum borrower rate

   and

   o  the sum of:

   o the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

   and

   o  the applicable interest rate margin.


   Under the 2005 amendments to the Higher Education Act, Stafford Loans with a first disbursement on or after July 1, 2006 will move to a fixed annual interest rate of 8.5%.


   Interest Subsidy Payments. The U.S. Department of Education is responsible for paying interest on Subsidized Stafford Loans:

   o  while the borrower is a qualified student,

   o  during the grace period, and

   o  during prescribed deferral periods.

   The U.S. Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

   o  satisfaction of need criteria, and

   o  continued eligibility of the loan for federal insurance or reinsurance.

   If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee or insurance agreement, the loan may lose its eligibility for federal assistance.

   Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the U.S. Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

   Loan Limits. The Higher Education Act generally requires that lenders disburse FFELP student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

                                    Dependent Students     Independent Students
                                    ------------------ -------------------------
                                          Subsidized    Additional
                                              and      Unsubsidized
                                         Unsubsidized   only on or    Maximum
                                          on or after     after     Annual Total
       Borrower's Academic Level            10/1/93       7/1/94       Amount
----------------------------------  -----------------  -----------  ------------
Undergraduate (per year):
  1st year..........................        $  2,625      $  4,000     $   6,625
  2nd year..........................        $  3,500      $  4,000     $   7,500
  3rd year and above................        $  5,500      $  5,000     $  10,500
Graduate (per year).................        $  8,500      $ 10,000     $  18,500
Aggregate Limit:
  Undergraduate.....................        $  23,000     $ 23,000    $   46,000
  Graduate (including undergraduate)        $  65,500     $ 73,000    $  138,500

   For the purposes of the table above:

   o  The loan limits include both FFELP and FDLP loans.

   o The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

   o Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the middle column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and they cannot qualify for a PLUS Loan.

   o Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

   o The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

   Repayment. Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts, and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

   Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

   For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

   o while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

   o when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

   o when the lender determines that repayment will cause the borrower "economic hardship", as defined in the Act, subject to a maximum deferment of 3 years.

   Interest that accrues during a deferment is paid by the U.S. Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

   The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

   The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

   Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

   The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

   Interest. The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

      For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

   o  the applicable maximum borrower rate

   and

   o  the sum of:

      (1) the applicable 1-year index or the bond equivalent rate of 91-day Treasury bills, as applicable,

   and

      (2)   the applicable interest rate margin.

   Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 7.9%.

   Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.



                                                                                                       Interest Rate
            Trigger Date                           Borrower Rate               Maximum Borrower Rate       Margin
-----------------------------------    --------------------------------------  ---------------------  --------------
Before 10/01/81....................                      9%                             N/A                 N/A
From 10/01/81 through 10/30/82.....                     14%                             N/A                 N/A
From 11/01/82 through 06/30/87.....                     12%                             N/A                 N/A
From 07/01/87 through 09/30/92.....     1-year Index + Interest Rate Margin             12%                3.25%
From 10/01/92 through 06/30/94.....     1-year Index + Interest Rate Margin      PLUS 10%, SLS 11%         3.10%
From 07/01/94 through 06/30/98.....     1-year Index + Interest Rate Margin              9%                3.10%
From 07/01/98 through 06/30/06.....    91-day Treasury + Interest Rate Margin            9%                3.10%
From 07/01/06......................                     8.5%                            8.5%                N/A


   A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

   o  the borrower rate is set at the maximum borrower rate and

   o the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter or commercial paper rates, as applicable and the applicable interest rate margin exceeds the maximum borrower rate.

   Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

   The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their FFELP student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP student loans of the borrower, the borrower has multiple holders of his outstanding FFELP student loans, or his holder does not make Consolidation Loans. Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

   Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding FFELP student loan balances of at least $5,000.

   To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993 and until July 1, 2006, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan. In some cases borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan until July 1, 2006.

   Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of

8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

   The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education. All other guarantee fees may be passed on to the borrower.

   Interest on Consolidation Loans accrues and, for applications received before January 1,1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

   No insurance premium or origination fee is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP student loans.

   A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower's other eligible FFELP student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with FFELP student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guarantee Agencies under FFELP

   Under FFELP, guarantee agencies guarantee loans made by eligible lending institutions. FFELP student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. For loans that are made after October 1, 1993, but before July 1, 2006, lenders are insured for at least 98% of principal and accrued interest. For loans that will be made or after July 1, 2006, the lenders will be insured for at least 97% of principal and accrued interest. All eligible FFELP default claims filed for reimbursement on loans serviced by SLC after December 31, 2003, receive 100% (99% for loans made on or after July 1, 2006) reimbursement as a result of SLC's designation as an exceptional performer by the U.S. Department of Education in recognition of its exceptional level of performance in servicing FFELP student loans. However, these reimbursement rates could be further reduced as a result of a variety of factors, including changes in FFELP or in SLC's servicing performance.

   The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

               Claims Paid Date                  Maximum   5% Trigger   9% Trigger
---------------------------------------------   ---------  ----------  -----------
Before October 1, 1993.......................      100%        90%        80%
October 1, 1993 - September 30, 1998.........       98%        88%        78%
On or after October 1, 1998..................       95%        85%        75%

   After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the U.S. Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

   To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

   A lender may submit a default claim to the guarantor after the related FFELP student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

FFELP Student Loan Discharges

   FFELP student loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a FFELP student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the "wage earner" provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding.

   When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

   FFELP student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

   If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

   The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No FFELP student loan may be rehabilitated more than once.

Guarantor Funding

   In addition to providing the primary guarantee on FFELP student loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

                 Source                                   Basis
---------------------------------------  ---------------------------------------
Insurance Premium......................  Up to 1% of the principal amount guaranteed, withheld from the proceeds
                                         of each loan disbursement

Loan Processing and Origination Fee....  0.40% of the principal amount guaranteed, paid by the U.S.
                                         Department of Education

Account Maintenance Fee................  0.10% of the original principal amount of loans outstanding, paid by the U.S.
                                         Department of Education

Default Aversion Fee...................  1% of the outstanding amount of loans that were reported delinquent but did
                                         not default within 300 days thereafter,
                                         paid by transfers out of the Student
                                         Loan Reserve Fund

Collection Retention Fee...............  23% of the amount collected on loans on which reinsurance has been paid
                                         (18.5% of the amount collected for a
                                         defaulted loan that is purchased by a
                                         lender for rehabilitation or
                                         consolidation), withheld from gross
                                         receipts

   The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

U.S. Department of Education Oversight

   The Secretary of Education has oversight powers over guarantors. If the U.S. Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

                                                                      APPENDIX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

   Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as "Global Notes". Investors in the Global Notes may hold them through DTC or, if applicable, Clearstream or Euroclear. The Global Notes are tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under "Certain Information Regarding the Notes--Book Entry Registration" in this prospectus) will settle in same-day funds.

   Secondary market trading between investors holding Global Notes through Clear-stream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

   Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Global Notes will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

   Non-U.S. holders of Global Notes will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All U.S. Dollar denominated Global Notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the U.S. Dollar denominated Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions in the U.S. Dollar denominated Global Notes on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

   All non-U.S. Dollar denominated Global Notes will be held in book-entry form by a common depositary for Clearstream and Euroclear in the name of a nominee to be selected by the common depository. Investors' interests in the non-U.S. Dollar denominated Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Notes on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

   Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the depositor's accounts are located to ensure that settlement can be made on the desired value date.

   Trading on a Reset Date. Secondary market trading on a reset date will be settled as described under "Certain Information Regarding the Notes--Book Entry Registration" in this prospectus.

   Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

   Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or Euroclear will instruct the applicable depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes.

   Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Notes are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the applicable depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

   Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the Global Notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

   o borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

   o borrowing the Global Notes in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

   o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

               U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder of Global Notes may be subject to U.S. withholding tax (currently at 30%) or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

   o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

   o that holder takes one of the following steps to obtain an exemption or reduced tax rate:

   1. Exemption for non-U.S. person--Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax (or a reduced rate) by furnishing to us a correct, complete and executed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and satisfying certain conditions. For further detail, see "Certain U.S. Federal Income Tax Considerations" in this prospectus.

   2. Exemption for non-U.S. persons with effectively connected income--Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by furnishing to us a correct, complete and executed Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

   3. Exemption for U.S. persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax and backup withholding by furnishing to us a correct, complete and executed Form W-9 (Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The Global Securityholder or his agent files by submitting the appropriate form to the person through which it holds (e.g., a clearing agency). Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year. If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or W-8ECI, as applicable must be filed within 30 days of the change.

   For these purposes, a U.S. person is:

o an individual who is a citizen or a resident of the United States, for U.S. federal income tax purposes;

o a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

o an estate whose income is subject to U.S. federal income taxation regardless of its source; or

o a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions;

   and a non-U.S. person is:

o  a nonresident alien individual for U.S. federal income tax purposes;

o  a foreign corporation for U.S. federal income tax purposes;

o an estate whose income is not subject to U.S. federal income tax on a net income basis; or

o a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

   To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

   This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses to be borne by the Registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the notes offered hereunder.

SEC registration fee....................    $934,794.61
Accounting fees and expenses............    $150,000.00
Legal fees and expenses.................    $750,000.00
Printing costs..........................    $120,000.00
Trustee's fees..........................    $120,000.00
Rating Agency fees......................  $1,464,375.00
Miscellaneous...........................    $160,830.39
                                          --------------

       Total............................  $3,700,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article IV of the depositor's charter provides for the indemnification of directors or officers, in accordance with the by-laws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article X of the by-laws of the depositor provides that the depositor shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the depositor or any subsidiary or constituent corporation or served any other enterprise at the request of the depositor against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

ITEM 16.  EXHIBITS.

      The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
  No.   Description
1.1     Form of Underwriting Agreement***
3.1     Articles of Incorporation of SLC Student Loan Receivables I, Inc.**
3.2     By-Laws of SLC Student Loan Receivables I, Inc. **
4.1     Form of Indenture***
4.2     Form of Short-Form Trust Agreement*
4.3     Form of Amended and Restated Trust Agreement***
4.4     Form of Eligible Lender Trust Agreement (Depositor)*
4.5     Form of Eligible Lender Trust Agreement (Issuer)*
5.1     Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality***
8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to tax matters***
23.1    Consent of Cadwalader, Wickersham & Taft LLP (included as part of
          Exhibit 5.1) ***
23.2    Consent of Cadwalader, Wickersham & Taft LLP (included as part of
          Exhibit 8.1) ***
24.1 Power of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors and officers of the Registrant***
25.1 Statement of Eligibility of U.S. Bank National Association, as Trustee on Form T-1***
99.1    Form of Master Terms Purchase Agreement*
99.2    Form of Master Terms Sale Agreement*
99.3    Form of Servicing Agreement***
99.4    Form of Subservicing Agreement***
99.5    Form of Administration Agreement***
99.6    Form of Remarketing Agreement***

*Incorporated by reference to the Registration Statement on Form S-3 filed by the Registrant on August 10, 2004 (SEC File No. 333-118089).

**Incorporated by reference to the Registration Statement on Form S-3 filed by the Registrant on December 26, 2001 (SEC File No. 333-75952).

***Previously filed.

ITEM 17.  UNDERTAKINGS.

      (a) As to Rule 415:

      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

     Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act of 1933 as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act of 1933 for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date hall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

            (iv) Any other communication that is an offer in the offering made by the undersigned to the purchaser.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

      (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act.

      (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (g) The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 8, 2006.

                                       SLC STUDENT LOAN RECEIVABLES I, INC.,
                                          as Registrant

                                       By:  /s/ Daniel McHugh
                                          --------------------------------------
                                          Daniel McHugh
                                          Chief Financial Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                         TITLE                                         DATE
            ---------                         -----                                         ----
               *                           Chief Executive Officer and Director          June 8, 2006
--------------------------------------     (Principal Executive Officer)
Name:  Michael J. Reardon


/s/ Daniel McHugh                          Chief Financial Officer and Director          June 8, 2006
--------------------------------------     (Principal Financial and
Name:  Daniel McHugh                       Accounting Officer)


                *                          Director                                      June 8, 2006
--------------------------------------
Name:  Catherine A. Birch


*By:  /s/ Daniel McHugh
--------------------------------------
Name:  Daniel McHugh, Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
  No.   Description
1.1     Form of Underwriting Agreement***
3.1     Articles of Incorporation of SLC Student Loan Receivables I, Inc.**
3.2     By-Laws of SLC Student Loan Receivables I, Inc. **
4.1     Form of Indenture***
4.2     Form of Short-Form Trust Agreement*
4.3     Form of Amended and Restated Trust Agreement***
4.4     Form of Eligible Lender Trust Agreement (Depositor)*
4.5     Form of Eligible Lender Trust Agreement (Issuer)*
5.1     Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality***
8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to tax matters***
23.1    Consent of Cadwalader, Wickersham & Taft LLP (included as part of
          Exhibit 5.1)***
23.2    Consent of Cadwalader, Wickersham & Taft LLP (included as part of
          Exhibit 8.1)***
24.1 Power of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors and officers of the Registrant***
25.1 Statement of Eligibility of U.S. Bank National Association, as Trustee on Form T-1***
99.1 Form of Master Terms Purchase Agreement* 99.2 Form of Master Terms Sale Agreement* 99.3 Form of Servicing Agreement*** 99.4 Form of Subservicing Agreement*** 99.5 Form of Administration Agreement*** 99.6 Form of Remarketing Agreement***

*Incorporated by reference to the Registration Statement on Form S-3 filed by the Registrant on August 10, 2004 (SEC File No. 333-118089).

**Incorporated by reference to the Registration Statement on Form S-3 filed by the Registrant on December 26, 2001 (SEC File No. 333-75952).

***Previously filed.